  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997

                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         GLOBAL TELESYSTEMS GROUP, INC.
               (Exact name of registrant as specified in charter)

            DELAWARE                           4813                          94-3068423
  (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
      of incorporation or          Classification Code Number)         Identification Number)
          organization)

                             ---------------------
                              1751 PINNACLE DRIVE
                           NORTH TOWER -- 12TH FLOOR
                                MCLEAN, VA 22102
                                 (703) 918-4500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                               WILLIAM H. SEIPPEL
                              1751 PINNACLE DRIVE
                           NORTH TOWER -- 12TH FLOOR
                                MCLEAN, VA 22102
                                 (703) 918-4558
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

            DAVID J. BEVERIDGE, ESQ.                           JAMES J. CLARK, ESQ.
              SHEARMAN & STERLING                            CAHILL GORDON & REINDEL
              599 LEXINGTON AVENUE                                80 PINE STREET
            NEW YORK, NEW YORK 10022                         NEW YORK, NEW YORK 10005

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
---------------------.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                               PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                          AGGREGATE                AMOUNT OF
               SECURITIES TO BE REGISTERED                      OFFERING PRICE        REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value............................       $230,000,000               $69,697
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an underwritten public offering in the United States and
Canada of           shares (the "U.S. Prospectus"), and one to be used in a
concurrent underwritten public offering outside the United States and Canada of shares (the "International Prospectus"). The two prospectuses are identical except for the front and back cover pages and the section entitled "Underwriting." The form of U.S. Prospectus is included herein and is followed by the alternate pages to be used in the International Prospectus. Each of the alternate pages for the International Prospectus included herein is labeled "International Prospectus -- Alternate Page." Final forms of each Prospectus will be filed with the Securities and Exchange Commission under Rule 424(b) under the Securities Act of 1933.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED             , 1997
PROSPECTUS
                                             SHARES
                         GLOBAL TELESYSTEMS GROUP, INC.
                                  COMMON STOCK
[GLOBAL TELESYSTEMS GROUP, INC. LOGO]
                             ---------------------

     All of the shares of Common Stock, par value $.0001 per share (the "Common Stock"), offered hereby are being offered by Global TeleSystems Group, Inc. (the
"Company"). Of the           shares of Common Stock offered hereby,
shares are being offered in the United States and Canada (the "U.S. Offering")
and        shares are being offered outside the United States and Canada (the
"International Offering" and, together with the U.S. Offering, the "Offerings"). The initial offering price per share and the underwriting discount per share will be identical for both Offerings. See "Underwriting."

     Prior to the Offerings, there has been no public market for the Common Stock. Application will be made for quotation of the Common Stock on the Nasdaq National Market under the symbol "GTSG" and for listing on the Stock Exchange.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=============================================================================================================
                                           PRICE TO               UNDERWRITING             PROCEEDS TO
                                            PUBLIC                DISCOUNT(1)               COMPANY(2)
-------------------------------------------------------------------------------------------------------------
Per Share.........................            $                        $                        $
-------------------------------------------------------------------------------------------------------------
Total(3)..........................            $                        $                        $
=============================================================================================================

(1) The Company has agreed to indemnify the several Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated to be
    $          .

(3) The Company has granted to the U.S. Underwriters and the International Managers options, exercisable within 30 days of the date hereof, to purchase
    up to an additional        and        additional shares of Common Stock,
    respectively, solely to cover over-allotments, if any. See "Underwriting." If such options are exercised in full, the total Price to Public,
    Underwriting Discount and Proceeds to the Company will be $          ,
    $          and $          , respectively.
                             ---------------------

            MERRILL LYNCH & CO. IS THE BOOKRUNNER OF THE OFFERINGS.
                             ---------------------

            GLOBAL COORDINATOR                       CO-GLOBAL COORDINATOR
           MERRILL LYNCH & CO.                           UBS SECURITIES

                             ---------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or
about             , 1997.
                             ---------------------

MERRILL LYNCH & CO.  DONALDSON, LUFKIN & JENRETTE
                                                   SECURITIES CORPORATION

UBS SECURITIES
                                LEHMAN BROTHERS
                                                                     FURMAN SELZ
                             ---------------------

               The date of this Prospectus is             , 1997.

                              [INSIDE FRONT COVER]

                                 [PHOTOGRAPHS]

CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                             AVAILABLE INFORMATION

     The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-1 (as amended, the "Registration Statement") of which this Prospectus is a part under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit. The Registration Statement (including the exhibits and schedules thereto) may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite
1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     Upon completion of the Offerings, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this Prospectus, and particularly in the risk factors set forth herein under "Risk Factors." Among the key factors that have a direct bearing on the Company's results of operations are the potential risk of delay in implementing the Company's business plan; the political, economic and legal aspects of the markets in which the Company operates; competition and the Company's need for additional substantial financing. These and other factors are discussed herein under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus.

     The risk factors described herein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company, and investors, therefore, should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                             ---------------------

     Russia On Line(TM) is a trademark of the Company.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus (this "Prospectus"). Unless otherwise indicated, (i) the term "GTS" or the "Company" refers to Global TeleSystems Group, Inc. (and, when appropriate, to its predecessor) and its subsidiaries and (ii) references to the number of shares of common stock outstanding after the Offerings assume the Underwriters' over-allotment option has not been exercised. See "Exhibit A -- Glossary of Telecommunications Industry Terms" for definitions of acronyms and technical telecommunications terms used in this Prospectus.

                                  THE COMPANY

     GTS is a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers in Russia and the Commonwealth of Independent States ("CIS"), Central Europe and Asia. Through its subsidiary Hermes Europe Railtel B.V. ("Hermes Railtel"), GTS is developing, and operating the initial segment of, a pan-European high capacity fiber optic network that is designed to interconnect a majority of the largest Western and Central European cities and to transport international voice, data and multimedia/image traffic for other carriers throughout Western and Central Europe. GTS's strategy to develop its businesses generally has been to establish joint ventures with a strong local partner or partners while maintaining a significant degree of operational control. The Company's business activities consist of the ownership and operation of (i) international long distance businesses, which operate through international gateways that provide international switching services and transmission capacity, (ii) local access networks, which provide local telephone service, (iii) cellular networks, which provide wireless telecommunications services, (iv) a domestic long distance business, (v) data networks and (vi) carriers' carrier networks, which provide high volume transmission capacity to other carriers. For the year ended December 31, 1996, and the six months ended June 30, 1997, ventures operated by GTS generated approximately $152.2 million and $109.2 million, respectively, in combined revenue and as of June 30, 1997 were serving over 32,800 customers.

     In Russia and the CIS, GTS's objective is to become the premier alternative telecommunications operator. To attain its objective, the Company has partnered with regional telephone companies and with Rostelecom, the national long distance carrier in Russia. The Company currently operates in 23 oblasts (regions) and the city of Moscow in Russia, as well as in 11 additional cities in the CIS, and believes it is well-positioned to become the leading independent telecommunications service provider in Russia. GTS operates five lines of business in Russia and the CIS which in the aggregate accounted for approximately 85.6% and 88.4% of the Company's combined revenue for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. These businesses include: (i) EDN Sovintel ("Sovintel"), which provides Moscow, and recently St. Petersburg, with international long distance and local telephone services and access to the major domestic long distance carriers; (ii) TeleCommunications of Moscow ("TCM"), which provides local access services in Moscow; (iii) TeleRoss (as defined herein), which provides domestic long distance services in fourteen cities in Russia, including Moscow, as well as VSAT service to customers outside its primary long distance satellite network;
(iv) Sovam Teleport ("Sovam"), which provides data services, including high-speed data transmission, electronic mail, Internet access services, as well as Russia On Line, the first Russian language internet service; and (v) the Company's cellular operations ("GTS Cellular"), which operate cellular networks in twelve regions in Russia and also in Kiev, Ukraine, with licenses covering regions with an aggregate population of approximately 25 million people at the end of 1996. Whenever practical, GTS's businesses integrate and co-market their service offerings in Russia and the CIS, utilizing TeleRoss as the domestic long distance provider, Sovintel as the international gateway, TCM and GTS Cellular for local access, and Sovam as the data communications and Internet access network for business applications and on-line services. Together, GTS's Russian and CIS ventures carried 202.5 million and 179.3 million minutes of traffic for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, and had approximately 27,600 customers, including approximately 13,500 cellular subscribers, as of June 30, 1997. See "Business -- Russia and the CIS."

     In Western Europe, GTS seeks to position itself as the leading independent carriers' carrier through the development of two ventures, Hermes Railtel and GTS-Monaco Access S.A.M. ("GTS-Monaco Access"). Hermes Railtel is developing an approximately 17,000 kilometer pan-European high capacity fiber optic network designed to interconnect a majority of the largest Western and Central European cities. Hermes Railtel is currently operating over an approximately 240-kilometer portion of the network linking Brussels and Amsterdam. Hermes Railtel expects to roll out full telecommunications transport service over approximately 2,600 kilometers of fiber optic cable linking the cities of London, Rotterdam, Amsterdam, Antwerp, Brussels, Paris, Dusseldorf, and Frankfurt (the "initial five country network") in the second quarter of 1998 and the 17,000 kilometer network to be operational during the year 2000. Hermes Railtel objective is to become the leading pan-European carriers' carrier by providing centrally managed cross-border telecommunications transmission capacity to telecommunications companies including traditional Public Telecommunications Operators ("PTOs") and new entrants, such as alternative carriers, global consortia of telecommunications operators, international carriers, Internet backbone networks, resellers, value added networks and other service providers ("New Entrants"). GTS-Monaco Access operates an international gateway in Monaco in partnership with, and utilizing the existing gateway infrastructure of, the Principality of Monaco and provides advanced transit and routing of international calls to other telecommunications operators. Through its Hermes Railtel and GTS-Monaco Access ventures, GTS is building a new network for transporting voice, data and multimedia/image traffic for other carriers throughout Western Europe and for worldwide international voice, data and multimedia/image traffic that either originates or terminates in, or transits through, Western Europe. See "Business -- Western Europe."

     In Central Europe, GTS's objective is to become one of the leading alternative telecommunications providers in the region. GTS currently provides private data communications services to governmental and commercial customers in Hungary and the Czech Republic. In the Czech Republic, the Company also provides outgoing international voice services. Through its subsidiary GTS-Hungary Ltd. ("GTS-Hungary"), GTS operates a VSAT network in Hungary, which GTS believes is the largest VSAT network in Central Europe as measured by number of VSAT sites. In addition, through its subsidiary, Magyarorszag Szemlyhivo Koncesszios Reszvenytarsasig ("Eurohivo") GTS operates a national paging network in Hungary and, through its subsidiary GTS CzechNet spol. s r.o. ("CzechNet"), operates an international gateway and a data services network in Prague and the Czech Republic. During 1996, GTS's ventures in the Czech Republic carried approximately 1.6 million minutes of international long distance voice and data traffic. GTS's strategy is to expand its service offerings as the regulatory environment permits, leveraging its existing VSAT and international gateway infrastructure where possible and providing a broad range of services to its target markets. For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company's Central Europe ventures generated approximately $9.7 million and $6.7 million, respectively, in combined revenue and as of June 30, 1997 were serving over 5,200 customers. See "Business -- Central Europe."

     In Asia, GTS's objective is to become an established and diversified telecommunications provider in China and India. In China, GTS participates in ventures which provide technical, operational, financial, engineering and other services to two VSAT networks and a planned cellular network. In India, the Company's venture carries international traffic for certain multinational corporations. Although GTS does not currently own or operate significant telecommunications assets in Asia, GTS seeks to leverage its position in these countries to capitalize on opportunities that arise as the Chinese and Indian telecommunications markets develop. To date, the Company's Asian operations have not had a significant impact on the Company's combined results of operations, representing $8.6 million and $1.0 million, or 5.7% and 0.9% of the Company's combined revenue for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively. See "Business -- Asia."

     The following table sets forth certain information for the principal ventures through which the Company conducts its business:

                                     COUNTRY/REGION       GTS                                  PRINCIPAL
           COMPANY NAME              OF OPERATIONS     OWNERSHIP           PARTNERS             BUSINESS
           ------------              --------------   ------------    -------------------  ------------------
CIS
  Sovintel.........................  Russia                 50%       Rostelecom           International Long
                                                                                             Distance; Local
                                                                                             Access
  TCM..............................  Russia                 50%(1)    MTU Inform and       Local Access Lines
                                                                        others
  TeleRoss.........................  Russia                 50%(2)    Various local PTOs   Domestic Long
                                                                                             Distance
  Sovam............................  Russia                 67%       Institute for        Data and Internet
                                                                        Automated Systems
  GTS Cellular.....................  CIS                 25-70%(3)    Primarily various    Basic Cellular
                                                                        local PTOs
WESTERN EUROPE
  Hermes Railtel...................  Western Europe         79%(4)    Various              Carriers' Carrier
  GTS -- Monaco Access.............  Monaco                 50%       Principality of      Carriers' Carrier;
                                                                        Monaco               International
                                                                                             Gateway
CENTRAL EUROPE
  GTS-Hungary......................  Hungary                99%       --                   VSAT Network
  EuroHivo.........................  Hungary                70%       Microsystems         Paging Services
                                                                        Telecom Rt.;
                                                                      Gerard Aircraft
                                                                        Sales and Leasing
                                                                        Company
  CzechNet.........................  Czech Republic        100%       --                   International Long
                                                                                             Distance
ASIA
  V-Tech...........................  China                  75%       Shanghai Science     VSAT Network
                                                                        and Technology
                                                                        Investment
                                                                        Corporation
  Beijing Tianmu...................  China                  47%       China International  VSAT Network
                                                                        Travel Service
                                                                      Telecom Co.,
                                                                        Ltd.(5)
  Shanghai Global Intelligent        China                  80%       Shanghai             Basic Cellular
    TeleSystems....................                                   Intelligent
                                                                        Engineering(6)
  CDI..............................  India                 100%       --                   Voice, Data and
                                                                                             Internet

---------------

(1) GTS's interest in TCM is represented by its approximately 52% interest in a holding company, which owns 95% of TCM, giving GTS a beneficial ownership interest of 50%.

(2) TeleRoss consists of (i) two wholly-owned holding companies and a 99% owned subsidiary that operates a domestic long distance network (collectively, "TeleRoss Operating Company") and (ii) thirteen joint ventures that are 50% beneficially-owned by GTS (the "TeleRoss Ventures"). See "Business -- Russia and the CIS -- TeleRoss."

(3) GTS conducts its cellular operations through (i) Vostok Mobile B.V. ("Vostok Mobile"), a GTS venture which owns between 50% and 70% of a series of 11 cellular joint ventures in various regions in Russia, (ii) PrimTelefone, a 50% owned venture in Vladivostok, Russia and (iii) Bancomsvyaz, an approximately 25% beneficially-owned venture in Kiev, Ukraine. GTS currently holds a 62% beneficial interest in Vostok Mobile. The Company expects to purchase, pending execution of definitive documentation, the minority interest in Vostok Mobile. After the purchase, Vostok Mobile will be a wholly owned venture of GTS. In addition, GTS intends to enter into the cellular markets of additional Russian regions through its Vostok Mobile venture. See "Business -- Russia and the CIS -- GTS Cellular."

(4) GTS currently owns approximately 79% of Hermes Railtel after giving full effect to a recapitalization of Hermes Railtel, which is substantially complete. The Company's interest is also expected to decrease due to the issuance of shares to certain Hermes Railtel executives under the proposed Hermes Railtel stock option plan. See "Business -- Western Europe -- Hermes Railtel -- Hermes Railtel Recapitalization and "Executive Compensation and Other Information -- Hermes Railtel 1994 Stock Option Plan."

(5) GTS owns 75% of GTS China Investments LLC ("GCI"), which owns 90% of American China Investment Corporation ("ACIC"). ACIC owns 70% of Beijing Tianmu China joint venture company.

(6) Shanghai Intelligent Engineering is an operating unit of the Shanghai municipal government.

                               BUSINESS STRATEGY

     GTS seeks to develop businesses to meet the rapidly expanding market demand for telecommunications services. GTS's goal in emerging markets is to establish itself as the leading alternative to the incumbent telecommunications service providers and as a premier provider of value-added services. In addition, the Company seeks to position itself as the leading independent carriers' carrier within Western Europe through the development of a pan-European fiber optic network in partnership with Western European railways and other infrastructure providers, and an international gateway in partnership with, and utilizing the gateway infrastructure of, the Principality of Monaco.

     GTS believes that it will be able to successfully operate its businesses and develop business opportunities by pursuing the following strategies:

     - Identify and Seize Early Market Opportunities. GTS's primary strategy is to identify less developed markets in which the incumbent operator offers inadequate service and where liberalization of telecommunications regulations may be pending. The Company believes that entering these less developed markets quickly is a key competitive advantage in the global telecommunications market. GTS leverages its management's knowledge of the markets in which the Company operates to assess and react quickly when attractive business opportunities arise.

     - Establish Joint Ventures with Experienced Local Partners. GTS seeks to establish and maintain strategic partnerships and relationships with key telecommunications operators and service providers in the countries in which it operates. The Company believes that these relationships increase its ability to anticipate and respond to changes in the regulatory and legal environment and assist with license renewal and expansion of its operating companies.

     - Retain Significant Operational Control. In general, GTS actively participates in the management of its ventures by (i) providing most of the funding for the ventures' operations, (ii) selecting key members of the local management team, (iii) developing business plans and marketing strategies together with local management, (iv) monitoring operating functions, (v) maintaining close working relationships with local partners and (vi) integrating its networks and businesses in a manner which is consistent with the Company's overall strategic objectives.

     - Build Infrastructure to Provide High Quality Services. GTS continues to develop and expand its network infrastructure. The Company believes that its networks offer service, quality and cost advantages over incumbent providers as a result of the Company's customer support, network monitoring, management systems and its ability to integrate and co-market its service offerings.

     - Leverage Management Depth and Experience. GTS's management has significant experience in the development and operation of telecommunications businesses outside the United States. The Company believes that this experience, together with the Company's extensive operations, has provided its management with the ability to identify, evaluate and pursue international telecommunications business opportunities. Additionally, GTS has assembled a management team comprised of executives with extensive experience managing telecommunications companies in the respective local markets. GTS believes that its management team possesses a broad knowledge of relevant political and regulatory structures, as well as the cultural awareness and fluency with international and local business practices necessary to implement the Company's objectives.

     - Ability to Access Capital. In general, the Company's financing strategy is to establish parent level funding to meet general corporate needs and the costs of start-ups and acquisitions and, when it is possible and cost-effective, to finance ongoing operations at the venture level. Since 1993, the Company has raised approximately $269 million in equity and approximately $215 million of debt (of which approximately $74 million was raised through shareholders). In addition, Hermes completed a $265 million private placement of senior notes (of which $56.5 million was placed into escrow for the first two years' interest payments) in 1997. The Company's principal investors include affiliates of George Soros and Alan B. Slifka.

     In addition to its overall business strategy, GTS has developed specific market strategies to achieve its goals in emerging markets and Western Europe.

     Emerging Markets. The Company pursues its goals in emerging markets through a three-stage approach of market entry, market expansion and market integration.

     - Market Entry. GTS identifies a market as a suitable target for entry based upon: (i) superior growth prospects for such market, demonstrated by growing demand for high quality telecommunications services; (ii) the provision of inadequate services by incumbent providers, typically resulting from the incumbents' unwillingness to offer high quality services with reliable customer support at attractive prices; and (iii) attractive regulatory environments in which emerging alternative telecommunications providers such as GTS have, or expect to have over a clearly defined time horizon, the ability to compete on a substantially equal basis with the incumbent providers in terms of certain services and the cost of providing those services. Once GTS has identified a market as suitable for entry, the Company seeks to establish its presence in that market by establishing a venture with a strong local partner or partners. In general, GTS maintains a significant degree of operational control in such ventures. Through such ventures, the Company benefits from its partners' ability to provide infrastructure, regulatory expertise and personnel that will provide GTS with a competitive advantage in entering that market. When entering a new market, GTS's strategy is to provide its customers with higher quality service as compared to the services offered by incumbent providers.

     - Market Expansion. Having entered a market successfully and established a limited service offering to its targeted customer base, GTS then seeks to expand the range of services it offers to existing and potential customers and to further develop its relationships with local partners. By broadening its service offerings, GTS anticipates achieving increased economies of scale through the common use of administrative and operating functions already in place, increasing the Company's share of its customers' telecommunications spending and expanding GTS's base of potential customers through the provision of a bundled service offering. The Company also seeks to expand its targeted geographic market by forming new partnerships, installing infrastructure and offering services in additional geographic regions, allowing the Company to further enhance its operating leverage and ability to service its customers' telecommunications needs.

     - Market Integration. GTS ultimately intends to integrate and co-market its service offerings in each of the markets in which it operates. The Company believes such integration enables it to enhance its operating efficiency by leveraging its distribution channels, infrastructure and networks, and management information systems. As customers develop a need for a broader variety of telecommunications services, the Company believes GTS's integrated operations will represent an attractive service alternative for customers seeking a single provider with the ability to meet all their telecommunications needs.

     Western Europe. The Company seeks to position itself as the leading independent carriers' carrier within Western Europe through the development of Hermes Railtel's pan-European fiber optic network and the operation of GTS-Monaco Access's international gateway in partnership with, and utilizing the gateway infrastructure of, the Principality of Monaco. The overall strategy of GTS in Western Europe is to complement and enhance the services provided by PTOs and New Entrants in a way that helps them to more successfully meet the needs of their end-user customers. Hermes Railtel seeks to enter the market ahead of competition and encourage a wide variety of carriers to use its network with service offerings that meet their needs. To establish itself as the leading carriers' carrier for international telecommunications within Europe, Hermes Railtel intends to provide its customers with significantly higher quality transmission and advanced network capabilities at a competitive price by utilizing advanced, uniform technology across the region and providing redundant routing for higher levels of reliability.

                                 FINANCING PLAN

     In general, the Company's strategy is to finance general corporate cash needs, the development of start-up ventures and acquisitions through the parent company and, when possible and cost effective, to finance ongoing operations at the venture level. Since 1993, the Company has raised approximately $269 million in equity and approximately $215 million of debt (of which approximately $74 million was raised through shareholders). In addition, Hermes Railtel completed a $265 million private placement of senior notes (of which $56.5 million was placed into escrow for the first two years' interest payments) in 1997.

     The Company believes that the net proceeds from the Offerings, together with existing cash and cash flow from operations, will be sufficient to fund its expected capital needs until at least June 1999. GTS expects that it may require additional capital to execute its current business plan and to fund expected operating losses, as well as to consummate future acquisitions and exploit opportunities to expand and develop its businesses. Management expects that GTS and its ventures will incur over $475 million of capital expenditures during the next three years, of which approximately $200 million will be incurred in 1997. Of these amounts, approximately $335 million will be used to fund construction of the Hermes Railtel network, with approximately $100 million required for the roll out of the initial five country network that is expected to be completed in the second quarter of 1998. The Company also will need to fund operating losses of its ventures for at least the next 12 months. In addition, as part of its business strategy, the Company regularly evaluates potential acquisitions and joint ventures. The Company has no definitive agreement with respect to any acquisition or joint venture, although from time to time it has discussions with other companies and assesses opportunities on an on-going basis. The Company may fund these acquisitions or joint ventures with a portion of the net proceeds from the Offerings. See "Risk Factors -- Additional Capital Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     After giving effect to the Offerings, certain affiliates of George Soros
and Alan B. Slifka and certain affiliates are expected to own      % and      %
of the Common Stock on a fully-diluted basis, respectively. See "Principal Stockholders."

                             *          *          *

     The Company was founded in 1983 as a not-for-profit company under the name San Francisco/Moscow Teleport, Inc. The Company was incorporated as a California for-profit corporation on September 25, 1986, and by way of a reincorporation merger, merged with and into SFMT, Inc., a Delaware corporation formed for that purpose on September 13, 1993. The Company was renamed Global TeleSystems Group, Inc., on February 22, 1995. The Company's principal business office is located at 1751 Pinnacle Drive, McLean, Virginia 22102, United States, and its telephone number is (703) 918-4500.

                                 THE OFFERINGS

Common Stock offered by the Company
  U.S. Offering......................................  shares
  International Offering.............................  shares
          Total......................................  shares
Common Stock to be outstanding after the
  Offerings(1).......................................  shares
Use of Proceeds......................................  The Company intends to use the net proceeds from the Offerings to provide working capital
                                                       for existing telecommunications ventures,
                                                       particularly in Russia and the CIS, to expand
                                                       the Company's operations, and for general
                                                       corporate purposes. The Company is also
                                                       considering using approximately $84 million of
                                                       the net proceeds to repay shareholder loans.
                                                       In addition, a portion of the net proceeds may
                                                       be used by the Company in connection with one
                                                       or more acquisitions. See "Use of Proceeds."
Listing..............................................  Application will be made for quotation of the
                                                       Common Stock on the Nasdaq National Market
                                                       under the symbol "GTSG" and to list the Common
                                                       Stock on the              Stock Exchange."

---------------

(1) Excludes (i) 5,185,184 shares of Common Stock reserved for issuance upon exercise of outstanding warrants at an exercise price of $14.00 per share,
    (ii) 475,540 shares of Common Stock reserved for issuance upon exercise of a put right associated with a 1996 financing agreement, as amended, (iii) 3,766,663 shares of Common Stock reserved for issuance upon exercise of outstanding stock options at exercise prices ranging from $0.80 per share to
    $20.00 per share, (iv)        shares issuable upon conversion of the
    Company's Senior Subordinated Convertible Bonds due 2000 (the "Convertible
    Bonds") (assuming a public offering price in the Offerings of $       per
    share) and (v) 411,360 shares of Common Stock reserved for issuance pursuant to the TCM business partnership agreement as deferred consideration to TCM's partners, see "Certain Related Party Transactions."

                                  RISK FACTORS

     See "Risk Factors" beginning on page 10 for a discussion of certain factors that should be considered by prospective investors in evaluating an investment in the Common Stock.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following summary historical consolidated financial data as of December 31, 1996 and for the years ended December 31, 1994, 1995 and 1996 are derived from the Company's audited Consolidated Financial Statements. The following unaudited summary historical consolidated financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are derived from the Company's unaudited Consolidated Financial Statements. The summary historical consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited Consolidated Financial Statements and related notes thereto appearing elsewhere in this Prospectus.

     Under generally accepted accounting principles, a majority of the Company's ventures are accounted for by the equity method of accounting. Under this method, the operating results of the ventures are included in the Company's Statement of Operations as a single line item, "Equity in losses of ventures." Also, the assets, liabilities and equity of the ventures are included in the Company's balance sheet data as a single line item, "Investments in and advances to ventures." The Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk (which includes all of the Company's significant ventures except for Sovintel and, historically, Hermes Railtel ). See Note 2 to the Company's audited Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Financial information about the Company and its ventures shown using the combined method of accounting is included below under "Summary Historical Financial Data -- Combined Operations."

                                                                                 SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,               JUNE 30,
                                            ------------------------------    ----------------------
                                              1994       1995       1996        1996          1997
                                            --------   --------   --------    --------      --------
                                                                 (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues, net...........................  $  2,468   $  8,412   $ 24,117    $  8,715      $ 17,295
  Gross margin............................        23         16      5,176         875         4,332
  Selling, general and administrative
     expenses.............................    12,863     41,014     52,928      23,190        27,075
  Equity in losses of ventures............      (135)    (7,871)   (10,150)     (5,433)      (10,167)
  Other income (expense)..................       990     11,034     (8,729)     (3,789)       (5,960)
  Net loss................................   (11,985)   (40,400)   (67,991)    (32,199)      (39,687)
  Loss per share..........................

                                                              DECEMBER 31,   JUNE 30,
                                                                  1996         1997     AS ADJUSTED(1)
                                                              ------------   --------   --------------
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents.................................    $ 57,874     $ 14,587       $189,084
  Property and equipment, net...............................      35,463       35,415         35,415
  Investments in and advances to ventures...................     104,459      117,123        117,123
  Total assets..............................................     237,378      198,340        380,077
  Total debt................................................      85,547       84,090        228,885
  Minority interest and stock subject to repurchase.........       6,248        6,477          6,477
  Shareholders' equity......................................     113,668       76,278        113,220

---------------

(1) The June 30, 1997 balances are adjusted to reflect (i) the issuance in August and September 1997 of approximately $144.8 million of Convertible Bonds which are convertible into Common Stock and (ii) the sale in August and September 1997 of 1,668,457 shares of Common Stock for an aggregate $39.2 million (of which $8 million remains to be funded). In addition, Hermes Railtel issued $265 million of senior notes, of which approximately $56.5 million was placed into escrow for the first two years' interest payments on the notes. Hermes Railtel did not become a consolidated subsidiary of the Company until the third quarter of 1997 and was accounted for under the equity method as of June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Capitalization," and "Description of Certain Indebtedness."

       UNAUDITED SUMMARY HISTORICAL FINANCIAL DATA -- COMBINED OPERATIONS

     The following unaudited summary historical financial data -- combined operations as of December 31, 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997, are derived from the Company's financial records. It is intended to supplement the aforementioned summary historical consolidated financial data which were derived from the Company's audited Consolidated Financial Statements (see Note 13, "Segment Information and Certain Geographical Data," to the Company's audited Consolidated Financial Statements).

     The Company has a significant degree of operational and management control over many of its ventures. In this regard, the Company has presented combined financial information for such ventures. The following unaudited summary historical financial data -- combined operations includes selected statement of operations and balance sheet data of the Company and its subsidiaries and ventures on a combined basis. Under this method, the total revenues and expenses of the Company and its subsidiaries and ventures are combined, as are the assets, liabilities and equity. This method of presentation is intended to supplement the above summary historical consolidated financial data by combining financial data for all entities under the common ownership or control of the Company. More detailed financial information about the Company and its ventures is included under "Selected Historical Financial Data -- Combined Operations" and "Selected Historical Financial Data -- Combining Operations: Detail Review."

                                                                                 SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,               JUNE 30,
                                            ------------------------------    ----------------------
                                              1994       1995       1996        1996          1997
                                            --------   --------   --------    --------      --------
                                                                 (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues, net...........................  $ 26,454   $ 60,193   $152,205    $ 59,901      $109,178
  Operating loss..........................   (11,209)   (43,877)   (43,642)    (21,423)      (14,130)
  Interest income (expense)...............       423        243     (9,710)     (5,335)       (7,065)
  Net loss before minority interest.......   (10,825)   (39,856)   (65,737)    (31,324)      (31,983)
  Minority interest.......................    (1,160)     3,191      2,968       1,120            75
  100% loss recognition...................        --     (3,735)    (5,222)     (2,095)       (7,779)
  Net loss after minority interest........   (11,985)   (40,400)   (67,991)    (32,199)      (39,687)

                                                              DECEMBER 31,   JUNE 30,
                                                                  1996         1997     AS ADJUSTED(1)
                                                              ------------   --------   --------------
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents.................................    $ 72,870     $ 31,262       $400,759
  Current assets............................................     156,709      114,890        512,637
  Property and equipment, net...............................     125,672      143,028        143,028
  Total assets..............................................     329,389      314,071        760,808
  Total debt................................................      93,403       90,193        499,988
  Total liabilities.........................................     168,369      177,801        587,596
  Net assets:
     Minority interest, stock subject to repurchase and
       shareholder notes....................................      48,609       38,614         38,614
     Shareholders' equity...................................     112,411       97,656        134,598

---------------

(1) Adjusted to reflect (i) the issuance in August and September 1997 of approximately $144.8 million of Convertible Bonds which are convertible into Common Stock, (ii) the sale in August and September 1997 of 1,668,457 shares of Common Stock for an aggregate $39.2 million (of which $8 million remains to be funded) and (iii) the issuance in August 1997 by Hermes Railtel of $265 million of senior notes, of which approximately $56.5 million was placed into escrow for the first two years' interest payments on the notes.

                                  RISK FACTORS

ADDITIONAL CAPITAL REQUIREMENTS

     GTS expects that it may require additional capital to execute its current business plan and to fund expected operating losses, as well as to consummate future acquisitions and exploit opportunities to expand and develop its businesses. Management expects that GTS and its ventures will incur over $475 million of capital expenditures during the next three years, of which approximately $200 million will be incurred in 1997. Of these amounts, approximately $335 million will be used to fund construction of the Hermes Railtel network, with approximately $100 million required for the roll out of the initial five country network that is expected to be completed in the second quarter of 1998. The Company also will need to fund operating losses of its ventures for at least the next 12 months. In addition, as part of its business strategy, the Company regularly evaluates potential acquisitions and joint ventures. The Company has no definitive agreement with respect to any material acquisition or joint venture, although from time to time it has discussions with other companies and assesses opportunities on an on-going basis. The Company may fund such acquisitions or joint ventures with a portion of the net proceeds from the Offerings.

     The Company believes that the net proceeds from the Offerings, together with existing cash and cash flow from operations, will be sufficient to fund its expected capital needs until at least June 1999. The actual amount and timing of the Company's future capital requirements, however, may differ materially from management's estimates. In particular, the accuracy of management's estimates are subject to changes and fluctuations in the Company's revenues, operating costs and development expenses, which can be affected by the Company's ability to (i) effectively and efficiently manage the expansion of the Hermes Railtel network and operations, (ii) obtain infrastructure contracts, rights-of-way, licenses and other regulatory approvals necessary to complete and operate the Hermes Railtel network, (iii) negotiate favorable contracts with suppliers, including large volume discounts on purchases of capital equipment and (iv) access markets, attract sufficient numbers of customers and provide and develop services for which customers will subscribe. The Company's revenues and costs are also dependent upon factors that are not within the Company's control such as regulatory changes, changes in technology, increased competition and various factors such as strikes, weather, and performance by third-parties in connection with the Company's operations. Due to the uncertainty of these factors, actual revenues and costs may vary from expected amounts, possibly to a material degree, and such variations are likely to affect the Company's future capital requirements. Historically, GTS has experienced liquidity problems resulting in part from the Company's need to meet the capital requirements of certain of its joint ventures in excess of forecast amounts. In addition, certain of the Company's joint ventures have not met management's financial performance expectations or have not been able to secure local country financing and thus have not been able to generate the expected cash inflows. In addition, if the Company expands its operations at an accelerated rate or consummates acquisitions, the Company's funding needs will increase, possible to a significant degree, and it will expend its capital resources sooner than currently expected. The Company may also be required to repay its Convertible Bonds upon maturity in the year 2000 to the extent such bonds are not converted into Common Stock. As a result of the foregoing, or if the Company's capital resources otherwise prove to be insufficient, the Company may need to raise additional capital. See "-- Government Regulation," "-- Competition,"
"-- Technology," "-- Hermes Railtel Network Roll-out," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Use of Proceeds."

     If the Company decides to raise additional funds through the incurrence of debt, it may become subject to additional or more restrictive financial covenants and its interest obligations will increase. If the Company decides to raise additional funds through the issuance of equity, the interests of holders of the Common Stock, will be diluted. There can be no assurance that additional financing will be available to GTS on favorable terms or at all, and failure to generate sufficient funds in the future, whether from operations or by raising additional debt or equity capital, may require the Company to delay or abandon some or all of its anticipated expenditures, to sell assets, or both, and could affect the Company's ability to compete, either of which could have a material adverse effect on the operations of the Company, and could affect the value of the Common

Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds."

HISTORY OF OPERATING LOSSES

     The Company has historically sustained substantial operating and net losses. The Company had net losses of $0.4 million in 1992, $2.4 million in 1993, $12.0 million in 1994, $40.4 million in 1995, $68.0 million in 1996 and
$39.7 million for the six months ended June 30, 1997. The Company's cumulative net losses totalled $165.6 million through June 30, 1997. Further development of the Company's business will require significant additional expenditures and the Company expects that it will have significant operating and net losses and will record significant net cash outflow, before financing, in coming years. There can be no assurance that the Company's operations will achieve or sustain profitability or positive cash flow in the future. If the Company cannot achieve and sustain operating profitability or positive cash flow from operations, it may not be able to meet its debt service obligations or working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HERMES RAILTEL NETWORK ROLL-OUT

     Hermes Railtel's ability to achieve its strategic objective will depend in large part on the successful, timely and cost-effective completion of the Hermes Railtel network. Although Hermes Railtel currently operates commercially over the Amsterdam-Brussels portion of the network, the development of the remainder of the network may be delayed or adversely affected by a variety of factors, uncertainties and contingencies. Many of these factors, such as strikes, natural disasters and other casualties, are beyond Hermes Railtel control. In addition, Hermes Railtel will need to negotiate and conclude additional agreements with various parties regarding, among other things, rights-of-way and development and maintenance of the network infrastructure and equipment. Historically, Hermes Railtel has experienced substantial delays in concluding these agreements and developing its network. There can be no assurance that Hermes Railtel will be successful in concluding necessary agreements, or that delays in concluding such agreements will not materially and adversely affect the speed or successful completion of the network. The successful and timely completion of the network will also depend on, among other things, (i) the availability to Hermes Railtel of substantial amounts of additional capital and financing, (ii) timely performance by various third parties of their contractual obligations to engineer, design and construct portions of the network and (iii) Hermes Railtel's ability to obtain and maintain applicable governmental approvals.

     Although Hermes Railtel believes that its cost estimates and the build-out schedule are reasonable, there can be no assurance that the actual construction costs or time required to complete the network build-out will not substantially exceed current estimates.

     Any significant delay or increase in the costs associated with development of the network could have a material adverse effect on Hermes Railtel and the Company.

     Development of the Hermes Railtel network is capital intensive. The buildout of the network is expected to require approximately $335 million of capital expenditures, with approximately $100 million required for the initial five country network. While Hermes Railtel raised approximately $265 million in a private placement of its senior notes in August 1997 (of which $56.5 million has been placed in escrow for the first two years' interest payments on the notes), additional financing must be obtained to construct the Hermes Railtel network and there can be no assurance that such additional financing will be completed. Failure to obtain necessary financing may require Hermes Railtel to delay or abandon its plans for deploying the remainder of the network and would adversely affect the viability of Hermes Railtel, or may require the Company to make additional capital contributions to Hermes Railtel at the expense of the Company's other operations, either of which could have a material adverse effect on the operations of the Company. Hermes Railtel's revenues and the cost of deploying its network and operating its business will depend upon a variety of factors including, among other things, Hermes Railtel ability to (i) effectively and efficiently manage the expansion of its network and operations, (ii) negotiate favorable contracts with suppliers, (iii) obtain additional licenses, regulatory approvals, rights-of-way and infrastructure contracts to complete and operate the network, (iv) access markets and attract sufficient numbers of customers and
(v) provide and develop services for which customers will subscribe. Hermes Railtel's revenues and costs are also dependent upon factors that are not within Hermes Railtel's control such as regulatory changes, changes in technology, increased competition and various factors such as strikes, weather, and performance by third-parties in connection with the development of the network. Due to the uncertainty of these factors, actual costs and revenues may vary from expected amounts, possibly to a material degree, and such variations would likely affect Hermes Railtel's future capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." Hermes Railtel must obtain additional infrastructure provider agreements for the long-term lease of dark fiber, rights-of-way and other permits to install fiber optic cable from railroads, utilities and governmental authorities to build out the network. There can be no assurance that Hermes Railtel will be able to maintain all of its existing agreements, rights and permits or to obtain and maintain the additional agreements, rights and permits needed to implement its business plan on acceptable terms. Loss of substantial agreements, rights and permits or the failure to enter into and maintain required arrangements for the Hermes Railtel network could have a material adverse effect to enter on Hermes Railtel's business. In addition, Hermes Railtel depends on third parties for leases of dark fiber for portions of its network. There can be no assurance that Hermes Railtel will be able to enter into and maintain required arrangements for leased portions of the Hermes Railtel network, which could have a material adverse effect on Hermes Railtel's business.

     In order to operate and, in the case of some countries, even to construct the network in accordance with current plans, Hermes Railtel must obtain the necessary regulatory approvals. To date, Hermes Railtel has obtained licenses, authorizations and/or registrations in the United Kingdom, the Netherlands, Belgium and Germany. Hermes Railtel has filed an application for authorization in France and is awaiting final approval thereof. Based on communications with French regulatory authorities, Hermes Railtel expects to receive the necessary regulatory approvals, although no assurance can be given that these approvals will be obtained in a timely manner, or at all. In addition, Hermes Railtel intends to file applications in other countries in anticipation of service launch in accordance with the Hermes Railtel network roll-out plan. The terms and conditions of these licenses, authorizations or registrations may limit or otherwise affect Hermes Railtel scope of operations. There can be no assurance that Hermes Railtel will be able to obtain, maintain or renew licenses, authorizations or registrations to provide the services it currently provides and plans to provide, that such licenses, authorizations or registrations will be issued or renewed on terms or with fees that are commercially viable, or that the licenses, authorizations or registrations required in the future can be obtained by HermesRailtel . The loss of, or failure to obtain, these licenses, authorizations or registrations or a substantial limitation upon the terms of these licenses, authorizations or registrations could have a material adverse effect on Hermes Railtel. See "Business -- Western Europe -- Hermes Railtel
 -- Licenses and Regulatory Issues."

RISKS RELATING TO REORGANIZATION OF RUSSIAN TELECOMMUNICATIONS INDUSTRY

     Svyazinvest was established by the Russian government in 1994 to hold the government's interest in 88 regional telecommunication companies. In April 1997, President Yeltsin approved the transfer of additional government-owned telecommunications assets, including the government's 51% stake in Rostelecom (the government controlled international and long distance operator), to Svyazinvest. On July 30, 1997, Mustcom Ltd., a Cyprus-based company that represents the interests of a consortium which includes ICFI Cyprus, Renaissance International Ltd., Deutsche Morgan Grenfell, Morgan Stanley, and an affiliate of George Soros, purchased a 25% stake in Svyazinvest for $1.87 billion. As of June 30, 1997, George Soros and affiliates beneficially owned 26.6% of the Company's Common Stock. The President has also authorized the sale of another 24% of Svyazinvest at a future date. The Russian government has announced that it will retain a controlling 51% interest in Svyazinvest. As a result of the government's actions, a single entity, Svyazinvest, now owns a majority interest in most of the Company's principal venture partners and other telecommunication service providers in Russia which together provide a range of international and domestic long distance and local telecommunications services throughout Russia. The consolidation of many of its partners under Svyazinvest and the possible sale of a significant interest in Svyazinvest to foreign and/or Russian investors will likely subject the Company to more coordinated competition from Svyazinvest, and may lead to adverse changes in the business relationships between the Company and such partners, which business relationships represent a material component of the Company's business strategy in Russia. There can be no assurance that the continuing privatization of Svyazinvest, or the evolution of government policy regarding Svyazinvest and Rostelecom, will not have a material adverse effect on the Company or its ventures. See "-- Competition," "-- Dependence on Certain Local Parties; Absence of Control" and "Business -- Russia and the CIS -- Overview" and "Principal Stockholders."

MANAGING RAPID GROWTH

     As a result of the Company's past and expected continued growth and expansion, significant demands have been placed on the Company's management, operational and financial resources and on its systems and controls. The Company continues to construct segments of the Hermes network, expand its operations within Russia and the CIS, and expand into additional geographic and service markets when business and regulatory conditions warrant. In order to manage its growth effectively, the Company must continue to implement and improve its operational and financial systems and controls, purchase and utilize additional telecommunications facilities, and expand, train and manage its employee base. Inaccuracies in the Company's forecasts of market demand could result in insufficient or excessive telecommunications facilities and disproportionate fixed expenses for certain of its operations. There can be no assurance that the Company will be able to construct and operate the entire Hermes network as currently planned, expand with the markets in which its ventures are currently operating or expand into additional markets at the rate presently planned by the Company, or that any existing regulatory barriers to such expansion will be reduced or eliminated. As the Company proceeds with its development and expansion, there will be additional demands on the Company's customer support, sales and marketing and administrative resources and network infrastructure. There can be no assurance that the operating and financial control systems and infrastructure of the Company and its ventures will be adequate to maintain and effectively manage future growth. The failure to continue to upgrade the administrative, operating and financial control systems or the emergence of unexpected expansion difficulties could materially and adversely affect the Company's business, results of operations and financial condition.

RISKS RELATING TO EMERGING MARKETS

     Substantially all of the Company's revenue is derived from operations in emerging markets, where the Company's businesses are subject to numerous risks and uncertainties, including political, economic and legal risks, such as unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, foreign exchange controls which restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, delays from customs brokers or government agencies, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world, and potentially adverse tax consequences resulting from operating in multiple jurisdictions with different tax laws, which could materially adversely impact the Company's business, results of operations and financial condition.

     The political systems of many of the emerging market countries in which the Company operates or plans to operate are slowly emerging from a legacy of totalitarian rule. Political conflict and, in some cases, civil unrest and ethnic strife may continue in some of these countries for a period of time. Many of the economies of these countries are weak, volatile and reliant on substantial foreign assistance. Expropriation of private businesses in such jurisdictions remains a possibility, whether by an outright taking or by confiscatory tax or other policies. There can be no assurance that GTS's operations will not be materially and adversely affected by such factors or by actions to expropriate or seize its operations. The success of free market reforms undertaken in certain of the emerging market countries in which the Company operates is also uncertain, and further economic instability may occur. These factors may reduce and delay business activity, economic development and foreign investment.

     Legal systems in emerging market countries frequently have little or no experience with commercial transactions between private parties. The extent to which contractual and other obligations will be honored and enforced in emerging market countries is largely unknown. Accordingly, there can be no assurance that difficulties in protecting and enforcing rights in emerging market countries will not have a material adverse effect upon GTS and its operations. Additionally, the Company's businesses operate in uncertain regulatory environments. The laws and regulations applicable to GTS's activities in emerging market countries are in general new and subject to change and, in some cases, incomplete. There can be no assurance that local laws and regulations will become stable in the future, or that changes thereto will not adversely affect the operations of GTS. Additionally, telecommunications regulations in the more developed Western European markets in which GTS participates are currently undergoing changes initiated by the Commission of the European Union. See "Business."

RISKS RELATING TO RUSSIA AND THE CIS

     Substantially all of the Company's revenue is derived from operations in Russia and the CIS. Foreign companies conducting operations in the former Soviet Union face significant political, economic, and legal risks.

     Political. The political systems of Russia and the other independent countries of the CIS, which are in a stage of relative infancy, are vulnerable to instability due to the populace's dissatisfaction with reform, social and ethnic unrest and changes in government policies. Such instability could lead to events that could have a material adverse effect on the Company's operations in these countries. In recent years, Russia has been undergoing a substantial political transformation. During this transformation, legislation has been enacted to protect private property against expropriation and nationalization. However, due to the lack of experience in enforcing these provisions in the short time they have been in effect and due to potential political changes in the future, there can be no assurance that such protections would be enforced in the event of an attempted expropriation or nationalization. Expropriation or nationalization of the Company, its assets or portions thereof, whether by an outright taking or by confiscatory tax or other policies potentially without adequate compensation, would have a material adverse effect on the Company.

     The various government institutions and the relations between them, as well as the government's policies and the political leaders who formulate and implement them, are subject to rapid and potentially violent change. For example, the Constitution of the Russian Federation gives the President of the Russian Federation substantial authority, and any major changes in, or rejection of, current policies favoring political and economic reform by the President may have a material adverse effect on the Company. Furthermore, the political and economic changes in Russia have resulted in significant dislocations of authority. The local press and international press have reported that significant organized criminal activity has arisen and high levels of corruption among government officials exist where the Company operates. While the Company does not believe it has been adversely affected by these factors to date, no assurance can be given that the depredations of organized or other crime will not in the future have a material adverse effect on the Company.

     Economic. Over the past five years the Russian government has enacted reforms to create the conditions for a more market-oriented economy. Despite some progress in implementing its reforms, including progress in reducing inflation and stabilizing the currency and industrial production, there remains generally rising unemployment and underemployment, high government debt relative to gross domestic product and high levels of corporate insolvency. No assurance can be given that reform policies will continue to be implemented and, if implemented, will be successful, that Russia will remain receptive to foreign trade and investment or that the economy will improve.

     In addition, Russia, the CIS and other emerging countries in which the Company operates currently receive substantial financial assistance from several foreign governments and international organizations. To the extent any of this financial assistance is reduced or eliminated, economic development in Russia, the CIS and such other countries may be adversely affected.

     Russian and CIS businesses have a limited operating history in market-oriented conditions. The relative infancy of the business culture is reflected in the Russian banking system's under-capitalization and liquidity crises. There have been concerns about rumors that many Russian banks continue to have cash shortages. The Russian Central Bank has reduced banks' reserve requirements in order to inject more liquidity into the Russian financial system, but has stressed that it will not bail out the weaker banks. Many of these banks are expected to disappear over the next several years as a result of bank failure and anticipated consolidation in the industry. A general Russian banking crisis could have a material adverse effect on the Company's operations and financial performance and on the viability of the Company's receivables.

     Regulation of Telecommunications Industry. The Russian telecommunications system is currently regulated largely through the issuance of licenses. There is currently no comprehensive legal framework with respect to the provision of telecommunications services in Russia, although a number of laws, decrees and regulations govern or affect the telecommunications sector. As a result, ministry officials have a fairly high degree of discretion to regulate the industry. Although telecommunication licenses may not be transferred under Russian law, the Russian Ministry of Communications (the "MOC") has adopted the position that licensees may enter into agreements with third parties in connection with the provision of services under the licensee's license; however, the MOC does not generally review agreements entered into by licensees. There can be no assurances that the current or future regulation of the Russian telecommunications systems will not have a material adverse effect on the Company.

     Current Russian legislation governing foreign investment activities does not prohibit or restrict foreign investment in the telecommunications industry. However, on February 28, 1997, the State Duma, the lower house of parliament, approved, on the first reading, draft foreign investment legislation which would restrict any significant future foreign investment in numerous sectors of the Russian economy, including telephone and radio communications. It is unlikely that such restrictive legislation will be enacted, unless the political climate changes dramatically. See "-- Political." More likely is the emergence of restrictions on foreign investment in strategic industries, which could result in foreign ownership limitations in industries such as telecommunications which are not uncommon in many countries. The draft legislation has been referred to the Russian government for comment. For such draft legislation to become Federal law, it must be passed by a majority vote of the State Duma at another two readings, then be approved by a majority of the Federation Council, the upper house of parliament, and signed by the President of the Russian Federation. Rejection of such legislation by the Federation Council can be overridden by a two-thirds majority of the State Duma. Rejection of such legislation by the President can be overridden by a two-thirds majority of each of the Federation Council and the State Duma. There can be no assurance that future regulation of foreign investment in the telecommunications industry will not have a material adverse effect on the Company.

     In addition, a lack of consensus exists over the manner and scope of government control over the telecommunications industry. Because the telecommunications industry is widely viewed as strategically important to Russia, there can be no assurance that recent government policies liberalizing control over the telecommunications industry will continue. Any change in or reversal of such governmental policies could have a material adverse effect on the Company. See "Business -- Russia and CIS -- Licenses and Regulatory Issues."

     Legal Risks. As part of the effort to transform their economies into more market-oriented economies, the Russian and other CIS governments have rapidly introduced laws, regulations and legal structures intended to give participants in the economy a greater degree of confidence in the legal validity and enforceability of their obligations. Risks associated with the legal systems of Russia and the other independent republics of the CIS include (i) the untested nature of the independence of the judiciary and its immunity from economic, political or nationalistic influence; (ii) the relative inexperience of judges and courts in commercial dispute resolutions and generally in interpreting legal norms; (iii) inconsistencies among laws, presidential decrees, government resolutions and ministerial orders; (iv) frequently conflicting local, regional and national laws, rules and regulations; (v) the lack of legislative, judicial or administrative guidance on interpreting the applicable rules; and (vi) a high degree of discretion on the part of government authorities and arbitrary decision making which increases, among other things, the risk of property expropriation. The result has been considerable legal confusion, particularly in areas such as company law, commercial and contract law, securities and antitrust law, foreign trade and investment law and tax law. Accordingly, there can be no assurance that the Company will be able to enforce its rights in any disputes with its joint venture partners or other parties in Russia or the CIS or that its ventures will be able to enforce their respective rights in any disputes with partners, customers, suppliers, regulatory agencies or other parties in Russia or that the Company can be certain that it will be found to be in compliance with all applicable laws, rules and regulations.

     Russia has adopted currency and capital transfer regulations designed to prevent the flight of capital from its borders. These regulations require certain licenses for the movement of capital, which includes the incurrence and repayment of indebtedness and the payment of capital contributions in foreign exchange to Russian entities. The Company is resolving licensing issues with respect to certain intercompany loans and capital contributions with the applicable government agencies and believes that any licensing irregularities that may arise will not have a material adverse effect on its financial condition or results of operations. There can be no assurance, however, that Russian government authorities will not take an unexpected adverse position which could materially adversely affect the Company's business.

     Taxes. Generally, taxes payable by Russian companies are substantial. In addition, taxes payable by Russian companies are numerous and include taxes on profits, revenue, assets and payroll as well as value-added tax ("VAT"). Moreover, statutory tax returns of Russian companies are not consolidated and therefore, each company must pay its own Russian taxes. Because there is no consolidation provision, dividends are subject to Russian taxes at each level. Currently, dividends are taxed at 15% and the payor is required to withhold the tax when paying the dividend, except with respect to dividends to foreign entities that qualify for an exemption under treaties on the avoidance of double taxation. To date, the system of tax collection has been relatively ineffective, resulting in the continual imposition of new taxes in an attempt to raise government revenues. This history, plus the existence of large government budget deficits, raises the risk of a sudden imposition of arbitrary or onerous taxes, which could adversely affect the Company.

     Because of uncertainties associated with the laws and regulations of the Russian tax system and the increasingly aggressive interpretation, enforcement and collection activities of the Russian tax authorities, the Company's Russian taxes may be in excess of the estimated amount expensed to date and accrued at December 31, 1995 and 1996. It is the opinion of management that the ultimate resolution of the Company's Russian tax liability, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Company. However, depending on the amount and timing of an unfavorable resolution of this contingency, it is possible that the Company's future results of operations or cash flows could be materially affected in a particular period.

     In various foreign jurisdictions, the Company is obligated to pay VAT on the purchase or importation of assets, and for certain other transactions. In many instances, VAT can be offset against VAT which the Company collects and otherwise would remit to the tax authorities, or may be refundable. Because the law in some jurisdictions is unclear, the local tax authorities could assert that the Company is obligated to pay additional amounts of VAT. In the opinion of management, any additional VAT which the Company may be obligated to pay would not be material.

ADEQUACY OF MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN EMERGING MARKETS

     Many of the emerging market countries in which the Company operates, particularly in Russia and the CIS where the Company has to date derived most of its revenues, are deficient in management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company historically has had difficulty in hiring and retaining a sufficient number of qualified employees to work in these markets. As a result of these factors, the Company has experienced difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

     The Company has a policy worldwide of complying with all applicable laws and seeks to ensure that all persons in its employ comprehend and comply with such laws. The application of the laws of any particular country, however, is not always clear, particularly in emerging market countries where commercial practices differ significantly from practices in the United States and other Western countries and the legal and regulatory frameworks are less developed. In addition, some practices, such as the payment of fees for the purpose of obtaining expedited customs clearance and other commercial benefits, that may be common methods of doing business in these markets might be unlawful under the laws of the United States. As a result of the difficulty the Company historically has experienced in emerging markets in instituting business practices that meet Western reporting and control standards, it historically has been unable to ascertain whether certain practices by its ventures, which were not in accordance with Company policy, were in compliance with applicable U.S. and foreign laws. If it were to be determined that the Company or any of its ventures were involved in unlawful practices and were the factual and legal issues relating thereto to be resolved adversely, the Company or its ventures could be exposed, among other things, to significant fines, risk of prosecution and loss of its licenses. See "-- Risks Relating to Emerging Markets" and "-- Government Regulation."

     In light of these circumstances, in the second half of 1996 the Company increased its efforts to improve its management and financial controls and business practices. The Company recruited a more experienced financial and legal team, including a new Chief Financial Officer of the Company, a senior finance officer overseeing all of the regions in which the Company operates, a senior finance officer for the CIS region, and a senior legal officer for the CIS region. The Company also established a Treasury group and adopted a more rigorous Foreign Corrupt Practices Act ("FCPA") compliance program. The Company has developed and implemented a training program for employees regarding U.S. legal and foreign local law compliance. The Company also appointed a Compliance Officer responsible for monitoring compliance with such laws and training Company personnel around the world. In connection with these developments, the Company expanded its corporate business practices policy to include, in addition to compliance with U.S. laws such as the FCPA, compliance with applicable local laws such as the conflict of interest rules under the 1996 Russian Joint Stock Company Law, currency regulations and applicable tax laws.

     In early 1997, the Company retained special outside counsel to conduct a thorough review of certain business practices of the Company in the emerging markets in which the Company operates in order to determine whether additional deficiencies existed that needed to be remedied. In the course of this review, the Company replaced certain senior employees in Russia and instituted additional and more stringent management and financial controls. As a result of the review, the Company has not identified any violations of law that management believes would have a material adverse effect on the Company's financial condition. There can be no assurances, however, that if the Company or any of its ventures were found by government authorities to have committed violations of law that, depending on the penalties assessed and the timing of any unfavorable resolution, the Company's future results of operations and cash flows would not be materially adversely affected in a particular period.

     Although the Company believes that this review was properly conducted and was sufficient in scope, there can be no assurance that all potential deficiencies have been identified or that the control procedures and compliance programs initiated by the Company will be effective. If the Company or any of its ventures are ever found to have committed violations of law, depending on the penalties assessed and the timing of any unfavorable resolution, the Company's future results of operations and cash flows could be materially adversely affected in a particular period. Management believes, however, that the actions taken during the past twelve months to strengthen the Company's management, financial controls and legal compliance, coupled with the implementation of the recent recommendations from the review and the oversight provided through the Audit Committee of the Board of Directors of the Company to ensure compliance, will be adequate to address the recurrence of any past possible deficiencies.

DEPENDENCE ON CERTAIN LOCAL PARTIES; ABSENCE OF CONTROL

     Many GTS operations including Sovintel, TeleRoss and GTS Cellular have been developed in cooperation or partnership with key local parties, such as regional PTOs. The Company is substantially dependent on its local partners to provide marketing expertise and knowledge of the local regulatory environment in order to facilitate the acquisition of necessary licenses and permits. Any failure by the Company to form or maintain alliances with local partners, or the preemption or disruption of such alliances by the Company's competitors or otherwise, could adversely affect the Company's ability to penetrate and compete successfully in the emerging markets it operates in or enters. In addition, in the uncertain legal environments in which GTS operates, certain GTS businesses may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate, their agreements or other understandings with GTS. See "Business."

     While the Company may have the right to nominate key employees, direct the operations and determine the strategies of such joint ventures, under the terms of their respective constituent documents, the Company's partners in some of the ventures have the ability to frustrate the exercise of such rights. Significant actions by most of GTS's ventures, such as approving budgets and business plans, declaring and paying dividends, and entering into significant corporate transactions effectively require the approval of GTS's local partners. Further, the Company would be unlikely as a practical matter to want to take significant initiatives without the approval of its joint venture partners. Accordingly, the absence of unilateral control by the Company over the operations of its joint ventures could have a material adverse effect on the Company.

     In addition, the Company and its venture partners frequently compete in the same markets. For example, Rostelecom, GTS's partner in Sovintel, is the dominant international and domestic long distance carrier in Russia. In addition, many of the regional telephone companies partnered with GTS in the TeleRoss Ventures offer cellular services in direct competition with certain of the operations of GTS Cellular. Such competition with its partners may lead to conflicts of interest for GTS and its partners in the operations of their ventures. There can be no assurance that any such conflicts will be resolved in favor of GTS. In addition, the combination under Svyazinvest of the Russian government's majority interest in Rostelecom and 85 of the regional telephone companies gives Svyazinvest a majority interest in entities that provide international and domestic long distance and local telecommunications services throughout Russia and may expose the Company to more coordinated competition from its partners in the Russian telecommunications market. See "-- Risks Relating to Reorganization of Russian Telecommunications Industry."

GOVERNMENT REGULATION

     As a multinational telecommunications company, GTS through its ventures is subject to varying degrees of regulation in each of the jurisdictions in which its ventures provide services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which the Company and its ventures operate. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on the Company, that regulators or third parties will not raise material issues with regard to the Company's or its ventures' compliance or noncompliance with applicable regulations or that any changes in applicable laws or regulations will not have a material adverse effect on the Company or any of its ventures.

     Many of GTS's ventures require telecommunications licenses, most of which have been granted for periods of three to ten years. The terms and conditions of these licenses may limit or otherwise affect the ventures' scope of operations. The Company has had favorable experience obtaining, maintaining and renewing licenses in the past. However, there can be no assurance that it will be able to obtain, maintain or renew licenses to provide the services it currently provides and plans to provide, that such licenses will be issued or renewed on terms or with fees that are commercially viable, or that licenses required by future ventures can be obtained by the Company or its partners. The loss of or a substantial limitation upon the terms of these telecommunications licenses could have a material adverse effect on the Company. See each section under "Business" entitled "Licenses and Regulatory Issues."

     A substantial portion of Hermes Railtel's strategy is based upon the timely implementation of regulatory liberalization of the European Union ("EU") telecommunications market on January 1, 1998 under existing European Community ("EC") directives. Although EU member states have a legal obligation to liberalize their markets in accordance with their requirements, certain more detailed aspects of the EU regulatory framework to apply in the liberalized environment after January 1, 1998 still remain to be adopted. In addition, Ireland, Portugal, Spain, Luxembourg and Greece have been granted extensions from the January 1, 1998 deadline. There can be no assurance that each EU member state will proceed with the expected liberalization on schedule, or at all, or that the trend toward liberalization will not be stopped or reversed in any of the countries. Accordingly, Hermes Railtel faces the risk that it will establish the Hermes Railtel network and make capital expenditures in a given country in anticipation of regulatory liberalization which does not subsequently occur.

     In order to give effect to EC directives in each member state, national governments must pass legislation liberalizing their respective markets. This applies not only to the liberalization requirements set out in existing

EC directives, but also to requirements set out in directives which have yet to be adopted. The implementation of EC directives in the telecommunications sector has been inconsistent or ambiguous in some EU member states. Such implementation could limit, constrain or otherwise adversely affect Hermes Railtel's ability to provide certain services. Furthermore, national governments may not necessarily pass legislation implementing an EC directive in the form required, or at all, or may pass such legislation only after a significant delay. Even if a national legislature enacts appropriate regulation within the time frame established by the EU, there may be significant resistance to the implementation of such legislation from PTOs, regulators, trade unions and other sources. Further, Hermes Railtel's provision of services in Europe may be materially adversely affected if any EU member state imposes greater restrictions on non-EU international services than on international services within the EU. These and other potential obstacles to liberalization could have a material adverse effect on Hermes Railtel's operations by preventing Hermes Railtel from establishing its network as currently intended, as well as a material adverse effect on the Company.

COMPETITION

     GTS faces significant competition in all of its existing telecommunications businesses and for the types of acquisition and development opportunities it seeks in both emerging and Western European markets. GTS's competition in these markets includes national PTOs, multinational telecommunications carriers, other telecommunications developers and certain niche telecommunications providers. In addition, certain of the Company's joint venture partners, including Rostelecom and the regional telephone companies in Russia, certain of Hermes Railtel's rail-based shareholders and other entities in the emerging markets in which the Company operates, are also competitors of the Company. As a result of the recent combination under Svyazinvest of the government's majority interest in Rostelecom and 85 of the regional telephone companies, the Company may in the future be subject to more coordinated competition from its partners in the Russian telecommunications market. Although the Company believes it has a favorable and cooperative relationship with its joint venture partners, there can be no assurance that these partners will continue to cooperate with the Company in the future or that they will not increase competitive pressures on the Company. Any measures taken by the partners that reduce the level of cooperation with the Company could jeopardize the Company's ability to participate in the management and operation of its joint ventures and could have a material adverse effect on the Company.

     WorldCom, Inc. recently announced plans to construct a pan-European fiber network, the first phase of which is expected to connect London, Amsterdam, Brussels and Paris by early 1998. Although the Company believes that the proposed WorldCom pan-European network is primarily intended to carry WorldCom traffic, WorldCom has stated that any excess capacity on such network will be used to provide a competitive "carriers' carrier" service.

     Hermes Railtel also competes with respect to its "point-to-point" transborder service offering against circuits currently provided by PTOs through International Private Leased Circuits. In addition, the liberalization of the European telecommunications market is likely to attract additional entrants to both the "point-to-point" and other telecommunications markets. There can be no assurance that Hermes Railtel will compete effectively against its current or future competitors.

     Many of the Company's competitors have technical, financial, marketing and other resources substantially greater than those of GTS. There can be no assurance that the Company will be able to overcome successfully the competitive pressures to which it is subject, both in the markets in which it currently operates and in markets into which it might expand. See each section under "Business" entitled "Competition." In addition, many of the Company's current and potential competitors are not subject to, or constrained by the prohibitions of, the FCPA, including the prohibition against making payments to government officials in order to obtain commercial benefits. The Company is subject to and seeks to comply with the limitations and prohibitions of such law, and accordingly may be subject to competitive disadvantages to the extent that its competitors are able to secure business, licenses or other preferential treatment through the making of such payments. Accordingly, there can be no assurances that the Company will be able to compete effectively against companies free from such limitations in the emerging markets where such commercial practices are commonplace. See "-- Adequacy of Management, Legal and Financial Controls in Emerging Markets."

CONTROL BY CERTAIN STOCKHOLDERS

     Certain persons control substantial portions of the Company's voting stock. After giving effect to the Offerings, Soros Foundation-Hungary and certain of its affiliates (collectively the "Soros Foundations"), affiliates of Capital International, Inc., and Alan B. Slifka and certain of his affiliates, are
expected to beneficially own, or have rights to acquire, approximately      %,
     % and      %, respectively, of the Common Stock on a fully diluted basis.
See "Principal Stockholders." In addition, three persons affiliated with the Soros Foundation currently serve on the Company's Board of Directors (the "Board of Directors"). Consequently, these entities are in a position to exercise control over the outcome of matters submitted for stockholder actions, including the election of members to the Board of Directors, and are able to influence the management and affairs of the Company. Additionally, affiliates of the Soros Foundations and of Capital International, Inc. have purchased debt securities of the Company that include covenants that restrict the operating and financing activities of the Company. In certain situations, the interests of holders of the Company's equity securities may diverge from the interests of the holders of the Company's debt securities, and holders of both equity and debt securities of the Company may be in a position to require GTS to act in a way that is not consistent with the general interests of the holders of the Common Stock. See "-- Substantial Additional Capital Requirements," "Management," "Principal Stockholders" and "Certain Related Party Transactions."

CURRENCY AND EXCHANGE RISKS

     All of GTS's operations are conducted outside the United States. A substantial portion of the Company's anticipated revenues (as well as the majority of its operating expenses) will be in foreign currency. As a result, the Company will be subject to significant foreign exchange risks. In particular, GTS's ventures in countries whose currencies are considered "soft currencies" subject the Company to the risk that it will accumulate currencies which may not be readily convertible into hard currency and which may be subject to significant limitations on repatriation. The Company does not enter into hedging transactions to limit its foreign currency risk exposure, although the Company may implement such practices in the future. There can be no assurance that GTS's operations will not be adversely affected by such factors. In addition, these factors may limit the ability of the Company to reinvest earnings from ventures in one country to fund the capital requirements of ventures in other countries.

     In Russia, where the Company derives most of its revenue, the ruble has generally experienced a steady depreciation relative to the U.S. Dollar over the past three years, although there has been some instability in the ruble exchange rate over this period of time. The Company's tariffs are denominated in U.S. Dollars but charges are invoiced and collected in rubles, while the Company's major capital expenditures are generally denominated and payable in various foreign currencies. To the extent such major capital expenditures involve importation of equipment and the like, current law permits the Company to convert its ruble revenues into foreign currency to make such payments. The ruble is generally not convertible outside Russia. A market exists within Russia for the conversion of rubles into other currencies, but it is limited in size and is subject to rules limiting the purposes for which conversion and payment may be effected. The limited availability of other currencies may tend to inflate their values relative to the ruble and there can be no assurance that such a market will continue to exist indefinitely. Moreover, the banking system in Russia is not yet as developed as its Western counterparts and considerable delays may occur in the transfer of funds within, and the remittance of funds out of, Russia. Any delay in converting rubles into a foreign currency in order to make a payment or delay in the transfer of such foreign currency could have a material adverse effect on the Company.

EXCHANGE CONTROLS AND REPATRIATION RISKS RELATING TO RUSSIAN SECURITIES

     Russia has adopted currency and capital transfer regulations designed to prevent the flight of capital from its borders. These regulations require certain licenses for the movement of capital, which includes the incurrence and repayment of indebtedness and the payment of capital contributions in foreign exchange to Russian entities. The Company is resolving licensing issues with respect to certain intercompany loans and capital contributions with the applicable government agencies and believes that any licensing irregularities that may arise will not have a material adverse effect on its financial condition or results of operations. There can be no assurance, however, that Russian government authorities will not take an unexpected adverse position which could materially affect the Company's business.

     No assurance can be given that Russian foreign investment and currency legislation will continue to permit repatriation of the proceeds from investments. Furthermore, no assurance can be given that further restrictions will not be imposed on the conversion of ruble earnings into foreign currency for purposes of making dividend payments or on the repatriation of profits. If any such further restrictions were imposed, they would have a material adverse effect on the Company's interests in Russia.

TRANSACTIONS WITH AFFILIATES

     The Company has entered into financing agreements with certain of its affiliates. It is the Company's view that each such transaction has been on terms no less favorable to the Company than other similar transactions available to the Company with unaffiliated parties, if available at all. Generally, such transactions have been the Company's only recourse to meet financing needs and/or business goals. Despite the foregoing, prospective purchasers may wish to consider the circumstances in which such transactions were made, the terms of such transactions and the Company's possible alternative courses of action. The Company may enter into transactions in the future with affiliates in order to meet its financing needs and/or business goals. See "Description of Certain Indebtedness."

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its growth and future success will depend in large part upon the efforts of a small number of key executive officers, as well as on its ability to attract and retain highly skilled and qualified personnel to work in the emerging markets in which it operates. The Company has replaced or reassigned several executive officers and other senior personnel, including Henry Radzikowski who served as Chief Executive Officer -- CIS and Eastern Europe Operations from February 1994 until January 1997 and who has extensive experience in the telecommunications industry in Russia. Stewart Reich became Senior Vice President-Russia effective September 1, 1997. The competition for qualified personnel in the telecommunications industry is intense, particularly in emerging markets where the Company operates and, accordingly, there can be no assurance that the Company will be able to hire and retain qualified personnel. Although the Company believes it has recently strengthened its management team in Russia and the CIS, there can be no assurance as to what effect such personnel changes will have on the Company's operations in Russia and the CIS.

DEPENDENCE ON EFFECTIVE INFORMATION SYSTEMS

     To complete its billing, the Company must record and process massive amounts of data quickly and accurately. While the Company believes its ventures' management information systems are currently adequate, certain of such systems will have to grow as the ventures' businesses expand. The Company believes that the successful expansion of its information systems and administrative support will be important to its continued growth, its ability to monitor and control costs, to bill customers accurately and in a timely fashion and to achieve operating efficiencies. There can be no assurance that the Company will not encounter delays or cost-overruns or suffer adverse consequences in implementing these systems. Any such delay or other malfunction of the Company's management information systems could have a material adverse effect on the Company's business, financial condition and results of operations.

TAXES; AVAILABILITY OF NET OPERATING LOSS CARRY FORWARDS

     The tax rules and regimes prevailing in certain emerging market countries in which the Company operates or plans to operate are, in many cases, new and rapidly changing. Repatriation of profits may result in additional taxes. In addition, other forms of taxation, including VAT, excise taxes and import duties, change at an unpredictable pace and may have an adverse effect on the Company's operations.

     Availability of tax holidays and provisions of tax treaties with the United States are subject to changes which may affect GTS's utilization of certain tax benefits in the countries in which it operates as well as in the United States. Certain ventures in the CIS and Hungary are operating under tax holidays granted by local governments. Tax holidays are for periods ranging from up to five to several years after achieving profitability under local tax regulations. In addition to these holidays, certain of the Company's foreign ventures have foreign tax loss carryforwards in excess of $25.0 million.

     As of December 31, 1996, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $60.9 million expiring in fiscal years 2003 through 2011. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, the utilization of the Company's net operating loss carryforwards will be subject to an annual limitation as a result of the consummation of the Offerings.

     The Company's financial statements do not reflect any provision for benefits that might be associated with the U.S. and non-U.S. loss carryforwards. There can be no assurance that such loss carryforwards will be allowed, in part or full, by local tax authorities against future income.

TECHNOLOGY

     The telecommunications industry is subject to rapid and significant changes in technology and such technological advances may reduce the relative effectiveness of existing technology and equipment. The Company obtains telecommunications equipment from a number of vendors, upon whom it is dependent for the adaptation of such equipment to meet varying local telecommunications standards. The cost of implementation of emerging and future technologies could be significant. There can be no assurance that the Company will maintain competitive services or that the Company will obtain appropriate new technology on a timely basis or on satisfactory terms. Any failure by the Company to maintain competitive services or obtain new technologies could have a material adverse effect on the Company's business, financial condition and results of operations.

     Development and operation of the Hermes network are also subject to certain technological risks. The network has been designed to utilize SDH technology. While SDH represents an advanced, new transmission technology, Hermes Railtel's ability to upgrade technology from this platform may be important in establishing and/or maintaining a cost advantage over competitive carriers. There can be no assurance that the Hermes Railtel network will achieve the technical specifications for which it was designed or that Hermes Railtel will be able to upgrade the network as technological improvements in telecommunications equipment are introduced. Failure to achieve current specifications for, or future upgrades of, the network may materially and adversely affect the viability of the Hermes network and could have a material adverse effect on the business and prospects of GTS.

DIFFICULTY IN OBTAINING RELIABLE MARKET INFORMATION

     The Company operates in markets in which it is difficult to obtain reliable market information. The Company's business planning has been based on certain assumptions concerning subscriber base, usage levels, pricing and operating expenses based on the Company's experience and the Company's own investigation of market conditions in the emerging market countries in which it operates. No assurances can be given as to the accuracy of such assumptions, and such assumptions may not be indicative of the actual performance of the Company's operations.

DILUTION

     The initial public offering price per share of Common Stock exceeds the net tangible book value per share of the Common Stock. In addition, the net tangible book value per share of the Common Stock will decrease upon the exercise of outstanding options and warrants. Accordingly, purchasers of the Common Stock offered hereby will incur an immediate and substantial dilution. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS; POTENTIAL ADVERSE IMPACT ON MARKET PRICE FROM SALES OF COMMON STOCK

     Sales of substantial amounts of Common Stock in the public market following the Offerings could adversely affect the market price of the Common Stock and adversely affect the Company's ability to raise capital at a time and on terms favorable to the Company. Upon completion of the Offerings, there will be shares of Common Stock outstanding, assuming no exercise of the Underwriters' over-allotment option and excluding 6,597,346 shares covered by vested options and warrants outstanding at June 30, 1997. Of the outstanding shares, the shares registered in the Offerings and 9,055,176 additional shares will be freely tradeable without restriction under the Securities Act, except that any shares purchased in the Offerings by "affiliates" of the Company may generally only be resold in compliance with the applicable provisions of Rule
144. Beginning 90 days after the date of this Prospectus, an additional 15,574,496 shares will be eligible for sale in the public market, subject to compliance with applicable provisions of Rule 144. In addition, the holders of approximately 20,816,527 shares of Common Stock, warrants to purchase 5,185,184 shares of Common Stock and shares of Common Stock received by holders of Convertible Bonds upon conversion are entitled to certain demand and piggy-back registration rights in respect of their shares. If such holders exercise their exercise registration rights and cause a large number of shares to be registered and sold in the public market, such sales could have an adverse effect on the market price for the Common Stock. See "Shares Eligible for Future Sale" and "Description of Capital Stock -- Prior Purchase Agreements -- Registration Rights."

ABSENCE OF DIVIDENDS

     The Company has not paid any dividend on its Common Stock and does not intend to pay dividends in the foreseeable future. Moreover, the Company is prohibited under certain of its debt instruments from paying cash dividends until 2001. In the event that the Company and/or certain operating companies of the Company enter into future financings, the terms of such financings may include dividend restrictions. See "Dividend Policy."

ANTI-TAKEOVER PROVISIONS

     The Company is subject to Section 203 of the Delaware General Corporation Law which contains certain anti-takeover provisions that prohibit a "business combination" between a corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder" except in certain limited circumstances. The business combination provisions of Section 203 of the Delaware General Corporation Law may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of the Company that are not negotiated and approved by the Company's Board of Directors. Accordingly, stockholders of the Company could be prevented from realizing a premium on their shares in a transaction not approved by the Company's Board of Directors. See "Description of Capital Stock."

ENFORCEABILITY OF JUDGMENTS

     Substantially all of the assets of the Company (including all of the assets of the Company's operating ventures) are located outside the United States. As a result, it will be necessary for investors to comply with foreign laws in order to enforce judgments obtained in a United States court against the assets of the operating ventures, including foreclosure upon such assets, and there can be no assurance that any U.S. judgments would be enforced under any such foreign laws.

NO PRIOR PUBLIC MARKET: VOLATILITY OF STOCK PRICE

     Prior to the Offerings, there has been no public market for the Common Stock, and there can be no assurance that an active public market will develop or be sustained after the Offerings. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Representatives of the Underwriters (as defined herein) and may not be indicative of the market prices for the Common Stock after consummation of the Offerings. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The market price for the Common Stock could be subject to significant fluctuations in response to various other factors such as announcements of new contracts, technological innovations or new products by the Company or its competitors, other announcements concerning the Company or its competitors, changes in government regulations, fluctuations in the Company's quarterly and annual operating results and general market conditions. In addition, the stock markets have in recent years experienced significant price fluctuations. Those fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, may adversely affect the market price of the Common Stock.

                                USE OF PROCEEDS

     The aggregate net proceeds of the Offerings are estimated to be approximately $ million after deducting estimated expenses of the Offerings payable by the Company. The Company intends to use the net proceeds from the Offerings to provide working capital for existing telecommunications ventures, particularly in Russia and the CIS, to expand the Company's operations, and for general corporate purposes. In addition, as part of its business strategy, the Company regularly evaluates potential acquisitions and joint ventures. The Company has no definitive agreement with respect to any material acquisition or joint venture, although from time to time it has discussions with other companies and assesses opportunities on an on-going basis. A portion of the net proceeds from the Offerings may be used to fund such acquisitions. The Company is also considering using approximately $84 million of the net proceeds to repay loans from shareholders which bear interest at 10% per annum and mature on March 31, 2001. Pending any use of its net proceeds from the Offerings in the manner described above, the Company intends to invest the proceeds in short-term investment grade obligations, bank deposits or similar instruments.

                                DIVIDEND POLICY

     GTS has not paid any dividend on its Common Stock and does not intend to pay dividends in the foreseeable future. Moreover, the Company is prohibited under certain of its debt instruments from paying cash dividends until 2001. In the event that the Company and/or certain operating companies of the Company enter into future financings, the terms of such financings may include dividend restrictions.

                                    DILUTION

     At June 30, 1997, after giving pro forma effect to the sale of 1,668,457 shares of Common Stock for an aggregate $39.2 million (of which $8 million remains to be funded), the net tangible book value of the Common Stock was $103.7 million in the aggregate, or $4.11 per share of Common Stock. "Net tangible book value per share" represents the amount of total tangible assets of the Company reduced by the amount of total liabilities and divided by the number of shares of Common Stock outstanding. After giving effect to the sale of shares of Common Stock offered by the Company hereby (at an assumed public
offering price of $          per share and after deduction of the estimated
offering expenses), the pro forma net tangible book value of the Common Stock
would have been $     million in the aggregate, or $     per share. This
represents an immediate increase in net tangible book value of $     per share
of Common Stock to existing shareholders and an immediate dilution per share of
$          to new investors purchasing shares of Common Stock in the Offering.
"Dilution per share" represents the difference between the price per share to be paid by new investors and the pro forma net tangible book value per share after the Offerings. The following table illustrates the dilution per share as described above:

Assumed initial public offering price per share.............  $
Net tangible book value per share at June 30, 1997..........  $4.11
Increase in net tangible book value per share attributable
  to the Offerings..........................................  $
                                                              -----
                                                                 --
Pro forma net tangible book value per share after the
  Offerings.................................................  $
                                                              =====
Dilution per share to new investors in the Offerings........  $  --

                                               SHARES OF            TOTAL
                                              COMMON STOCK      CONSIDERATION     AVERAGE PRICE
                                            ----------------   ----------------   PER SHARE OF
                                            NUMBER   PERCENT   AMOUNT   PERCENT   COMMON STOCK
                                            ------   -------   ------   -------   -------------
Current Stockholders......................
New Investors.............................
                                            -----     -----    -----     -----
          Total...........................
                                            =====     =====    =====     =====

     The above computations assume no exercise of any outstanding options or warrants. At June 30, 1997, there were outstanding options to purchase 3,221,241 shares of Common Stock at a weighted average exercise price of $10.94 per share and warrants to purchase 5,185,184 shares of Common Stock at an exercise price of $14.00 per share. To the extent outstanding options are exercised, there will be further dilution to new investors. See "Certain Related Party Transactions," "Management" and Note 7 to the audited Consolidated Financial Statements of the Company.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company as of June 30, 1997 and as adjusted to give effect to (i) the Offerings,
(ii) the issuance of approximately $144.8 million of Convertible Bonds which are convertible into Common Stock in August and September 1997 and (iii) the sale in August and September 1997 of 1,668,457 shares of Common Stock for an aggregate $39.2 million (of which $8 million remains to be funded). In addition, Hermes Railtel issued $265 million of senior notes, of which approximately $56.5 million was placed into escrow for the first two years' interest payments on the notes, in August 1997. Hermes Railtel did not become a consolidated subsidiary of the Company until the third quarter of 1997 and was accounted for under the equity method as of June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and "Description of Certain Indebtedness."

                                                              ACTUAL            AS ADJUSTED
                                                            -----------        --------------
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Debt maturing within one year...........................       $ 19,665
Long-term debt, less current portion....................         64,425
                                                               --------            --------
          Total debt....................................         84,090
                                                               --------            --------

Minority interest.......................................          1,894
Common stock subject to repurchase......................          4,583
Shareholders' equity(1):
  Common stock, $0.0001 par value (60,000,000 shares
     authorized; 23,546,348 shares issued and
     outstanding as of June 30, 1997)...................              2
Additional paid-in capital..............................        246,720
Accumulated deficit.....................................       (165,585)
Other...................................................         (4,859)
                                                               --------            --------
          Total shareholders' equity....................         76,278
                                                               --------            --------
          Total capitalization..........................       $166,845            $
                                                               ========            ========

---------------

(1) Excludes (i) 5,185,184 shares of Common Stock reserved for issuance upon exercise of outstanding Common Stock Warrants of the Company at an exercise price of $14.00 per share, (ii) 475,540 shares of Common Stock reserved for issuance upon exercise of a put right associated with a 1996 financing agreement, as amended, (iii) 3,766,663 shares of Common Stock reserved for issuance upon exercise of stock options at exercise prices ranging from
    $0.80 per share to $20.00 per share, (iv)           shares issuable upon
    conversion of the Convertible Bonds (assuming a public offering price in
    this Offering of $     per share) and (v) 411,360 shares of Common Stock
    reserved for issuance pursuant to the TCM business partnership agreement as deferred consideration to TCM's partners. See "Certain Related Party Transactions."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial data as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the Company's audited Consolidated Financial Statements. The following unaudited selected historical consolidated financial data as of and for the six months ended June 30, 1996 and 1997 are derived from the Company's unaudited Consolidated Financial Statements. The selected financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited Consolidated Financial Statements and related notes thereto appearing elsewhere in this Prospectus. Under generally accepted accounting principles, most of the Company's ventures are accounted for by the equity method of accounting.

     Under this method, the operating results of the ventures are included in the Company's Statement of Operations as a single line item, "Equity in (losses) earnings of ventures." The Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk (which includes all of the Company's significant ventures except for Sovintel and, historically, Hermes Railtel.) Also, the assets, liabilities and equity of the ventures are included in the Company's balance sheet data as a single line item "Investments in and advances to ventures." Detailed financial information about the Company and its ventures shown using the combined method of accounting is included below under "Selected Historical Financial Data -- Combined Operations."

                                                                                           SIX MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                   JUNE 30,
                                          ---------------------------------------------   -------------------
                                           1992     1993     1994      1995      1996       1996       1997
                                          ------   ------   -------   -------   -------   --------   --------
                                                                    (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues, net.........................  $1,690   $  328   $ 2,468   $ 8,412   $24,117   $  8,775   $ 17,295
  Gross margin..........................   1,690      328        23        16     5,176        875      4,332
  Selling, general and administrative
     expenses...........................   1,992    3,340    12,863    41,014    52,928     23,190     27,075
  Equity in (losses) earnings of
     ventures...........................    (134)     472      (135)   (7,871)  (10,150)    (5,433)   (10,167)
  Other (expense) income................      (2)     100       990    11,034    (8,729)    (5,789)    (5,960)
  Net loss..............................    (437)  (2,440)  (11,985)  (40,400)  (67,991)   (32,199)   (39,687)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents.............  $1,597   $3,641   $29,635   $ 9,044   $57,874   $ 16,987   $ 14,587
  Property and equipment,
     net................................      41      829     8,393    29,523    35,463     33,567     35,415
  Investments in and advances to
     ventures...........................     270      794    13,841    56,153   104,459     67,935    117,123
  Total assets..........................   2,051    5,968    61,957   115,621   237,378    147,158    198,340
  Total debt............................      --      725     2,152    27,454    85,547     72,940     84,090
  Minority interest and stock subject to
     repurchase.........................      --       --         8     5,273     6,248      5,553      6,477
  Shareholders' equity..................   1,659    4,685    54,684    55,322   113,668     43,364     76,278

      UNAUDITED SELECTED HISTORICAL FINANCIAL DATA -- COMBINED OPERATIONS

     The following unaudited selected historical financial data -- combined operations, as of and for the years ended December 31, 1994, 1995 and 1996 and as of and for the six months ended June 30, 1996 and 1997 are derived from the Company's financial records. It is intended to supplement the aforementioned selected historical consolidated financial data.

     The Company has a significant degree of operational and management control over many of its ventures. In this regard, the Company has presented combined financial information for such ventures. The following selected historical financial data -- combined operations includes selected operating and balance sheet data of the Company and its subsidiaries and ventures on a combined basis. Under this method, the total revenues and expenses of the Company and its subsidiaries and ventures are combined, as are their assets, liabilities and equity. This method of presentation is intended to supplement the above selected historical consolidated financial data by combining financial data for all entities under the common ownership or control of the Company.

                                                                            SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,               JUNE 30,
                                      --------------------------------    --------------------
                                        1994        1995        1996        1996        1997
                                      --------    --------    --------    --------    --------
                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues, net.....................  $ 26,454    $ 60,193    $152,205    $ 59,901    $109,178
  Operating loss....................   (11,209)    (43,877)    (43,642)    (21,423)    (14,130)
  Interest income (expense).........       423         243      (9,710)     (5,335)     (7,065)
  Net loss before minority
     interest.......................   (10,825)    (39,856)    (65,737)    (31,324)    (31,983)
  Minority Interest.................    (1,160)      3,191       2,968       1,120          75
  100% loss recognition.............        --      (3,735)     (5,222)     (2,095)     (7,779)
  Net loss after minority
     interest.......................   (11,985)    (40,400)    (67,991)    (32,199)    (39,687)

BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash and cash equivalents.........  $ 32,757    $ 23,817    $ 72,870    $ 42,316    $ 31,262
  Current assets....................    46,211      48,245     156,709      89,237     114,890
  Property and equipment, net.......    24,137      77,399     125,672      99,085     143,028
  Total assets......................    80,625     162,319     329,389     231,382     314,071
  Total debt........................     6,290      29,572      93,403      77,726      90,193
  Total liabilities.................    18,217      79,968     168,369     156,408     177,801
  Net Assets:
     Minority interest, stock
       subject to repurchase and
       shareholder
       loans........................     5,806      27,810      48,609      28,335      38,614
     Shareholders' equity...........    56,602      54,541     112,411      46,639      97,656

  UNAUDITED SELECTED HISTORICAL FINANCIAL DATA -- COMBINING OPERATIONS: DETAIL
                                     REVIEW

     The following unaudited selected historical financial data -- combining operations: detail review, as of and for the years ended, December 31, 1994, 1995 and 1996 and as of and for the six months ended June 30, 1996 and 1997, are derived from the Company's financial records. It is intended to supplement the aforementioned selected historical financial data -- combined operations which were derived from the Company's financial records.

     The Company has a significant degree of operational and management control over many of its ventures. In this regard, the Company has presented combined financial information for such ventures. The following unaudited selected historical financial data -- combining operations: detail review includes selected operating and balance sheet data of the Company and its subsidiaries and ventures on a combining basis. Under this method, the total revenues and expenses of the Company and its subsidiaries and ventures are combined, as are their assets, liabilities and equity. This method of presentation is intended to supplement the above selected historical consolidated financial data by combining financial data for all entities under the common ownership or control of the Company.

     Included in the selected financial data is "EBITDA." "EBITDA" consists of earnings (losses) before interest expense, income tax benefit and depreciation and amortization. EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations for the periods presented. EBITDA is not a measurement under U.S. GAAP and may not be similar to EBITDA measures of other companies. See the Company's consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.

                                            WESTERN     CENTRAL                 CORPORATE &                        GTS
                                  CIS       EUROPE      EUROPE       ASIA      NON-OPERATING   INTER-AFFILIATE    TOTAL
                               REGION(1)   REGION(2)   REGION(3)   REGION(4)     COMPANIES      ELIMINATIONS     COMBINED
                               ---------   ---------   ---------   ---------   -------------   ---------------   --------
                                                                     (IN THOUSANDS)
FISCAL YEAR 1994
Income Statement Data:
  Revenues...................   $23,986     $   --      $ 1,295      $  --       $  1,173         $     --       $ 26,454
  Operating income (loss)....       840       (186)      (1,722)        --         (9,455)            (686)       (11,209)
  Interest (expense) income,
    net......................      (174)        --         (106)        --          1,189             (486)           423
  Net income (loss) before
    minority interest........       394       (546)      (1,835)        --        (10,210)           1,372        (10,825)
  Minority interest..........    (1,333)       123          174         --             --             (124)        (1,160)
  100% loss recognition......        --         --           --         --             --               --             --
  Net (loss) income after
    minority interest........      (939)      (423)      (1,661)        --        (10,210)           1,248        (11,985)
Balance Sheet Data (at end of
  period):
  Cash and cash
    equivalents..............     1,683        866        3,952         --         25,877              379         32,757
  Current assets.............    13,447        873        4,806         --         28,050             (965)        46,211
  Property and equipment,
    net......................    18,552         --        3,883         --          1,702               --         24,137
  Total assets...............    37,817      2,670       10,658         --         59,295          (29,815)        80,625
  Total debt.................     4,673         --        1,710         --             --              (93)         6,290
  Total liabilities..........    20,636          8        7,748         --          2,719          (12,894)        18,217
  Net assets (liabilities)...    17,181      2,662        2,910         --         56,576          (16,921)        62,408
  EBITDA.....................     2,777       (186)      (1,184)        --        (11,319)            (481)       (10,393)

---------------

(1) The CIS Region includes the following significant operating ventures:
    Sovintel, TeleRoss, and Sovam.

(2) The Western Europe Region is comprised of Hermes.

(3) The Central Europe Region includes the following significant operating ventures: GTS-Hungary, EuroHivo and CzechNet.

(4) The Asia Region did not have significant activity in 1994.

                                                                                                       HOLDING
                                                                                                     COMPANIES &
                                                                                          GTS      INTER-AFFILIATE     CIS
                                                 SOVINTEL    TCM    TELEROSS   SOVAM    CELLULAR    ELIMINATIONS      TOTAL
                                                 --------   -----   --------   ------   --------   ---------------   -------
                                                                               (IN THOUSANDS)
FISCAL YEAR 1994
Income Statement Data:
  Revenues.....................................  $20,728    $  --   $    --    $3,258    $  --         $   --        $23,986
  Operating income (loss)......................    3,565       --    (1,684)    (345)       --           (696)           840
  Interest (expense) income, net...............     (612)      --        --       48        --            390           (174)
  Net income (loss) before minority interest...    2,623       --    (1,684)    (436)       --           (109)           394
  Minority interest............................   (1,709)      --        --      292        --             84         (1,333)
  100% loss recognition........................       --       --        --       --        --             --             --
  Net income (loss) after minority interest....      914       --    (1,684)    (144)       --            (25)          (939)
Balance Sheet Data (at end of period):
  Cash and cash equivalents....................      897       --       216      570        --             --          1,683
  Current assets...............................    8,887       --     3,193    1,552        --           (185)        13,447
  Property and equipment, net..................   13,539       --     2,858    2,155        --             --         18,552
  Total assets.................................   22,486       --     9,332    4,105        --          1,894         37,817
  Total debt...................................    4,673       --        --       --        --             --          4,673
  Total liabilities............................   14,091       --     4,081    2,611        --           (147)        20,636
  Net assets...................................    8,395       --     5,251    1,494        --          2,041         17,181
  EBITDA.......................................    5,050       --    (1,634)     341        --           (980)         2,777

                                                WESTERN     CENTRAL                 CORPORATE &                        GTS
                                      CIS       EUROPE      EUROPE       ASIA      NON-OPERATING   INTER-AFFILIATE    TOTAL
                                   REGION(1)   REGION(2)   REGION(3)   REGION(4)     COMPANIES      ELIMINATIONS     COMBINED
                                   ---------   ---------   ---------   ---------   -------------   ---------------   --------
                                                                         (IN THOUSANDS)
FISCAL YEAR 1995
  Income Statement Data:
    Revenues.....................  $ 55,993     $   179    $  4,523     $   140      $      2         $    (644)     $ 60,193
    Operating loss...............    (8,398)     (8,854)     (6,088)     (4,900)      (15,563)              (74)      (43,877)
    Interest (expense) income,
      net........................    (1,541)        134        (143)        104         1,689                --           243
    Net loss before minority
      interest...................   (15,590)     (8,702)     (7,091)     (4,791)       (2,876)             (806)      (39,856)
    Minority interest............    (1,231)      3,250       1,056         105            --                11         3,191
    100% loss recognition........    (2,594)         --      (1,056)        (85)           --                --        (3,735)
    Net (loss) after minority
      interest...................   (19,415)     (5,452)     (7,091)     (4,771)       (2,876)             (795)      (40,400)
  Balance Sheet Data (at end of
    period):
    Cash and cash equivalents....     7,674       6,021       1,694       2,599         5,829                --        23,817
    Current assets...............    28,847       7,227       3,570       2,901       106,299          (100,599)       48,245
    Property and equipment,
      net........................    58,560       5,093      10,729         291         2,726                --        77,399
    Total assets.................   109,153      14,911      17,187      10,435       121,114          (110,481)      162,319
    Total debt...................    14,165          20       3,209       1,000        10,292               886        29,572
    Total liabilities............    97,919      16,378      28,507      13,577        24,716          (101,129)       79,968
    Net assets (liabilities).....    11,234      (1,467)    (11,320)     (3,142)       96,398            (9,352)       82,351
    EBITDA.......................    (3,980)     (8,114)     (5,339)     (3,645)       (4,428)             (204)      (25,710)

---------------

(1) The CIS Region includes the following significant operating ventures:
    Sovintel, TCM, TeleRoss, Sovam and GTS Cellular.

(2) The Western Europe Region includes the following significant operating ventures: Hermes and GTS-Monaco Access.

(3) The Central Europe Region includes the following significant operating ventures: GTS-Hungary, EuroHivo and CzechNet.

(4) The Asia Region is comprised of V-Tech.

                                                                                                      HOLDING
                                                                                                    COMPANIES &
                                                                                         GTS      INTER-AFFILIATE     CIS
                                                 SOVINTEL   TCM   TELEROSS    SOVAM    CELLULAR    ELIMINATIONS      TOTAL
                                                 --------   ---   --------   -------   --------   ---------------   --------
                                                                               (IN THOUSANDS)
FISCAL YEAR 1995
  Income Statement Data:
    Revenues...................................  $44,292    $49   $ 3,781    $ 4,434   $ 4,128       $   (691)      $ 55,993
    Operating income (loss)....................   10,900    (7)    (6,751)    (1,753)   (3,592)        (7,195)        (8,398)
    Interest expense, net......................     (650)   --         (6)        --      (741)          (144)        (1,541)
    Net income (loss) before minority
      interest.................................    7,648    (7)    (6,898)    (1,789)   (4,515)       (10,029)       (15,590)
    Minority interest..........................   (3,824)   --        104        596       997            896         (1,231)
    100% loss recognition......................       --    --       (104)      (596)     (997)          (897)        (2,594)
    Net income (loss) after minority
      interest.................................    3,824    (7)    (6,898)    (1,789)   (4,515)       (10,030)       (19,415)
  Balance Sheet Data (at end of period):
    Cash and cash equivalents..................    3,094    20        163        683     3,672             42          7,674
    Current assets.............................   14,168    32     11,139      2,483     5,638         (4,613)        28,847
    Property and equipment, net................   21,349    41     17,304      3,912    15,575            379         58,560
    Total assets...............................   36,732    73     29,820      6,395    29,441          6,692        109,153
    Total debt.................................      694    --        648         --       603         12,220         14,165
    Total liabilities..........................   20,689    80     25,507      6,760    19,861         25,022         97,919
    Net assets (liabilities)...................   16,043    (7)     4,313       (365)    9,580        (18,330)        11,234
    EBITDA.....................................   13,363    (7)    (6,475)    (1,280)   (2,686)        (6,895)        (3,980)

                                                WESTERN     CENTRAL                 CORPORATE &                        GTS
                                      CIS       EUROPE      EUROPE       ASIA      NON-OPERATING   INTER-AFFILIATE    TOTAL
                                   REGION(1)   REGION(2)   REGION(3)   REGION(4)     COMPANIES      ELIMINATIONS     COMBINED
                                   ---------   ---------   ---------   ---------   -------------   ---------------   --------
                                                                         (IN THOUSANDS)
FISCAL YEAR 1996
  Income Statement Data:
    Revenues.....................  $130,250    $  3,985    $  9,731    $  8,582      $    507         $    (850)     $152,205
    Operating income (loss)......     9,481     (19,247)     (4,387)     (5,263)      (24,226)               --       (43,642)
    Interest (expense) income,
      net........................    (2,830)        466        (302)        120        (7,165)                1        (9,710)
    Net loss before minority
      interest...................    (3,679)    (20,152)     (5,295)     (5,138)      (31,358)             (115)      (65,737)
    Minority interest............    (7,899)      9,452         826         589            --                --         2,968
    100% loss recognition........    (3,994)         --        (826)       (402)           --                --        (5,222)
    Net loss after minority
      interest...................   (15,572)    (10,700)     (5,295)     (4,951)      (31,358)             (115)      (67,991)
  Balance Sheet Data (at end of
    period):
    Cash and cash equivalents....    14,230       4,022       1,053       2,271        51,294                --        72,870
    Current assets...............    57,572      12,415       4,750      19,628       237,124          (174,780)      156,709
    Property and equipment,
      net........................    87,916      22,116      12,637         925         2,078                --       125,672
    Total assets.................   171,402      37,992      20,541      30,371       313,463          (244,380)      329,389
    Total debt...................     4,407       2,969       7,286          --        78,741                --        93,403
    Total liabilities............   155,211      50,533      36,143      25,308       120,884          (219,710)      168,369
    Net assets (liabilities).....    16,191     (12,541)    (15,602)      5,063       192,579           (24,670)      161,020
    EBITDA.......................    23,604     (18,861)     (2,785)     (4,257)      (22,505)             (120)      (24,924)

---------------

(1) The CIS Region includes the following significant operating ventures:
    Sovintel, TCM, TeleRoss, Sovam and GTS Cellular.

(2) The Western Europe Region includes the following significant operating ventures: Hermes and GTS-Monaco Access.

(3) The Central Europe Region includes the following significant operating ventures: GTS-Hungary, EuroHivo and CzechNet.

(4) The Asia Region includes the following significant ventures: V-Tech and Beijing Tianmu.

                                                                                                   HOLDING
                                                                                      GTS        COMPANIES &
                                                                                   CELLULAR    INTER-AFFILIATE      CIS
                                     SOVINTEL      TCM      TELEROSS     SOVAM     COMPANIES    ELIMINATIONS       TOTAL
                                     --------    -------    --------    -------    ---------   ---------------    --------
                                                                        (IN THOUSANDS)
FISCAL YEAR 1996
  Income Statement Data:
    Revenues.......................  $75,040     $16,507    $ 9,241     $11,671     $25,557       $ (7,766)       $130,250
    Operating income (loss)........   20,839      11,322    (10,205)     (2,279)       (574)        (9,622)          9,481
    Interest expense, net..........     (551)         (3)      (304)        (18)     (1,861)           (93)         (2,830)
    Net income (loss) before
      minority interest............   14,762       8,874    (10,922)     (2,138)     (4,576)        (9,679)         (3,679)
    Minority interest..............   (7,381)     (4,418)       462         713       1,771            954          (7,899)
    100% loss recognition..........       --          --       (464)       (713)     (1,863)          (954)         (3,994)
    Net income (loss) after
      minority interest............    7,381       4,456    (10,924)     (2,138)     (4,668)        (9,679)        (15,572)
  Balance Sheet Data (at end of
    period):
    Cash and cash equivalents......    3,606         345      2,553       1,550       4,209          1,967          14,230
    Current assets.................   25,367       3,504     18,930       5,191      13,725         (9,145)         57,572
    Property and equipment, net....   27,709       5,097     22,635       4,996      26,731            748          87,916
    Total assets...................   54,156       8,601     42,584      10,310      46,949          8,802         171,402
    Total debt.....................       --          --      1,435          --       2,750            222           4,407
    Total liabilities..............   23,351       1,841     51,813      12,813      40,482         24,911         155,211
    Net assets (liabilities).......   30,805       6,760     (9,229)     (2,503)      6,467        (16,109)         16,191
    EBITDA.........................   24,027      11,671     (7,772)     (1,224)      3,235         (6,333)         23,604

                                                    WESTERN     CENTRAL                 CORPORATE &                        GTS
                                          CIS       EUROPE      EUROPE       ASIA      NON-OPERATING   INTER-AFFILIATE    TOTAL
                                       REGION(1)   REGION(2)   REGION(3)   REGION(4)     COMPANIES      ELIMINATIONS     COMBINED
                                       ---------   ---------   ---------   ---------   -------------   ---------------   --------
                                                                             (IN THOUSANDS)
SIX MONTHS ENDED JUNE 30, 1996
Income Statement Data:
  Revenues...........................  $ 53,631    $  1,327    $  3,761     $ 1,722      $     --         $    (540)     $ 59,901
  Operating (loss) income............      (494)     (8,566)     (2,258)     (1,493)       (8,979)              367       (21,423)
  Interest (expense) income, net.....    (2,252)        288        (153)         52        (3,260)              (10)       (5,335)
  Net loss before minority
    interest.........................    (5,332)     (8,797)     (3,073)     (1,437)      (12,945)              260       (31,324)
  Minority interest..................    (3,313)      4,034         409          81             9                --         1,220
  100% loss recognition..............    (1,594)         --        (409)        (92)           --                --        (2,095)
  Net (loss) income after minority
    interest.........................   (10,239)     (4,763)     (3,073)     (1,448)      (12,936)              260       (32,199)
Balance Sheet Data (at end of
  period):
  Cash...............................    11,107      11,612         678       7,144        11,774                 1        42,316
  Current Assets.....................    49,681      22,050       4,771       8,190       150,532          (145,987)       89,237
  Property and equipment, net........    66,676      16,482      11,333         214         2,380                --        99,085
  Total assets.......................   139,927      42,663      18,914      19,410       139,595          (129,127)      231,382
  Total debt.........................    16,776         970       4,881          --        55,099                --        77,726
  Total liabilities..................   121,163      57,916      31,948      16,908        73,508          (145,035)      156,408
  Net assets/(liabilities)...........    18,764     (15,253)    (13,034)      2,502        66,087            15,908        74,974
  EBITDA.............................     6,325      (8,383)     (1,789)     (1,011)       (8,196)              366       (12,688)

---------------

(1) The CIS Region includes the following significant operating ventures:
    Sovintel, TCM, TeleRoss, Sovam and GTS Cellular.

(2) The Western Europe Region includes the following significant operating ventures: Hermes and GTS-Monaco Access.

(3) The Central Europe Region includes the following significant operating ventures: GTS-Hungary, EuroHivo and CzechNet.

(4) The Asia Region includes the following significant ventures: V-Tech and Beijing Tianmu.

                                                                                                    HOLDING
                                                                                                  COMPANIES &        CIS
                                                                                       GTS      INTER-AFFILIATED    REGION
                                          SOVINTEL     TCM     TELEROSS    SOVAM     CELLULAR     ELIMINATIONS     COMBINED
                                          --------   -------   --------   --------   --------   ----------------   --------
                                                                           (IN THOUSANDS)
SIX MONTHS ENDED JUNE 30, 1996
Income Statement Data:
  Revenues..............................  $31,993    $ 7,741   $ 3,047    $ 5,014    $ 9,337        $(3,501)       $ 53,631
  Operating income (loss)...............    8,383      5,104    (5,462)    (1,553)    (1,855)        (5,111)           (494)
  Interest expense, net.................     (159)    (1,313)       --         --       (651)          (129)         (2,252)
  Net income (loss) before minority
    interest............................    6,051      3,884    (5,608)    (1,280)    (3,359)        (5,020)         (5,332)
  Minority interest.....................   (3,026)    (1,944)      218         96        613            730          (3,313)
  100% loss recognition.................       --         --      (218)       (96)      (613)          (667)         (1,594)
  Net income (loss) after minority
    interest............................    3,025      1,940    (5,608)    (1,280)    (3,359)        (4,957)        (10,239)
Balance Sheet Data (at end of period):
  Cash..................................    3,257      1,556       874        841      4,181            398          11,107
  Current assets........................   17,877      4,209    14,339      3,941     12,444         (3,129)         49,681
  Property and equipment, net...........   24,066      2,055    21,521      4,616     15,757            661          68,676
  Total assets..........................   43,091      6,328    36,729      8,556     35,056         10,167         139,927
  Total debt............................       --         --     1,485         --      3,016         12,275          16,776
  Total liabilities.....................   20,997      4,050    37,987     10,201     28,521         19,407         121,163
  Net assets/(liabilities)..............   22,094      2,278    (1,258)    (1,645)     6,535         (9,240)         18,764
  EBITDA................................    9,939      5,239    (4,579)      (885)       320         (3,715)          6,325

                                                       WESTERN     CENTRAL                 CORPORATE &                     GTS
                                             CIS       EUROPE      EUROPE       ASIA      NON-OPERATING                   TOTAL
                                          REGION(1)   REGION(2)   REGION(3)   REGION(4)     COMPANIES     ELIMINATIONS   COMBINED
                                          ---------   ---------   ---------   ---------   -------------   ------------   --------
                                                                              (IN THOUSANDS)
SIX MONTHS ENDED JUNE 30, 1997
Income Statement Data:
  Revenues..............................   $96,534    $  5,097     $ 6,692     $ 1,016      $    153       $    (314)    $109,178
  Operating income (loss)...............    15,248     (10,735)     (1,509)     (4,780)      (12,450)             96      (14,130)
  Interest expense, net.................    (2,145)        (11)       (265)       (137)       (3,978)           (529)      (7,065)
  Net income (loss) before minority
    interest............................     4,595     (11,069)     (3,041)     (4,903)      (17,565)             --      (31,983)
  Minority interest.....................    (6,624)      5,575         359         765            --              --           75
  100% loss recognition.................    (2,201)     (4,963)       (359)       (256)           --              --       (7,779)
  Net loss after minority interest......    (4,230)    (10,457)     (3,041)     (4,394)      (17,565)                     (39,687)
Balance Sheet Data: (at end of period)
  Cash..................................    14,307       2,563         932       1,135        12,324              --       31,262
  Current assets........................    75,214      13,543       4,459      11,097       199,996        (189,419)     114,890
  Property and equipment, net...........   102,221      25,671      11,984       1,092         2,061              --      143,028
  Total assets..........................   207,572      42,847      19,149      29,692       211,169        (196,358)     314,071
  Total debt............................     3,793       3,363       5,949          --        77,087              --       90,193
  Total liabilities.....................   181,147      62,974      38,729      28,464       103,555        (237,068)     177,801
  Net assets/(liabilities)..............    26,425     (20,127)    (19,580)      1,228       107,614          40,710      136,270
  EBITDA................................    25,244      (9,514)     (1,450)     (3,375)      (11,280)           (302)        (677)

---------------

(1) The CIS Region includes the following significant operating ventures:
    Sovintel, TCM, TeleRoss, Sovam and GTS Cellular.

(2) The Western Europe Region includes the following significant operating ventures: Hermes and GTS-Monaco Access.

(3) The Central Europe Region includes the following significant operating ventures: GTS-Hungary, EuroHivo and CzechNet.

(4) The Asia Region includes the following significant ventures: V-Tech and Beijing Tianmu.

                                                                                                      HOLDING
                                                                                                    COMPANIES &       CIS
                                                                                         GTS      INTER-AFFILIATE    REGION
                                             SOVINTEL     TCM     TELEROSS    SOVAM    CELLULAR    ELIMINATIONS     COMBINED
                                             --------   -------   --------   -------   --------   ---------------   --------
                                                                             (IN THOUSANDS)
SIX MONTHS ENDED JUNE 30, 1997
Income Statement Data:
  Revenues.................................  $54,139    $12,935   $ 9,901    $ 8,032   $17,550        $(6,023)      $ 96,534
  Operating income (loss)..................   13,188      8,970    (2,645)      (154)      731         (4,842)        15,248
  Interest (expense) income, net...........     (216)       222      (718)      (104)   (1,589)           258         (2,145)
  Net income (loss) before minority
    interest...............................    9,730      6,458    (3,464)      (440)   (3,115)        (4,574)         4,595
  Minority interest........................   (4,865)    (3,229)     (177)       127     2,106           (586)        (6,624)
  100% income (loss) recognition...........       --         --       103        (68)   (1,937)          (299)        (2,201)
  Net income (loss) after minority
    interest...............................    4,865      3,229    (3,538)      (381)   (2,946)        (5,459)        (4,230)
Balance Sheet Data: (at end of period)
  Cash.....................................    3,160      2,776       820      1,299     5,314            938         14,307
  Current assets...........................   34,042      7,575    20,076      5,977    16,866         (9,322)        75,214
  Property and equipment, net..............   34,105      5,671    23,412      5,354    33,125            554        102,221
  Total assets.............................   69,160     13,373    44,726     11,433    56,745         12,135        207,572
  Total debt...............................       --         --     1,434         --     2,138            221          3,793
  Total liabilities........................   28,626      2,613    57,394     14,317    53,587         24,610        181,147
  Net assets/(liabilities).................   40,534     10,760   (12,668)    (2,884)    3,158        (12,475)        26,425
  EBITDA...................................   15,392      9,150      (688)       286     3,565         (2,461)        25,244

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following is a discussion of the financial condition and results of operations of the Company as of June 30, 1997 and 1996, December 31, 1996 and 1995 and for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. The following discussion should be read in conjunction with the Company's Consolidated Financial Statements and the notes related thereto. Certain statements contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" including, without limitation, those concerning (i) projected traffic volume, (ii) future revenues and costs, (iii) changes in the Company's competitive environment and (iv) the performance of future equity-method investments, contain forward-looking statements concerning the Company's operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

OVERVIEW

     Business. GTS is a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers in Russia and the CIS, Central Europe and Asia. In Western Europe, through Hermes, GTS is developing, and operating the initial segment of, a pan-European high capacity fiber optic network which is designed to interconnect a majority of the largest Western and Central European cities and to transport international voice, data and multimedia/image traffic for other carriers throughout Western and Central Europe. GTS's strategy to develop its businesses generally has been to establish joint ventures with a strong local partner or partners while maintaining a significant degree of operational control. The Company's business activities consist of the ownership and operation of (i) international long distance businesses, which operate through international gateways that provide international switching services and transmission capacity, (ii) local access networks, which provide local telephone service, (iii) cellular networks, which provide wireless telecommunications services, (iv) a domestic long distance business, (v) data networks and (vi) carriers' carrier networks, which provide high volume transmission capacity to other carriers.

     The Company began to acquire interests in numerous telecommunications ventures beginning in 1994 and continued to acquire such interests throughout 1995 and 1996. Ventures with significant financial results in 1994 included Sovintel (an international long distance and domestic and local access telecommunications service provider) and GTS-Hungary (a VSAT network telecommunications service provider); ventures that incurred start-up costs associated with building out their business infrastructure in 1994 included Sovam (a data and internet telecommunications service provider) and EuroHivo (a paging telecommunications service provider). In 1995, TeleRoss (a domestic long distance telecommunications service provider) and GTS Cellular (a basic cellular telecommunications service provider) began operations and expanded into numerous regions within the CIS by the end of 1996. Telecommunications of Moscow ("TCM") (a local access telecommunications service provider) began operations in 1996. Hermes (a carriers' carrier telecommunications service provider) began its network build-out in 1995, began limited operations at the end of 1996 and expects to continue to develop its network during 1997 and beyond. The fact that these ventures are in various stages of development affects the discussion of comparative results below.

     GTS has invested significantly in its ventures through capital contributions and loans. In addition, the Company has made a significant commitment to its businesses and ventures through the provision of management assistance and training. GTS has also incurred significant expenses in identifying, negotiating and pursuing new telecommunications opportunities. GTS and certain of its ventures are experiencing continuing losses and negative operating cash flow primarily because the businesses are in the developmental and start-up phases of operations. Management recognizes that the Company must generate additional capital resources in order to continue its operations and meet its new development initiatives. The ultimate recoverability of the Company's investments in and advances to ventures is dependent on many factors including, but not limited to, the ability of the Company to obtain sufficient financing to continue to meet its capital and operational commitments, the economies of the countries in which it does business and the ability of the Company to maintain the necessary telecommunications licenses.

     The Company's businesses are developing rapidly. Some of the businesses operate in countries with emerging economies which have uncertain economic, political and regulatory environments. The general risks of operating businesses in the CIS and other developing countries include the possibility for rapid change in government policies including telecommunications regulations, economic conditions, the tax regime and foreign currency regulations.

ACCOUNTING METHODOLOGY

     Accounting for Business Ventures. Wholly-owned subsidiaries and majority-owned ventures where the Company has unilateral operating and financial control are consolidated. Those ventures where the Company exercises significant influence, but does not exercise unilateral operating and financial control, are accounted for by the equity method. The Company has certain majority-owned investments that are accounted for by the equity method as a result of super-majority voting conditions or other governmentally imposed uncertainties so severe that they prevent the Company from obtaining unilateral control of the venture.

     The CIS region includes the following significant operating ventures:
Sovintel, TCM, Sovam, TeleRoss (which includes TeleRoss Operating Company and TeleRoss Ventures, as hereinafter defined) and GTS Cellular. With the exception of the TeleRoss Operating Company, which is accounted for by the consolidation method of accounting, all of these ventures are accounted for by the equity method of accounting. The Western Europe region includes the following significant operating ventures: Hermes and GTS-Monaco Access. These ventures have been accounted for by the equity method of accounting. Upon the finalization of the Hermes recapitalization and the execution of the new shareholder agreement by Hermes, GTS-Hermes, Inc. ("GTS-Hermes") and HIT Rail B.V. ("HIT Rail"), Hermes will be accounted for by the consolidation method of accounting. The Central Europe region includes the following significant operating ventures: GTS-Hungary, EuroHivo, CzechNet and CzechCom (collectively, the "Czech Companies"). GTS-Hungary and the Czech Companies are accounted for by the consolidation method of accounting, and EuroHivo is accounted for by the equity method of accounting. The Asia region includes the following significant operating ventures: V-Tech and Beijing Tianmu. These ventures are accounted for by the equity method of accounting.

     Accounting Methodology for TeleRoss. TeleRoss provides domestic long distance service and last mile interconnectivity in fourteen cities in Russia, including Moscow. TeleRoss is comprised of (i) two wholly-owned holding companies and a 99% owned subsidiary (collectively, the "TeleRoss Operating Company") that operates a domestic long distance network and holds the applicable operating license for TeleRoss and performs the customer invoicing and collection functions for telecommunications services, and (ii) thirteen joint ventures that are 50% beneficially owned by GTS (the "TeleRoss Ventures"), which originate traffic and provide local termination of calls through agency arrangements with TeleRoss Operating Company. TeleRoss Operating Company is accounted for under the consolidation method of accounting because GTS has unilateral control over the operations and management decisions made at TeleRoss Operating Company. GTS does not exercise unilateral control over the TeleRoss Ventures and therefore, they are accounted for under the equity method of accounting. TeleRoss Operating Company's operations are further discussed in "-- Results of Operations -- Consolidated Ventures" and TeleRoss Venture's operations are further discussed in "-- Results of Operations -- Non-Consolidated Ventures." A significant portion of TeleRoss Operating Company's costs of revenue consists of settlement fees paid to the TeleRoss Ventures, with such fees being recorded as revenue by the TeleRoss Ventures. In 1996 and for the three and six months ended June 30, 1997, all of the TeleRoss Ventures' revenue was derived from such fees. Any decline in the business or operations of the TeleRoss Ventures would have a material adverse effect on the results of operations of TeleRoss Operating Company.

     Profit and Loss Accounting. The Company recognizes profits and losses in accordance with its underlying ownership percentage or allocation percentage as specified in the agreements with its partners; however, the Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk (which includes all of the Company's significant ventures except for Sovintel and, historically, Hermes). Accordingly, the portion of the losses that would normally be assigned to the minority interest partner ("Excess Losses") is recognized by the Company. When such ventures become profitable, the Company recognizes 100% of the profits until such time as the Excess Losses previously recognized by the Company have been recovered. The

Company implemented this policy in 1995. Effective January 1, 1997, the Company recognizes 100% of Hermes' losses due to GTS becoming the financing partner.

     Inter-Affiliate Transactions. Several of the Company's ventures have entered into business arrangements through which they provide integrated solutions for their customers by leveraging each others' telecommunications infrastructure. These arrangements have historically been focused primarily within a region; however, as GTS has increased its geographic coverage and telecommunication capabilities, these arrangements have expanded between regions. In accordance with generally accepted accounting principles, all significant intercompany accounts and transactions are eliminated upon consolidation.

     Turnover Taxes. The Company's ventures within the CIS region incur a 4% turnover tax that is based on the revenues earned. The Company includes these taxes as a component of its operating expenses, since these taxes are incidental to the revenue cycle.

RESULTS OF OPERATIONS -- CONSOLIDATED VENTURES

     Management's discussion included within "-- Results of Operations -- Consolidated Ventures" reflects the following significant operating ventures: TeleRoss Operating Company, GTS-Hungary and the Czech Companies. See "Results of Operations -- Non-Consolidated Ventures" for a discussion of the operating results of Sovintel, TCM, Sovam, TeleRoss Ventures, GTS Cellular, Hermes, GTS-Monaco Access, EuroHivo and the Asia business ventures.

  Six Months Ended June 30, 1997 compared to Six Months Ended June 30, 1996

     Revenue. The Company's consolidated revenue for the six months ended June 30, 1997 increased by $8.6 million, an approximately 100% increase from the comparable period in 1996. TeleRoss Operating Company's growth accounted for approximately 57.2% of the Company's total growth over the six months ended June 30, 1997. The remainder of the growth was primarily derived from the increase of customers in the Central Europe businesses.

     TeleRoss Operating Company's revenue increased by $6.9 million for the six months ended June 30, 1997, from the comparable period in 1996. Service revenue represented approximately 79.8% of the total TeleRoss Operating revenue for the six months ended June 30, 1997. The growth in service revenue was a result of increased traffic volume generated by the TeleRoss Ventures as they expanded from ten cities at June 30, 1996 to thirteen cities at June 30, 1997 and added customers in existing cities. The average revenue per minute for intercity and international traffic for the six months ended June 30, 1997 was $0.76 and $2.62, respectively, as compared with $1.00 and $2.71, respectively, for the six months ended June 30, 1996. The decrease in the average revenue per minute for both intercity and international traffic was primarily attributable to the use of wholesale rates for regional Electrosviaz companies' traffic that commenced in July 1996 and a higher proportion of lower margin traffic originating at Moscow, respectively.

     The remaining revenue generated by TeleRoss Operating Company was primarily related to equipment sales and installation revenue. The Company anticipates that equipment and installation sales will continue to represent a low percentage of total TeleRoss Operating Company revenue.

     GTS-Hungary's revenue increased by $1.0 million for the six months ended June 30, 1997, from the comparable period in 1996, representing approximately a 35.0% growth rate. The increase in revenue was largely due to a doubling of its customer base since June 1996 and the introduction of frame relay and packet services.

     Revenue of the Czech Companies, which provide a growing range of international telephony, private data and Internet access services, increased by $1.6 million for the six months ended June 30, 1997, from the comparable period in 1996. The increase in revenue was primarily due to the increase in voice traffic carried from 17 buildings at June 30, 1997 as compared to 13 buildings at June 30, 1996. Revenue per minute for the six months ended June 30, 1996 and 1997 was $1.05 and $0.79, respectively. This decrease was directly related to the devaluation of the Koruna against the U.S. dollar. Management anticipates that revenue per minute will continue to diminish as a result of competitive pressures. Additional increases in revenue were generated from internet services revenue and leased line services, with subscribership increasing by 424 subscribers for the six months ended June 30, 1997, from the comparable period in 1996.

     The remaining consolidated revenue, related to sales of equipment and consulting services, decreased by $0.9 million for the six months ended June 30, 1997. The Company anticipates that equipment sales and consulting revenue will continue to diminish as a percentage of total company revenue.

     Gross Margin. GTS's consolidated gross margin was $4.3 million and $0.9 million, or 24.9% and 10.0% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The growth in margin as a percentage of revenue was attributed to increased utilization of capacity and renegotiated, lower voice traffic settlement costs.

     TeleRoss Operating Company had a gross margin of $1.5 million, or 15.2% of revenue, and $(0.5) million for the six months ended June 30, 1997 and 1996, respectively. TeleRoss Operating Company's margin is expected to improve as additional customers increase utilization of existing capacity, thereby enabling TeleRoss Operating Company to spread fixed costs over a broader customer base. Traffic settlements and charges for lines leased from outside vendors in 1997 remained relatively stable compared to such charges in 1996.

     GTS-Hungary had gross margins of $1.9 million and $1.1 million for the six months ended June 30, 1997 and 1996, respectively (representing 50.0% and 39.3% of GTS-Hungary's revenue during these periods). The favorable gross margin trend reflects the increased utilization of GTS-Hungary's 1,000 VSAT capacity hub located in Budapest. Management anticipates that competitive pressures within the VSAT market could negatively affect future gross margins. The remaining consolidated gross margin of $0.9 million for the six months ended June 30, 1997, was primarily attributed to the Czech Companies and the sale of spare capacity on its leased data communications connection between London and Prague to banking customers.

     Operating Expenses. Consolidated operating costs were $27.1 million and $23.2 million for the six months ended June 30, 1997 and 1996, respectively. The Company's operating expenses were comprised primarily of personnel related costs and professional and consulting fees. The increase in operating costs reflected the growth in expenditures associated with building business infrastructure for primarily the TeleRoss Operating Company and increasing corporate staff. The Company's corporate headquarters incurred costs of $12.2 million and $9.0 million for the six months ended June 30, 1997 and 1996, respectively.

     Equity in (Losses)/Earnings of Ventures. GTS recognized losses from its investments in non-consolidated ventures of $10.2 million and $5.4 million for the six months ended June 30, 1997 and 1996, respectively. Included in these losses were $2.4 million and $3.3 million for the six months ended June 30, 1997 and 1996, respectively, that related to GTS's ownership share of the losses incurred. In addition, the Company's results were negatively affected by the recognition of Excess Losses of $7.8 million and $2.1 million for the six months ended June 30, 1997 and 1996, respectively. The significant increase in Excess Losses was primarily due to recognizing 100% of the losses of Hermes, effective January 1, 1997, resulting in Excess Losses of $5.0 million for the six months ended June 30, 1997. The Company would have recognized additional losses of $3.5 million for the six months ended June 30, 1996 had the Company been considered the financing partner of Hermes during that time period. See "-- Overview." The Company's losses from its ventures were primarily the result of most of its ventures being in the early stages of operations. Sovintel and TCM, however, generated combined earnings of $8.1 million and $5.0 million for the six months ended June 30, 1997 and 1996, respectively, which partially offset losses generated by other ventures. See "-- Results of Operations -- Non-Consolidated Ventures."

     Interest, Net. GTS incurred interest expense of $7.2 million and $4.0 million for the six months ended June 30, 1997 and 1996, respectively. Interest expense is comprised of interest accrued from debt maturing within one year, long-term debt obligations, amortization of debt discount on the long-term debt obligations and various other debt instruments. The increase in interest expense was primarily due to increases in the Company's level of third party debt from 1996 to 1997. See "-- Liquidity and Capital Resources."

     GTS earned interest income of $2.2 million and $0.8 million for the six months ended June 30, 1997 and 1996, respectively, primarily as a result of investing the proceeds from equity and debt offerings in various highly liquid investments.

     Provision for Income Taxes. The effective income tax rate was (2.1)% for the six months ended June 30, 1997 and 1996. The Company's income tax rates are significantly affected by foreign taxes and the utilization of net operating losses. In addition, the Company operates world-wide in numerous tax jurisdictions. As a result, losses incurred in one jurisdiction may not be available to offset income in another.

  Year Ended December 31, 1996 compared to Year Ended December 31, 1995 and compared to Year Ended December 31, 1994

     Revenue. The Company's consolidated revenue was $24.1 million, $8.4 million and $2.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. The growth in revenue was attributable to the commencement in 1995 of commercial operations by TeleRoss Operating Company, as well as the continued expansion of services and customer base in Central Europe.

     TeleRoss Operating Company generated revenue of $9.2 million and $3.8 million, representing 38.3% and 44.9% of the Company's consolidated revenue for the years ended December 31, 1996 and 1995, respectively. Service revenue represented 64.1% and 21.1% of TeleRoss Operating Company's revenue for the years ended December 31, 1996 and 1995, respectively, with the balance of its revenue in such periods principally represented by equipment sales. The growth in revenue was a result of increased traffic volume generated by the TeleRoss Ventures as they expanded to seven new cities during the year ended December 31, 1996, added customers in existing cities and installed several VSATs at customer locations outside of cities in which they have a presence. Total intercity and international minutes carried by TeleRoss Operating Company for the year ended December 31, 1996 were 4.3 million and 0.3 million, respectively, as compared with 0.2 million and 0.01 million, respectively, for the year ended December 31, 1995. The average revenue per minute for intercity and international traffic for the year ended December 31, 1996 was $0.99 and $2.76, respectively, as compared with $0.95 and $2.52, respectively, for the year ended December 31, 1995. The increase in the average revenue per minute for both intercity and international traffic was primarily attributable to the expanded geographic coverage of the TeleRoss Ventures, because customers who are further away from Moscow were charged a higher toll. The Company anticipates that equipment and installation sales will continue to decline as a percentage of total TeleRoss Operating Company revenue.

     GTS-Hungary and the Czech Companies accounted for $6.9 million and $2.3 million of the Company's consolidated revenue in 1996, respectively, compared to $4.2 million and $0.3 million in 1995, respectively, and $1.3 million and none in 1994, respectively. The growth in revenue of GTS-Hungary from 1994 to 1996 was due to the expansion of its customer base and the introduction of microwave technology services. The Hungary state lottery accounted for 55.3%, 65.0% and 67.2% of GTS-Hungary's revenue in 1996, 1995 and 1994, respectively. The growth in revenue of the Czech Companies was generated through increases in voice traffic carried from sixteen buildings at December 31, 1996 as compared to eight buildings at December 31, 1995.

     The remaining consolidated revenue of $5.7 million in 1996, related to sales of equipment and consulting services.

     Although the Company expects increases in traffic volume in 1997, it expects lower margins due to competition.

     Gross Margin. GTS's consolidated gross margin was $5.2 million, or 21.6% of revenue, for the year ended December 31, 1996 and $0.02 million, or 0.0% of revenue, for the years ended December 31, 1995 and 1994.

     TeleRoss Operating Company incurred a negative gross margin of $1.0 million for both the years ended December 31, 1996 and 1995 which was the result of the high fixed cost component of its network hub in Moscow. TeleRoss Operating Company's margin is expected to improve to the extent that additional customers increase utilization of existing capacity and allow TeleRoss Operating Company to spread fixed costs over a broader customer base. Traffic settlements and charges for lines leased from outside vendors for the year ended December 31, 1996 remained relatively stable compared to such charges for the year ended December 31, 1995.

     GTS-Hungary had a gross margin of $3.0 million, $1.7 million and $(0.3) million, representing 43.4%, 40.5% and (23.1)% of GTS-Hungary's revenue for the years ended December 31, 1996, 1995 and 1994, respectively. The favorable gross margin trend reflected the increased utilization of GTS-Hungary's 1,000 VSAT capacity hub located in Budapest. Management anticipates that competitive pressures within the VSAT market may negatively affect future gross margins.

     The remaining gross margin of $3.2 million for the year ended December 31, 1996 was attributable to the higher margin sales of equipment and consulting services. The Company expects such equipment sales and consulting services to represent a significantly lower portion of revenue, and consequently a significantly lower portion of gross margin, in the future.

     Operating Expenses. Consolidated operating costs were $52.9 million, $41.0 million and $12.9 million for the years ended December 31, 1996, 1995 and 1994, respectively. The Company's selling, general and administrative expenses were comprised primarily of personnel related costs and professional and consulting fees. The Company's corporate headquarters incurred costs of $24.6 million, $21.4 million and $9.7 million, for the years ended December 31, 1996, 1995 and 1994, respectively. The increase in selling, general and administrative costs reflected the growth in expenditures associated with building business infrastructure for primarily the TeleRoss Operating Company and GTS-Hungary and increasing corporate staff.

     Equity in (Losses)/Earnings of Ventures. GTS recognized losses from its investments in non-consolidated ventures of $10.2 million, $7.9 million and $0.1 million for the years ended December 31, 1996, 1995 and 1994, respectively. Included in these losses were $5.7 million, $5.2 million and $0.1 million for the years ended December 31, 1996, 1995 and 1994, respectively, that related to GTS's ownership share of the losses. In addition, the Company's results were negatively affected due to the recognition of Excess Losses of $4.5 million and $2.7 million for the years ended December 31, 1996 and 1995, respectively. See "--Overview." The Company would have recognized additional losses of $8.2 million and $3.3 million for the years ended December 31, 1996 and 1995, respectively, had the Company been considered the financing partner of Hermes during those time periods. The Company's losses from its ventures were primarily the result of most of its ventures being in the early stages of operations. Sovintel and TCM, however, generated combined earnings of $11.8 million and $3.8 million for the years ended December 31, 1996 and 1995, respectively, which partially offset losses generated by other ventures.

     Other Non-Operating Income. Favorably affecting the 1995 results was the non-recurring $10.3 million gain the Company recognized as a result of its settlement of certain claims with a third party.

     Interest, Net. GTS incurred interest expense of $11.1 million, $0.7 million and $0.1 million for the years ended December 31, 1996, 1995 and 1994, respectively. The increase in interest expense was due to the $60.0 million increase in debt during 1996. See "--Liquidity and Capital Resources."

     GTS earned interest income of $3.6 million, $2.2 million and $1.2 million for the years ended December 31, 1996, 1995 and 1994, respectively, primarily as a result of investing the proceeds from private placements of common stock in various highly liquid investments.

     Provision for Income Taxes. The effective income tax rate for the year ended December 31, 1996 was (2.1)% as compared with (6.8)% for the year ended December 31, 1995. These rates were significantly affected by foreign taxes and the utilization of net operating losses. In addition, the Company operates world-wide in numerous tax jurisdictions. As a result, losses incurred in one jurisdiction may not be available to offset income in another. The Company had no income tax expense for the year ended December 31, 1994.

RESULTS OF OPERATIONS -- NON-CONSOLIDATED VENTURES

  Six Months Ended June 30, 1997 compared to Six Months Ended June 30, 1996

     RUSSIA -- CIS

     Sovintel. Sovintel's revenue increased by 69.1% to $54.1 million for the six months ended June 30, 1997, as compared to $32.0 million for the six months ended June 30, 1996. The increase in revenue was primarily the result of telecommunications services revenue which increased by $20.5 million to $41.3 million for six months ended June 30, 1997, as compared to $20.8 million for the six months ended June 30, 1996.

     The growth in telecommunications services revenue resulted from Sovintel's increased customer base in Moscow and traffic from other GTS ventures that increased the volume of outgoing international and domestic minutes carried by Sovintel to 29.2 million minutes of use ("MoU") for the six months ended June 30, 1997 as compared to 11.3 million MoU for the six months ended June 30, 1996. Due to competitive pressures, the average revenue per minute for outgoing international and domestic long distance traffic decreased by 23.2% for the six months ended June 30, 1997 from the comparable period in 1996. Sovintel's incoming international traffic revenue increased to $6.5 million for the six months ended June 30, 1997 as compared to $2.2 million for the six months ended June 30, 1996. Due to competitive pressures, the average revenue per minute decreased by 12.9% from $0.31 for the six months ended June 30, 1996 to $0.27 for the six months ended June 30, 1997. The average revenue per minute for local service traffic decreased to $0.07 from $0.08 for the six months ended June 30, 1997 and 1996, respectively. Included in Sovintel's 1997 traffic revenue was $7.7 million for the six months ended June 30, 1997 that was related to customers using phone numbers provided by TCM. Sovintel and TCM have an arrangement whereby Sovintel reimburses TCM 50% of installation charges, monthly fees and local traffic revenues and approximately 33% of the international/ long distance billings from TCM-supplied phone numbers.

     Sovintel's non-traffic related revenue increased to $12.8 million for the six months ended June 30, 1997 as compared to $11.2 million for the comparable period in 1996. Sovintel's historically largest customer for port sales revenue, MTS, received its own numbering plan in March 1997. Accordingly, management expects revenue from port sales to decline as future port sales to reseller companies will be affected by both MTS and TCM activities.

     Sovintel's gross margin percentage remained relatively unchanged at approximately 39.2%, as the decrease in average revenue per minute for international/domestic long distance was partially offset by comparable decreases in average settlement cost per minute primarily as a result of rate competition among the international carriers.

     Operating expenses were $8.1 million and $4.6 million, or 14.9% and 14.4% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The increase in operating expenses for the six months ended June 30, 1997 was related to an increase in turnover taxes associated with revenues, and also increased personnel, advertising and sales force costs required to support Sovintel's growth.

     Income tax expense was $2.1 million and $1.1 million for the six months ended June 30, 1997 and 1996, respectively. The increase in income tax expense was attributable to Sovintel's profitable operations.

     TCM. TCM's revenue grew 67.1% to $12.9 million for the six months ended June 30, 1997, from the comparable period in 1996. Traffic revenue increased to $3.3 million for the six months ended June 30, 1997. Recurring port charge revenue increased to $2.4 million from $0.7 million for the six months ended June 30, 1997 and 1996, while sales of ports decreased to $4.2 million from $4.3 million for the six months ended June 30, 1997 and 1996, respectively.

     TCM's gross margin was $10.2 million and $6.4 million, or 79.1% and 83.1% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The decrease in gross margin as a percentage of revenue was attributable to higher infrastructure and settlement costs.

     Operating expenses were $1.3 million and $1.2 million, or 9.7% and 17.1% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. Personnel related costs, consulting expenses and turnover taxes comprised approximately 50.0% and 51.0% for the six months ended June 30, 1997 and 1996 notwithstanding an increase in head count to 20 at June 30, 1997, as compared to 7 at June 30, 1996.

     Sovam. Sovam's revenue increased by 60.2% to $8.0 million for the six months ended June 30, 1997, from the comparable period in 1996. Sovam's revenue was derived primarily from data service and application revenues. The increase was attributed to the increase in the number of ports connected, increases in bandwidth, customer demand for frame relay and TCP/IP data solutions, and a 63.9% increase in Russia On Line subscribers from approximately 1,890 at June 30, 1996 to approximately 3,091 at June 30, 1997. The continued growth in Russia On Line resulted from the first quarter 1997 introduction of the E-1 channel to improve the quality of service and capacity of the network.

     Sovam's gross margin was $2.9 million or 36.4% for the six months ended June 30, 1997, up from $1.2 million, or 24.8%, for the six months ended June 30, 1996. The increase in gross margin was reflective of the higher proportion of value added transportation service revenue and Sovam's low variable cost structure.

     Operating expenses were $3.1 million and $2.8 million, or 38.3% and 55.8% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The increase in operating expenses was primarily attributable to the increase in turnover taxes and personnel costs.

     TeleRoss Ventures. The TeleRoss Ventures are a series of 50% owned joint ventures which provide installation services, sales support and customer service through agency arrangements with TeleRoss Operating Company. See "-- Accounting Methodology -- Accounting Methodology for TeleRoss." Revenue for the TeleRoss Ventures for the six months ended June 30, 1997 and 1996 was $2.8 million and $0.6 million, respectively. The increase in revenues reflected growth in settlement fees charged to the TeleRoss Operating Company. The settlement fees are based on minutes of use by regional customers in the core switched voice services, as well as installation work and equipment sales.

     Gross margin as a percentage of total revenue was 75.0% and 57.1% for the six months ended June 30, 1997 and 1996, respectively. The increase in margin was the result of the low variable costs of providing services for the TeleRoss Operating Company.

     Operating expenses of $1.6 million and $0.9 million were incurred for the six months ended June 30, 1997 and 1996, respectively. The increase in operating expenses was primarily attributable to personnel related costs, approximately 37.5% of total operating expenses, as evidenced by the increase in personnel to 95 at June 30, 1997 from 56 at June 30, 1996.

     GTS Cellular. The Company operates three cellular networks through differing ownership structures: Vostok Mobile, PrimTelefone and Bancomsvyaz.

     Revenue for Vostok Mobile increased by 78.8% to $10.8 million for the six months ended June 30, 1997, from the comparable period in 1996. Vostok's cellular telecommunications revenue increased by $5.1 million for the six months ended June 30, 1997, from the comparable period in 1996, as a result of increased subscribership from approximately 3,300 at June 30, 1996 to approximately 8,900 at June 30, 1997. Although revenue and volume of traffic increased at similar rates, the average revenue per minute decreased slightly to $0.44 per minute for the six months ended June 30, 1997, as compared to $0.46 for the same period in 1996. The remaining revenue was comprised of equipment sales and installation revenue.

     Vostok Mobile's gross margin was $5.7 million and $2.8 million, or 53.3% and 46.5% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The increase in revenues and gross margin for the six months ended June 30, 1997 was reflective of the growth in the subscriber base.

     Operating expenses were $5.0 million and $5.3 million for the six months ended June 30, 1997 and 1996, respectively. The decrease in operating expenses was attributed to development and start-up expenses related to new business ventures entered into in 1996.

     Revenue for PrimTelefone increased by 54.0% to $5.0 million for the six months ended June 30, 1997 from the comparable period in 1996. The increase in revenue was primarily due to increases in cellular traffic revenue which increased to $3.0 million from $1.4 million for the six months ended June 30, 1997 and 1996, respectively. PrimTelefone's subscribership doubled to approximately 3,700 as of June 30, 1997 in comparison to June 30, 1996. However, the increase in cellular traffic revenue was partially offset by a decrease in handset revenues as a result of a price reduction in handsets and connection fees due to increased competition. Management expects pricing pressure to continue as competitors lower cellular traffic tariffs and entry level pricing of equipment.

     PrimTelefone's gross margin was $3.3 million and $1.6 million, or 66.7% and 50.4% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The increase in the gross margin was reflective of the growth in the subscriber base and the fixed cost nature of the business.

     Operating expenses were $1.5 million and $0.9 million, or 29.7% and 29.1% of total revenue, for the six months ended June 30, 1997 and 1996, respectively. The increase in operating expenses reflected the growth of the business infrastructure and increases in turnover taxes and personnel costs, as the total number of employees increased to 51 at June 30, 1997.

     Revenue for Bancomsvyaz was $1.8 million for the six months ended June 30, 1997. Bancomsvyaz derived 42.9% and 30.1% of its revenue from traffic associated with its cellular and overlay operations, respectively, for the six months ended June 30, 1997. The remaining 27.0% of Bancomsvyaz's revenue was attributable to the sale of handsets and related equipment for the six months ended June 30, 1997.

     Bancomsvyaz's gross margin was $0.3 million for the six months ended June 30, 1997, of which $0.1 million was associated with its cellular and overlay operations. The remaining $0.2 million of gross margin was attributable to the sale of handsets and related equipment.

     Operating expenses were $2.1 million for the six months ended June 30, 1997. The increase in operating expenses reflected the growth of the business infrastructure and increases in advertising, marketing and personnel costs.

     WESTERN EUROPE

     Hermes. For the six months ended June 30, 1997, Hermes generated revenue of $0.6 million. This revenue was generated from the operation of the Brussels to Amsterdam segment of the Hermes Network, which began commercial operation in November 1996. There was no revenue generated from operations for the six months ended June 30, 1996.

     Gross Margin. Hermes had gross margins of $(2.7) million and $(2.3) million for the six months ended June 30, 1997 and 1996, respectively. The unfavorable gross margins were primarily due to higher depreciation expense on network assets related to the Brussels to Amsterdam segment which were transferred from construction in process to telecommunications equipment at the end of 1996.

     Operating Expenses. Operating expenses were $6.3 million and $4.7 million for the six months ended June 30, 1997 and 1996, respectively. The increase in operating expenses was due primarily to the increase in the number of employees. The Company had 115 and 74 employees at June 30, 1997 and 1996, respectively.

     GTS-Monaco Access. In 1997, GTS-Monaco Access revenue increased significantly to $4.5 million for the six months ended June 30, 1997 from $0.9 million for the six months ended June 30, 1996. The increase in revenue for the six months ended June 30, 1997 was the result of additional customer contracts and the corresponding increase in international minutes to 10.5 million MoU for the six months ended June 30, 1997 from 2.3 million MoU in the comparable period in 1996.

     Gross margin for the six months ended June 30, 1997 and 1996 was 3.1% and (18.4)%, respectively. The growth resulted from an increased volume of business in 1997 as compared to the start-up phase in 1996, when costs for termination of traffic were higher than revenue.

     CENTRAL EUROPE

     EuroHivo. EuroHivo's revenue increased to $0.6 million for the six months ended June 30, 1997 from $0.4 million in the comparable period in 1996. The growth in revenue was primarily attributable to the higher number of paging customers, although it was partially offset by lower revenue per customer. The number of subscribers increased from approximately 7,900 at June 30, 1996 to approximately 31,200 at June 30, 1997, which was attributed to sales and marketing effort and lower prices for new subscribers. Furthermore, revenue from existing customers declined as a result of devaluation of the Hungarian currency against the U.S. dollar.

     Despite its revenue growth, EuroHivo continued to realize break-even gross margins for the six months ended June 30, 1997.

     Operating expenses decreased by 8.6% to $0.8 million for the six months ended June 30, 1997 from the comparable period in 1996. The decrease in operating expenses was the result of a decrease in advertising expenses offset by an increase in personnel costs and rent expenses.

     ASIA

     Most of the Company's ventures within the Asia region were in the start-up phase and had not commenced operations in 1996. The non-consolidated ventures in the Asia region had revenue of $0.7 million and $0.3 million for the six months ended June 30, 1997 and 1996, respectively, which consisted primarily of sales generated by the V-Tech business.

 Year Ended December 31, 1996 compared to Year Ended December 31, 1995 and compared to Year Ended December 31, 1994

     RUSSIA -- CIS

     Sovintel. Sovintel's revenue for the years ended December 31, 1996, 1995 and 1994 was $75.0 million, $44.3 million, and $20.7 million, respectively. Sovintel's revenue was derived from telecommunications services, including international, domestic and local traffic, and other non-traffic related revenue associated with port and equipment sales, leased line installation and maintenance. Telecommunications services revenue was $50.8 million, $26.8 million and $19.5 million, representing 67.7%, 60.5% and 94.2% of Sovintel's total revenue, for the years ended December 31, 1996, 1995 and 1994, respectively.

     Revenue from outgoing international, domestic long distance and Moscow local traffic was $44.0 million, $24.6 million and $18.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. This growth was due to Sovintel's increased customers in Moscow and traffic from other GTS ventures that generated outgoing international and domestic minutes carried by Sovintel of 30.1 million, 12.6 million and 7.7 million minutes for the years ended December 31, 1996, 1995 and 1994, respectively. Due to competitive pressures, the average revenue per minute for outgoing international and domestic long distance traffic decreased to $1.25 per minute for the year ended December 31, 1996, from $1.87 and $2.35 per minute for the years ended December 31, 1995 and 1994, respectively. Sovintel began providing Moscow local access services in 1995. The average revenue per minute for Moscow local traffic increased to $0.08 per minute for the year ended December 31, 1996, from $0.06 per minute for the year ended December 31, 1995. Revenue from incoming international minutes was $6.8 million, $2.2 million and $1.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. Incoming traffic generated 24.3 million, 3.8 million and 2.0 million minutes for the years ended December 31, 1996, 1995 and 1994, respectively. Included in Sovintel's 1996 traffic revenue was $5.0 million from customers using phone numbers provided by TCM.

     Sovintel's non-traffic related revenue of $24.2 million, $17.5 million and $1.2 million for the years ended December 31, 1996, 1995 and 1994, respectively, was primarily attributable to non-recurring port sales revenues of $12.4 million and $14.4 million for the years ended December 31, 1996 and 1995, respectively. Included in 1996 non-traffic related revenue was $3.7 million from one-time installation charges related to TCM-supplied phone numbers. There were no significant port sales in 1994.

     Sovintel's gross margin was $31.1 million, $18.0 million and $8.2 million, or 41.5%, 40.6% and 39.6% of revenue, for the years ended December 31, 1996, 1995 and 1994, respectively. The gross margin percentage remained relatively unchanged over the past three years as the decrease in average revenue per minute for international and intercity calls was partially offset by the decrease in average settlement cost per minute.

     Operating expenses were $10.3 million, $7.1 million and $4.6 million, or 13.7%, 16.0% and 22.2% of total revenue, for the years ended December 31, 1996, 1995 and 1994, respectively. Turnover taxes and personnel related costs comprised the majority of the increase in selling, general and administrative costs. The increase in personnel related costs reflected the growth in sales and general operations of Sovintel.

     Income tax expense was $5.2 million and $2.6 million for the years ended December 31, 1996 and 1995, respectively. The increase in income tax expense was attributable to Sovintel's profitable operations. According to Russian Federation tax holiday provisions, Sovintel was exempt from income taxes for a two-year period beginning with the first year of taxable income, which was in 1993.

     TCM. TCM's total revenue was $16.5 million for the year ended December 31, 1996 and had minimal activities in 1995. Service revenue was $10.0 million in 1996, of which $4.1 million was derived from international and intercity traffic through the Sovintel arrangement and the remaining $5.9 million was derived from local traffic monthly fees billed directly by TCM. TCM generated $6.5 million in port sale revenue in 1996, from the sale of 21,000 ports.

     In 1996, TCM had a gross margin of $13.2 million, or 80.0% of total revenue. The gross margin was favorably affected because the revenue earned from Sovintel was net of settlement costs and included only direct costs, with no allocation for overhead costs. As traffic-related revenue becomes a higher proportion of revenue, the gross margin percentage is expected to decrease.

     Operating expenses for the year ended December 31, 1996 were $1.9 million, or 11.5% of total revenue. Personnel grew to 15 at December 31, 1996, compared to 4 at December 31, 1995.

     Sovam. Sovam's revenue was $11.7 million, $4.4 million and $3.3 million for the years ended December 31, 1996, 1995 and 1994, respectively. Data service revenue decreased from 96.0% of total revenue for the year ended December 31, 1994, to 91.0% for the year ended December 31, 1995, to 79.0% for the year ended December 31, 1996. The number of data subscribers increased from approximately 1,330 at the end of 1994 to approximately 1,590 and 1,730 at the end of 1995 and 1996, respectively. Equipment and software sales increased from 4.0% for the year ended December 31, 1994, to 8.0% for the year ended December 31, 1995, to 14.0% for the year ended December 31, 1996; however, the decrease in data service revenue as a percentage of total revenue was attributed to the wider variety of service offerings and the introduction of Russia On Line services. The Company anticipates that this revenue will continue to decrease as a percentage of total revenue as traffic revenues grow. Revenue related to Sovam's Russia On Line services, which were introduced in 1995, increased from 1.4% of total revenue for the year ended December 31, 1995 to 7.3% for the year ended December 31, 1996. Although the number of Russia On Line subscribers increased from approximately 400 at the end of 1995 to approximately 2,300 at the end of 1996, Sovam encountered international bandwidth capacity constraints during the fourth quarter of 1996 that limited the growth rate for sales. Management introduced an E-1 channel during the first quarter of 1997 to address this problem.

     Gross margin was $3.4 million, $1.5 million and $1.8 million, or 29.1%, 34.1% and 54.6% of total revenue for the years ended December 31 in 1996, 1995 and 1994, respectively. The decline in gross margin as a percentage of revenue was reflective of the higher cost of sales component in Sovam's recently introduced products. In addition, gross margin in 1996 was negatively affected by the decrease in revenue related to Russia On Line services to total revenue in 1996. If future delays in working capital and capital expenditures occur that result in capacity constraints or other problems, gross margin may be negatively affected.

     Operating expenses were $5.7 million, $3.3 million and $2.1 million, or 48.7%, 75.0% and 63.6% of total revenue, for the years ended December 31, in 1996, 1995 and 1994, respectively. The increase in selling, general and administrative expenses was attributable to the establishment and marketing of the Russia On Line services in late 1995 and increase in turnover taxes.

     TeleRoss Ventures. Revenues for TeleRoss Ventures for the years ended December 31, 1996 and 1995 were $2.4 million and $0.1 million, respectively. Revenues resulted from settlement fees charged to TeleRoss Operating Company. The growth in total revenue was the result of steady growth in sales of core switched voice services in the five cities serviced in 1995 as well as the addition of seven new cities to the network in 1996.

     Gross margin for the years ended December 31, 1996 and 1995 was $1.6 million and $0.1 million, respectively. The 66.7% margin for the year ended December 31, 1996 was representative of the growth in revenue and reflected the low variable costs of providing services for the TeleRoss Operating Company.

     Operating expenses of $2.3 million and $0.2 million were incurred for the years ended December 31, 1996 and 1995, respectively.

     GTS Cellular. The Company operates three cellular networks through differing ownership structures: Vostok Mobile, PrimTelefone and Bancomsvyaz.

     Revenue for Vostok Mobile was $16.5 million and $2.0 million for the years ended December 31, 1996 and 1995, respectively. Vostok Mobile's subscribers grew from approximately 850 at December 31, 1995 to approximately 6,880 at December 31, 1996. The average revenue per minute for traffic decreased to $0.39 per minute for the year ended December 31, 1996 as compared to $0.59 for the year ended December 31, 1995.

     Vostok Mobile's gross margin was $9.3 million and $1.1 million, or 56.4% and 55.0% of total revenue for the years ended December 31, 1996 and 1995, respectively. The increase in the gross margin as a percentage of revenue reflected the growth in the subscriber base and the fixed cost nature of the business.

     Operating expenses were $9.2 million and $4.7 million for the year ended December 31, 1996 and 1995, respectively. The increase in selling, general and administrative expenses reflected the growth of the business infrastructure and increase in turnover taxes.

     Revenue for PrimTelefone was $8.4 million and $2.2 million for the years ended December 31, 1996 and 1995, respectively. PrimTelefone derived 29.9% and 54.5% of its 1996 and 1995 revenue, respectively, from the sale of handsets and related equipment to new and existing subscribers. PrimTelefone's subscribers grew from approximately 800 at December 31, 1995 to approximately 2,800 at December 31, 1996.

     PrimTelefone's gross margin was $4.7 million and $0.6 million, or 56.0% and 27.3% of total revenue, for the years ended December 31, 1996 and 1995, respectively. The increase in the gross margin as a percentage of revenue was reflective of the growth in the subscriber base and the fixed cost nature of the business.

     Operating expenses were $3.7 million and $0.7 million for the years ended December 31, 1996 and 1995, respectively, reflecting the growth of the business infrastructure and increase in turnover taxes.

     Bancomsvyaz did not have significant operations until 1997.

     WESTERN EUROPE

     Hermes. Hermes represents substantially all of GTS's investment in the Western Europe region. A small operational revenue stream was earned in 1996.

     Operating expenses were $16.0 million, $6.7 million and $0.2 million for the years ended December 31, 1996, 1995 and 1994, respectively. The increase in selling, general and administrative expenses reflected Hermes' continued transition from the start-up phase to the operational phase.

     GTS-Monaco Access. Limited international traffic was carried from GTS subsidiaries through GTS-Monaco Access for termination worldwide during 1995 which resulted in minimal revenues earned. Total revenue was $3.9 million for the year ended December 31, 1996 despite a three month delay in the completion of the link between GTS-Monaco Access to Russia.

     Although termination costs were reduced substantially in 1996, gross margins of $(0.4) million and $(0.3) million for the years December 31, 1996 and 1995, respectively, were negative primarily because of lower average revenue per minute in the wholesale market, underutilization of capacity on several routes and lower overall traffic than anticipated.

     CENTRAL EUROPE

     EuroHivo. EuroHivo's revenue was $1.0 million and $0.5 million for the years ended December 31, 1996 and 1995, respectively. The growth in revenue was reflective of the increase in subscriber levels, which in turn, was principally a result of the fourth quarter 1996 launch of the POCSAG paging technology protocol.

     Although revenue improved significantly during 1996, EuroHivo continued to show negative gross margins of $(0.2) million and $(0.5) million for the years ended December 31, 1996 and 1995, respectively, which was attributable to a 15.0% increase in pager costs due to the increased competition in the pager market and the devaluation of the Hungarian currency relative to the U.S. dollar.

     Operating expenses decreased to $1.9 million for the year ended December 31, 1996 from $2.4 million for the year ended December 31, 1995 despite a 64.0% increase in personnel during 1996. This was primarily attributable to management's decision to grow revenue through alternative measures resulting in significant reductions to advertising expenditures in 1996.

     ASIA

     Most of the Company's ventures within the Asia region were in the start-up phase and had not commenced operations in 1996. The non-consolidated ventures in the Asia region had revenue of $7.0 million and $0.0 million for the years ended December 31, 1996 and 1995, respectively. The revenue in 1996 consisted principally of equipment sales. The Company believes that future revenue will be derived primarily from providing telecommunications engineering and consulting services.

LIQUIDITY AND CAPITAL RESOURCES

     The telecommunications business is capital intensive. The Company generally is the primary source of funding for its ventures, both for working capital and capital expenditures. Under a typical arrangement, GTS's venture partner contributes the necessary licenses or permits under which the venture will conduct its business, office space and other equipment. GTS's contribution is generally cash and equipment, but may consist of other specific assets as required by the joint venture agreement.

     The Company has primarily raised capital through the issuance of equity securities. As of September 15, 1997, these issuances have raised $36.9 million, $107.7 million, $42.1 million and $62.1 in 1997, 1996, 1995 and 1994, respectively, net of placement fees, for a total of $248.8 million. In addition, as of September 15, 1997, the Company received $144.8 million, $60.0 million and $23.3 million in 1997, 1996 and 1995, respectively, under various debt agreements. Included within the debt proceeds identified above, the Company received $3.5 million, $60.0 million and $10.0 million in 1997, 1996 and 1995, respectively, from lenders who are affiliated with, and are considered related parties to, the Company as a result of their ownership of the Company's common stock.

     The Company had working capital of $6.5 million as of June 30, 1997 and a working capital deficit of $0.5 million as of June 30, 1996. The Company had an accumulated deficit of $165.6 million as of June 30, 1997, including a net loss of approximately $39.7 million and $32.2 million for the six months ended June 30, 1997 and 1996, respectively. During 1997, the Company has incurred and expects to continue to incur substantial expenditures to fund the working capital requirements of its ventures, to provide capital equipment for certain of its ventures, and to engage in new development and acquisitions.

     GTS will require substantial capital investment to execute its business plans and to fund expected operating losses. Management expects that GTS and its ventures will incur over $475 million of capital expenditures and investments in ventures during the next three years, of which approximately $200 million will be incurred in 1997. The Company has obtained funds through a variety of financing arrangements, including (i) the sale in September 1997 of $39.2 million (of which $8 million remains to be funded) of GTS common stock in a private placement of equity for $23.50 per share, (ii) the issuance in August 1997 of $265.0 million in gross proceeds (of which $56.5 million was placed into escrow to fund the first two years' interest payments) of 11.5% Senior Notes by Hermes, and (iii) the issuance in July 1997 of $144.8 million in gross proceeds of convertible bonds by GTS, that are convertible into common stock upon the Company's completion of a complying equity offering.

     The Company believes that the net proceeds from the Offerings, together with existing cash and cash flow from operations, will be sufficient to fund its expected capital needs until at least June 1999. The Company expects that it may require additional capital to execute its current business plan and to fund expected operating losses, as well as to consummate future acquisitions and exploit opportunities to expand and develop its businesses. There can be no assurances that the Company will be able to consummate additional financing on favorable terms. As a result, the Company may be subject to additional or more restrictive financial covenants, its interest obligations may increase significantly and its existing shareholders may be adversely diluted. Failure to generate sufficient funds in the future, whether from operations or by raising additional debt or equity capital, may require the Company to delay or abandon some or all of its anticipated expenditures, to sell assets, or both, either of which could have a material adverse effect on the operations of the Company.

  Hermes

     Construction of the Hermes fiber optic network is one of the Company's most significant business activities. The buildout of the network is expected to require approximately $335 million of capital expenditures, with approximately $100 million required for initial five country network. As of June 30, 1997, approximately $22.6 million has been spent on network capital expenditure. In August 1997, Hermes completed the issuance of $265.0 million in gross proceeds (of which $56.5 million was placed into escrow to fund the first two years' interest payments) of 11.5% Senior Notes due in August 2007. The Senior Notes will be general unsecured obligations of Hermes. Hermes currently estimates that after the issuance of these Senior Notes, Hermes' capital resources will be sufficient to fund operations and expected network development through December 1998, at which time it may be required to obtain additional funds. Sources of capital to fund network development after 1998 may include internally generated funds, bank debt and vendor financing. Hermes is currently in discussion with a number of financial institutions to obtain debt financing and to negotiate vendor financing with key suppliers of network equipment. Any failure to obtain necessary financing may require Hermes to delay or abandon its plans for the deploying the remainder of the network and would jeopardize the viability of Hermes, or may require the Company to make additional capital contributions to Hermes at the expense of the Company's other operations, either of which could have a material adverse effect on the operations of the Company. There can be no assurance that GTS or its partners in Hermes would have sufficient capital to make contributions to Hermes, or that they would be willing to do so.

     In January and February 1997, additional loans of ECU 6.5 million (approximately $7.5 million) were advanced to Hermes by a wholly-owned subsidiary of the Company. These loans were converted to equity upon completion of the first phase of the Hermes Recapitalization, as discussed in the notes to the unaudited, condensed, consolidated financial statements, to increase the equity of Hermes. See "Business -- Western Europe -- Hermes -- Hermes Recapitalization."

  Liquidity Analysis

     The Company had cash and cash equivalents of $14.6 million and $31.3 million on a consolidated and combined basis method of financial statement presentation, respectively, as of June 30, 1997. The Company had restricted cash of $13.4 million and $10.1 million on a consolidated and combined basis method of financial statement presentation, respectively, as of June 30, 1997. Restricted cash included amounts held for equipment purchases under various debt agreements as well as cash maintained in foreign financial institutions which may not be readily convertible into dollars or easily repatriated.

     During the six months ended June 30, 1997 and 1996, the Company used $23.3 million and $26.0 million, respectively, of cash for operating activities. Cash used for investing activities was $17.1 million and $27.7 million for the six months ended June 30, 1997 and 1996, respectively. The use of cash in operations and for investing activities reflected the development and build-out of existing telecommunications networks, the funding of fully operational ventures and the establishment of many new telecommunications businesses.

                                    BUSINESS

INTRODUCTION

     GTS is a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers in Russia and the CIS, Central Europe and Asia. Through Hermes, GTS is developing, and operating the initial segment of, a pan-European high capacity fiber optic network that is designed to interconnect a majority of the largest Western and Central European cities and to transport international voice, data and multimedia/image video traffic for other carriers throughout Western and Central Europe. GTS's strategy to develop its businesses generally has been to establish joint ventures with a strong local partner or partners while maintaining a significant degree of operational control. The Company's business activities consist of the ownership and operation of (i) international long distance businesses, which operate through international gateways that provide international switching services and transmission capacity, (ii) local access networks, which provide local telephone service, (iii) cellular networks, which provide wireless telecommunications services, (iv) a domestic long distance business, (v) data networks and (vi) carriers' carrier networks, which provide high volume transmission capacity to other carriers. For the year ended December 31, 1996, and the six months ended June 30, 1997, ventures operated by GTS generated approximately $152.2 million and $109.2 million, respectively, in combined revenue and as of June 30, 1997 were serving over 32,800 customers.

     In Russia and the CIS, GTS's objective is to become the premier alternative telecommunications operator. To attain its objective, the Company has partnered with regional telephone companies and with Rostelecom, the national long distance carrier in Russia. The Company currently operates in 23 oblasts (regions) and the city of Moscow in Russia, as well as in 11 additional cities in the CIS, and believes it is well-positioned to become the leading independent telecommunications service provider in Russia. GTS operates five lines of business in Russia and the CIS, which in the aggregate accounted for approximately 85.6% and 88.4% of the Company's combined revenue, for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. These businesses include: (i) Sovintel, which provides Moscow, and recently St. Petersburg, with international long distance and local telephone services and access to the major domestic long distance carriers; (ii) TCM, which provides local access services in Moscow; (iii) TeleRoss, which provides domestic long distance services in fourteen cities in Russia, including Moscow, as well as VSAT service to customers outside its primary long distance satellite network;
(iv) Sovam, which provides data services, including high-speed data transmission, electronic mail, Internet access services, as well as Russia On Line, the first Russian language internet service; and (v) GTS Cellular, which operates cellular networks in twelve regions in Russia and also in Kiev, Ukraine, with licenses covering regions with an aggregate population of approximately 25 million people at the end of 1996. Whenever practical, GTS's businesses integrate and co-market their service offerings in Russia and the CIS, utilizing TeleRoss as the domestic long distance provider, Sovintel as the international gateway, TCM and GTS Cellular for local access, and Sovam as the data communications and Internet access network for business applications and on-line services. Together, GTS's Russian and CIS ventures carried 202.5 million and 179.3 million minutes of traffic for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, and had approximately 27,600 customers, including approximately 13,500 cellular subscribers, as of June 30, 1997. See "-- Russia and the CIS."

     In Western Europe, GTS seeks to position itself as the leading independent carriers' carrier through the development of two ventures, Hermes and GTS-Monaco Access. Hermes is developing an approximately 17,000 kilometer pan-European high capacity fiber optic network designed to interconnect a majority of Western and Central European cities. Hermes is currently operating over an approximately 240-kilometer portion of the network linking Brussels and Amsterdam. Hermes expects the initial five country network to be placed in operation in the second quarter of 1998 and the 17,000 kilometer network to be operational during the year 2000. Hermes' objective is to become the leading pan-European carriers' carrier by providing centrally managed cross-border telecommunications transmission capacity to telecommunications companies including traditional PTOs and New Entrants. GTS-Monaco Access operates an international gateway in Monaco in partnership with, and utilizing the existing gateway infrastructure of, the Principality of Monaco and provides advanced transit and routing of international calls to other telecommunications operators. Through its Hermes and GTS-Monaco Access ventures, GTS is building a new network for transporting voice, data and multimedia/image traffic for other carriers throughout Western Europe and for worldwide international voice, data and multimedia/image traffic that either originates or terminates in, or transits through, Western Europe. See " -- Western Europe."

     In Central Europe, GTS's objective is to become one of the leading alternative telecommunications providers in the region. GTS currently provides private data communications services to governmental and commercial customers in Hungary and the Czech Republic. In the Czech Republic, the Company also provides outgoing international voice services. Through its subsidiary GTS-Hungary, GTS operates a VSAT network in Hungary, which GTS believes is the largest VSAT network in Central Europe as measured by number of VSAT sites. In addition, through its subsidiary EuroHivo, GTS operates a national paging network in Hungary and, through its subsidiary CzechNet, operates an international gateway and a data services network in Prague and the Czech Republic. During 1996, GTS's ventures in the Czech Republic carried approximately 1.6 million minutes of international long distance voice and data traffic. GTS's strategy is to expand its service offerings as the regulatory environment permits, leveraging its existing VSAT and international gateway infrastructure where possible and providing a broad range of services to its target markets. For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company's Central Europe ventures generated approximately $9.7 million and $6.7 million, respectively, in combined revenue and as of June 30, 1997 were serving over 5,200 customers. See " -- Central Europe."

     In Asia, GTS's objective is to become an established and diversified telecommunications provider in China and India. In China, GTS participates in ventures which provide technical, operational, financial, engineering and other services to two VSAT networks and a planned cellular network. In India, the Company's venture carries international traffic for certain multinational corporations. Although GTS does not currently own or operate significant telecommunications assets in Asia, GTS seeks to leverage its position in these countries to capitalize on opportunities that arise as the Chinese and Indian telecommunications markets develop. To date, the Company's Asian operations have not had a significant impact on the Company's combined results of operations, representing $8.6 million and $1.0 million, or 5.7% and 0.9% of the Company's combined revenue for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively. See " -- Asia."

BUSINESS STRATEGY

     GTS seeks to develop businesses to meet the rapidly expanding market demand for telecommunications services. GTS's goal in emerging markets is to establish itself as the leading alternative to the incumbent telecommunications service providers and as a premier provider of value-added services. In addition, the Company seeks to position itself as the leading independent carriers' carrier within Western Europe through the development of a pan-European fiber optic network in partnership with Western European railways and other infrastructure providers, and an international gateway in partnership with, and utilizing the gateway infrastructure of, the Principality of Monaco.

     GTS believes that it will be able to successfully operate its businesses and develop business opportunities by pursuing the following strategies:

     - Identify and Seize Early Market Opportunities. GTS's primary strategy is to identify less developed markets in which the incumbent operator offers inadequate service and where liberalization of telecommunications regulations may be pending. The Company believes entering these less developed markets quickly is a key competitive advantage in the global telecommunications market. GTS leverages its management's knowledge of the markets in which the Company operates to assess and react quickly when attractive business opportunities arise.

     - Establish Joint Ventures with Experienced Local Partners. GTS seeks to establish and maintain strategic partnerships and relationships with key telecommunications operators and service providers in the countries in which it operates. The Company believes that these relationships increase its ability to anticipate and respond to changes in the regulatory and legal environment and assist with license renewal and expansion of its operating companies.

     - Retain Significant Operational Control. In general, GTS actively participates in the management of its ventures by (i) providing most of the funding for the ventures' operations, (ii) selecting key members of the local management team, (iii) developing business plans and marketing strategies together with local management, (iv) monitoring operating functions, (v) maintaining close working relationships with local partners and (vi) integrating its networks and businesses in a manner which is consistent with the Company's overall strategic objectives.

     - Build Infrastructure to Provide High Quality Services. GTS continues to develop and expand its network infrastructure. The Company believes that its networks offer service, quality and cost advantages over incumbent providers as a result of the Company's customer support, network monitoring, management systems and its ability to integrate and co-market its service offerings.

     - Leverage Management Depth and Experience. GTS's management has significant experience in the development and operation of telecommunications businesses outside the United States. The Company believes that this experience, together with the Company's extensive operations, has provided its management with the ability to identify, evaluate and pursue international telecommunications business opportunities. Additionally, GTS has assembled a management team comprised of executives with extensive experience managing telecommunications companies in the respective local markets. GTS believes that its management team possesses a broad knowledge of relevant political and regulatory structures, as well as the cultural awareness and fluency with international and local business practices necessary to implement the Company's objectives.

     - Ability to Access Capital. In general, the Company's financing strategy is to establish parent level funding to meet general corporate needs and the costs of start-ups and acquisitions and, when it is possible and cost-effective, to finance ongoing operations at the venture level. Since 1993, the Company has raised approximately $269 million in equity and approximately $215 million of debt (of which approximately $74 million was raised through shareholders). In addition, Hermes completed a $265 million private placement of senior notes (of which $56.5 million was placed in escrow for the first two years' interest payments) in 1997. The Company's principal investors include affiliates of George Soros and Alan
       B. Slifka.

     In addition to its overall business strategy, GTS has developed specific market strategies to achieve its goals in emerging markets and Western Europe.

     Emerging Markets. The Company pursues its goals in emerging markets through a three stage approach of market entry, market expansion and market integration.

     - Market Entry. GTS identifies a market as a suitable target for entry based upon: (i) superior growth prospects for such market, demonstrated by growing demand for high quality telecommunications services; (ii) the provision of inadequate services by incumbent providers, typically resulting from the incumbents' unwillingness to offer high quality services with reliable customer support at attractive prices; and (iii) attractive regulatory environments in which emerging alternative telecommunications providers such as GTS have, or expect to have over a clearly defined time horizon, the ability to compete on a substantially equal basis with the incumbent providers in terms of certain services and the cost of providing those services. Once GTS has identified a market as suitable for entry, the Company seeks to establish its presence in that market by establishing a venture with a strong local partner or partners. In general, GTS maintains a significant degree of operational control in such ventures. Through such ventures, the Company benefits from its partners' ability to provide infrastructure, regulatory expertise and personnel that will provide GTS with a competitive advantage in entering that market. When entering a new market, GTS's strategy is to provide its customers with higher quality service as compared to the services offered by incumbent providers.

     - Market Expansion. Having entered a market successfully and established a limited service offering to its targeted customer base, GTS then seeks to expand the range of services it offers to existing and potential customers and to further develop its relationships with local partners. By broadening its service offerings, GTS anticipates achieving increased economies of scale through the common use of administrative and operating functions already in place, increasing the Company's share of its customers' telecommunications spending and expanding GTS's base of potential customers through the provision of a bundled service offering. The Company also seeks to expand its targeted geographic market by forming new partnerships, installing infrastructure and offering services in additional geographic regions, allowing the Company to further enhance its operating leverage and ability to service its customers' telecommunications needs.

     - Market Integration. GTS ultimately intends to integrate and co-market its service offerings in each of the markets in which it operates. The Company believes such integration enables it to enhance its operating efficiency by leveraging its distribution channels, infrastructure and networks, and management information systems. As customers develop a need for a broader variety of telecommunications services, the Company believes GTS's integrated operations will represent an attractive service alternative for customers seeking a single provider with the ability to meet all their telecommunications needs.

     Western Europe. The Company seeks to position itself as the leading independent carriers' carrier within Western Europe through the development of Hermes' pan-European fiber optic network and the operation of GTS-Monaco Access's international gateway in partnership with, and utilizing the gateway infrastructure of, the Principality of Monaco. The overall strategy of GTS in Western Europe is to complement and enhance the services provided by emerging carriers and PTOs in a way that helps them to more successfully meet the needs of their end-user customers. Hermes seeks to enter the market ahead of competition and encourage a wide variety of carriers to use its network with service offerings that meet their needs. To establish itself as the leading carriers' carrier for international telecommunications within Europe, Hermes intends to provide its customers with significantly higher quality transmission and advanced network capabilities at a competitive price by utilizing advanced, uniform technology across the region and providing redundant routing for higher levels of reliability. In addition, Hermes is not aligned with any major Western telecommunications company and GTS believes that Hermes' status as an independent developer and operator of a new pan-European fiber optic network will make it attractive to primary carriers throughout Western Europe.

RUSSIA AND THE CIS

     OVERVIEW

     GTS is a leading provider of a broad range of telecommunications services in Russia. GTS's services include international long distance services, domestic long distance services, high speed data transmission and Internet access, cellular services and local access services. GTS was among the first foreign telecommunications operators in the CIS, where it began offering data links to the United States in 1986, international long distance services in 1992, local access to its networks in 1994 and cellular services in 1995. GTS has developed these businesses into a leading provider of telecommunications service offerings in Russia by building its own infrastructure, including a fully digital overlay network and interconnections with its local Russian telecommunications partners.

     The Company believes that evolving changes in government policy over the last several years and the overall inadequacy of basic telecommunications services throughout Russia have created a significant opportunity. Before 1990, all international, domestic long distance and local telecommunications in the Soviet Union were provided by a monopoly state telecommunications company managed by the Ministry of Posts and Communications. In 1990, the Council of Ministers established a joint-stock company called Sovtelecom and transferred to it all of the telecommunications assets and operations of the Soviet Ministry of Posts and Communications. Following the dissolution of the Soviet Union in 1991, the name of the company was changed to Intertelecom. In 1992, the Russian government decided to split Intertelecom into several components to foster privatization, competition and investment. The international and long-distance assets and operations were combined into Rostelecom, creating a monopolistic service provider. The local telecommunications assets and operations were broken up into 88 independent regional joint-stock companies, seven of which serve cities, including the Moscow City Telephone Network and the Petersburg Telephone Network. Most of the regional companies have a telecommunications trunk operator and provide a domestic long distance service within their service region. Domestic long distance calls to and from areas outside the companies' service area, as well as international calls, are switched to and from Rostelecom, which forwards the calls to and from another regional company or a foreign carrier for international calls. Exceptions to this rule include the seven city operators. In Moscow and St. Petersburg, the trunk operators have been isolated into separate, long distance companies called Moscow MMT and St. Petersburg MMT. All domestic long distance and international calls originating from or terminating in Moscow and St. Petersburg are switched through the MMTs, which forward the calls to and from Rostelecom.

     Following the former Soviet Union's transformation from a centralized economy to a more market-oriented economy, increased demand from emerging private businesses and from individuals, together with the poor state of the public telephone network, has led to rapid growth in the telecommunications sector in Russia and the CIS. In 1991 the MOC was established as the Russian successor to the Soviet Ministry of Posts and Communications to regulate and improve the telecommunications industry and to be the government's representative for its ownership share of 88 regional operating companies, the assets currently held by Svyazinvest (then the monopoly international and domestic long distance service provider) and national radio, television and satellite operating companies. This enabled the MOC and operating organizations to begin the privatization process, attract foreign investment and initiate joint ventures with foreign partners.

     Although it remains subject to certain restrictions, significant progress in privatization of the telecommunications industry in Russia and the CIS has occurred. Under Russian law, state-owned enterprises within the telecommunications sector were subject to privatization but only pursuant to a decision of the Russian government in each individual case and with the state retaining a certain percentage of the stock of the privatized entity for three years, subject to extension for national security reasons. At present, virtually all of the former state telecommunications enterprises have been privatized and, subject to the above restrictions, shares of the newly formed joint stock companies have been sold to the public. Also, a significant number of private operators provide a wide variety of telecommunications services pursuant to licenses from the MOC to a growing number of customers throughout Russia. According to the MOC, more than 6,000 licenses have been granted to telecommunications operators in Russia, a large portion of which is assumed to represent licenses reissued to the same operators as a result of their reorganization or obligation to hold such licenses on counterfeit-proof paper.

     In October 1994, the President authorized the establishment of Svyazinvest with the stated purpose of fostering greater efficiency and economies of scale within the industry through competition. As a wholly government-owned company, Svyazinvest was granted a controlling stake in approximately 85 regional telecommunications companies in order to compete in these respective markets. Svyazinvest was also given control of more than 20 million of the 25.5 million telephone lines in Russia, except in Moscow and St. Petersburg.

     In April 1997, President Yeltsin approved the transfer of the federal government's 51% stake in Rostelecom, as well as similar stakes in Central Telegraph (the national PTO), the Yekaterinberg City Telephone Network and Giprosvyaz (a telecommunications research institute), to Svyazinvest. On July 30, 1997, Mustcom Ltd., a Cyprus-based company that represents the interests of a consortium which includes ICFI Cyprus, Renaissance International Ltd., Deutsche Morgan Grenfell, Morgan Stanley, and an affiliate of George Soros, purchased a 25% stake in Svyazinvest for $1.87 billion. The President has also authorized the sale of another 24% of Svyazinvest at a future date. The Russian government has announced that it will retain a controlling 51% interest in Svyazinvest.

     The Russian government's interest in Svyazinvest is held by the MOC, which was recently reclassified as the State Committee on Telecommunications and Informatics during a recent government reorganization. The MOC remains the central body of federal authority in the Russian Federation, having responsibility for state management of the communications industry and supervisory responsibility for the condition and development of all types of communications.

     Despite the recent changes in the Russian telecommunications industry, the level of telecommunications service generally available from most public operators in Moscow remains significantly below that available in cities of Western Europe and the United States, although in recent years, the Moscow local telephone infrastructure has benefitted from significant capital investment. By 1995, there were approximately 16 lines per 100 persons in Russia and 45 lines per person in Moscow. In comparison, there were 60 and 58 lines per 100 persons in the United States and Western Europe, respectively. In addition, the quality of services, reflected as the percentage of digital switching in local telephone networks, currently is approximately 12% in Russia compared to 65% and 66% in the United States and Western Europe, respectively.

     Outside Moscow (and to a lesser extent St. Petersburg), most standard Russian telecommunications equipment is obsolete. For example, many of the telephone exchanges are electromechanical and most telephones still use pulse dialing. The Russian population is over 145 million, of which approximately two-thirds is concentrated in urban areas. The telecommunications market in Russia currently includes a number of operators that compete in different service offering segments -- local, inter-city, international, data and cellular services. In large measure, the relative lack of economic development in the regions accounts for the lack of improvement in local telecommunications infrastructure. Although the regions still generally rely on an outdated infrastructure inherited from the former Soviet Union, they are starting to resort to sophisticated sources of finance, such as municipal bond offerings, in order to upgrade it.

     Growth in the Russian telecommunications industry has been principally driven by businesses in Moscow requiring international and domestic long distance voice and data services and by consumers using mobile telephony. This growth has been most significant as multinational corporations have established a presence in Moscow and Russian businesses have begun to expand. The service sector, which includes operations in distribution, financial services and professional services and tends to be the most telecommunications-intensive service sector of the economy, is growing rapidly in Moscow. Since moving to a more market-oriented economy, the economic conditions in the outlying regions in Russia have also generally improved. The telecommunications industry in the outlying regions has experienced recent growth, principally as a result of growth in the industrial sector as well as the establishment of satellite offices in the regions by multinational corporations and growing Russian businesses. The extent of overall market growth will depend in part on the rate at which the Russian economy expands, although recent revenue growth in the sector has been significant (in spite of a declining economy in certain regions) because of increasing traffic from pre-existing customers and the normalization of tariffs for business services.

     The Company believes it is well-positioned to take advantage of market growth factors due to (i) its early market entry, (ii) its strong infrastructure position in Moscow, by far the most important regional market, (iii) the local market experience of its local partners, (iv) the extent of its existing customer base and (v) its extensive range of international and domestic telecommunications services. GTS believes it is the only operator in Russia currently capable of providing a broad range of service offerings and marketing them as a single end-to-end service offering for its customers.

     STRATEGY

     GTS's objective is to become the premiere carrier in Russia and other key growth markets of the CIS. To attain this objective, the Company has developed and implemented the following strategy:

     - Develop Strong Local Partnerships. The Company has and continues to develop its Russian and CIS business through alliances with experienced local partners, which to date have been primarily regional telephone companies and Rostelecom. These ventures combine the management, financial and marketing expertise of GTS together with its partner's ability to provide infrastructure and local regulatory experience. GTS believes that these relationships lend it credibility and increase its ability to anticipate and respond to the evolving regulatory and legal environment. GTS maintains a significant degree of managerial and operational control in its joint ventures through its foundation documents, which enable GTS to develop them in a manner consistent with its overall strategic objectives.

     - Expand Customer Base. The Company continues to expand its customer base through the provision of basic telephone and digital services in markets where such services are not currently provided. Once they have established a presence in a market, the Company's ventures seek for opportunities to expand further into neighboring regions and cities.

     - Increase Range of Digital Services. As its business customers expand their operations throughout Russia and the CIS and as their telecommunications needs become more sophisticated, the Company seeks to increase its revenues by expanding the range of integrated digital services offered to its customers.

     - Offer High Quality Telecommunications Service and Customer Service. The Company continues to invest in and build sophisticated high-speed digital networks and other infrastructure through which customers can gain local access to the Company's services. In addition to providing advanced, high quality network infrastructure, the Company emphasizes and offers its customers a level of customer service which the Company believes cannot be found elsewhere in the market.

     To date, GTS has made substantial progress employing this strategy. The Company provides digital voice, data and local services in Moscow through its Sovintel, Sovam and TCM ventures and provides these same services to thirteen additional Russian cities through its TeleRoss long distance network.

     OPERATIONS

     GTS provides a broad range of telecommunications services in Russia, including international long distance services, domestic long distance services, cellular services, high speed data transmission, Internet access and local access services. These services are supported by operator assistance, itemized call reporting and billing, and other value-added capabilities that leverage GTS's investment in advanced switching, data collection and processing equipment. GTS also provides customized systems integration, including PABXs, key systems, wiring and interconnectivity. GTS's own infrastructure is supplemented with dedicated and leased capacity to allow GTS to bypass the severely congested and poorly maintained local, domestic and long distance circuits of the Russian carriers. Whenever practical, GTS's business units integrate and co-market their service offerings, utilizing TeleRoss as the long distance provider, Sovintel as the international gateway, TCM and GTS Cellular for local access, and Sovam as the data communications and Internet access network for business applications and on-line services. Through this integrated marketing approach, GTS is able to provide comprehensive telecommunications solutions to multinational corporations operating throughout Russia and the CIS.

     The following table sets forth certain operating data related to the Company's operating ventures in Russia and the CIS.

                                                      AT AND FOR THE YEAR
                                                       ENDED DECEMBER 31,        AT AND FOR THE SIX
                                                    ------------------------        MONTHS ENDED
                                                    1994(1)    1995    1996        JUNE 30, 1997
                                                    -------    ----    -----    --------------------
Cities In Service.................................    5        24       32              39
Total Voice Minutes (millions)(2)
  Inter-city......................................   --  (3)    2.3     15.8            19.5
  Local...........................................    0.0      22.1    133.0           107.0
  International Outgoing..........................    7.7(3)   10.5     20.5            20.2
  Incoming........................................    2.0       4.5     33.2            32.6
Total Data Customers (thousands)..................    1.9       3.0      6.3            14.1
Total Cellular Subscribers (thousands)............    0.0       1.6      9.8            13.5

---------------

(1) In 1994, the Company's interest in ventures operating in Russia consisted of a ten-percent interest in Baltic Communications Limited, a one-third interest in Sovam, and Sovintel, in which the Company owned a 12.5% interest through May 1994 and a 50% interest thereafter.

(2) Amounts include minutes between Company affiliates.

(3) International and inter-city long distance outgoing minutes not segregated in 1994.

     SOVINTEL

     GTS owns 50% of Sovintel, a joint venture with Rostelecom, the national long distance carrier. Sovintel was founded in 1990 by GTS, Rostelecom and GTE Spacenet, with GTS acquiring GTE Spacenet's interest in 1994. Sovintel markets a broad range of high quality telecommunications services by (i) directly providing international direct dial access to over 170 countries and private line dedicated voice channels and (ii) leveraging the infrastructure and services of the other GTS ventures, including TeleRoss, TCM and Sovam. In addition, Sovintel provides and installs for its customers equipment such as PABXs, key systems and wiring and provides maintenance and other value-added services. Sovintel customers, which primarily consist of businesses, hotels and Moscow-based cellular operators, are able to access these telecommunications services through Sovintel's fully-digital overlay network in Moscow. In addition, Sovintel has recently commenced construction of a limited network in St. Petersburg that is interconnected to Sovintel's Moscow network and is intended to support Sovintel's Moscow clients which have a presence in St. Petersburg. Sovintel serviced over 40,249 telephone numbers, or "ports," for business customers and cellular providers and had over 230 employees as of June 30, 1997.

     Sovintel has constructed and operates a fully-digital overlay network in and around Moscow which consists of (i) an approximately 420-kilometer fiber optic ring, (ii) over 180 PABXs linked to the fiber optic ring, (iii) a fully-digital microwave network, (iv) a wireless local loop and (v) an international gateway connected to the fiber optic ring. In addition, Sovintel leases dedicated international long distance channels. Customers are connected to the Sovintel network via last mile connections to over 180 PABXs that provide "points-of-presence" in and around Moscow. The PABXs are connected to the network through a direct fiber connection or a digital microwave network. Some of Sovintel's new customers are temporarily connected to the network through a wireless local loop. The wireless local loop provides a significant competitive advantage because it allows Sovintel to connect customers to its network more quickly than alternative methods. As these customers are provided permanent connections to Sovintel's network through direct connections to the PABXs, additional customers are rolled onto the wireless local loop.

                         [GTS SOVINTEL MOSCOW NETWORK]

     After a customer is connected to the Sovintel network, local telephone services are provided through the Sovintel fiber optic ring's interconnection with the switches of either TCM or MTU Inform. These switches provide access to local telephone service in Moscow through interconnections with the Moscow city telephone network ("MGTS") and the principal Moscow cellular providers. Sovintel provides its customers access to domestic long distance service through the TeleRoss long distance network, or through Rostelecom's network in cities not currently served by TeleRoss. International long distance service is provided primarily through the Sovintel international gateway, which transmits international traffic via dedicated international leased long distance channels. Sovintel's customers also can receive high speed data services through Sovintel's interconnection with the Sovam data network. Accordingly, from a customer's perspective, Sovintel offers a broad range of telecommunication services.

     The following table sets forth certain operating data related to Sovintel's operations:

                                                                                        AT AND FOR THE
                                            AT AND FOR THE YEAR ENDED DECEMBER 31,        SIX MONTHS
                                            --------------------------------------      ENDED JUNE 30,
                                              1994          1995           1996              1997
                                            --------      ---------      ---------      ---------------
MINUTES OF USE(1)
  International Minutes
     Number of Minutes....................     7,681(2)      10,516         20,839           19,102
     Average Rate Per Minute..............    $ 2.35        $  2.06        $  1.55          $  1.33
  Domestic Long Distance Minutes
     Number of Minutes....................        --(2)       2,047         10,098           10,105
     Average Rate Per Minute..............        --        $  0.86        $  0.65          $  0.57
  Moscow (Local) Fixed Line Minutes
     Number of Minutes....................        --             --             --            1,613
     Average Rate Per Minute..............        --             --             --          $  0.06
  Moscow (Local) Cellular Minutes
     Number of Minutes....................        --         21,478         83,673           52,164
     Average Rate Per Minute..............        --        $  0.06        $  0.08          $  0.07
  Incoming Minutes
     Number of Minutes....................     1,967          3,839         24,306           24,011
     Average Rate Per Minutes.............    $ 0.76        $  0.58        $  0.28          $  0.27
PORTS
  Number of Ports (cumulative)............        --          6,079         29,646           40,249
NUMBER OF PRIVATE LINE CHANNELS
  International...........................         1             26             89              128
  Inter- and Intra-City...................         1             26            103              155
APPROXIMATE EQUIPMENT SALES (THOUSANDS)...    $1,100        $ 1,400        $ 2,200          $ 1,800

---------------

(1) Minutes in thousands. Amounts include minutes among affiliates.

(2) International and domestic long distance outgoing minutes not segregated in 1994.

     Services. Sovintel markets a broad range of high quality telecommunications services by (i) directly providing international direct dial access to over 170 countries and private line dedicated voice services and (ii) by leveraging the infrastructure and services of the other GTS ventures. Sovintel's services include:

     - Switched International, Domestic Long Distance and Local
       Services. Customers are provided switched international long distance services directly through Sovintel's international gateway in Moscow and its leased long distance channels. Domestic long distance services are marketed by Sovintel and provided either through the TeleRoss long distance network or, where the call destination is not served by TeleRoss, through Rostelecom's network. Local call service is provided by Sovintel indirectly as a result of its interconnection, through TCM or MTU Inform, with the Moscow city telephone network. Based on its familiarity with the market, the Company believes that Sovintel's services are distinguished by a higher level of quality than those of its competitors, particularly with respect to call completion rates for its domestic long distance and local call services. In addition, the Company trains its employees to provide customer service at a level which is comparable to that provided by Western telecommunications companies. As a result, the Company believes that customers choose Sovintel over its competitors because it has earned a reputation for providing high quality telecommunications services through an experienced and professional customer service staff.

     - Private Line Channels. Private line channels, which are provided over dedicated leased lines, are principally utilized by customers with high-volume data traffic needs, such as Sovam and large data providers. Private line customers have access to intra-city service in Moscow through Sovintel's fiber optic ring and to inter-city service between Moscow and St. Petersburg via fiber leased by Sovintel, in each case benefitting from Sovintel's high quality infrastructure. Private line domestic long distance service is provided through TeleRoss and, for cities not served by TeleRoss, through Rostelecom. International private line service is provided through dedicated leased fiber channels from Rostelecom.

     - Equipment Sales, Installation Services and Project Planning and Management Services. In providing the above services to its customers, Sovintel installs and maintains equipment on its customers' premises, including PABXs, key systems and wiring. Sovintel also provides project planning and management services, including system design and management, to its customers.

     - World Access Service. Customers are able to access Sovintel's international long distance services through the World Access Card, which provides customers either direct or calling-card-based portable access to domestic and international long distance service. The calling card can be used in 14 Russian cities, including Moscow and St. Petersburg, and 23 countries.

     Sovintel complements its service offerings by providing a wide range of value-added services including operator assistance, maintenance and customer support and itemized call reporting and billing.

     Customers and Pricing. Sovintel's customers consist primarily of high-volume business and professional customers, such as IBM, Credit Suisse Group and Reuters, other multinational corporations and Russian enterprises, a number of premium Moscow hotels and other telecommunications carriers. In addition, Sovintel is one of the primary providers of domestic and international long distance service for the major cellular service providers in Moscow, including VimpelCom, MTS and Moscow Cellular. Sovintel's customers typically demand a higher level of service than generally available in the market.

     The pricing structure for international and domestic long distance calls is based upon traffic volume and overall market rates, with Sovintel's rates varying depending on the time and destination of the call. Local calls, other than calls placed to cellular phones, are completed without charge. Sovintel expects to continue its practice of not charging to complete local calls unless and until the MGTS begins to charge for completion of such calls. Sovintel prices its international long distance services slightly below those of its principal competitors, and has recently reduced its rates in anticipation of increased competitive pricing pressures. Sovintel's average revenue per minute for outgoing international long distance calls has declined from approximately $2.35 per minute for the year ended December 31, 1994 to approximately $1.33 per minute for the six months ended June 30, 1997. Sovintel expects increased pricing pressure from competitors over time. Sovintel prices domestic long distance services in line with those of its principal competitors. Prices for domestic long distance services have increased significantly over the last several years, although such prices stabilized in the second half of 1996. Sovintel's private line services are priced competitively. Sovintel provides private line channels by releasing lines it leases from Rostelecom. The lines are leased by Sovintel from Rostelecom at wholesale rates and leased by Sovintel to its customers at prices in line with Rostelecom's retail rate.

     Customers are billed monthly with larger-volume customers receiving discounts of up to 30%. Customers using international services, domestic long distance or data services are billed in U.S. dollars. To the extent permitted by law, payment is made either in U.S. dollars or in rubles at the ruble/dollar exchange rate at the time of payment, plus a conversion charge in order to minimize the impact of currency fluctuations. Sovintel currently bills on an invoicing system that was internally developed. Currently, the system is adequate for

Sovintel's present customer base; however, the Company is evaluating alternatives for upgrading the system in anticipation of future growth.

     Sales and Marketing. Sovintel's sales and marketing strategy targets large multinational and Russian businesses both directly and through contacts with real estate developers and business center managers in the greater Moscow area. These developers and managers typically determine which telecommunications service provider will service their respective properties. By identifying and building relationships with these developers and managers at an early stage (typically up to one year prior to the completion of a new building project), Sovintel seeks to enhance the likelihood of winning the service contract. In addition to its traditional target market, Sovintel has recently begun to market its services to smaller businesses. Sovintel utilizes a departmentalized sales force in order to focus its sale efforts on the different segments within its target market. The sales force is comprised of 34 sales personnel, including 12 account managers, all of whom specialize in serving specific targeted industries. Dedicated marketing and customer support personnel provide technical support, customer service, training, market monitoring and promotional functions for Sovintel. Sovintel's sales and marketing personnel are paid through a combination of salary, commissions and incentive bonuses.

     Ownership and Control. Sovintel is a joint venture between a wholly-owned entity of GTS and Rostelecom with each having a 50% ownership interest. Under Sovintel's charter, GTS and Rostelecom each have the right to appoint three of the six members of Sovintel's managing board. Rostelecom has the right to nominate the Director General (the highest ranking executive officer at Sovintel), while GTS has the right to nominate the First Deputy Director General (the next-highest ranking executive officer at Sovintel). In practice, the Director General and the First Deputy Director General together perform the role of a chief executive officer. Certain business decisions, including the adoption of Sovintel's annual budget and business plan as well as the distribution of profits and losses require the approval of both GTS and Rostelecom. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control."

     TCM

     GTS beneficially owns approximately 50% of TCM, a joint venture founded in 1994 that provides a licensed numbering plan and interconnection to the Moscow city telephone network for carriers needing basic local access service in Moscow. GTS's partners in TCM are MTU-Inform and Swinton Ltd., a group of entrepreneurs with extensive telecommunications experience in Russia. TCM is currently licensed to provide 100,000 numbers in Moscow, of which approximately 40,000 have been leased. TCM has contracted with MGTS to construct up to an additional 100,000 numbers in several stages over the next five years, subject to obtaining a license covering the additional numbers and the construction of the applicable numbering zone in Moscow by MGTS. TCM's switching facilities are fully integrated with the networks of Rostelecom, Sovintel, and MGTS, allowing it to provide high quality digital service to its customers.

     Services. TCM acts as a local gateway by providing numbers and ports to carriers in Moscow and in outlying regions, including Sovintel, VimpelCom, MTS and Moscow Cellular, and thus providing interconnectivity to the Moscow city telephone network. Access to the Moscow city telephone network provides customers with the higher quality and broader range of services available in Moscow, such as the services provided by Sovintel. Access from outlying regions is typically obtained through a domestic long distance service provider such as TeleRoss. See "-- Sovintel" and "-- TeleRoss."

     Customers and Pricing. TCM provides its services on the wholesale level to primary carriers. VimpelCom is TCM's primary customer and accounts for substantially all of TCM's revenues and the loss of VimpelCom as a customer would have a material adverse effect on TCM. TCM also provides ports to Sovintel and to other network operators including MTS and Moscow Cellular. TCM's ports are leased principally to carriers in Moscow, although ports are also available to carriers throughout Russia. Although local access services are priced upon the basis of supply and demand factors in the local market, in general, for each port cellular operators pay an approximately $300 installation fee and a $16 flat monthly fee plus a per minute charge for traffic while other carriers pay a larger initial fee of approximately $500 and a monthly fee of approximately $25. Local access services are typically provided pursuant to five-year contracts that may be renewed upon expiration for additional one-year periods. TCM has entered into an agreement with Sovintel pursuant to which billing and collecting functions for TCM customers are performed by Sovintel, with Sovintel remitting such amounts (less applicable settlement charges and administrative costs) to TCM . The rapid growth of cellular services in markets like Moscow has placed a premium on new numbers, which has translated into attractive prices for these numbers. TCM, however, believes these prices will decline over time.

     Ownership and Control. GTS's indirect interest in TCM is represented by its approximately 52% interest in a holding company, which owns 95% of TCM. This structure provides GTS with 50% beneficial ownership interest in TCM. Decisions of the holding company regarding TCM require unanimous board approval. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control."

     TELEROSS

     TeleRoss, which began operations in 1995, consists of (i) two wholly-owned holding companies and a 99% owned subsidiary of GTS that operates a domestic long distance network (collectively, the "TeleRoss Operating Company") and (ii) thirteen joint ventures that are 50% beneficially-owned by GTS that originate traffic and provide local termination of calls (the "TeleRoss Ventures" and, together with TeleRoss Operating Company, "TeleRoss"). The TeleRoss domestic long distance network serves fourteen major Russian cities, including Moscow and, through VSAT technology, 19 customers located outside these cities. TeleRoss provides digital domestic long distance services and other value-added services through its own infrastructure as well as access to Sovintel's international gateway services and access to the Moscow city telephone network through TCM's switching facilities. Sovam uses the TeleRoss digital channels to provide regional data service and has co-located its access facilities with TeleRoss. As of June 30, 1997, TeleRoss employed approximately 187 persons of which approximately 95 people were based in Moscow and approximately 92 people were deployed in the regions in which TeleRoss operates.

     TeleRoss's licenses cover the city of Moscow and a total of 39 regions throughout Russia. Most of the thirteen cities in which TeleRoss primarily operates are regional capitals, with an aggregate population of approximately
11.5 million. TeleRoss's licenses cover the entire oblast surrounding these cities, with populations totalling approximately 38.1 million persons, and GTS intends eventually to extend the reach of the TeleRoss network beyond the regional capitals to the surrounding areas. The cities in which TeleRoss currently offers its services are:

                                                                1995 POPULATION
                                                    ---------------------------------------
                                                                 (IN MILLIONS)
                                                                 URBAN
                       CITY                         CITY(1)    OBLAST(2)    TOTAL OBLAST(2)
                       ----                         -------    ---------    ---------------
Arkhangelsk.......................................    0.6         1.2             1.6
Ekaterinburg......................................    1.4         4.1             4.7
Irkutsk...........................................    0.6         2.3             2.9
Khabarovsk........................................    0.6         1.5             1.9
Krasnodar.........................................    0.6         2.6             4.8
Nizhni Novgorod...................................    1.4         2.9             3.7
Novosibirsk.......................................    1.4         2.1             2.8
Syktyvkar.........................................    0.3         0.9             1.3
Tyumen............................................    0.5         2.4             3.1
Ufa...............................................    1.0         2.6             4.0
Vladivostok.......................................    1.2         1.8             2.2
Volgograd.........................................    0.9         2.0             2.6
Voronezh..........................................    1.0         1.5             2.5
                                                     ----        ----            ----
          Total...................................   11.5        27.9            38.1
                                                     ----        ----            ----

---------------

(1) This column reflects the population residing in cities. Source: GTS estimate

(2) This column reflects the urban population in oblast. Source: Rusline

(3) This column reflects the total population residing in the oblast, including rural population. Source: Rusline

     The TeleRoss network architecture involves local city switches connected to remote earth stations which communicate via satellite to a Moscow-based hub. This hub consists of the network control center, earth station equipment, multiplexing equipment and a switch. The earth stations, hub and related equipment are owned by TeleRoss, which gives TeleRoss the flexibility to redeploy network assets to other locations as necessary. The hub interconnects to Sovintel's network providing access to Sovam's data networks, TCM's switching facilities and Sovintel's international gateway, which transports international traffic via dedicated international leased satellites and fiber channels and provides access to Rostelecom's long distance networks. TeleRoss's local joint venture partners provide interconnection to the local public telephone networks in each of the thirteen cities it serves. In addition to providing services through its network, TeleRoss currently serves 19 customers in 18 additional cities through VSAT technology which links the customers via satellite to the Moscow hub.

     The following table sets forth certain operating data related to TeleRoss's operations:

                                                            AT AND FOR THE SIX MONTHS ENDED
                                                         --------------------------------------
                                                         JUNE 30,    DECEMBER 31,      JUNE 30,
                                                           1996          1996            1997
                                                         --------    ------------      --------
MINUTES OF USE(1)
  Domestic Minutes (thousands).........................       827          3,478          7,904
  Average Rate Per Domestic Minute.....................  $   1.01     $     0.99       $   0.76
  International Minutes (thousands)....................        83            189            276
  Average Rate Per International Minute................  $   2.66     $     2.76       $   2.62
NUMBER OF CITIES SERVED................................        10             12             13
WORLD CONNECT DIAL/RUSSIA
  Number of Connect Dial Ports.........................       256            472            861
  Average Revenue Per Port Per Month...................  $    472     $      767       $    460
MOSCOW CONNECT
  Number of Ports......................................        38             49             54
  Average Revenue Per Port Per Month...................  $  1,388     $    1,165       $  1,409
DEDICATED CIRCUITS
  Number of Dedicated Channels.........................        15             33             41
  Average Price Per Channel............................  $  5,200     $    4,553       $  4,606
WORLD ACCESS SERVICE
  Number of World Access Card Users....................     1,674          3,929          4,276
  Average Revenue Per Card Per Month...................  $     52     $       52       $     59
VSAT SERVICES
  Number of VSATs......................................         7             12             20

---------------

(1) Includes minutes among affiliates.

     Services. Through its network and VSAT offerings, TeleRoss offers the following services:

     - Carriers' Carrier Services. TeleRoss provides services as a "carriers' carrier," providing domestic long distance carrier services to cellular operators, Sovintel, the TeleRoss Ventures' regional partners and competitive bypass operators from the cities in which the TeleRoss Ventures operate, and to customers in remote cities using VSAT stations. These services are provided to and from Moscow, and are provided by TeleRoss at wholesale rates competitive with those offered by Rostelecom. TeleRoss also provides private line channels to Sovam in cities where the TeleRoss Ventures operate. In addition, TeleRoss has recently received a license to provide international private line service.

     - World Connect Dial/Russia Connect Dial. Customers in TeleRoss's cities are provided dedicated local access to the regional TeleRoss switch through lines leased from the TeleRoss Venture's regional joint venture partner. These customers then have access to the domestic long distance service provided by TeleRoss, international long distance service provided by Sovintel and are fully integrated into the local phone networks operated by the applicable TeleRoss Venture's partner and to the Moscow city telephone network through TCM.

     - Moscow Connect. Customers are provided with dedicated last mile connection over lines leased from the regional joint venture partner which lines are connected to a local TeleRoss switch. The TeleRoss network and its interconnection to TCM provide customers with a Moscow dial tone which allows users in remote locations better access to Moscow's advanced telecommunications infrastructure. In addition, Moscow Connect service provides better call quality at lower rates for domestic and international long distance. Moscow Connect also facilitates communications between users and their Moscow-based associates as calls can be made to and from Moscow without the use of prefixes and without long distance charges accruing to the Moscow-based parties.

     - Dedicated Circuits. Customers are provided with point-to-point clear channel circuits within Russia and internationally through the TeleRoss backbone and its interconnection with Sovintel's international gateway in Moscow. Dedicated circuits are generally used by news services, banks and other commercial customers who require high capacity and high quality service. This service can be used for voice or data, depending on the user's needs. In providing dedicated circuits, TeleRoss competes against other alternative communications providers, however, TeleRoss believes that it has a distinct price advantage over its competitors because of the use of its own infrastructure and the bulk purchase of satellite capacity.

     - World Access Service. TeleRoss and Sovintel co-market World Access Service to their customers in each of the cities they serve through two products: World Access Direct and World Access Card. Through World Access Direct, TeleRoss customers can access domestic long distance and international service anywhere within the customer's city through the local telephone network. The World Access Card is a calling card which allows TeleRoss customers portable access to domestic long distance and international service from 15 Russian cities, including Moscow and St. Petersburg, and 23 countries. This service is provided through Sovintel's infrastructure.

     - VSAT Services. For customers that are located outside the 13 cities serviced by the TeleRoss Ventures or that cannot be physically linked to TeleRoss's regional switches, TeleRoss offers VSAT service which connects these customers directly to TeleRoss's Moscow-based hub through a VSAT antenna installed at the customer's location. Both dedicated and switched services are provided through these VSAT arrangements.

     In addition to continuing the development of its core domestic long distance business, TeleRoss's strategy includes the development of local access networks to capitalize on demand for local phone service and to capture additional customers for its long distance and value-added service offerings. Outside Moscow, TeleRoss has primarily pursued a strategy whereby it develops its own intra-city trunking network with copper based or fiber optic facilities leased from the regional joint venture partners. To date, TeleRoss, in conjunction with regional joint venture partners, has installed approximately 25 kilometers of fiber optic cable in 3 cities and plans to install an aggregate of approximately 100 kilometers of additional fiber optic cable in up to an additional 6 cities over the next 24 to 30 months. Customers who obtain local phone numbers from TeleRoss's venture partners are directly interconnected to the local telephone company and to the Company's long distance network and Sovintel's international gateway and may obtain a broad range of value-added services offered by the Company.

     Customers and Pricing. TeleRoss's customers include businesses and other telecommunications service providers such as carriers, PTOs, cellular operators, Sovintel and Sovam. TeleRoss's business customers consist of large multinational and Russian businesses in each of the regions it services, as well as medium and small-sized businesses. Between 1993 and mid-1996, consumer prices in TeleRoss's industry increased significantly as a result of Rostelecom raising its prices in an effort to raise capital for investment and development of its network infrastructure, although prices have stabilized over the past six months. TeleRoss strategically prices its domestic long distance services at a slight premium over similar services offered by Rostelecom to account for a higher quality of service, but in line with the prices offered by regional competitors.

     Sales and Marketing. TeleRoss markets its services to carriers and businesses through direct sales channels. TeleRoss employs 27 sales and marketing personnel, approximately half of which are based in Moscow with the other half deployed regionally to identify and contact prospective customers. The Moscow-based sales and marketing personnel are organized into industry groups in order to better identify and serve customer needs. Each region is typically served by one or two sales representatives. TeleRoss's sales efforts are supported by market research and promotional activities carried out at the joint venture level and tailored to the specific market base of each region. TeleRoss's marketing strategy is to attract carrier customers by focusing on those carriers with high volume minutes operating in regions where TeleRoss has a competitive advantage. Through cross-marketing agreements with Sovintel and Sovam, TeleRoss markets many of the other service offerings of GTS's Russian businesses to customers throughout its service regions. Billing functions and the monitoring of quality control and technical issues are performed centrally through the Moscow-based hub.

     Ownership and Control. TeleRoss consists of the TeleRoss Operating Company, and the 50% beneficially-owned TeleRoss Ventures. GTS controls TeleRoss Operating Company (which holds the network license) and co-manages the TeleRoss Ventures under the terms of the applicable TeleRoss Ventures' foundation agreements and charters. Under some of these charters, GTS generally has the right to designate the Chairman of the board of directors, and GTS's local partner has the right to designate the Deputy Chairman, for the first two-year term (and thereafter GTS and the local partner nominate the Chairman and Deputy Chairman for approval by the entire board on a rotating basis). While GTS has significant influence within these ventures, decisions, including the decision to declare and pay dividends, are generally subject to GTS's partner's approval. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control."

     SOVAM

     Sovam is a venture owned 66.7% by GTS and 33.3% by the Institute for Automated Systems ("IAS"). Sovam was founded in 1990 as a venture equally owned by GTS and IAS. In 1992, Cable & Wireless acquired a 33% ownership interest in Sovam, which interest was subsequently acquired by GTS in 1994, bringing GTS's ownership interest to its current 66.7%. Sovam provides high-speed data communications services, electronic mail and database access over a high-speed packet/frame relay network in 29 major Russian and CIS cities. Sovam also offers Russia On Line, the first Russian language Internet service, which provides direct access to the Internet as well as access to a wide range of local and international information services and databases. As of June 30, 1997, Sovam had approximately 1,748 data service customers and approximately 3,091 Russia On Line customers. Sovam employed over 100 persons in Moscow and other regions of the CIS as of June 30, 1997. Sovam provides equipment and maintains marketing and technical support personnel at each location either through its own infrastructure or through the infrastructure of TeleRoss.

     In addition to serving the Moscow and St. Petersburg markets, Sovam co-locates its operations with the TeleRoss Ventures, offering its services in all 13 TeleRoss cities, and also serves 14 additional cities in Russia and the CIS. Sovam operates under its own license within Russia while services elsewhere in the CIS are provided through applicable joint venture or local partner licenses. The local partners of the TeleRoss Ventures provide facilities, assist in the provision of leased lines to Sovam customers that allow them to connect with Sovam's local data switches and also provide technical support. Sovam utilizes Sovintel's international capabilities and, in TeleRoss-served locations, TeleRoss's satellite overlay network, to take data through its local data switches and over the leased lines to its customers. Customers may obtain virtual private data networks without investing in, acquiring, installing and maintaining their own network nodes and switches.

     The following table sets forth certain operating data related to Sovam's operations:

                                           AT AND FOR THE YEAR ENDED
                                                 DECEMBER 31,            AT AND FOR THE
                                          ---------------------------   SIX MONTHS ENDED
                                           1994      1995      1996      JUNE 30, 1997
                                          -------   -------   -------   ----------------
BASIC DATA SERVICE
  Percentage of Total Sovam Revenue.....       96%       91%       79%           80%
  Number of Customers...................    1,335     1,587     1,726         1,748
  Average Revenue Per Month Per
     Customer...........................   $  180    $  201    $  446        $  604
  Number of Cities in Service...........        2        11        25            29
EQUIPMENT AND HARDWARE SALES
  Percentage of Total Sovam Revenue.....        4%        8%       14%           10%
RUSSIA ON LINE SERVICE
  Percentage of Total Sovam Revenue.....       --         1%        7%           10%
  Number of Customers...................       --       407     2,340         3,091
  Average Revenue Per Month Per
     Customer...........................       --    $   49    $   52        $   65

     Services. Sovam's service offerings are comprised of data services, equipment and hardware sales and its Russia On Line services.

     - Data Services. Sovam provided high speed connectivity, electronic mail, database access and fax services to approximately 1,748 customers as of June 30, 1997, in Russia and the CIS. Sovam customers can use electronic mail systems to send and receive messages and data and to access public and private data networks (including the Internet) worldwide. Customers may obtain virtual private data networks without investing in, acquiring, installing and maintaining their own network nodes and switches. In addition, Sovam offers its customers value-added data services. For example, Sovam offers "one-stop shopping" for hardware, software, installation and maintenance support and products such as "SovamMail," an e-mail service which allows customers to use Sovam's data network to send telex or facsimile messages to overseas recipients worldwide. Data services are currently available in 29 cities throughout Russia and the CIS, including Moscow, St. Petersburg, each of the cities served by TeleRoss and some cities outside of the TeleRoss network.

     - Equipment and Hardware Sales. Sovam sells communications equipment and hardware, and provides related installation, maintenance and support functions, to its customers. Sovam's primary customers in the equipment and hardware market are banking clients who use the equipment to interface with Sovam's network.

     - Russia On Line. Russia On Line is the first Russian language, as well as the first dual language, graphical user interface online service for accessing domestic and international information sources designed to appeal to a wide commercial audience. This service, which is distributed via GTS's domestic long distance infrastructure, provides customers with access to international databases (including the Internet), as well as an array of proprietary Russian and English language information services, such as news stories and market updates. Sovam had approximately 3,091 Russia On Line customers as of June 30, 1997. Sovam encountered international bandwidth capacity constraints during the fourth quarter of 1996 which limited growth in Russia On Line sales. Management introduced an E-1 channel during the first quarter of 1997 to address this problem. Sovam has developed a modified version of Netscape's Internet browser, which utilizes the Cyrillic alphabet, as part of its Russia On Line package. Sovam's enhanced Russian version of Netscape's browser is provided by Sovam to its customers under a distribution agreement with Netscape. In addition, Sovam has signed a letter of intent with Microsoft whereby Microsoft has agreed to include software access to Russia On Line in its Russian version of Windows 97, which had not been released as of September 1997. Sovam has also entered into agreements with equipment manufacturers, including Dell, Hewlett-Packard and U.S. Robotics, to include Russia On Line software with their products.

     Customers and Pricing. Sovam's data communications customers consist primarily of banking and financial services organizations and large multinational companies, while Sovam's Russia On Line customers consist of a wide variety of commercial enterprises. Sovam charges customers an installation fee when service is commenced and a charge for any equipment which is installed. Thereafter, customers are billed on a monthly basis for leased line fees, port access charges and charges for data and Russia On Line services rendered during the month. Data services are priced on a two-tier structure with high volume users generally negotiating a flat-rate fee and lower volume uses paying a volume-based fee which on average was $446 and $604 per subscriber in 1996 and for the six months ended June 30, 1997, respectively. Russia On Line customers pay a fixed monthly access charge plus an additional volume-based fee. Customers are billed in dollars and payment is remitted in rubles and, to the extent permitted by law, in dollars, with a 5% conversion fee added to ruble-denominated payments.

     Sales and Marketing. Sovam employs a dedicated sales and marketing force comprised of 20 Russian nationals, 14 of which are based in Moscow with the remainder deployed in the other Russian and CIS regions. Salespersons are paid a fixed salary supplemented by sales commissions and performance-based bonuses. Sovam's sale efforts are focused primarily on the banking and financial communities and large multinational companies, although small and medium sized entities are also emerging as potential Sovam customers. Bundled service packages, which include Sovam's data and Internet service, Sovintel's international service and TeleRoss's long distance service, are frequently marketed together in order to offer customers a comprehensive telecommunications solution. In addition to data communications services, Sovam offers its customers hardware, installation and maintenance service and is a distributor of Northern Telecom equipment.

     Ownership and Control. GTS owns 66.7% of Sovam and IAS owns the remaining 33.3%. The Sovam managing board is comprised of three GTS representatives and two IAS representatives. Decisions of the managing board are adopted by a majority vote. Changes to the charter and certain business decisions, including decisions on distribution of profits and losses, obtaining loans and approving major transactions, require unanimous approval. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control."

    GTS CELLULAR

     GTS Cellular operates three distinctly branded cellular businesses in Russia and Ukraine. In Russia, GTS holds a 62% beneficial interest in Vostok Mobile B.V. ("Vostok Mobile"), which operates eleven AMPS cellular companies in Russian regions west of the Urals under the trade name Unicel. Vostok Mobile owns between 50% and 70% of these cellular joint ventures (the "Unicel Ventures") in Russia, giving GTS beneficial interests ranging from approximately 31% to 43% in such ventures. The Company expects to purchase, pending execution of definitive documentation, the minority interest in Vostok Mobile. After the purchase, Vostok Mobile will be a wholly owned venture of GTS. In addition, GTS intends to enter into the cellular markets of additional Russian regions through its Vostok Mobile venture. GTS also participates in PrimTelefone, a 50% owned joint venture that operates an NMT-450 network in Vladivostok, Russia. In Ukraine, GTS has an approximately 25% beneficial interest in Bancomsvyaz which operates a DCS-1800 cellular network in Kiev, and an international overlay network in Ukraine. GTS Cellular entities possess licenses covering major Russian and Ukrainian markets (excluding Moscow and St. Petersburg) with an aggregate 1995 population of approximately 25 million people.

     GTS currently offers cellular services in the following regions as of June 30, 1997:

                                                                                 URBAN
                                    GTS'S                                      POPULATION       TOTAL
          OPERATING                ECONOMIC                        CITY            IN          OBLAST        NUMBER OF
           COMPANY              INTEREST(1)(4)      CITY       POPULATION(3)   OBLAST(2)    POPULATION(2)   SUBSCRIBERS
          ---------             --------------      ----       -------------   ----------   -------------   -----------
                                                                (MILLIONS)     (MILLIONS)    (MILLIONS)
RUSSIA
  Vostok Mobile(4)
     Arkhangelsk Mobile
       Networks...............       31.0%       Arkhangelsk        0.6            1.2           1.6             433
     Astrakhan Mobile.........       31.0%       Astrakhan          0.6            0.7           1.0             930
     Chuvashi Mobile..........       43.4%       Cheboksary         0.5            0.8           1.4             913
     Lipetsk Mobile...........       43.4%       Lipetsk            0.5            0.8           1.2           1,018
     Murmanskaya Mobilnaya
       Set....................       31.0%       Murmansk           0.6            1.1           1.8           1,017
     Penza Mobile.............       37.2%       Penza              0.6            1.0           1.5             496
     Saratov Mobile...........       31.0%       Saratov            0.2            2.0           2.7           1,174
     Parma Mobile.............       31.0%       Syktyvkar          0.3            0.9           1.3             317
     Volgograd Mobile.........       31.0%       Volgograd          0.9            2.0           2.6             955
     Votec Mobile.............       31.0%       Voronezh           1.0            1.5           2.5           1,274
     Mar Mobile...............       31.0%       Yoshkar-ola        0.4            0.5           0.8             349
  PrimTelefone................       50.0%       Vladivostok        1.2            1.8           2.2           3,712
UKRAINE
  Bancomsvyaz.................       24.9%       Kiev               2.6            3.7           4.5             852
                                                                   ----           ----          ----          ------
          Total...............                                     10.0           18.0          25.1          13,494
                                                                   ----           ----          ----          ------

---------------
(1) Represents the indirect economic interest of GTS in each entity.

(2) Source: Rusline (1995), except Kiev (from Ukraine Ministry of Statistics
    (1995)).

(3) Source: GTS estimate (1995).

(4) Vostok Mobile is a GTS venture which owns between 50% and 70% of a series of 11 cellular joint ventures in various regions in Russia. GTS currently holds a 62% beneficial interest in Vostok Mobile. The Company expects to purchase, pending execution of definitive documentation, the minority interest in Vostok Mobile. After the purchase, Vostok Mobile will be a wholly owned venture of GTS. GTS intends to enter into the cellular markets of additional Russian regions through its Vostok Mobile venture.

     The following table sets forth certain operating data related to GTS Cellular's operations:

                                                            AT AND FOR THE
                                                              YEAR ENDED
                                                             DECEMBER 31,        AT AND FOR THE
                                                           -----------------    SIX MONTHS ENDED
                                                            1995      1996       JUNE 30, 1997
                                                           ------    -------    ----------------
  Vostok Mobile
     Total Subscribers...................................     850      6,884          8,930
     Average Revenue Per Subscriber Per Month............      --    $   128        $   145
     Minutes of Use(1)(thousands)........................      --     10,561         12,231
     Population Covered by Licenses (thousands)..........  18,400     18,400         18,400
     Population Covered by Networks (thousands)..........   4,000      6,500          6,500
     Subscriber Penetration of Population Covered by
       Networks..........................................      --       0.11%          0.14%
  PrimTelefone
     Total Subscribers...................................     792      2,822          3,712
     Average Revenue Per Subscriber Per Month............  $  282    $   236        $   193
     Minutes of Use(1)(thousands)........................     725      6,919          5,378
     Population Covered by Licenses (thousands)..........   2,200      2,200          2,200
     Population Covered by Networks (thousands)..........     500      1,175          1,175
     Subscriber Penetration of Population Covered by
       Networks..........................................    0.16%      0.24%          0.32%
  Bancomsvyaz
     Cellular Network
     Total Subscribers...................................      --        121            852
     Average Revenue Per Subscriber Per Month............      --    $    62        $   181
     Minutes of Use(1) (thousands).......................      --          9            967
     Population Covered by Licenses (thousands)..........      --      4,500          4,500
     Population Covered by Networks (thousands)..........      --      1,669          1,669
     Subscriber Penetration of Population Covered by
       Networks..........................................      --       0.01%          0.05%
     Overlay Network
     Minutes of Use(1)(thousands)........................      --         --            721
     Number of Ports.....................................      --         --            293
     Average Revenue Per Minute..........................      --         --        $  0.36

---------------

(1) Includes minutes among affiliates.

     Vostok Mobile. Through Vostok Mobile, GTS participates in eleven cellular joint ventures in Russia. Vostok Mobile owns between 50% and 70% interests in each of the eleven Unicel Ventures with regional telephone companies and, in one instance, a private Russian company, owning the remaining ownership interest. The Unicel Ventures each operate an AMPS-based cellular network, which was chosen principally because of the lower licensing fees and equipment costs associated with AMPS operations. The Company believes that the Unicel Ventures' AMPS-based networks can be upgraded to digital AMPS ("D-AMPS") for an incremental capital investment. Cellular networks which utilize digital technology, such as D-AMPS, DCS and GSM offer several advantages over analog technology including improved overall signal and sound quality, improved call security, potentially lower incremental infrastructure costs for additional subscribers and the ability to provide enhanced data transmission services, such as facsimile and e-mail. Digital technology also provides increased system capacity. The ventures intend to convert to D-AMPS at such time as there exists sufficient competitive pressures and/or market demand for digital services to merit the additional investment.

     AMPS technology is widely used by other cellular networks throughout Russia, making roaming commercially feasible. The Unicel Ventures have entered into roaming agreements with other AMPS-based cellular providers, which allow their subscribers to manually roam throughout Russia. Manual roaming, as opposed to automated roaming, requires subscribers to notify their local cellular providers of their travel plans in order to receive roaming capability. Vostok Mobile is currently working with VimpelCom to develop automated roaming standards which will provide subscribers with automated roaming capability.

     The Unicel Ventures, collectively, are licensed to provide cellular service to regions with an aggregate population of approximately 18 million people and the cellular networks of these ventures cover populations of approximately 6.5 million people. Over the next five years, Vostok Mobile plans to expand the coverage of the cellular networks to approximately 9.8 million people.

     The Unicel Ventures are the only cellular operators in many of their respective regions. Each region, however, has the potential for three licensed operators, including one operator for each of the AMPS, NMT and GSM cellular standards, and the Company expects competition to increase in the future as the Russian economy develops and telephony demands increase. Each of the Unicel Ventures operates independently within uniform guidelines established by Vostok Mobile. The Unicel Ventures employ local engineering and marketing personnel, which helps the ventures maximize their presence in their respective markets and maintain quality control. Vostok Mobile and its ventures employed over 279 persons as of June 30, 1997, with over 240 persons employed regionally.

     PrimTelefone. GTS's cellular operations in Vladivostok are conducted through PrimTelefone, a 50% owned GTS subsidiary, with the local electrosviaz owning the remaining 50%. PrimTelefone began operations in 1995 and operates an NMT-450 network in Vladivostok. PrimTelefone entered and penetrated the Vladivostok market by leveraging its network design and full interconnection with the city telephone network. As a result, PrimTelefone's subscriber base has grown to 3,712 as of June 30, 1997 and PrimTelefone has been able to capture approximately half of the Vladivostok cellular market. PrimTelefone has also updated its billing system, which will allow it to offer automated roaming. Although PrimTelefone has experienced significant growth, it does face competition. PrimTelefone's only current competitor has recently upgraded its network for more complete coverage and has been fully interconnected to the city telephone network and may prove to be more competitive in the future. PrimTelefone employs approximately 50 persons which include dedicated sales, marketing and customer service personnel.

     PrimTelefone holds a license to provide cellular service to a region having a population of approximately 2.2 million people and, as of June 30, 1997, its cellular network covered an area with a population of approximately 1.2 million people. PrimTelefone plans to expand its network's coverage to approximately 1.7 million people over the next five years.

     Bancomsvyaz. GTS operates in Ukraine through a 60% owned intermediate holding company which holds an approximately 49% interest in Bancomsvyaz, giving GTS an indirect approximately 25% economic interest in Bancomsvyaz. The remaining approximately 51% interest in Bancomsvyaz is owned by Bancomservice, a private company whose principals include telecommunications industry participants in Ukraine, and a Ukranian national. Bancomsvyaz is co-managed by GTS and Bancomservice, with Bancomservice appointing the General Director and GTS appointing the Chief Operating Officer, Chief Financial Officer and two Business Line directors. The current General Director has been active in the development of the telecommunications industry in Ukraine. Through Bancomsvyaz, GTS participates in the operation of a cellular network and an international overlay network. While Bancomsvyaz's operations are currently concentrated in the Kiev area, management plans to expand its offerings to other major Ukrainian population centers, including Odessa, Kharkov and Lviv. Currently, Bancomsvyaz holds licenses in Kiev and Odessa and is in the process of obtaining additional licenses in connection with its planned expansion. With over 65 employees, Bancomsvyaz aggressively markets its services and closely monitors technical and quality-related issues.

     Cellular network. Bancomsvyaz operates a cellular network in Kiev utilizing DCS-1800 cellular technology, and operates under a cellular license that covers the Kiev oblast. Bancomsvyaz began cellular operations in 1996 by covering the city center of Kiev and expanded its coverage to include the entire city in 1997. Management is currently negotiating a clearinghouse agreement with a European PTO which would give Bancomsvyaz customers automated roaming capability with all GSM signatories with a roaming agreement with this PTO.

     Bancomsvyaz holds a license to provide cellular service to a region having a population of approximately 4.5 million people and, as of June 30, 1997, its cellular network covered an area with approximately 1.2 million people. Bancomsvyaz plans to expand its network's coverage to approximately 3.2 million people over the next five years.

     Overlay network. Bancomsvyaz provides switched traffic service through its overlay network in Kiev. Bancomsvyaz owns and operates a mobile switch and seven central offices in the city and also provides last mile connections (which are primarily copper) from the central offices to customers. Local traffic is routed to the local telephone network through the mobile switch. International traffic is routed through a government-owned satellite dish to the GTS-Monaco Access international gateway. Bancomsvyaz emphasizes its high quality service and markets primarily to multinational companies, real estate developers and hotels. Bancomsvyaz is also negotiating with Sovintel to provide a link to Moscow and plans to offer VSAT-based connections to its network in the future.

     Sales and Marketing. The GTS Cellular entities have entered into agreements with local distributors to more effectively reach their target markets. Particular emphasis is placed on product branding. Vostok Mobile's sales and marketing efforts are focused on the branding of its trade name, Unicel, which is marketed and promoted at the local level by each of the Unicel Ventures. By promoting the Unicel trade name, local ventures can emphasize their relationships with Vostok Mobile and the other Unicel Ventures, allowing customers to view the Unicel Ventures as integrated parts of a large cellular organization rather than as lone, independent operators. Bancomsvyaz operates under the trade name Golden Telecom.

     Customers and Pricing. GTS Cellular's customers are primarily large, mid-sized and start-up businesses and wealthy individuals. Increases in the number of customers for GTS Cellular's ventures is typically linked to the economic health of the region in which such venture operates. Cellular service is generally a premium service in the cities in which GTS Cellular operates and is priced as such. Each venture begins with two tariff plans, a "standard" tariff plan and a "premium" tariff plan, which includes a fixed amount of airtime at a discounted per-minute rate. Each plan prices late night and weekend calls at off-peak rates. The Company expects that prices will decrease as competition increases. Connection fees are minimized in order to reduce license fees in AMPS regions (which are partially calculated by reference to connection fees), as well as to keep market entry costs low. GTS Cellular has benefited from high margins generated by the sale of handsets, which are marked up in line with other cellular operators in Russia and the CIS. Value-added services, such as call forwarding and conference calling, when available, are priced nominally and discounted when sold in packages. Cellular accounts are recorded in dollars and customers remit payment in rubles at the exchange rate on the date of the bill and, in instances permitted by law, in dollars. Ruble accounts generally are charged a two percent conversion fee and payments in rubles are applied at the rate of exchange on the date of payment. In order to lessen risks to its receivables, the Company and its cellular ventures require advance payment from all customers with prepayments averaging approximately $250 per customer or six to eight weeks of service.

     Ownership and Control. GTS Cellular's Russian operations (except for the Vladivostok operations) are conducted through ventures that are owned between 50% and 70% by Vostok Mobile. GTS currently holds a 62% beneficial interest in Vostok Mobile. The Company expects to purchase, pending execution of definitive documentation, the minority interest in Vostok Mobile. After the purchase, Vostok Mobile will be a wholly owned venture of GTS. GTS Cellular's Vladivostok and Ukrainian operations are conducted through ventures which require partner approval for most decisions. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control."

    LICENSES AND REGULATORY ISSUES

     Telecommunications operators in Russia are nominally subject to the regulations of the Regional Communications Committee (the "RCC"). As a practical matter, national telecommunications authorities of the individual CIS countries and certain regional and local authorities generally regulate telecommunications operators in their markets through their power to issue licenses and permits.

     The Communications Law sets out a comprehensive legal and regulatory framework for the sector. It also sets forth general principles for the right to carry on telecommunications activities, describes government involvement in telecommunications regulation and operation, establishes the institutional framework involved in regulation and administration of telecommunications, and deals with various operational matters, such as ownership of networks, protection of fair competition, interconnection, privacy and liability. This institutional framework is implemented by separate legislation.

     Licenses to provide telecommunications services are issued by the MOC on the basis of a decision by the Licensing Commission at the MOC. No new licensing regulations have been issued since the enactment of the Communications Law and in practice the MOC continues to issue licenses based on the Licensing Regulations. Under the Licensing Regulations, licenses for rendering telecommunications services may be issued and renewed for periods ranging from 3 to 10 years and several different licenses may be issued to one person. Once the licenses are received, the licensee is required to register its right to hold and operate under the license with Gossvyaznadzor, the national authority responsible for monitoring compliance with regulatory and technical norms. Renewals may be obtained upon application to the MOC and verification by appropriate government authorities that the licensee has conducted its activities in accordance with the licenses. Officials of the MOC have fairly broad discretion with respect to both the issuance and renewal procedures. Both the Communications Law and the Licensing Regulations provide that a license may not be transferred. However, regional authorities are sometimes in a practical position to limit these national authorities. In August 1995, the Russian government created Svyazinvest, a holding company, to hold the federal government's interests in the majority of Russian local telecommunications operators. Such entities at the oblast and krai levels (administrative regions within Russia) and two cities -- Moscow and St. Petersburg -- exercise significant control over their respective local telephone networks.

     License procedures for the Company's cellular services include frequency licensing from the MOC through a two step process. A license must first be obtained from the MOC for permission to operate mobile cellular services on a commercial basis in a specific standard and frequency bandwidth. Thereafter, an approval to use specific frequencies within the band must be received from the State Radio Frequencies Commission. Once the licenses are received, Gossvyaznadzor confirms the rights of an operator to offer radio frequency transmissions on specific frequencies, administers type acceptance procedures for radio communications equipment and monitors compliance with licensing constraints. In each instance, the Company is required to obtain additional licenses and permits with respect to the use of equipment and the provision of services.

     Telecommunications laws and regulations in Ukraine are similar in many respects to those of Russia but are subject to greater risks and uncertainties. Regulations currently prohibit foreign entities from owning more than 49% of any telecommunications operating company. GTS's Ukrainian joint venture agreements provide it with the option of purchasing an additional one percent of the cellular network if these rules are liberalized. The Ukrainian government has proposed substantial frequency permit fees in connection with providing GSM service in Ukraine. Although the government has not imposed additional fees on Bancomsvyaz's existing DCS-1800 service, there can be no assurance that such fees will not be imposed in the future.

     GTS's subsidiaries and ventures hold the following licenses in Russia and
Ukraine:

     Switched Services. In Russia, the Company holds two licenses. The first license was reissued to Sovintel in November 1996 and authorizes Sovintel to operate as an international overlay network with the ability to interconnect with the Moscow region and St. Petersburg public switched telecommunications network ("PSTN"). This license covers a total of 50,000 subscribers and expires in May 2000. It was amended in February 1997 to cover the Leningrad region. The second license was reissued to SFIT, Ltd., a wholly-owned subsidiary of GTS in February 1997, for provision of intercity services in 39 regions and in Moscow with ability to interconnect with the PSTN. In Kiev, Ukraine, the company holds a license for provision of overlay network services, including international services, in the name of its affiliate, Bancomsvyaz. In addition, Sovintel is an ITU recognized private operating agency ("RPOA"), which enables it to maintain a separate dialing code (7-501) that can be directly dialed from over 170 countries. Sovintel's status as an RPOA also enables it to terminate calls directly with other operators.

     Leased Circuits. In September 1996 the MOC issued to Sovintel a five-year license to lease local, intercity and international circuits in the territory of Moscow, Moscow region and St. Petersburg, valid until September 2001. The total amount of circuits leased is approximately 300 and may be increased up to a total authorized capacity of 2,500.

     Data Services. In August 1996, the MOC reissued to Sovam a 2 1/2-year license, effective July 1996, to provide data transmission services via a dedicated network to a number of oblasts and other regions covering a large portion of Russia. The license permits a network capacity of not less than 5,000 customers, allows it to interconnect with other data transfer networks in Russia, and expires January 1, 1999.

     Local Access Services. In January 1997, the MOC has licensed TCM to provide local telephone service in Moscow to not less than 100,000 subscriber local access lines. The license expires in May 2006. TCM has an agreement with MGTS to provide up to 200,000 lines, which would require an extension to its license, when its current capacity is reached.

     Cellular Services. In connection with cellular operations, Russian law apportions the responsibility for regulating and licensing cellular businesses between national and regional regulators. National telecommunications regulators have been assigned the responsibility of regulating and licensing cellular businesses utilizing the GSM and NMT-450 cellular standards prevalent in Europe. These regulators have auctioned licenses to provide these services to a number of ventures that have included large, well capitalized western telecommunications providers such as US WEST and Nokia during the last four years. Regional telecommunications authorities have been given the rights to supervise the observance of licenses by cellular businesses utilizing AMPS cellular standard service, which is prevalent in the United States. However, AMPS licenses are issued by the MOC. GTS believes that, in many instances, cellular operators obtaining AMPS standard licenses, particularly those in second tier cities, pay license fees that are lower than those paid for the GSM and NMT-450 "national standards". Licenses for cellular providers have a term of approximately 10 years.

     The Company's twelve Russian cellular companies have licenses which expire between 2005 and 2007. One of the companies initially received an operating license in 1994, six companies initially received an operating license in 1995 and five companies initially received an operating license in 1996.

     Bancomsvyaz holds a license for provision of DCS-1800 mobile services in the Kiev oblast.

     COMPETITION

     Overview. GTS faces significant competition in virtually all of its existing telecommunications businesses in the CIS. Many of the Company's competitors and potential competitors, which include large multinational telecommunications companies, have substantially greater financial and technical resources than the Company and have the ability to operate independently or with global or local partners and to obtain a dominant position in these markets. The Company believes that it has a competitive advantage in each of these markets because of its operating history, its ability to bundle a broad range of telecommunications services in the region and its ability to make rapid decisions in pursuing new business opportunities and addressing customer service needs. The Company also believes that its local partnerships and reliance on nationals in the management of its businesses and joint ventures provide it with better knowledge of local political and regulatory structures, cultural awareness and access to customers.

     International Services. Sovintel faces significant competition from more than ten other existing service providers in Moscow, including Rostelecom and joint ventures between local parties and multinational telecommunications providers. Large competitors include the "Combelga" joint venture, an RPOA operator in which Alcatel and the Belgian PTO participate as foreign investors, "Comstar", a joint venture between GPT Plessey and MGTS, providing services similar to those provided by the Company, TelMos, a joint venture between AT&T, MGTS, Global One, through its Moscow based ventures, and Peterstar, in Petersburg, which is part of the PLDT group. Several smaller companies, such as DirectNet, and Aerocom provide high-volume and carrier's carrier services in Moscow. Bancomsvyaz competes in the switched international traffic market with the Kiev electrosviaz and UTel, a joint venture that includes Western partners with substantial capital and technical resources who together hold a dominant share of the Kiev market.The

Company expects that market consolidation will take place among the competitive field in international services.

     Domestic Long Distance Services. The Company believes its major competitors in the Russian domestic long distance market consist of Rostelecom, the electrosviazs, including those which are partners in the Company's TeleRoss Ventures, and a variety of ventures that include Western partners with substantial financial resources. The most significant of such competitors include: Global One, through its regional operations; Rustel, a venture that includes Rostelecom, other Russian partners and International Business Communication Systems, a Massachusetts telecommunications firm; Belcom, a private company in which Comsat has a majority interest and which provides VSAT services primarily to the energy sector; Satcom, a Russian joint venture licensed to provide local, long distance and international service over private and public switched networks; Teleport TP, a satellite overlay company jointly owned by Rostelecom and Petersburg Long Distance that provides satellite teleports in cities throughout Russia; and Comincom, a Russian private venture. In the Russian far east, TeleRoss competes with Vostok Telecom, which is owned by the Japanese companies KDD and NIC and certain Russian partners; and Nakhodka Telecom, which is owned by Cable & Wireless and certain Russian partners.

     GTS both cooperates and competes with Rostelecom. Rostelecom provides only international and long distance services to international carriers and regional electrosviazs, and does not provide end-to-end customer services. GTS provides last mile, account management, and transit services for Rostelecom in Moscow, and uses Rostelecom channels and switches for both international and long distance services. GTS provides long distance and international services on an end-to-end basis, using service elements of Rostelecom, the electrosviazs and its own resources. However, Rostelecom does compete with Teleross, in that Teleross provides intercity services to customers, using satellite channels provided by other state agencies (Intersputnik), and provides transit services to various electrosviazs, on a traffic overflow basis.

     GTS believes that it enjoys a number of competitive advantages in the Russian domestic long distance market, the most important being the maturity of its international and data service businesses in Russia. This provides GTS with access to the services, customers, products, licenses and facilities of its other businesses. The Company also believes that it has more experienced management, a more comprehensive strategy to build out a nationwide long distance network and stronger relationships with many regional telephone companies and with satellite capacity providers, such as Intersputnik, than most of its competitors. In addition, the Company believes that it does not have any significant competitor in the regional inter-city market (i.e., calls between Russian cities other than Moscow or St. Petersburg).

     Data Services. Sovam has several primary competitors in the market for data services: Global One, which began packet-switched service in Moscow and St. Petersburg in June 1992, under the Sprint Networks venture; Demos, an Internet service provider; and Relcom, a cooperative affiliation of computer users that relies on an older generation of technology that supplies slower and lower-cost messaging facilities to customers (primarily domestic commodities traders) that do not require higher levels of service. In addition MCI and Rostelecom have recently announced their agreement to create a national Internet access network utilizing Rostelecom's domestic network and MCI's international infrastructure. Rostelecom has also announced the formation of a new Internet services company called RTK Internet, with Relcom as its partner. Although Sovam's business has grown quickly, the Company believes that Global One is the market leader. GTS believes that other potential competitors, including foreign PSTNs, Infotel, Infocom and Glasnet, are also active in this market.

     Although the Company faces significant competition in this market, it believes that it enjoys certain competitive advantages, including the ability to reach a wide area throughout Russia through TeleRoss, innovative service offerings such as Russia On Line, the maturity of its business in the key banking services segment, high levels of customer service and support, and high speed digital channels through TeleRoss.

     Local Access Services. The Company believes that its major competition in the Moscow local access market consists of a number of ventures with Western partners, including Telmos (which includes AT&T), Comstar (which includes GPT Plessey), and Combelga. However, since TCM has obtained an allocation of up to 100,000 numbers, the Company believes that TCM will account for a substantial proportion of the new capacity to come onto the market within the next five years.

     Cellular Services. Most Russian cellular markets have the potential for three licensed operators, including one operator for each of the GSM and NMT-450 cellular standards, which Russia has adopted as national standards, and one operator using the AMPS cellular standard, which has been set as a regional standard. Many large Western telecommunications operators, including U S WEST, Deutsche Telekom, STET, Midcom and Millicom, have participated in auctions for licenses to provide GSM and NMT-450 cellular service to certain significant Russian urban centers. In addition, a CDMA auction is likely to occur in the future which could result in one or more CDMA operators entering the market. In Ukraine, Bancomsvyaz competes primarily with an NMT operator and a GSM operator in Kiev. Additional GSM licenses were auctioned off in early 1997 and other GSM operators may enter the market by year end.

WESTERN EUROPE

     OVERVIEW

     GTS seeks to position itself as the leading independent carriers' carrier within Western Europe through the development of two ventures, Hermes and GTS-Monaco Access. Hermes is developing an approximately 17,000 kilometer pan-European high capacity fiber optic network designed to interconnect a majority of the largest Western and Central European cities. Hermes is currently operating over an approximately 240-kilometer portion of the network linking Brussels and Amsterdam. Hermes expects the initial five country network to be placed in operation in the second quarter of 1998 and the 17,000 kilometer network to be operational during the year 2000. Hermes' objective is to become the leading pan-European carriers' carrier by providing centrally managed cross-border telecommunications transmission capacity to telecommunications companies including traditional PTOs and New Entrants. Hermes commenced commercial service over the Brussels-Amsterdam portion of the network in late 1996. Hermes expects to roll out full telecommunications transport services over approximately 2,600 kilometers of fiber optic cable linking the cities of London, Rotterdam, Amsterdam, Antwerp, Brussels, Paris, Dusseldorf and Frankfurt through April 1998. GTS-Monaco Access operates an international gateway in Monaco in partnership with, and utilizing the existing gateway infrastructure of, the Principality of Monaco and provides transit and routing of international calls to other telecommunications operators. Through its Hermes and GTS-Monaco Access ventures, GTS is building a new network for transporting voice, data and multimedia/image traffic for other carriers throughout Western Europe and for worldwide international voice, data and multimedia/image traffic that either originates or terminates in, or transits through, Western Europe.

     The Company believes that the international segment of the Western European telecommunications market will be an attractive market for new telecommunications entrants because of its large size, the high operating costs and low productivity of current providers, and the barriers to entry created by the need to control a network and its rights-of-way.

     The European telecommunications market has historically been dominated by monopoly PTOs. This system has ensured the development of broad access to telecommunications services in Europe, but it has also restricted the growth of high quality and competitively priced pan-European voice and data services. The current liberalization occurring in Europe is intended to address these structural deficiencies by breaking down PTO monopolies, allowing new telecommunications operators to enter the market and increasing the competition within the European telecommunications market. In March 1996, the European Commission adopted a directive (the "Full Competition Directive") requiring the full liberalization of all telecommunications services in most EU member states by January 1, 1998. The Company expects that full liberalization in these European countries will lead to the emergence of New Entrants with new and competitive service offerings. These New Entrants will seek to provide a more diverse offering of telecommunications services that are priced competitively, that offer higher value added services to customers, and that are accompanied by a high level of customer service. The Company expects this increase in competition will result in lower prices and a substantial increase in the volume of traffic and range of telecommunication services provided. The Company believes that as a result of the increased call volume and growth in value added services, participants in these markets will require significant amounts of new cross-border telecommunications transport capacity to provide their services.

     The Hermes network will offer PTOs and New Entrants an attractive alternative for the transport of cross-border European telecommunications traffic. In the traditional system, PTOs own and control circuits only within their national borders, and as a result, cross-border traffic must be passed from one PTO to another PTO at the national boundary. No one PTO therefore owns or controls end-to-end cross-border circuit capacity. Consequently, the tariff for cross-border switched voice traffic is determined by a series of bilateral settlement agreements between PTOs. This system, known as the accounting rate mechanism (the "ARM"), is highly complex and has kept the price of cross-border calls at levels significantly higher than the underlying cost of transport and terminating calls. Increasing competition, however, is forcing PTOs and New Entrants to explore alternative means of transporting switched voice traffic across borders. Full liberalization in 1998 will allow the PTOs and New Entrants to transport this traffic across borders using dedicated circuits such as those

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

provided by the Company. The alternative for the transport of this traffic will be for these competing carriers to build their own transport capacity or use International Private Leased Circuits ("IPLCs") which are provisioned by combining half-circuits on the networks of two or more PTOs. The Company believes that there are a number of problems with these options that will make Hermes' service offering attractive to these carriers. In particular, building own transport capacity is unlikely to be an attractive option for most carriers because of the high traffic volumes required to justify the expense, the need to focus resources on marketing and customer service, the time commitment and the regulatory and administrative complexities involved. Significant among these is obtaining the rights of way along which to construct fiber optic cable across national borders as these typically do not meet at the border crossing. Those that do meet are often not available on both sides. Likewise, IPLCs provided by the PTOs also have a number of disadvantages, including high prices, lack of end-to-end quality control, lack of redundancy, low quality due to diversity of network systems and equipment, limited availability of bandwidth and long lead times for provisioning.

     GTS believes that it is well-positioned to become the leading independent carriers' carrier within Western Europe as a result of several competitive advantages. These competitive advantages include Hermes' anticipated early entry with respect to the provision of services over both a high bandwidth pan-European network and an international gateway with full PTO recognition through GTS's partner in Monaco; access to customers early in the development of their own businesses; cost structures which are not burdened by legacy networks and historical monopoly operations; and existing partners that will be developing domestic telecommunications operations.

     HERMES RAILTEL

     Hermes' objective is to become the leading pan-European carriers' carrier by providing cross-border centrally managed telecommunications transmission capacity to telecommunications companies including PTOs and New Entrants. Hermes intends to offer these target customers a better transport system than is currently available in Europe with a higher and more consistent level of transmission quality, redundancy, network functionality and service across Europe at lower prices. Development of the Hermes network is dependent upon, among other things, Hermes' ability to obtain the necessary financing, rights-of-way, licenses and other regulatory approvals in a timely and cost-effective manner. See "Risk Factors -- Hermes Network Roll-out."

     Hermes is developing an approximately 17,000 kilometer, pan-European high capacity fiber optic network designed to interconnect a majority of the largest Western and Central European cities. Hermes began initial trials of the Brussels-Amsterdam portion of the network in the third quarter of 1996 and commenced commercial service in November 1996. Hermes expects the initial five country network to be placed in operation in the second quarter of 1998 and the 17,000 kilometer network to be operational during the year 2000. Each access point of the network will be placed in operation as it is linked to the network. Hermes intends to build the network using the most accessible and cost-efficient infrastructure base in each of the regions served, including using rights-of-way and existing infrastructure of railways, motorways, pipeline companies, waterways and power companies. Hermes plans a flexible approach to the network build-out plan and intends to fine-tune the scope, route and design of the network based upon the evaluation of customer demand.

     Hermes expects to continue to roll-out full telecommunications transport service on the initial five country network linking London, Rotterdam, Amsterdam, Antwerp, Brussels, Paris, Dusseldorf and Frankfurt through April 1998. The initial five country network is expected to consist of 2,600 kilometers of fiber optic cable covering countries which, in 1995, originated over 60% of all outgoing calls and terminated over 60% of all incoming calls in the countries to be served by the network. Network coverage is planned to be expanded to include Geneva, Zurich, Stockholm, Copenhagen, and Milan in the third quarter of 1998. Additional extensions of the network to be completed in phases through the year 2000 will be built-out into Southern and Central Europe. The Hermes network is expected to have points of presence in at least 32 cities in 15 European countries.

     Hermes has entered into agreements for the construction and/or lease of fiber optic routes for the initial five country network, except for some of the routes in Germany which are currently under negotiation. Hermes has

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

completed the construction of one of the two undersea cables connecting the United Kingdom to the Netherlands and to Belgium, which should be placed in commercial service in January 1998. In France, Hermes has reached agreement with an operator of motorways for the use of approximately 600 kilometers of infrastructure in northern France, and has agreements with other providers to complete the French segment of the initial five country network. Hermes expects to start commercial service connecting Paris to Brussels, Amsterdam and London by January 1998. Contracts are currently being negotiated with respect to the portion of the network connecting Germany with each of France, the Netherlands and Switzerland. Hermes has also entered into an agreement with two utility companies to develop portions of the network in Germany and expects that Dusseldorf, Frankfurt and Stuttgart will be connected to the network by April 1998. In addition, Hermes will be provided transport services between Stockholm and Copenhagen pursuant to an agreement.

     Hermes continues to negotiate rights-of-way and other infrastructure arrangements in six other Western European countries representing the remainder of the Western European portion of the rollout, which negotiations involve railway and other infrastructure providers. Hermes will need to negotiate similar agreements to complete the network in four Central European countries. Buildout of the Hermes network is subject to numerous risks and uncertainties that could delay deployment or increase the costs of the network, or make the network commercially unfeasible. See "Risk Factors -- Hermes Network Roll-out."

     Hermes was formed on July 6, 1993 by HIT Rail. HIT Rail was incorporated in 1990 by eleven national railways to carry out telecommunications engineering activities in order to construct and exploit a data communications network for railway traffic. GTS-Hermes purchased a 34.4% interest in Hermes in 1994 and has increased its interest to 50% in 1995 and to 79% in 1997. GTS-Hermes is a wholly owned subsidiary of GTS.

     Business and Marketing Strategy

     The overall strategy of Hermes is to offer PTOs and New Entrants pan-European cross-border telecommunications transport services to help them, in turn, more successfully meet the needs of their end-user customers. The Hermes network also provides a vehicle through which a carrier can compete in other markets where the carrier does not own infrastructure. Hermes expects to enter the market ahead of competition and encourage a wide variety of carriers to use its network with service offerings that meet their needs. Hermes' primary service offerings are large-capacity circuits for "wholesale" customers such as PTOs and New Entrants. Hermes does not intend to market its services to retail end-user customers such as corporations. Hermes' focus on carriers is designed to complement and not compete with carriers' own business objectives in providing services to end-users.

     To establish Hermes as the leading carriers' carrier for international telecommunications within Europe, Hermes intends to offer its customers significantly higher quality transmission and extended/advanced network capabilities at a competitive price by focusing on the following:

          High Capacity International Network Facilities. The Hermes network is designed to offer its customers access to high capacity network facilities outside their domestic markets, providing cross-border capabilities without requiring customers to invest in network infrastructure or being constrained by a narrow range of capacity offerings.

          Uniform Network Architecture. The Hermes network is designed to offer managed transport services from country to country and across multiple countries utilizing a single uniform network, in contrast to services currently available that use multiple providers over several networks with varying technologies and each under the control of separate, not necessarily compatible, network control systems. The Hermes network's uniform technology enhances service by providing quality and reliability as well as uniformity of features throughout the network.

          Diverse Routing. The Hermes network architecture includes diverse, redundant routes that are designed to provide high levels of reliability. The network is designed to provide availability of over 99.98% for most routes and to provide customers with a wide range of telecommunications transmission capacity. To achieve this level of reliability without the use of a network similar to the Hermes network,

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

     Hermes believes that carrier customers would need to purchase additional dedicated circuits to provide for redundancy.

          Rapid Provisioning. Hermes services provide access to the network, such that additional capacity can be provided to customers on the Hermes network on a rapid basis. This access provides a level of capabilities that Hermes believes is unavailable in Western Europe today.

     - Flexibility. Hermes services are focused on providing customers flexibility across the network through which the customer may minimize risk by enabling network rerouting, eventually even under customer direct control.

     - Advanced Technology. Hermes is deploying SDH technology which, by using WDM techniques and hardware, is upgradeable and will permit significant expansion of transmission capacity without increasing the number of fiber pairs in the network. This technology also provides the basis for structuring advanced operating features, such as virtual private network service and ATM-based services.

     - Innovative Pricing. Currently the price of E1 equivalent circuits on transborder European routes is artificially high and not necessarily related to the cost of such circuits. Hermes intends to offer competitive pricing. Hermes will also offer highly tailored contract terms and volume discounts, which allow carrier customers to plan more efficiently the fixed costs of their service portfolio. Customers can select varying capacity, access, guaranteed availability and contract terms at competitive prices. Customers sourcing from PTOs are generally limited to order from a very narrow set of capabilities offered under inflexible pricing plans.

     Although Hermes and GTS have relationships with certain PTOs for specific projects, they do not have wide-ranging alliances with any of the major consortia or large Western telecommunications companies. Additionally, Hermes' Western European strategy calls for it to focus on carriers' carrier services, so that it will not compete with its carrier customers in consumer or corporate markets. Hermes believes that this independence will make it an attractive service provider for Western European carriers who may otherwise be reluctant to obtain services from other providers of intra-European transport that also may be their competitors in the retail market.

     SERVICES

     Hermes' primary service is large capacity cross-border European circuits provided over an integrated, managed pan-European network structure thus providing a service for wholesale customers such as PTOs and New Entrants. Hermes' service is not intended for business or residential end users. The Hermes network will be based on SDH technology, which provides for digital transmission capability upon which a broad range of advanced functionality may be built and which offers network availability, flexibility, bandwidth speeds and error performance not otherwise available to carriers for transport of telecommunications traffic across national borders in Western Europe. The network is designed to provide customers with a wide variety of bandwidth speeds, ranging from VC12/E1 Standard (equivalent to 2.048 Mbps) to STM-1/E4 Standard (equivalent to 155 Mbps) and beyond.

     Hermes will provide high quality cross-border transmission services for licensed telecommunications providers. Services are based on the principle of adding greater value than currently available in the market while retaining competitive prices. Currently, Hermes is providing one structured service offering (Point-to-Point Transport Service) on its Brussels-Amsterdam link and an additional service offering (Virtual Infrastructure) will be available upon completion of the Brussels-Amsterdam-London ring of the initial five country network.

     Point-to-Point Transport Service. The current market for cross-border transport is served by IPLCs provided by PTOs. IPLCs are formed by combining half-circuits from two PTOs between customer locations, often with additional PTOs providing transit segments. Under the IPLC service, overall service quality guarantees generally are not provided and only a limited range of bandwidth is available, usually only E1 and in certain instances, E3. The Company believes that Hermes' Point-to-Point Transport Service will be a major improvement to the PTO-based approach because it provides a greater range of bandwidths (from 2 Mbps (E1 or VC-12) to 140/155 Mbps (E4 or VC-4)) and allows customers to choose a service level agreement with guarantees appropriate for their applications, including guarantees for on-time service delivery and service availability.

     Point-to-Point Transport Service consists of two services, "Integrated" and "Node-to-Node." The Hermes "Integrated" service provides an end-to-end service between customer-specified locations where the customer can request for Hermes to arrange for "last mile" services from the Hermes node location to the customer's location. The Hermes "Node-to-Node" service can be selected only where the customer provides its own services to reach the local Hermes node location. In Node-to-Node Service, Hermes guarantees service only on its portion of the network between Hermes nodes. Both services will be competitively priced relative to current service offerings. A premium is charged for the highest guaranteed level of service which incorporates an end-to-end, fully diverse, protected, "Integrated" service. The customer can choose flexible contract terms from one to five or more years' duration, with volume discount schemes designed to ensure that Hermes remains a cost-effective solution.

     Virtual Infrastructure Service. Carriers and operators that plan to expand their operations to become pan-European service providers as the European marketplace is liberalized require a flexible and cost-effective means of telecommunications transport. To date such service providers obtain European cross-border transport service by leasing IPLCs from PTOs. Leasing IPLCs requires a carrier to lease channels on a segment-by-segment basis from multiple PTOs, linking the target cities under arrangements having fixed capacity and pricing structure for each segment of the carrier's network. Leasing IPLCs has several disadvantages, including (i) difficulty in obtaining discount/volume pricing schemes since there is no single provider of pan-European coverage, (ii) delays in implementation due to numerous contractual negotiations and having to interconnect numerous IPLCs, (iii) limited availability of pan-European leased capacity at high bandwidth and (iv) variability of quality due to multiple operators and the absence of a single uniform network. Operators could also construct their own network, which is expensive, time-consuming and complex and which may not be justified by such operators' traffic volume.

     Hermes' Virtual Infrastructure Service will offer a new solution and an attractive alternative to leasing IPLCs or building infrastructure. This service will enable Hermes' customers to obtain a uniform pan-European or cross-border network under one service agreement by allowing the customer to select any number of cities along the Hermes network at a pricing structure based on the overall amount of leased capacity for the customer's entire network. The key feature behind Virtual Infrastructure Service is that it gives the customer the ability to reconfigure or shift capacity among the customer's leased channels, thereby enabling the customers to respond almost immediately to changes in traffic. By being able to transfer capacity among the network routes, Hermes' customers are able to avoid the risks of over- and under-utilization of leased channels. This service offering provides a customer with the benefits of ownership (rapid provisioning, freedom to rearrange and control) with a "pay-as-you-go" managed service offering, without the burdens of up-front investment and costs required to build a network, and without having to manage the on-going maintenance and operation of the network.

     The service is delivered through pre-installed physical facilities at each of the customer locations. These facilities are designed to ensure that most growth or changes in customer requirements can be addressed purely by remote logical reconfiguration from the Hermes Network Operations Center. This remote network management ability is inherent in SDH technology and allows rapid provisioning and high quality of service.

     Sales and marketing of Hermes' services are conducted through its sales and marketing department, which includes a director and senior sales managers responsible for various regions and customer segments. Additionally, Hermes expects that its railway shareholders that develop domestic telecommunications businesses, or other local network access providers, can provide an effective distribution channel to smaller carrier customers.

     PRICING

     Currently the price of cross-border pan-European calls are often significantly higher than the underlying cost of transport and terminating such calls and higher than the price of intra-country calls or transborder calls to and from liberalized markets. The low cost of operating the network enables Hermes to attractively and competitively price services in the face of declining overall tariffs for telecommunication services. Hermes' low-cost basis is due to, among other things, its use of up-to-date technology without the burden of legacy networks, which requires fewer employees to operate.

     The term of a typical customer agreement is expected to be from 1 to 3 years. The customer agrees to purchase, and Hermes agrees to provide, cross-border transmission services. In general the customer agrees to pay certain non-recurring charges and recurring charges on an annual basis, payable in twelve monthly installments. If the customer terminates the service order prior to the end of the contract term, it is generally required to pay Hermes a cancellation charge equal to three months service for each of the twelve months remaining in the contract term. Hermes guarantees transmission services to a certain service level. If such levels are not met or Hermes fails to deliver service by the committed delivery date, the customer is eligible for a credit against charges otherwise payable in respect of the relevant link.

     CUSTOMERS

     Hermes' high capacity, SDH-based fiber optic network is designed to enable PTOs and New Entrants to integrate high quality, cross-border capacity into their end user offerings. Hermes will target seven major market segments or customer groups which can be characterized as follows:

        - Alternative Carriers. This segment consists of second carriers, cable TV and mobile carriers and competitive access providers. These new carriers have chosen to compete with the incumbent PTOs in their respective countries, and the Company believes that they would look very favorably to an alternative such as Hermes. Hermes believes that this segment will sustain the largest growth as competition emerges in Europe. Hermes also believes that non-PTO competitors in Europe will prefer to use a non-PTO alternative like Hermes to meet their cross-border telecommunication transport needs.

        - Existing PTOs. This customer segment consists of the traditional European PTOs that generally participate in the standard bilateral agreements for cross-border connectivity. Hermes provides a vehicle for PTOs to compete in non-domestic markets both before and after January 1, 1998. Prior to January 1, 1998 when liberalization of the provision of switched telephony (reserved traffic) is scheduled to occur in the majority of Western European markets, a significant market opportunity for Hermes exists to provide cross-border transport services to PTOs for their non-reserved international traffic outside the standard ITU settlement process. As of January 1, 1998, both reserved and non-reserved traffic can be transported by alternative infrastructure providers, thus vastly expanding the available PTO market for Hermes.

        - Global Consortia of Telecommunications Operators. Many of the largest PTOs and international carriers have pooled resources and formed consortia in order to compete more effectively in important telecommunications markets such as those in Western Europe particularly outside their home markets. Prior to liberalization of the provision of switched voice services in Western European markets, one of the primary objectives of these consortia is to provide non-reserved pan-European services to multinational business customers, including X.25/frame relay (high speed data network) service and closed-user group voice services. Under the current regulatory framework, consortia would otherwise be required to purchase leased lines at negotiated retail rates, even within their home countries. Hermes believes that it provides an attractive alternative at better pricing in those environments where such a consortium does not already own its infrastructure. Furthermore, Hermes believes that it is well positioned to provide cross-border connectivity between different domestic infrastructures of these alliances.

        - International Carriers. This customer segment consists of carriers whose primary business is to transport traffic between European and other international gateways. Such carriers include Teleglobe and GTS-Monaco Access. Hermes can provide these customers a pan-European distribution network to gather and deliver traffic to and from their own and other hubs.

        - Internet Backbone Networks. Internet backbone networks are a fast emerging segment and are expected to generate significant requirements for the services Hermes offers. These require large capacity international connectivity services between Internet nodes (point of interconnection between local Internet service providers) in all local European markets. The Internet segment is experiencing significant growth in demand for transmission capacity.

        - Resellers. Resellers are carriers that do not own transmission facilities, but obtain communications services from another carrier for resale to the public. Resellers are also a growing segment of the market and are expected to increase in conjunction with the liberalization of the European telecommunications market. In the U.S., for example, resellers were a significant factor in the expansion of competition.

         - Value Added Networks ("VANs") and other Service Providers. VANs are data communications systems in which special service features enhance the basic data transmission facilities offered to customers. Many of these networks are targeted to the data transfer requirements of specific international customer segments such as airlines and financial institutions. VANs' basic network transmission requirement is to connect data switches or processors. VANs currently purchase their own international circuits and build additional resiliency into their network infrastructure. Hermes will allow them to meet these needs cost-effectively, and to extend their services to new markets or customers without substantial capital investment.

     Hermes expects that additional demand for alternative service providers will come from increased usage of dedicated circuits for Internet access, private lines for the deployment of wide-area networks by large corporations, "single source" local and long distance services by small and medium-sized businesses and emerging broad band applications such as cable TV programming distribution (other than broadcast) to the end user.

     CURRENT OPERATIONS

     Hermes is currently operating the network on the Brussels-Amsterdam link with additional access points in Antwerp and Rotterdam. Hermes began initial trials of this 244 kilometer portion of the network in the third quarter of 1996 and commenced commercial service in November 1996. Hermes' Network Operations Center located in Brussels, Belgium and its backup center located in Antwerp, Belgium are fully operational and house network management and customer support services which operate 24 hours a day, seven days a week. Billing and customer service functions are also operational. Currently nine customers are under contract for service on the Hermes network, including PTOs, a global consortium of PTOs, Internet service providers, an international carrier, a VAN and a reseller. Hermes provided capacity of approximately 30 E1 equivalent circuits as of June 30, 1997.

     The Brussels-Amsterdam route is a relatively small part of the initial five country network and is only a point-to-point link that does not provide the automated redundancy and access of a complete ring network. The route does have a spare backup fiber pair on key segments to enhance customer reliability. The type and quality of Hermes' customers validates the concept of the Hermes network, and illustrates the type of customers who will be attracted to the full network. The success of this link also demonstrates the demand for cross-border transport services.

     NETWORK DESIGN

     Network Architecture. The network architecture is based on a highly meshed flat topology which covers a wide geographical area with large distances between individual network nodes. This architecture allows

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

rerouting of traffic at electronic speeds in the event of a network failure. This approach also lowers network cost by allowing each node to be sized to match anticipated traffic volumes rather than to a standard capacity. Individual nodes can be configured to connect any trunk to any other in the nodes, thus allowing efficient transmission of traffic. Each node will be connected to at least two other nodes allowing rerouting of traffic in the event of a network failure. Hermes believes that its network will be the first cross-border pan-European network with such redundancy.

     The Hermes network has been designed to be controlled by a single network management center and supported by advanced operational support systems. A centralized network center can pinpoint overloaded pathways or malfunctioning circuitry and reroute traffic much more quickly than networks controlled by separate network centers operated by PTOs in different countries. Hermes uses a single vendor for the supply of transmission equipment and network management systems. Hermes' advanced operational support systems allow it to correct network failures and isolate equipment faults with greater speed and at a lower cost than is the case with heterogeneous multi-operator networks. Critical elements of the network, including network maintenance and control systems, are designed with redundancy in order to ensure a high quality of service. The network design has several important resilience features including: multiple paths to each node, built-in hardware redundancy and redundant power supplies. For all network routings, there will be at least two paths. Should service failure occur on one route, the network is designed to automatically re-route traffic to another route. Hermes believes that these techniques will result in performance of 99.98 percent or better for premium service customers for most routes.

     Hermes expects to operate the entire network and to own substantially all of the network equipment as well as some segments of the fiber optic cable. A substantial part of the fiber is leased on a long-term basis. Long-term leases for fiber are advantageous to Hermes because they reduce the capital expense burden of building large quantities of capacity before they can be used. Where Hermes leases dark fiber, the infrastructure provider will generally be responsible for maintaining such fiber optic cable. Hermes has concluded an agreement with Alcatel to supply equipment. Hermes will enter into agreements with Alcatel and infrastructure providers and other third parties to maintain the equipment for the Hermes network. See "Risk Factors -- Hermes Network Roll-out."

     Network Capacity. The network will consist of Synchronous Digital Hierarchy ("SDH") STM-16 links delivered over fiber owned by Hermes and dark fiber leased from infrastructure providers. Each line system and multiplexer works initially at the 2.5 Gbps (STM-16) level. Systems with higher bit rates (STM-64) are planned for introduction after 1999. The most important types of equipment used or to be used in the network are Alcatel 1661 SM-C ADM nodes used as Add-Drop Multiplexors ("ADMs") and regulators and a variety of optical amplifiers for boosting optical signals. Hermes expects to size the network through successive upgrades so that the network has at least twice the amount of capacity it is forecast to require in any given year. Network capacity upgrades can be accomplished optically through Wavelength Division Multiplexing ("WDM") technology to multiply the then-existing network capacity without adding fiber optic cable.

     Network Agreements. Hermes has entered into agreements and letters of intent with various infrastructure providers for construction and/or lease of portions of the Hermes network. Hermes' agreements for leases of portions of the network typically required the infrastructure provider to provide a certain number of pairs of dark fiber and node and/or regenerator sites along the network route commencing on certain dates provided by Hermes. The term of a lease agreement typically ranges from 10 to 15 years. An agreement typically contains optical specification standards for the fiber and methods of testing. Hermes is allowed to use the cable for the transmission of messages and in other ways, including increasing capacity. The infrastructure provider also provides space for the location of equipment and spare parts and guarantees the provision of power and other utilities together with environmental controls and security to ensure the proper functioning of the equipment. The infrastructure provider is typically responsible for maintenance of the cable and the provision of first line maintenance to equipment and permits Hermes access to such facilities. Access arrangements to the nodes are also provided so that connection may be made to Hermes customers or to the rest of the network. An agreement also provides for an annual price for the provision of fiber and for the facilities and maintenance. The agreements typically provide for termination by the parties only for material breach, with a 90 day cure

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

period. The agreements typically contain a transition period after termination of the agreement to allow Hermes to continue to serve its customers until it can reach agreement with an alternative infrastructure provider.

     Local Access. Access to the Hermes network will be provided to clients through SDH access lines including at the STM-1 or STM-4 level. However, customers who continue to use the older PDH technology may also access the Hermes network. In each city, as an Hermes POP is deployed, Hermes may contract with a local access network supplier for "last mile" services to customer locations. Hermes will not invest in building local access infrastructure but such connectivity can be supplied on a case-by-case basis via preferred local access partner arrangements. Currently Telfort in the Netherlands and Belgacom in Belgium are providing local access to the operating Amsterdam-Brussels route. In London and Paris, Hermes has contracted to connect the Hermes network to intra-city networks in those cities. Pursuant to this agreement, Hermes can offer its carrier customers local connectivity in those cities. Local access network suppliers may also be interested in Hermes for the purpose of linking the business centers in which they are active. Therefore, the Company believes that the relationships between Hermes and local access network suppliers can benefit both parties. Set forth below is an illustration of the connection between the Hermes network and local access providers.

                                      LOGO

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

     Network Routes. The table below sets forth the planning dates as of June 30, 1997 of the development of routes in the initial five country network.

                                    ESTIMATED
                                   COMMERCIAL
                                     SERVICE              TOTAL ROUTE
                                  AVAILABILITY           KILOMETERS OF
FROM -------      TO -------          DATE                   FIBER
                                  -------------               ---
Amsterdam         Brussels        Operational                 244
Amsterdam         London          January 1998                369
Brussels          London          January 1998                386
Paris             Brussels        January 1998                492
Paris             Frankfurt       April 1998                  631
Frankfurt         Dusseldorf      April 1998                  181
Dusseldorf        Amsterdam       February 1998               306

     The Amsterdam-London, Brussels-London, Paris-Brussels and Paris-Strasbourg fiber optic routes are currently under construction. "Under construction" means that with respect to each of the segments that make up each of these routes, one of the following is occurring: (i) Hermes has contracted to build or is contracting to build the fiber optic cable segment, and (ii) Hermes has leased or will lease such segment of fiber optic cable from a third party who has built or is currently building such segment. For each of the Frankfurt-Dusseldorf and Dusseldorf-Amsterdam routes, Hermes is currently negotiating construction and/or lease contracts. For the Strasbourg-Frankfurt route, Hermes Railtel is negotiating construction and/or lease contracts for some segments of the route and has some segments of the route under construction. The dates set forth above may be subject to delays due to a variety of factors, many of which are beyond the control of the Company. See "Risk Factors -- Hermes Network Roll-Out."

     Hermes Railtel is deploying the network along the rights-of-way of several shareholders as well as the rights-of-way of a variety of alternative sources, including motorways, waterways, pipelines and utilities. The rights-of-way of Hermes-built portions of the network will be provided pursuant to long-term leases or other arrangements entered into with railroads, highway commissions, pipeline owners, utilities or others. Hermes generally prefers to use the infrastructure of its rail-based shareholders when such infrastructure is available on a timely and commercially reasonable basis. In certain cases, however, Hermes Railtel has not been able to reach agreement with such shareholders for the provision of rights-of-way along their railways, which has resulted in significant delays to the network buildout. In all cases, it is the policy of Hermes to evaluate multiple alternative infrastructure suppliers in order to maximize flexibility. As a result of its network development activities to date, Hermes has gained access to infrastructure for its network routes which, in certain cases, Hermes believes will be difficult for its competitors to duplicate.

     Competition

     The European and international telecommunications industries are competitive. Hermes' success depends upon its ability to compete with a variety of other telecommunications providers offering or seeking to offer cross-border services, including (i) the respective PTO in each country in which Hermes operates and (ii) global alliances among some of the world's largest telecommunications carriers. Hermes expects that some of these potential competitors may also become its customers. Hermes believes that the ongoing liberalization of the European telecommunications market will attract New Entrants to the market and increase the intensity of competition. Competitors in the market compete primarily on the basis of price and quality. Hermes intends to focus on these factors and on service innovation as well. Hermes business plan anticipates substantial head-to-head competition as well as indirect competition.

     WorldCom, Inc. recently announced plans to construct a pan-European fiber network, the first phase of which is expected to connect London, Amsterdam, Brussels and Paris by early 1998. Although the Company believes that the proposed WorldCom pan-European network is primarily intended to carry WorldCom traffic, WorldCom has stated that any excess capacity on such network will be used to provide a competitive carrier's carrier service.

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     If Hermes' competitors, many of whom possess greater technical, financial and other resources than Hermes, devote significant resources to the provision of pan-European, cross-border telecommunications transport services to carriers, such action could have a material adverse effect on Hermes' business, financial condition and results of operations. There can be no assurance that Hermes will be able to compete successfully against such new or existing competitors. See "Risk Factors -- Competition."

     Hermes Railtel Recapitalization

     Hermes is currently completing a recapitalization (the "Hermes Recapitalization"), wherein Hermes extended rights to subscribe to additional shares of Hermes to GTS-Hermes, HIT Rail and the eleven railways comprising the HIT Rail consortium. Pursuant thereto, GTS-Hermes and two of the eleven railways that comprise the HIT Rail consortium have exercised their subscription rights, while HIT Rail and the other nine railways have declined to exercise their subscription rights. Hermes has issued (i) 150,592 shares to GTS-Hermes in exchange for the conversion of loans and additional consideration, (ii) 24,007 shares to HIT Rail in exchange for the conversion of loans, (iii) 11,424 shares to Societe Nationale des Chemins de Fer Belges S.A. de Droit Public/Nationale Maatschappij der Belgische Spoorwegen N.V. Van Publiek Recht (the Belgian national railway) ("SNCB/NMBS") and (iv) 4,365 shares to AB Swed Carrier (a wholly owned subsidiary of SJ, the Swedish national railway). As a result, GTS-Hermes owns approximately 79%, HIT Rail owns approximately 13%, SNCB/NMBS owns approximately 6% and AB Swed Carrier owns approximately 2% of the outstanding Hermes shares. Pursuant to the Hermes Recapitalization, Hermes, GTS-Hermes, HIT Rail, SNCB/NMBS and AB Swed Carrier have executed a new Shareholders Agreement, the principal terms of which are set forth below.

     Under the new Shareholders Agreement, actions to be taken by shareholders will be adopted by a simple majority vote with the exception of certain actions which will require at least 85% of the votes cast: (i) purchase by Hermes of its own shares and any redemption thereof, (ii) exclusion of preemptive rights in the case of the issuance of new shares and the transfer of shares held by Hermes, except in the event of a public listing of the shares or of new shares or of an offering of shares or options on new shares (warrants) to professional investors in order to obtain further funding, (iii) winding up or dissolution of Hermes, (iv) any amendment to the articles of association other than those pertaining to increases in the authorized capital of Hermes or to convert Hermes into an N.V. ("Naamloze Vennootschap") to enable a public listing of shares or new shares, (v) any amendment to the scope of Hermes' business, (vi) the declaration of dividends and (vii) the admission of new shareholders to the Shareholders Agreement. In addition, the Shareholders Agreement provides that
(a) if GTS-Hermes is the owner of at least 50% of the issued shares, then it will have the right to make a binding nomination for the appointment of half of the members of the Board of Supervisory Directors or (b) if GTS-Hermes is the owner of at least two-thirds of the issued shares, then it will have the right to make a binding nomination for the appointment of half of the members of the Board of Supervisory Directors plus one additional member. As long as HIT Rail is the owner of at least one share, HIT Rail will be entitled to make a binding nomination for the appointment of at least one member of the Supervisory Board. The shareholders agreement also provides that shareholders that are not GTS-Hermes and HIT Rail with a shareholding of at least 6.8% subject to adjustment in the discretion of the other shareholders will be entitled to make a binding nomination for the appointment of one member of the Board of Supervisory Directors. Shareholders other than GTS-Hermes who hold fewer than 6.8% of the issued share capital of Hermes will be entitled on a rotating basis to make one binding nomination for the appointment of a member of the Board of Supervisory Directors for two-year periods.

     Articles of Association and Shareholders Agreement

     Under the Articles of Association and the Shareholders Agreement, both GTS-Hermes and HIT Rail have preemptive rights in connection with issuances of ordinary shares and options on shares to be issued in proportion to the total nominal value of the shares held by each of them. Preemptive rights can be exercised for four weeks after the date the notice of the offer is received by the shareholders.

     The Shareholders Agreement provides that Hermes or its designated vendor will provide fiber capacity in its network for use by the shareholders of Hermes on fair commercial terms, use, quantity and price to be

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negotiated on a bilateral basis. In the Shareholders Agreement, HIT Rail has covenanted to (i) use its best efforts to establish such commercial agreements between individual HIT Rail shareholders and Hermes, to obtain rights of way from individual HIT Rail shareholders and to cooperate in obtaining such licenses as may advance the business of Hermes, (ii) use its best efforts to ensure that the HIT Rail shareholders cooperate in obtaining such license in accordance with the business plan of Hermes and as may be necessary or advisable in furtherance of Hermes' business, (iii) will not, so long as both HIT Rail and GTS-Hermes are shareholders of Hermes and for one year after HIT Rail ceases to be a shareholder, agree with any entity other than GTS-Hermes or Hermes to assist or cooperate in the development of any pan-European telecommunications operator and (iv) use its best efforts to obtain on Hermes' behalf such materials as may be required and arrange inspection visits of selected rights of way for the purpose of making initial cost estimates.

     The foregoing summary of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement.

LICENSES AND REGULATORY ISSUES

     A summary discussion of the regulatory framework in the countries of the initial five country network and the next five countries into which Hermes expects to develop the network is set forth below. This discussion is intended to provide a general outline, rather than a comprehensive discussion, of the more relevant regulations and current regulatory posture of the various jurisdictions.

     National authorities in individual member states of the EU are responsible for regulating the operation (and in some cases the construction) of telecommunications infrastructure. Hermes believes that the adoption of the Full Competition Directive and the various related Directives adopted by the European Parliament and the Council of the EU have resulted in the removal of most regulatory barriers to the operation of telecommunications infrastructure in the countries of the initial five country network.

     Hermes requires licenses, authorizations or registrations in all countries to operate the network. There can be no assurance that Hermes will be able to obtain such licenses, authorizations or registrations or that Hermes' operations will not become subject to other regulatory, authorization or registration requirements in the countries in which it plans to operate. Licenses, authorizations or registrations have been obtained in the United Kingdom, the Netherlands, Belgium and Germany and a license application has been filed in France. A draft license has been received from the French regulatory authorities which will be the basis for the final license. However, there can be no assurance that such license will be granted. Hermes intends to file applications in other countries in anticipation of service launch in accordance with the network roll-out plan.

     On June 28, 1990, the European Commission, in an effort to promote competition and efficiency in the Western European telecommunications industry, issued a directive (the "1990 Directive") requiring EU member states to immediately liberalize all telecommunication services with the exception of voice telephony to the general public (basic voice services provided over the public switched voice network). This step liberalized value added services and voice services over corporate networks and/or "closed user groups," although the exact definitions of the terms used in the 1990 Directive were not altogether clear.

     On July 22, 1993, the Council of EU agreed that all voice telephony services in EU member states should be liberalized by January 1, 1998 subject to additional transitional periods of up to five years to allow member states with less developed networks to achieve the necessary adjustments. It was agreed that such exemptions would be granted to Spain, Ireland, Greece and Portugal, subject to formal application and satisfaction of certain requirements. Luxembourg, because of the small size of its market, would be eligible for a special transitional period of up to two years.

     In April 1995, a communication from the European Commission sought to clarify the types of services that were liberalized by the 1990 Directive, stating that the burden of proof as to why a service should be considered "reserved" and therefore not open to competition should be upon the PTOs and the regulatory authorities of member states. Along with this statement came the threat of formal procedures under the Treaty of Rome against member states that do not implement the 1990 Directive "within a reasonable time."

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

Procedures have been brought so far against Italy, Greece, Germany and Spain for failing to apply the requirements of the 1990 Directive.

     On March 13, 1996, the European Commission adopted the Full Competition Directive extending the 1990 Directive to all services, requiring that licensing procedures for these services be transparent and non-discriminatory, requiring member states to fully liberalize alternative infrastructure to allow a competitive market for "non-reserved" services such as data, value added services and non-public (closed-user group) switched voice services by July 1, 1996 and mandating open competition in all public telecommunications services, including voice telephony to the general public, by January 1, 1998 (except for countries to which grace periods were granted in accordance with the 1993 Council Resolution).

     On April 10, 1997, the European Parliament and the Council of Ministers adopted a Directive on a common framework for general authorizations and individual licenses in the field of telecommunications services, including networks. Licenses must be awarded through open, non-discriminatory and transparent procedures and applications will be required to be dealt with in a timely fashion. The number of licenses may only be restricted to the extent required to ensure the efficient use of radio frequencies or for the time necessary to make available sufficient numbers in accordance with EC law.

     In the specific area of concern to Hermes, the European Commission is seeking to establish EU level guidelines for coordinating national regulatory frameworks to facilitate the development of pan-European networks. Hermes believes that many European countries have revised telecommunications regulations to comply with the 1990 Directive and the Full Competition Directive and that such changes will enhance Hermes' ability to obtain other necessary regulatory approvals for its operations.

     As a multinational telecommunications company, Hermes is subject to varying degrees of regulation in each of the jurisdictions in which it provides its services. Local laws and regulations and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which Hermes operates. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on Hermes, that domestic or international regulators or third parties will not raise material issues with regard to Hermes' compliance or noncompliance with applicable regulations or that regulatory activities will not have a material adverse effect on Hermes. See "Risk Factors -- Government Regulation." The regulatory framework in certain jurisdictions in which Hermes provides its services is briefly described below.

UNITED KINGDOM

     Since the elimination in 1991 of the United Kingdom telecommunications duopoly consisting of British Telecommunications and Mercury, it has been the stated goal of Oftel, the United Kingdom telecommunications regulatory authority, to create a competitive marketplace from which detailed regulation could eventually be withdrawn. The United Kingdom has already liberalized its market beyond the requirements of the Full Competition Directive, and most restrictions on competition have been removed in practice as well as in law. Hermes has received a license from the Secretary of State for Trade and Industry which grants it the right to run a telecommunications system or systems in the United Kingdom connected to an overseas telecommunications system and to provide international services over such systems. Like the licenses granted to other providers of international facilities-based services, the license granted to Hermes on December 18, 1996 was for an initial six months' duration and thereafter is subject to revocation on one month's notice in writing. The short duration of these initial licenses was adopted for administrative convenience on the opening-up of the United Kingdom market for international facilities-based services. The Department of Trade and Industry ("DTI") has indicated that it intends to replace the initial licenses with new licenses and that it would not normally expect to revoke an initial license without replacing it with another license giving an equivalent authorization. The DTI is currently discussing with license holders the arrangements to put these new licenses into effect and although the DTI has indicated that the new licenses are expected to be of 25 years duration, there can be no certainty that this will be the case or that the new licenses will not contain terms or conditions unfavorable to Hermes. It is a condition of the license that Hermes notify the DTI of certain changes in its share ownership. In connection therewith, the DTI has been notified of the Hermes Recapitalization.

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THE NETHERLANDS

     On July 1, 1997 the Dutch government abolished the prohibition on the use of fixed infrastructure for the provision of public voice telephony, thereby complying with the requirements of the Full Competition Directive six months ahead of schedule. On August 1, 1996, Hermes was granted a license for the installation, maintenance and use of a fixed telecommunications infrastructure. Hermes is currently operating under its license in the Netherlands on the Brussels-Amsterdam-route.

     An entirely new Telecommunications Bill was introduced to the Second Chamber (the House of Representatives) of the Parliament on September 15, 1997. The new Telecommunications Act is intended to confirm the full liberalization of the telecommunications market according to European Community standards. It is not expected that the new Telecommunications Act will detrimentally affect the conduct of business by Hermes.

BELGIUM

     Belgium has implemented the "alternative infrastructure" provider provision of the Full Competition Directive. Full liberalization of competition, including the provision of voice telephony, requires further legislation which is expected to be introduced to the legislature in the near future. Hermes has obtained, through a wholly-owned subsidiary, a license from the Belgian regulatory authority to provide liberalized services using alternative infrastructure and is currently operating under its license in Belgium on the Brussels-Amsterdam route. Hermes also has authorization to build infrastructure between major Belgian population centers.

GERMANY

     Germany has approved legislation to implement the Full Competition Directive and remove all remaining restrictions on competition from January 1998. Hermes was granted a license by the German regulatory authorities on July 18, 1997. The license permits Hermes to operate the portions of the network in Germany connecting Dusseldorf, Frankfurt and Stuttgart; Dusseldorf to the Dutch border; and Stuttgart to the French and Swiss borders. Hermes expects to file applications to extend its license in Germany as appropriate in order to enable it to operate the remaining portions of the network in Germany.

FRANCE

     A new regulatory agency, the Autorite de Regulation des Telecommunications ("ART"), was established in France effective January 1, 1997. In 1996, France approved legislation to implement the Full Competition Directive and to remove all remaining restrictions on competition from January 1998. However, since this regulatory agency was established, no licenses for alternative networks have been granted. To operate the network in France, the Company must receive an authorization from the French Telecommunications Minister. Hermes filed its application for authorization in November 1996 and received from the ART a draft license in May 1997, which will be the basis for the final license. Hermes has been informed that the ART has approved a recommendation to the French minister as to the form of the authorization to be granted to Hermes and passed it on to the responsible ministry for finalization. Upon receipt of such authorization, Hermes will be allowed to operate the network in specific regions of France.

SWITZERLAND

     The Swiss Parliament has recently passed a new Telecommunications Law which will enter into force on January 1, 1998. Although Switzerland is not a Member State of the EU, the effect of the law is largely to mirror the EC telecommunications liberalization Directives and therefore from that date existing voice telephony monopoly will be abolished and such services will be fully liberalized. An independent national regulatory authority has previously been established. Hermes intends to apply for a license to provide its services in due course.

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ITALY

     Although in the past Italy has been dilatory in implementing EC liberalization measures, Italy enacted legislation on July 31, 1997 which substantially completes the liberalization of services in accordance with the Full Competition Directive. The Parliament has also approved the creation of an independent national regulatory authority for the telecommunications and audiovisual sectors. The most recent EC liberalization Directives relating to licensing and interconnection remain to be implemented. Hermes intends to apply for a license to provide its services in due course.

SPAIN

     Under the Full Competition Directive Spain was granted the right to request a delay of up to five years in liberalizing fully its telecommunications market. However, the Spanish government and the European Commission have agreed that full liberalization should take place on December 1, 1998. In order to ensure effective liberalization from that date, the Commission Decision granting the eleven month extension sets out a timetable of interim measures leading up to full liberalization. These measures include the passing of legislation authorizing regional cable operators to provide telecommunications services and the adoption of a new General Telecommunications Bill effectively transposing EC Directives into Spanish law. Further RETEVISION, S.A. has been granted a second national operator's license to compete with the national PTO and Spain has agreed to grant a third national operator license in early 1998. Hermes intends to apply for a license to provide its services in due course.

SWEDEN

     Full liberalization of the Swedish telecommunications market occurred in 1993. A new Telecommunications Act was passed this year to reinforce the powers of the national regulatory authority, to ensure conformity with EC Directives and to supplement the pre-existing licensing regime with a general authorization regime for services other than telephony services, mobile services and leased lines. Hermes intends to register to provide its services in due course.

DENMARK

     With the liberalization of infrastructure from July 1, 1997 Denmark has fully liberalized its telecommunications markets in accordance with the requirements of the relevant EC Directives. An independent national regulatory authority has been established.

  GTS-MONACO ACCESS

     GTS owns a 50% interest in and manages GTS-Monaco Access, a joint venture with the Principality of Monaco created to develop Monaco's existing international telecommunications infrastructure into a leading international gateway hub for transport of international traffic to European and overseas destinations. The Principality has constructed and operates a sophisticated international gateway infrastructure that includes an international digital switching center and a satellite earth station to support significant amounts of carriers' carrier traffic. Through Monaco's network, GTS-Monaco Access is linked to approximately 170 countries worldwide. GTS believes that this partnership provides it with the opportunity to build a strong international gateway operator in lucrative Western European markets.

     GTS-Monaco Access offers competitively priced international switching and transit services, primarily to the "wholesale" international gateway and carrier-to-carrier portion of the international calling market, as distinguished from "retail" services offered to end users. Basic service offerings include (i) international switched traffic; (ii) international private lines; (iii) facilities management, including billing, customer management and fault reduction systems; (iv) resale distribution for Internet service providers; and
(v) prepaid calling card platform services.

     GTS also intends for GTS-Monaco Access to implement additional "advanced carrier services," including global 0800 services and international free phone. GTS believes GTS-Monaco Access is well

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

positioned to offer these services, because of Monaco's infrastructure, and GTS-Monaco Access' low-cost structure, which results from its relatively low initial investment in its network and its ability to obtain low-cost access in Western Europe through its joint venture partner and, potentially, through Hermes.

     With the cooperation of Monaco Telecom ("MT"), GTS-Monaco Access is entitled to exercise the privileges of signatories to international treaties such as the ITU, and to international satellite agreements, such as Intelsat, Inmarsat and Eutelsat. Other signatories are generally PTOs and other quasi-governmental telecommunications entities. GTS-Monaco Access purchases capacity on international fiber routes at rates available only to recognized operator which are substantially below the rates charged to other service providers. These fiber-based facilities are an important element for GTS-Monaco Access's core network and provide it with capacity that may be leased or resold to customers. Monaco inaugurated its independent country code, 377, on June 21, 1996, which made it eligible for certain privileges, including special terms (generally reserved for PTOs) in connection with transmission agreements, transit agreements, settlements and low-cost accounting rates with select carriers.

     GTS's partner in GTS-Monaco Access is an investment fund designated by the Principality of Monaco to represent its interests. GTS-Monaco Access functions in cooperation with MT under a commercial agreement governing, among other things, the terms of use of existing facilities, access to and acquisition of new international infrastructure, and sales and marketing. GTS exercises operational control of the joint venture, and provides managerial and financial support, international telecommunications expertise and strategic planning. The agreement between GTS-Monaco Access and MT, by its terms, continues in operation until 2020.

     BUSINESS AND MARKETING STRATEGY

     GTS's objective is to develop GTS-Monaco Access into a leading international gateway hub. The Company's strategy to achieve this objective includes the following:

     - Develop Advanced Carrier Services Offerings. GTS-Monaco Access intends to develop its "advanced carrier services" offerings to include global 0800 services and international free phone services, which GTS believes will broaden customer relationships, enhance revenues and help to protect it from price-based competition.

     - Develop Relationships to Broaden Service Offerings. GTS-Monaco Access has begun to develop relationships to broaden its service offerings. GTS-Monaco Access has entered into agreements with UUNET, one of its gateway customers, to provide wholesale Internet access to GTS-Monaco Access's carrier customers in a number of Western European countries. The agreement allows these services to be "cobranded" with GTS's affiliates.

     - Pricing. Price is a critical factor in the market for international switching as competition increases due to expanding international capacity, advances in technology and falling regulatory barriers. GTS-Monaco Access intends to price its services competitively with the prevailing price for comparable inter-PTO transit and gateway services. GTS-Monaco Access is not bound by legacy systems, infrastructure and personnel levels and can, therefore, manage lower cost operations.

     - Leverage Non-Aligned Position. Because GTS's Western European activities are not allied with any of the major consortia or large Western European telecommunications companies, and generally focus on carriers' carrier services, GTS-Monaco Access will not compete with its carrier customers in consumer markets. This independence should make GTS-Monaco Access an attractive service provider for Western European carriers who may otherwise be reluctant to obtain services from the larger operators of international gateways that are often their competitors in the retail market.

     - Exploit GTS Synergies. GTS intends to support GTS-Monaco Access by allying it with other GTS companies in Europe and the CIS. GTS-Monaco Access is expected to realize significant reductions in its cost structure through access to low-cost pan-European transmission capacity through alternative infrastructure providers such as Hermes. Sovintel and C-Datacom International, Inc., GTS's Indian venture, already route international traffic through GTS-Monaco Access's gateway.

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

     - Local Points of Presence. Beginning in the first quarter of 1998, GTS-Monaco Access intends to establish points of presence in the United Kingdom, France and Germany in order to take advantage of the Hermes network rollout and negotiate arrangements with local customers and suppliers for the pick up and delivery of international traffic.

     CUSTOMERS

     Targeted customers for GTS-Monaco Access include:

     - Non-Aligned PTOs. While some large American and Western European PTOs and multinational service providers have joined together in consortia designed to compete in a number of large international markets, several PTOs have not aligned themselves with any consortium. Many of these PTOs lack adequate international switching and transport facilities of their own and are located in telecommunications markets that will be experiencing significant growth. GTS believes that these providers can be persuaded to purchase international services from GTS-Monaco Access, rather than from competing consortia (or the individual members of such consortia) who control much of the world's current international traffic.

     - Mobile Carriers. As regulatory reforms create more competitive Western European markets, GTS believes that non-PTO mobile carriers, which currently provide only a small percentage of Western European mobile telecommunications traffic, will gain increasing market share from mobile carriers controlled by PTOs. GTS believes that some of these non-PTO mobile carriers will prefer the "independent" international gateway service offerings of GTS-Monaco Access to those of their PTO competitors.

     - Internet Service Providers. Growth in Internet usage creates a significant opportunity for a nonaligned Internet access provider such as GTS-Monaco Access, since many Internet service providers will be in direct competition with PTO-owned services in large European markets.

     - Second Carriers/Resellers. Second carriers include "established" second carriers, some of which have established international links, and "emerging" second carriers, which have recently undertaken to challenge PTOs. Prior to deregulation of voice telephony in Europe, GTS believes that many companies will provide competitive services to, and become second carriers in, markets outside their national base and will seek to enter new markets quickly without investing in international switching capacity.

     - Established ("Aligned") PTOs. This customer segment will be a niche market for GTS-Monaco Access. For example, carriers maintain a priority list in their switches of transit routes to handle overflow traffic during peak periods. GTS-Monaco Access may have opportunities for incremental revenue by establishing itself as an overflow transit route for such carriers. As markets are deregulated and carriers become increasingly competitive, traditional friendly correspondent relations may become strained, and opportunities may emerge to leverage GTS's non-aligned status to route traffic between rivals or to displace incumbents for transit relationships.

     - Other GTS Companies. GTS-Monaco Access currently provides gateway services to Sovintel, CDI and other GTS companies that aggregate traffic or provide international long distance services. It may also provide these services to Hermes.

     NETWORK

     GTS has enhanced MT's existing technology platform of digital switching, fiber optic transmission, satellite and submarine cable facilities by interconnecting this existing network infrastructure to multiple terrestrial routes covering Europe and to undersea fiber optic cables connecting the GTS-Monaco Access network to Asia and the Americas. This network is centered around Monaco's hubbing capabilities for the joint venture target customers and for GTS's own traffic. GTS-Monaco Access may, in the future, offer advanced bandwidth management solutions and GSM, paging, and emerging mobile technologies, as part of the advanced carrier services offered to its customers.

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     The network infrastructure of GTS-Monaco Access is complementary with that of Hermes, with each serving the carriers' carrier market from different perspectives; Hermes for bandwidth services and GTS-Monaco Access for switched call terminations and other carrier services. Beginning in the first quarter of 1998, GTS-Monaco Access intends to establish points of presence in Europe by co-locating in certain cities served by Hermes, which will allow GTS-Monaco Access to terminate traffic through Hermes and reduce GTS-Monaco Access's transmission costs.

     LICENSES AND REGULATORY ISSUES

     Because it operates in coordination with MT, the licensed operator of the Monaco public network, and in indirect partnership with the government, GTS-Monaco Access's telecommunications activities in Monaco require no telecommunications license.

     Because the Principality of Monaco is not an EU member state, GTS-Monaco Access's telecommunications activities in the Principality are not subject to European law. However, GTS-Monaco Access will have to comply with EU regulation to the extent it does business in EU member states. The regulatory requirements established by the EU create general guidelines under which the national agencies of EU member states regulate. Accordingly, local laws and regulations may differ significantly among these jurisdictions, and the interpretation and enforcement of such laws and regulations may vary. Local rules are sometimes based on the informal views of the local ministries which, in some cases, are subject to influence by the local PTOs. In certain of the Company's existing and target markets, there are laws and regulations which affect the number and types of customers which the Company can address. For instance, certain countries may and do require licenses for communication companies to interconnect to the public network to originate traffic.

     In addition, one of the services provided by GTS-Monaco Access is a form of transit service, known in the industry as "re-filing." Re-filing is the practice of routing traffic through a third country in order to take advantage of disparities in settlement rates between different countries, allowing traffic to a potential country to be treated as if it originated in the third country that enjoys lower settlement rates with the destination country, thereby resulting in lower overall costs on an end-to-end basis. Re-filing is prevalent in the industry even though the practice is technically in contravention of ITU regulations. In practice, because of the widespread non-observance of these regulations, such a contravention normally does not give rise to specific legal problems. However, their enforceability essentially depends on the status given to ITU obligations by Member countries' domestic laws. Accordingly, there can be no assurance that GTS-Monaco Access's re-filing services might not be disrupted or be the subject of legal process at some time in the future. In such event, within the EU a defense may be available that the ITU regulations are anti-competitive and contravene the Treaty of Rome, although there can be no certainty that such a defense would succeed.

     COMPETITION

     GTS-Monaco Access faces competition from consortia of telecommunications operators, large PTOs and other international telephone operators with advanced network infrastructures, access to large quantities of long-haul capacity and established customer bases. PTOs currently providing large amounts of international traffic have already established direct routes, transit arrangements and correspondent relations and many have excess capacity that they resell in competition with GTS-Monaco Access.

     GTS expects that GTS-Monaco Access will be able to compete effectively in certain identified market segments because most of its targeted customers are in new and fast growing markets and have not established long-term relationships with international gateway providers, and because it has equal access to advanced infrastructure and international fiber routes, potential access to low cost transport from Hermes and an "independent" status that allows it to service a worldwide range of potential customers.

CENTRAL EUROPE

     In Central Europe, GTS's objective is to become one of the leading alternative telecommunications providers in the region. GTS currently provides private data communications services to governmental and commercial customers in Hungary and the Czech Republic. In the Czech Republic, the Company also

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

provides outgoing voice services. Through its subsidiary GTS-Hungary, GTS operates a VSAT network in Hungary, which GTS believes is the largest VSAT network in Central Europe as measured by number of VSAT sites. In addition, through its subsidiary EuroHivo, GTS operates a national paging network in Hungary, and through its subsidiary Czech Net, operates an international gateway and a data services network in Prague and the Czech Republic. GTS's strategy is to expand its service offerings as the regulatory environment permits, leveraging its existing VSAT and international gateway infrastructure where possible and providing a broad range of services to its target markets.

     HUNGARY

     GTS-Hungary. GTS-Hungary, a 99% owned subsidiary of GTS, is a leading provider of customized data services offering high quality, reliable virtual private network services to customers throughout Hungary and, through other GTS affiliates, other countries in Central Europe. GTS-Hungary provides these services through VSATs installed at customer sites throughout the country and a microwave-based high speed overlay network for points in the Budapest metropolitan area. Along with these data transmission services, GTS-Hungary provides high quality customer service including (i) significant system integration support in the initial implementation of the customers' networks and in on-going expansion and improvements and (ii) a unique maintenance and technical support service, which include "rapid response" service calls and 24-hour hub service operations support, which can be backed by financial guarantees when required.

     As of June 30, 1997, GTS-Hungary's VSAT network consisted of approximately 850 owned and operated VSAT sites which the Company believes makes it the largest VSAT-based network in Central Europe. GTS believes that its choice of VSAT technology as a way of quickly deploying a full range of business services nationwide will allow it to capture key customers and market segments. Such positioning, the Company believes, will enable GTS-Hungary to expand its service offerings as the Central European market matures and as regulatory authorities further privatize and deregulate the telecommunications industry. GTS-Hungary is undertaking a nationwide expansion of its microwave-based Budapest overlay network. The expansion will increase GTS-Hungary's revenue base in the region and provide opportunities to leverage further its other service offerings. There can be no assurance, however, that the expansion will be completed on a timely and commercially feasible basis.

     The Hungarian state lottery is GTS-Hungary's largest customer, accounting for more than 56% of GTS-Hungary's VSAT business for the six months ended June 30, 1997. GTS-Hungary has also targeted its VSAT network services to business customers in the domestic service industry and other government organizations. Although GTS-Hungary continues to diversify its revenue and customer base, the loss of the Hungarian state lottery as a customer would have a material adverse effect on GTS-Hungary's business.

     GTS-Hungary generally charges its data services customers a flat monthly fee for a fixed amount of usage and usage-based fees for use above the contractual amount. Customers are billed in Hungarian forints (indexed to US dollars or German marks) on a monthly basis. Pricing is generally determined for an individual client based upon the size of traffic requirements. In general, GTS-Hungary's strategy is to minimize the initial customer investment in order to lower the barriers to purchase, while committing customers to long-term contracts.

     GTS-Hungary's major competitors include BankNet, Hungaro-DigiTel and MATAV, the Hungarian PTO, each of which operates a network with at least 200 VSAT sites. MATAV offers a broad range of services and has recently targeted the business sector that GTS serves. GTS believes that, while some of its competitors have stronger financial resources, GTS-Hungary remains the leading VSAT service provider in Hungary in terms of number of VSAT sites, the size and quality of its infrastructure and the quality of its service. GTS also believes it has distinguished itself from its competition by its superior customer service.

     Currently, all VSAT licenses in Hungary have been granted under temporary telecommunications regulations. The temporary licenses prohibit connection to public telecommunications networks or other international or domestic data-transmitting systems. In December 1993, GTS received a temporary service permit to provide data-transfer services utilizing a VSAT-based wireless communications system throughout Hungary. In March 1997 the government issued new telecommunications regulations which require all

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

operations with temporary licenses to apply for permanent licenses by the end of April 1997. GTS-Hungary has submitted applications for the conversion of its temporary licenses to permanent ones. While no assurances can be given, GTS expects permanent licenses to be issued in due course. The failure to receive such licenses would have a material adverse effect on the business of GTS-Hungary.

     EuroHivo. In addition to its network and data services, GTS also provides nationwide paging services primarily to the retail consumer market through its 70% owned joint venture, EuroHivo. EuroHivo commenced operations in February 1995 providing nationwide paging services based on the all-digital ERMES standard, a technology deployed by many other paging providers in Europe. To improve the results of its paging operations, GTS obtained a temporary license from Hungarian authorities to provide the less expensive POCSAG-standard paging services and began providing such services in October 1996. GTS has concluded that EuroHivo is not a core business and is currently exploring alternatives to divest all or a portion of its interests in EuroHivo.

     CZECH REPUBLIC

     Czech Net. CzechNet, a wholly owned subsidiary of GTS, offers the only alternative international telephony service in the Czech Republic, as well as a full range of private data services, delivered through a combination of a fully digital microwave overlay network in Prague, an international satellite gateway in Prague and GTS-Hungary's VSAT network. Through an intercompany arrangement with GTS-Hungary, CzechNet provides all of the same VSAT services offered by GTS-Hungary. In addition, CzechNet offers high-speed Internet access service and is one of the leading Internet access providers in the Czech Republic. CzechNet seeks to become the second carrier in the Czech Republic and is also targeting opportunities in Slovakia, based upon the historic relationship between the Czech and Slovak markets.

     The CzechNet network consists of an earth station linked to GTS-Monaco Access and to British Telecom, a series of point-to-point and point-to-multipoint microwave connections providing dedicated access to the buildings served by CzechNet, and individual VSATs based on, and controlled by, GTS-Hungary's hub in Budapest.

     CzechNet's target customers include real estate developers, hotels and multinational companies which require international voice or data services or Internet connectivity, where both GTS's own services and the services of GTS partners are sold. CzechNet provides outgoing international voice services and high-speed Internet access to large commercial buildings in Prague. As of June 30, 1997, CzechNet had concluded agreements with building owners to convert PABXs in 17 buildings in Prague. International voice services are offered at prices similar to those of the Czech PTO. The pricing reflects the premium quality of the Company's service offering compared to the Czech PTO, offset by the inconvenience to customers of maintaining accounts with more than one carrier and being required to dial longer and more complex numbers. The Czech market for VSAT services is extremely competitive, with prices at approximately 50% of those in Hungary for basic services. CzechNet plans to pursue customers who require value-added services which may be offered at higher prices and better margins.

     CzechNet is a wholly owned subsidiary of GTS. It received its operating licenses in 1994 and began offering services in May 1995. Another business partner, Sitel, provides CzechNet with technical services, at the Prague hub, including installation and field support. In Slovakia, CzechNet has partnered with Sitel to market data services based on the GTS-Hungary VSAT system. For Internet services, CzechNet has partnered with two organizations: CESNET, a consortium of Czech universities, and UUNET, for high-speed backbone access.

     CzechNet is licensed to provide international satellite and domestic private voice and data services. The license grants permission to install and operate up to 150 earth stations and, upon application, an additional 150 earth stations. The license currently prohibits the provision of switched voice services and the interconnection to public voice, telex and data networks and telecommunications networks of other providers.

     CzechNet is the only alternative international telephony provider licensed in the Czech Republic. As such, its only competitor is SPT Telecom, the Czech PTO. Should SPT decide to compete aggressively with

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

CzechNet, it has the ability to discount prices below those which could be easily sustained by CzechNet. In data services, Telecomspol, EuroTel Praha, ACS Brandys, and SPT Telecom are CzechNet's four major competitors for data services in the Czech Republic. GTS believes that Telecomspol is backed by Nortel, and is pursuing an aggressive strategy, pricing its services at or below cost. GTS believes that its experience in establishing VSAT services in the region and its emphasis on integrated voice and data services provides CzechNet with a competitive advantage. Additionally, GTS's transmission facilities and infrastructure in Hungary and Monaco provide it with a relatively low cost infrastructure and, as a consequence, greater pricing flexibility than its competitors. With respect to Internet services, GTS believes that, although this market consists of a large number of small providers and that SPT Telecom will seek to enter this market, the dedicated, high-speed infrastructure that CzechNet is installing will provide superior services to its customers.

ASIA

     Chinese law generally prohibits foreign investment or participation in the operation of telecommunications services, while Indian law requires foreign telecommunications operators to conduct certain telecommunications businesses, including basic switched telephony and cellular services, through joint ventures that are at least 51% owned by Indian partners. GTS believes that these restrictive regulations will eventually be liberalized and that its early entry into these markets and its strong relationships with influential commercial firms and with local, regional and national-level government entities will provide it with a strong competitive advantage over competitors that await more explicit regulatory regimes authorizing direct telecommunications investments.

  China

     GTS participates in the nationwide tourist industry VSAT network through GTS China Investments LLC, a company in which GTS holds a 75% interest and an affiliate of the Soros Foundations owns a 25% interest. See "Certain Related Party Transactions." GTS China Investments LLC holds an indirect 63% interest in Beijing Tianmu Satellite Communications Technology Co. Ltd. ("Beijing Tianmu"), which provides technical, operational and financial support for the VSAT network. In addition, through Shanghai V-Tech Telecommunications Systems Co., Ltd. ("V-Tech"), a venture in which GTS holds a 75% interest, the Company provides financing, operational consulting, technical and engineering services to a Shanghai-based VSAT network operator. GTS's partner in V-Tech is Shanghai Science & Technology Investment Corporation, an investment holding company which was formed by the municipal government of Shanghai and several Shanghai banks and corporations. The Company also provides management operations and financial support to a planned cellular network in Shanghai via Shanghai Global Intelligent TeleSystems Co., Ltd., a Chinese joint venture that is 80% owned by GTS.

  India

     In India, GTS is following the strategy it implemented in Moscow and is currently pursuing in the Czech Republic, in which it initially penetrates the telecommunications market by developing satellite-based international gateway networks to provide telecommunications services to targeted business customers. GTS's operations in India are conducted through C-Datacom International ("CDI"), a wholly owned subsidiary which provides digital international private line communications to and from India for multiple applications, including data and voice. While not permitted to provide telephony services, CDI is currently in the process of installing an international gateway switch adjacent to GTS-Monaco Access's international gateway for the purpose of handling international traffic.

EMPLOYEES

     On June 30, 1997, GTS employed a total of 146 persons. On June 30, 1997, the joint ventures in which GTS participates employed approximately 1,400 persons. The Company believes its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. The Company believes that its relations with its employees are good.

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

     Although GTS's employees are not unionized, unions represent employees of the Company's railroad partners in Hermes. Under the agreements contemplated between Hermes and its railroad partners, some of these employees will be required to construct and maintain certain portions of the Hermes network. There can be no assurances that unionized employees of Hermes' partners will not experience labor unrest.

PROPERTIES

     The Company's physical properties include owned and leased space for offices, storage and equipment rooms and collocation sites. Additional equipment rooms will be leased as networks are expanded. GTS maintains regional headquarters offices in Moscow and Budapest, as well as facilities in McLean, Virginia and London. Hermes is headquartered just outside of Brussels, Belgium.

LITIGATION

     In addition to routine legal proceedings incidental to the conduct of its business, the Company and GTS-Hungary are named as defendants in an action captioned USH Ventures and USH Telecom, L.L.C. v. Global TeleSystems Group, Inc. and GTS-Hungaro, Inc., Civil Action No. 97C-08-86, commenced in August 1997, which is currently pending in the Superior Court of the State of Delaware in and for New Castle County. The complaint alleges breach of contract and interference with a business relationship. While it is not possible at this time to make a meaningful assessment of the outcome of this litigation, based upon information currently available and upon consultation with counsel, the Company does not believe that the outcome of this litigation will have a material adverse effect upon the financial condition of the Company.

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

                                   MANAGEMENT

     The directors, executive officers and key employees of the Company, their positions and their ages are as follows:

                  Name                     Age                        Positions
                  ----                     ---                        ---------
Alan B. Slifka..........................   67    Chairman of the Board of Directors
Gerald W. Thames........................   50    President, Chief Executive Officer and Director
Bruno d'Avanzo..........................   55    Executive Vice President and Chief Operating
                                                 Officer
William H. Seippel......................   40    Executive Vice President of Finance and Chief
                                                 Financial Officer
Jan Loeber..............................   53    Senior Vice President -- Hermes
Raymond I. Marks........................   50    Senior Vice President -- Asia
Stewart P. Reich........................   53    Senior Vice President -- Russia
Louis T. Toth...........................   54    Senior Vice President -- Central Europe
Grier C. Raclin.........................   44    Senior Vice President and General Counsel
N.S. Molberger..........................   42    Senior Vice President -- Law and Development
Kevin Power.............................   43    Managing Director -- GTS -- Monaco Access
Harold B. Adams.........................   54    Vice President -- Operations, Engineering and
                                                 Compliance
Gary Gladstein..........................   52    Director
Michael A. Greeley......................   34    Director
Bernard McFadden........................   63    Director
Stewart J. Paperin......................   49    Director
W. James Peet...........................   42    Director
Jean Salmona............................   61    Director
Morris A. Sandler.......................   50    Director
Joel Schatz.............................   60    Director
Adam Solomon............................   44    Director

     Biographical information on each of the foregoing officers follows:

     Alan B. Slifka, Chairman of the Board of Directors. Mr. Slifka has served as a director of GTS since 1990. Mr. Slifka is a New York investment banker and the Managing Principal of Halcyon/Alan B. Slifka and Company LLC, an equity asset management firm specializing in nontraditional investments, specifically corporate event investing. Previously, Mr. Slifka was a partner of L.F. Rothschild, Unterberg, Towbin from 1961 to 1982. He is a director of Pall Corporation and is active in other business, civic and philanthropic affairs as founder, director or officer of numerous for-profit and not-for-profit corporations and foundations. Mr. Slifka served as acting Chief Executive Officer of GTS during most of 1993.

     Gerald W. Thames, President, Chief Executive Officer and Director. Mr. Thames joined GTS as Chief Executive Officer in February 1994, and has served as a director of GTS since February 1994. From 1990 to 1994, Mr. Thames was President and Chief Executive Officer for British Telecom North America and Syncordia, a joint venture company focused on the international outsourcing market. Mr. Thames has spent over 18 years in senior positions with telecommunications companies, where he was responsible for developing start-up telecommunications companies, including 15 years with AT&T, where he rose to the position of General Manager of Network Services for the Northeast Region of AT&T Communications.

     Bruno d'Avanzo, Executive Vice President and Chief Operating Officer. Mr. d'Avanzo joined GTS as Executive Vice President and Chief Operating Officer in August 1996. From 1994 to 1996, Mr. d'Avanzo was Executive Vice President and Chief Operating Officer of Intelsat, the largest telecommunications satellite operator in the world. From 1991 to 1994, Mr. d'Avanzo was a senior executive with Olivetti Corporation, serving as Vice President and General
Manager -- Europe and as Vice President -- U.S., Canada and South America. Mr. d'Avanzo also spent 15 years with Digital Equipment Corporation, a diversified computer manufacturer where his last position was Vice President -- European Sales and Marketing.

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

     William H. Seippel, Executive Vice President of Finance and Chief Financial Officer. Mr. Seippel joined GTS as Executive Vice President of Finance and Chief Financial Officer in October 1996. From July 1992 to October 1996, Mr. Seippel was Vice President -- Finance and Chief Financial Officer of Landmark Graphics. From August 1990 to July 1992, Mr. Seippel was Director of Finance for Covia, Inc., an affiliate of United Airlines. From April 1984 to August 1990, Mr. Seippel held the positions of Group Business Controller (1989 to 1990), Group Controller Sales/Marketing (1986 to 1989), and Product Line Controller (1984 to
1986) with Digital Equipment Corporation, a diversified computer manufacturer.

     Jan Loeber, Senior Vice President -- Hermes. Mr. Loeber joined GTS in January 1995. From October 1992 to December 1994, Mr. Loeber was a Managing Director of BT Securities Corporation. From April 1990 to September 1992, Mr. Loeber held positions as Managing Director of Unitel Ltd. (now One 2 One) in the United Kingdom, Group President of Nokia North America Inc., Vice President of ITT Corporation, and Marketing and Product Management Director of ITT Europe. Mr. Loeber also spent almost 10 years with AT&T, where his last position was Executive Director, Bell Laboratories. Mr. Loeber has over 22 years of experience in the telecommunications industry and an additional 9 years of experience in information technology with the Pentagon, IBM and Chemical Bank of New York.

     Raymond I. Marks, Senior Vice President -- Asia. Mr. Marks joined GTS as Senior Vice President -- Asia in July 1994. From October 1986 to June 1994, Mr. Marks served as Vice President and General Manager of GTE Spacenet Corporation, where he had overall responsibility for strategic planning, domestic and international business development, creation of joint ventures and international alliances, as well as the worldwide management of the marketing, sales and technical support organizations. Mr. Marks has also served as Vice President for the Digital Information Group for MCI Communications Corporation. Mr. Marks has 28 years of experience in the telecommunications and computer industries.

     Stewart P. Reich, Senior Vice President -- Russia. Mr. Reich joined GTS as President -- GTS Russia in September 1997. Since September 1992, Mr. Reich was President of UTEL, a joint venture of AT&T, Deutsche Telekom, PTT Telecom (Netherlands), and Ukrtelecom (a Ukrainian telecommunications company) which provides international and interregional telecommunications services in Ukraine. From 1982 to 1992, Mr. Reich held various positions at AT&T where his last position was Financial Manager, AT&T International Communications Switched Services. Mr. Reich was also employed for 20 years with Western Electric Company from 1961 to 1981.

     Louis T. Toth, Senior Vice President -- Central Europe. Mr. Toth joined GTS as Senior Vice President -- Central Europe in July 1993. From February 1987 to July 1991, Mr. Toth served as President of Dynaforce Corporation and as Partner and General Manager for the pan-European expansion of Andlinger & Company. Mr. Toth, who is currently based in London, has 23 years of telecommunications experience with ITT Corporation in Europe, Latin America and Asia.

     Grier C. Raclin, Senior Vice President and General Counsel. Mr. Raclin will join GTS as its Senior Vice President and General Counsel on September 29, 1997. Prior to joining GTS, Mr. Raclin served as Vice-Chairman and a Managing Partner of the Washington, D.C. office of Gardner, Carton & Douglas, a 250-attorney, corporate law firm based in Chicago, Illinois, where his practice was concentrated in the area of international telecommunications. Mr. Raclin received his undergraduate and law degrees from Northwestern University and attended the University of Chicago School of Business Executive Program.

     N.S. Molberger, Senior Vice President -- Law and Development. Mr. Molberger joined GTS as General Counsel in July 1993 and served as Vice President and General Counsel from April 1994 to January 1997. Prior to that, Mr. Molberger was in private law practice.

     Kevin Power, Managing Director -- GTS Monaco Access. Prior to joining GTS Monaco Access in October 1995, Mr. Power was Vice President, Carrier Relations for the Company beginning in November 1994, where he was responsible for assisting and coordinating the carrier activities of the GTS group of companies. In 1988, Mr. Power was one of a group of five people who started the commercial operations of Orion Network Systems and he stayed with the company until the launch of its first satellite in

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

1994. His last position there was Vice President of Carrier Services. Prior to that, he held positions with INTELSAT, National Economic Research Associates
(NERA) and the U.S. Department of Commerce.

     Harold B. Adams, Vice President -- Operations, Engineering and
Compliance. Mr. Adams joined GTS as Vice President -- Programs and Technology in October 1994. From 1991 to 1994, Mr. Adams served as Vice President for Programs and Technology of GTE Spacenet Corporation, where he was responsible for all domestic and international programs. Mr. Adams has over 29 years of experience in the design, procurement, installation and operation of telecommunications systems. He holds Masters degrees from the University of Southern California (Systems Management) and Auburn University (Public Administration) and is a graduate of Harvard's Kennedy School of Government.

     Biographical data on each of the directors, other than Mr. Thames, are as follows:

     Gary Gladstein, Director. Mr. Gladstein has served as a director of GTS since December 1990. Mr. Gladstein is a Managing Director of Soros Fund Management, an investment advisory firm with which he has been associated since 1985. Mr. Gladstein is also a director of Crystal Oil, Jos. A. Bank Clothier, Inversiones y Representaciones S.A., Cresud S.A., Emerging Dolphin Fund and Argentina High Yield and Capital Appreciation Fund Ltd.

     Michael A. Greeley, Director. Mr. Greeley has served as a director of GTS since September 1996. Mr. Greeley is the Senior Vice President of GCC Investments, Inc., the investment group of GC Companies, Inc. From June 1989 to July 1994, Mr. Greeley was a Vice President at Wasserstein Perella & Co., Inc., an international investment bank, specializing in mergers and acquisitions and corporate finance transactions. Mr. Greeley is also a director of Teletrac, Inc., Crescent Communications and American Capital Access Holdings, LLC. By contractual arrangement, GCC Investments, Inc. has the right to designate one person for nomination to the Board of Directors until such time as it holds not less than two and one-half percent of the issued and outstanding shares of the Common Stock on a fully diluted basis. Mr. Greeley is the designee of GCC Investments, Inc. to the Board of Directors.

     Bernard McFadden, Director. Mr. McFadden has served as a director of GTS since February 1994. Mr. McFadden currently serves as an independent consultant for GTS and is a GTS representative on the supervisory board of Hermes. Mr. McFadden's career in international telecommunications includes 32 years with ITT Corporation, where he served as President and Chief Executive Officer of ITT's Telecom International Group, and a four and one-half year assignment as President and Chief Operating Officer of Alcatel Trade International, S.A.

     Stewart J. Paperin, Director. Mr. Paperin has served as a director of GTS since March 1997. Mr. Paperin serves as Executive Vice President of The Open Society Institute, a charitable foundation associated with George Soros. Prior to that, Mr. Paperin was President of Brooke Group International, from 1990 to 1993 where he was responsible for investments in the former Soviet Union. Mr. Paperin also served as Chief Financial Officer of Western Union Corporation from 1989 to 1990.

     W. James Peet, Director. Mr. Peet has served as a director of GTS since January 1996. Mr. Peet has been affiliated with The Chatterjee Group, an investment firm, since 1991. Mr. Peet is a director of three public companies:
Viatel Global Communications, Phoenix Information Systems, and Primus Telecommunications, Inc. and several private companies. Immediately prior to joining The Chatterjee Group, Mr. Peet spent six years with McKinsey & Company.

     Jean Salmona, Director. Mr. Salmona has served as a director of GTS since March 1996. Since 1989, Mr. Salmona has been Chairman and Chief Executive Officer of CESIA Consulting Group ("CESIA"), a consulting concern based in France that specializes in information and communications systems and technologies. Mr. Salmona is also Chairman and Director General, Data for Development International Association, a nongovernmental organization with consultative status to the United Nations Economic and Social Council; a member of the board of directors of C-Datacom International, which is an affiliate of GTS; and a member of the board of directors of CESYS, a joint venture between CESIA and COGEMA, the French State company which processes nuclear waste.

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

     Morris A. Sandler, Director. Mr. Sandler has served as a director of GTS since 1990. Mr. Sandler has been a consultant to GTS since November 1995. Prior to that, Mr. Sandler was Executive Vice President of GTS from February 1994 to November 1995, and acting Chief Operating Officer from April 1993 to February 1994. From August 1990 to February 1994, Mr. Sandler was an employee of Alan B. Slifka and Company. Since November 1995, Mr. Sandler has been a principal of Pennwood Capital Corporation, a venture capital investment and management firm. He has served as director of Baltic International USA, Inc. since 1995.

     Joel Schatz, Director. Mr. Schatz has served as a director of GTS since the inception of the Company. Mr. Schatz was a founder of the Company and served as its President from 1985 to 1991. Mr. Schatz is presently the Chairman and Chief Executive Officer of Datafusion, Inc., a company developing software to accelerate knowledge synthesis.

     Adam Solomon, Director. Mr. Solomon has served as a director of the Company since June 1995. Mr. Solomon is also Chairman of Shaker Investments, Inc., a growth equity investment firm and Chairman of Signature International, L.P., a venture/development firm whose initial focus is redeveloping existing residential/golf communities, and a member of the board of directors of MetaSolv Software, Inc. Prior to that, Mr. Solomon spent eleven years with E.M. Warburg, Pincus & Co., Inc., where he was Managing Director from 1988 to 1992. While at E.M. Warburg, Pincus & Co., Inc., Mr. Solomon served as a member of the board of directors of LCI International, Inc., a regional long-distance carrier.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Each director of GTS receives an annual director's fee of $10,000. In addition, each director of GTS who attends any meeting of the Board of Directors is entitled to receive a director's fee of $1,000 for each such meeting, and each director of GTS who attends a committee meeting is entitled to a directors' fee of $750 for each such committee meeting.

     For the year ended December 31, 1996, the aggregate compensation paid by the Company to its directors and executive officers for services in all capacities was approximately $3.1 million.

     GTS maintains the Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan that permits directors to share in the growth of the value of GTS through the grant and exercise of nonqualified stock options. See "-- Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan."

GLOBAL TELESYSTEMS GROUP, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The purpose of the Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan") is to permit eligible non-employee directors of GTS (each a "Non-Employee Director") to share in the growth of the value of GTS through the grant and exercise of nonqualified stock options.

     The total number of shares of Common Stock reserved and available for delivery under the Directors' Plan is 250,000, subject to adjustment upon certain changes in capitalization. The Directors' Plan is administered by the compensation committee of the Board of Directors (the "Committee"). Only directors of GTS who are not employees of GTS or any subsidiary of GTS on the date on which an option is to be granted are eligible to participate in the Directors' Plan on such date.

     An option (a "Directors' Option") to purchase 12,000 shares of GTS Common Stock was granted to each Non-Employee Director on the effective date of the Directors' Plan and a Director's Option is granted to each new Non-Employee Director when he or she is first elected or appointed to serve as a director of GTS. Six thousand of the shares vest six months after the date of grant. An additional 3,000 shares become exercisable on the date six months following the first annual meeting of GTS's shareholders to occur after such date of grant, and the remaining 3,000 shares become exercisable on the date six months following the second annual meeting of GTS's shareholders to occur after such date of grant. On the date of the third annual

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

meeting of GTS's shareholders following the grant of the initial Directors' Options to any Non-Employee Director, provided that such Non-Employee Director remains an incumbent on such date, an additional Directors' option to purchase 9,000 shares of Common Stock is granted to such Non-Employee Director. The second Directors' Options become exercisable with respect to 3,000 shares on the date six months after the date of grant, with respect to an additional 3,000 shares on the date six months following the first annual meeting of GTS's shareholders to occur after such date of grant, and with respect to the final 3,000 shares on the date six months following the second annual meeting of GTS's shareholders to occur after such date of grant.

     Directors' Options are nonqualified stock options which are subject to certain terms and conditions including those summarized below. The exercise price per share of Common Stock purchasable under a Directors' Option will be equal to 100% of the fair market value of Common Stock on the date of grant. Each Directors' Option will expire upon the earliest of (a) the tenth anniversary of the date of grant, (b) one year after the Non-Employee Director ceases to serve as a director of GTS due to death or disability, (except that, in the case of disability, if the Non-Employee Director dies within that one-year period, the Directors' Option is exercisable for a period of one year from the date of death), (c) three months after the Non-Employee Director ceases to serve as a director of GTS for any reason other than death or disability, (except that, if the Non-Employee Director dies within that three-month period, his or her Directors' Options are exercisable for a period of one year from the date of such death), and (d) three months after the Non-Employee Director ceases to be employed by GTS if such Non-Employee Director had become an employee of GTS, (except that, if the Non-Employee Director dies within that three-month period, his or her Directors' Options are exercisable for a period of one year from the date of such death). Each Directors' Option may be exercised in whole or in part by giving written notice of exercise to GTS specifying the Directors' Option to be exercised and the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or by surrender of shares of Common Stock or a combination thereof. Directors' Options granted under the Directors' Plan may not be sold, pledged, assigned or otherwise disposed of in any manner other than by will or by the laws of descent and distribution.

     At the time of grant, the Board of Directors may provide in connection with any grant made under the Directors' Plan that the shares of Common Stock received as a result of such grant are subject to a right of first refusal by GTS.

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Directors' Plan at any time, except that any such action will be subject to the approval of GTS shareholders at the next annual meeting following such Board of Directors' action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Common Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such shareholder approval.

EXECUTIVE COMPENSATION

     The following table sets forth each component of compensation paid or awarded to, or earned by, the chief executive officer and the four most highly compensated executive officers other than the chief executive officer serving as of December 31, 1996 (collectively, the "Named Executive Officers") for the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                  LONG-TERM COMPENSATION
                                                                  -----------------------
                                                                          AWARDS
                                                                  -----------------------
                                                                  RESTRICTED   SECURITIES
                                          PAID     OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
    NAME AND PRINCIPAL        SALARY     BONUS     COMPENSATION    AWARD(S)     OPTIONS     COMPENSATION
         POSITION              ($)        ($)          ($)           ($)          (#)          ($)(7)
    ------------------       --------   --------   ------------   ----------   ----------   ------------
Gerald W. Thames...........  $325,000   $113,750            (1)          -0-     25,000(5)        9,954
Jan Loeber.................   235,000     78,608      74,642(4)     20,000(5)       3.5(6)       12,986
Raymond I. Marks...........   230,091     46,200            (1)          -0-     37,000(5)       13,788
Henry A. Radzikowski.......   208,750     42,000     226,060(2)          -0-     37,000(5)       12,986
Louis T. Toth..............   203,937     40,950      33,602(3)          -0-     29,000(5)       13,004

---------------

(1) Perquisites and other personal benefits paid to the Named Executive Officer during fiscal year 1996 were less than the lesser of $50,000 and 10 percent of the total of annual salary and bonus reported for the Named Executive Officer.

(2) Mr. Radzikowski received a cost of living allowance totalling $96,000 during fiscal year 1996. In addition, GTS paid approximately $122,376 in housing expenses on behalf of Mr. Radzikowski. GTS also paid for Mr. Radzikowski's personal travel expenses. Mr. Radzikowski was replaced as Chief Executive Officer -- CIS and Eastern Europe Operations in January 1997 and his employment with the Company was terminated in the second quarter of 1997.

(3) These amounts represent a cost of living allowance of $27,500 and paid home leave of $6,102 paid to Mr. Toth during fiscal year 1996.

(4) Mr. Loeber received a cost of living allowance and paid home leave during fiscal year 1996. Hermes provided Mr. Loeber with a tax equalization that compensates him for the higher taxes he pays because he resides in Belgium instead of the United States. Furthermore, Hermes provided Mr. Loeber with a housing allowance equal to $31,836 per year (converted from Belgian Francs to U.S. Dollars at an exchange rate of BF32.0392 = $1.00). In addition, Hermes provides Mr. Loeber with the use of a company car.

(5) Stock options awarded under the 1992 Stock Option Plan.

(6) Stock options awarded under the Hermes Plan.

(7) Amounts hereunder represent premiums paid by GTS for $1,000,000 in term life insurance for each Named Executive Officer and contributions by GTS under the 401(k) Plan to each Named Executive Officer's account.

THE GTS 401(K) PLAN

     The GTS 401(k) Plan (the "401(k) Plan") is a defined contribution retirement benefit plan that is qualified for favorable tax treatment under
Section 401 of the Code. All employees of GTS, including the Named Executive Officers, who are at least 21 years of age and have completed the minimum service requirement are eligible to participate in the 401(k) Plan. The 401(k) Plan participants may defer pre-tax income by contributing to the plan up to the maximum amount permitted by law. After-tax contributions are also permitted under the 401(k) Plan. GTS matches 50% of each participant's pre-tax contribution to the 401(k) Plan up to 5% of the participant's total compensation. In addition, GTS may, in its sole discretion and in a nondiscriminatory manner, contribute additional amounts as profit sharing to each participant's account.

The amounts that are deposited into each participant's account are invested among various investment options according to the direction of the participant. Each participant's pre-tax and after-tax contributions are immediately vested and nonforfeitable. GTS's matching contribution and profit sharing allocations to each participant's account do not vest until the participant has completed three years of service with GTS, at which time the matching contribution and profit sharing allocations become 100% vested. Each participant is eligible to begin receiving benefits under the 401(k) Plan on the first day of the month coincident with or following the attainment of normal retirement age. There is no provision for early retirement benefits under the 401(k) Plan.

THE SFMT, INC. EQUITY COMPENSATION PLAN

     The purpose of the SFMT, Inc. Equity Compensation Plan (the "Equity Compensation Plan") is to attract, retain and motivate key employees, officers and eligible independent contractors of GTS and to enable such individuals to own Common Stock and to have a mutuality of interest with other shareholders of GTS through the grant of restricted stock and other equity-based awards.

     The total number of shares of Common Stock that may be issued or transferred under the Equity Compensation Plan is four percent of the total number of shares of Common Stock outstanding at the beginning of the calendar year, subject to certain adjustments, which are described below. This threshold number may be increased by the number of shares (a) that were issued under the Equity Compensation Plan with respect to which no dividends were paid and (b) that were subsequently forfeited, in accordance with the terms of the Equity Compensation Plan.

     The Equity Compensation Plan is administered by the Committee. The chief executive officer of GTS has the authority to recommend the individuals to whom awards will be granted, subject to approval by the Committee. The Committee has full and binding authority to determine the fair market value of the Common Stock and the number of shares included in any awards, to establish terms and conditions of any award, to interpret the Equity Compensation Plan, to prescribe rules relating to the Equity Compensation Plan and to make all other determinations necessary to administer the Equity Compensation Plan. The Committee may condition the vesting of restricted stock upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion. In the event that the Committee determines, in its sole discretion, that an award of restricted stock would not be appropriate with respect to any individual who has been recommended for an award by the chief executive officer, the Committee has the authority to grant to any such individual any other variety of equity-based compensation award, including, but not limited to, phantom stock, phantom units, stock appreciation rights, performance shares and performance units. The Committee does not, however, have the authority to grant stock options pursuant to the Equity Compensation Plan.

     Grants under the Equity Compensation Plan are determined by the Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any individual employee or group of employees in the future. The Equity Compensation Plan will remain effective until November 14, 2004, unless earlier terminated by GTS.

     During a specified period set by the Committee commencing with the date of any restricted stock award, the participant is not permitted to sell, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions or may accelerate or waive such restrictions in whole or in part, based on service, performance and such other factors. Unless the Committee specifically determines otherwise, a restricted stock award granted under the Equity Compensation Plan vests one-third on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant.

     The Committee may impose such other restrictions on shares of Common Stock issued under the Equity Compensation Plan, including a right of first refusal by GTS that requires the participant to offer GTS.

     The Equity Compensation Plan provides that, in the event of a change to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or other change in the capital structure made without receipt of consideration), the Board of Directors will preserve the value of outstanding awards by making certain equitable adjustments in its discretion.

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Equity Compensation Plan at any time, except that any such action will be subject to the approval of GTS shareholders at the first annual meeting following such action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Common Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such shareholder approval.

THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN OF GLOBAL TELESYSTEMS GROUP,
INC.

     In 1992, the Board of Directors approved the adoption of the 1992 Stock Option Plan of Global TeleSystems Group, Inc. (the "1992 Option Plan") for key employees of GTS. The purpose of the 1992 Option Plan is to enable GTS to attract and retain the best personnel for positions of substantial responsibility, to provide additional incentives to employees of GTS and its subsidiaries and to promote the success of the business of GTS and its subsidiaries by providing certain employees with an ownership interest in the Company.

     The total number of shares of Common Stock that may be subject to options granted under the 1992 Option Plan (the "1992 Options") is generally 18.5% of the total number of shares of Common Stock outstanding at the beginning of the calendar year.

     The 1992 Option Plan is administered by the Committee, which must be composed of not less than two members of the Board of Directors who are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act. The Committee has full and binding authority to determine the fair market value of the Common Stock, the exercise price of options to be granted, the persons to whom and the times at which options will be granted and the number of shares to be represented by each option. The Committee also has full and binding authority to interpret the 1992 Option Plan, to prescribe rules relating to the 1992 Option Plan, to establish terms and conditions of each 1992 Option and to make all other determinations necessary to administer the 1992 Option Plan.

     The 1992 Option Plan will remain effective until November 14, 2004, unless earlier terminated by GTS. Grants under the 1992 Option Plan are determined by the Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any individual employee or group of employees in the future.

     The 1992 Option Plan authorizes the grant of both nonqualified options, which are not qualified for special tax treatment, and incentive stock options ("ISOs"), which qualify for special federal income tax treatment under Section 422 of the Code. The exercise price per share of Common Stock issuable pursuant to an ISO may not be less than 100% of the fair market value of Common Stock on the date of grant. Unless otherwise specified in any respective option agreement, a nonqualified 1992 Option will expire ten years and one day after the date of grant and an ISO will expire ten years from the date of grant. Each person granted 1992 Options shall be provided with an option agreement setting forth the terms of each grant pursuant to the 1992 Option Plan. Unless the Committee specifically determines otherwise, each 1992 Option vests one-third on each of the first three anniversaries of the date of grant. The full purchase price of the shares must be paid, either in cash, by delivery of previously owned shares, or by withholding of shares having a fair market value equal to the 1992 Option exercise price. Each 1992 Option expires (a) 30 days after the option holder ceases to be an employee of GTS for any reason other than death, disability or retirement, (b) one year from the date of death or disability of an employee, or (c) 90 days following retirement of the employee. 1992 Options may not be sold, pledged, assigned or otherwise disposed of in any manner other than by will or by the laws of descent and distribution.

     The Committee may impose such other restrictions on shares of Common Stock issued under the 1992 Option Plan, including a right of first refusal by GTS. In addition, if the amount of any payment under the 1992 Option Plan, either separately or in combination with any other payment by GTS, would constitute an excess parachute payment within the meaning of
Section 280G of the Code, the total payments payable under the 1992 Option Plan will be reduced in order to maximize the amount received by the participant under the 1992 Option Plan in combination with other payments by GTS.

     The 1992 Option Plan provides that, in the event of a change to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares or exchange of shares, or other change in the capital structure made without receipt of consideration), the Board of Directors will, in its discretion, preserve the value of outstanding 1992 Option Plan awards by making certain equitable adjustments.

     The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1992 Option Plan at any time, except that any such action will be subject to the approval of GTS shareholders at the first annual meeting following such Board of Directors action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Common Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such shareholder approval.

THE GTS 1996 TOP TALENT RETENTION PROGRAM

     GTS implemented the GTS 1996 Top Talent Retention Program (the "Program") which, for 1996 only, alters the terms offered to certain employees under the 1992 Option Plan. Employees who are offered participation in the Program must sign a "retention agreement," the terms of which are described below, in order to receive any 1992 Options during 1996. The Program has been offered to approximately 28 employees, and it provides that any 1992 Options granted to such participants will vest as follows: (i) one-half of any 1992 Option granted under the Program will vest at a rate of 25% per year beginning on the first anniversary of the initial date of grant and (ii) the remaining portion of any 1992 Option granted under the Program will vest one-quarter according to the achievement of performance revenue levels, and one-quarter according to the achievement of price levels of Common Stock, provided that all options will vest on the fifth anniversary of the date of grant regardless of whether such performance revenue and pricing levels are attained.

        OPTION GRANTS IN THE LAST FISCAL YEAR -- 1992 STOCK OPTION PLAN

                                          NUMBER OF     % OF TOTAL
                                          SECURITIES     OPTIONS
                                          UNDERLYING    GRANTED TO    EXERCISE OR                 GRANT DATE
                                           OPTIONS     EMPLOYEES IN       BASE       EXPIRATION    PRESENT
                  NAME                    GRANTED(#)   FISCAL YEAR    PRICE($/SH.)      DATE       VALUE($)
                  ----                    ----------   ------------   ------------   ----------   ----------
Gerald W. Thames........................    75,000(1)      7.3           15.40        3-30-06     $1,155,000
Henry A. Radzikowski....................    37,000(1)      3.6           15.40        3-30-06        569,800
Louis T. Toth...........................    29,000(1)      2.8           15.40        3-30-06        446,400
Raymond I. Marks........................    37,000(1)      3.6           15.40        3-30-06        569,800
Jan Loeber..............................        --          --              --          --                --

---------------

(1) Stock options were awarded under the 1992 Stock Option Plan. Each option vests one-third on each of the first three anniversaries of the date of grant.

            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES -- 1992 STOCK OPTION PLAN

                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                          OPTIONS AT FY-END(#)(1)      AT FY-END($)(2)
                                          -----------------------    --------------------
                                               EXERCISABLE/              EXERCISABLE/
                  NAME                         UNEXERCISABLE            UNEXERCISABLE
                  ----                         -------------            -------------
Gerald W. Thames........................      383,333/191,667        5,538,540/1,103,336
Henry A. Radzikowski....................       59,867/206,733          857,883/2,679,717
Louis T. Toth...........................       124,366/81,734          1,883,386/788,677
Raymond I. Marks........................       96,664/130,336        1,301,667/1,186,033
Jan Loeber..............................                   --                         --

---------------

(1) No options were exercised during the year ended December 31, 1996.

(2) Based on $20.00 per share value of Common Stock as of December 31, 1996 less the exercise price.

GTS-HERMES, INC. 1994 STOCK OPTION PLAN

     The GTS-Hermes, Inc. 1994 Stock Option Plan (the "Hermes Plan") was adopted by the board of directors of GTS-Hermes, Inc. ("GTS-Hermes") in 1994 to enable employees of GTS-Hermes and its subsidiaries, including Hermes, and affiliates to participate in ownership of GTS-Hermes and to attract and retain key employees of particular merit. The Hermes Plan provides for the award of incentive stock options, nonqualified stock options and stock appreciation rights. All employees of GTS-Hermes and its subsidiaries, including Hermes, and affiliates are eligible to participate in the Hermes Plan.

     The maximum number of shares authorized with respect to grants of awards under the Hermes Plan in each calendar year is 6.5% of the shares of common stock, par value $0.01 per share, of GTS-Hermes issued and outstanding, and the aggregate number of shares of stock subject to the Hermes Plan is 13% of the total shares of stock issued and outstanding. The Hermes Plan is administered by a committee appointed by the board of directors of GTS-Hermes, which has broad discretion to determine who shall receive awards under the Hermes Plan and the characteristics of any award thereunder, including the price, term and vesting of such award. However, stock appreciation rights may not be awarded alone and may only be awarded in tandem with an option grant.

     The Hermes Plan provides that in the event of a change in control, as defined under the Hermes Plan, any stock appreciation rights outstanding for at least six months and any stock options awarded under the Hermes Plan not previously exercisable and vested which have been held for at least six months from the date of grant will become fully vested and exercisable at an adjusted price to be determined according to the highest sales price per share paid in any transaction reported or offer made at any time during the preceding 60 days as determined by the committee.

     The board of directors of GTS-Hermes may amend, alter or discontinue the Hermes Plan at any time, provided that the rights of participants are not impaired.

     Hermes intends to establish a stock option plan to replace the Hermes Plan for the purpose of incentivizing Hermes key employees, in substantially similar form to the Hermes Plan. The aggregate number of shares of Hermes stock subject to the proposed plan would be approximately 13% of the total shares of Hermes stock issued and outstanding including options. Grants under the Hermes Plan would be converted into grants under the proposed Hermes plan. Upon establishment of such plan, the Hermes Plan would be terminated.

            OPTION GRANTS IN THE LAST FISCAL YEAR -- HERMES PLAN(1)

                                                                                                       POTENTIAL
                                                                                                  REALIZABLE VALUE AT
                                                                                                     ASSUMED ANNUAL
                                                                                                     RATES OF STOCK
                                                                                                         PRICE
                                          NUMBER OF     % OF TOTAL                                    APPRECIATION
                                          SECURITIES     OPTIONS                                       FOR OPTION
                                          UNDERLYING    GRANTED IN    EXERCISE OR                       TERM(2)
                                           OPTIONS     EMPLOYEES IN       BASE       EXPIRATION   --------------------
                  NAME                    GRANTED(#)   FISCAL YEAR    PRICE($/SH.)      DATE       5% ($)     10% ($)
                  ----                    ----------   ------------   ------------   ----------   --------   ---------
Jan Loeber..............................                                                              0           0

---------------

(1) Stock options are for GTS-Hermes stock pursuant to the Hermes Plan. Each stock option vests one-third on each of the first three anniversaries of the date of grant.

            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
                 FISCAL YEAR-ENDED OPTION VALUES -- HERMES PLAN

                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                            OPTIONS AT FY-END(#)             AT FY-END($)
                                          -------------------------    -------------------------
                  NAME                    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                  ----                    -------------------------    -------------------------
Jan Loeber..............................

EMPLOYMENT AGREEMENTS

     GTS has executed employment agreements (together, the "Employment Agreements") with all the Named Executive Officers. The agreements with Messrs. Thames, Radzikowski and Marks include a three-year term of employment commencing on April 1, 1996. The contract with Mr. Radzikowski was terminated in the second quarter of 1997. The agreements with Mr. Toth and Mr. Loeber include a two-year term of employment commencing on April 1, 1996 and January 3, 1995, respectively. All the Employment Agreements provide for the automatic renewal of the term for additional one-year periods after the initial term unless written notice of intent to terminate is provided by either party within a stated period of between 120 and 180 days prior to the renewal date. The salary of each Named Executive Officer is reviewed yearly and may be increased at the sole discretion of the Board of Directors. In addition to salary, each Named Executive Officer is eligible for a performance-based annual bonus, to participate in the GTS 1992 Stock Option Plan (with the exception of Mr. Loeber whose employment agreement provides him with an option grant under the Hermes Plan), to receive standard health and insurance benefits that are provided to executives of GTS and to be reimbursed for all reasonable expenditures incurred in the execution of each Named Executive Officer's respective duties. In addition, Mr. Loeber's employment agreement provides him with 20,000 shares of restricted stock that vest in an amount of one-third each year for three years beginning on January 1, 1997.

     Each Employment Agreement may be terminated by GTS by giving notice of intent to not extend the term of employment, for cause or as a result of the Named Executive Officer's permanent disability. In the event that the employment relationship is terminated due to the employee's disability or death or if GTS provides notice of its intent not to renew the term of employment, GTS shall pay to the Named Executive Officer or to the Named Executive Officer's estate, as the case may be, the salary and bonus for the remaining portion of the fiscal year in which the termination of employment occurs. In addition, if the Company provides notice of its intent not to extend the term of employment, each Named Executive Officer will receive his salary for the greater of (a) the number of months or days in the notice period and (b) the period during which the Named Executive Officer remains subject to the restrictive covenants described below.

     Each Employment Agreement includes noncompetition and nonsolicitation clauses that are effective during the term of employment and for a period of from four months to one year thereafter. In addition, the Employment Agreements include an unlimited covenant of confidentiality and nondisclosure. Any dispute arising under an employment agreement must be resolved through arbitration, except that each agreement also provides for specific performance and for a court injunction in the event of a breach by the Named Executive Officer.

                       CERTAIN RELATED PARTY TRANSACTIONS

     Alan B. Slifka, the Chairman of the Board of Directors, owns an interest in an office building in New York in which GTS leased office space until the corporate headquarters were moved to McLean, Virginia on March 1, 1995. GTS retains a small office space in New York City that is leased from Mr. Slifka on a monthly basis, and the annual expense for 1996 was $40,600. Mr. Slifka also has a consulting agreement with GTS pursuant to which he is paid consulting fees of $100,000 per year.

     Bernard McFadden, Director, has a consulting agreement with GTS pursuant to which he is paid $100,000 in consulting fees each year.

     In August and September 1997, affiliates of George Soros and Mr. Slifka purchased 212,766 and 38,010 shares of Common Stock, respectively, in the Company's private stock offering. In addition, affiliates of Mr. Slifka purchased $2.9 million of Convertible Bonds in September 1997.

     Affiliates of Soros Fund Management purchased $40 million of notes from GTS in 1996, in partial consideration of which (i) W. James Peet was appointed to the Board of Directors and (ii) the affiliates received warrants to purchase 2,962,962 shares of Common Stock. Together with their prior equity interests in GTS, these affiliates currently hold, on a fully diluted basis (excluding shares underlying stock options), in excess of 26.6% of the Company's Common Stock. In accordance with the terms of the warrant agreement, the exercise price of the warrants was reduced from $15.40 per share to $14.00 per share as the outstanding debt had not been repaid prior to December 31, 1996. In addition, these affiliates collect a monitoring fee of $40,000 per month, which they will continue to collect until the initial offering of the Company's securities to the general public. Under certain agreements, these affiliates have the right to co-invest with GTS in all of its new ventures throughout Asia, excluding countries in the former Soviet Union, and pursuant to this right, one of these affiliates holds a 25% interest in GTS China Investments LLC. See
"Business -- Asia -- Operations."

     Affiliates of Capital Research International purchased $30 million of notes from GTS in 1996, in partial consideration of which it received warrants to purchase 2,222,222 shares of Common Stock. In accordance with the terms of the warrant agreement, the exercise price of the warrants was reduced from $15.40 per share to $14.00 per share as the outstanding debt had not been repaid prior to December 31, 1996.

     Jean Salmona, a director of GTS, is the Chairman and Chief Executive Officer of CESIA. CESIA also provides consultancy services for CDI and for Hermes.

     Pursuant to the TCM business partnership agreement, GTS is obligated to provide additional consideration to its partners in the form of either cash or Common Stock based on the financial performance of TCM at the end of 1996, 1997 and 1998. On January 17, 1997, the agreement was amended such that the consideration would only be in the form of the issuance of Common Stock. GTS is obligated under these arrangements to issue up to a maximum of 747,760 shares of Common Stock. Common Stock issued pursuant to the agreement must be held for a minimum holding period. In certain circumstances, if GTS's partners are unable to sell their shares of Common Stock, GTS is obligated to assist in locating a purchaser for the Common Stock, and, if unable to do so, to repurchase these shares. GTS's repurchase obligations are at the following prices: (i) if shares of Common Stock are then being publicly traded, at the trading price of such shares or (ii) if shares of Common Stock are not then publicly traded, at the price shares of Common Stock were most recently offered to individual investors in a private placement, or, if no such private placement has occurred within the three months preceding the repurchase of such shares, at a price determined by an independent financial institution to be agreed upon by GTS and the seller. The Company has been credited for the issuance of 336,400 of Common Stock under this agreement.

     Pursuant to the asset purchase agreement relating to the purchase by GTS of its interest in PrimTelefone, the seller of such interest, has the right to have some or all of its shares of Common Stock repurchased by GTS over a five-year period at the current fair market value of such shares at the time of such repurchase.

     In April 1996, GTS entered into an agreement with First NIS Regional Fund SICAF ("Barings") to organize GTS Ukrainian TeleSystems, L.L.C. (the "LLC"), a Delaware limited liability company 60% owned by GTS, which in turn entered into a stock purchase agreement to acquire 49% of all the ownership interests in Bancomsvyaz, a Ukrainian limited liability company. See "Business -- Russia and the CIS." Such acquisition closed in May 1996. Barings funded $4.5 million to be applied towards the LLC's purchase of the interest in Bancomsvyaz and for the LLC's $1.5 million contribution to the registered capital of Bancomsvyaz. Prior to March 1, 1999, Barings may put its initial investment to GTS for $4.5 million, plus accrued interest at 13.5% per annum, or, if GTS has consummated an initial public offering of its Common Stock, may exercise an option to convert such investment into 292,207 shares of Common Stock at an exercise price of $15.40. In June 1997 the agreement was amended, such that Barings funded an additional $4.1 million to be applied toward Bancomsvyaz's capital expenditure and operating capital requirements. On September 30, 2000, Barings may put that portion of its LLC interest represented by the additional Barings investment to GTS for $4.1 million, or if GTS has consummated an initial public offering of its Common Stock, may exercise an option to convert such additional investment into 183,333 Shares of Common Stock at an exercise price of $22.50.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding ownership of the Common Stock and rights to acquire Common Stock by stockholders that manage or own, either beneficially or of record, five percent or more of the Common Stock of the Company as of June 30, 1997.

                                                                     June 30, 1997
                                                              ----------------------------
                                                               Number of
                                                                 Shares        Percentage
                                                              Beneficially    Beneficially
                  Name of Beneficial Owner                      Owned(1)        Owned(1)
                  ------------------------                    ------------    ------------
George Soros affiliates.....................................    7,012,428(2)      26.6%
Alan B. Slifka and affiliates...............................    3,460,873(3)      14.8%
Emerging Markets Management.................................    2,119,697(4)       8.1%
Morgan Asset Management.....................................    1,495,544(5)       6.4%
Capital Research International..............................    3,565,080(6)      13.9%
Total of above..............................................   17,653,622
Total shares on a fully diluted basis:......................   28,599,736

---------------

(1) The percentage of ownership is based upon 28,607,736 shares, comprised of 23,422,552 shares of Common Stock issued and outstanding, and warrants to purchase 5,185,184 of Common Stock. Excluded from the calculation are:
    108,012 treasury shares; 20,000 shares of restricted Common Stock issued to one executive officer of the Company; options to purchase 3,389,820 shares of Common Stock issued to employees under the Company's 1992 Option Plan, of which 1,959,900 will be vested at December 31, 1997; 447,000 options to purchase shares of Common Stock issued to employees prior to the adoption of the Company's 1992 Option Plan and to directors and non-employees; and an option to convert a debt put right to 292,207 shares of Common Stock.

(2) Comprised of 2,049,466 shares of Common Stock held by the Soros Foundation-Hungary; 750,000 shares of Common Stock held by the Soros Charitable Foundation; 750,000 shares and warrants to purchase 2,222,222 shares of Common Stock held by The Open Society Institute; 333,333 and 166,667 shares of Common Stock held by Winston Partners II LDC and Winston Partners II LLC, respectively; warrants to purchase 246,914, 123,456 and 370,370 shares of Common Stock held by Winston Partners II LDC, Winston Partners II LLC and Chatterjee Fund Management, respectively, all of which are affiliates of George Soros.

(3) Included 1,704,085 shares of Common Stock owned by Mr. Slifka and shares of Common Stock held in trust for a minor child; 1,675,788 shares of Common Stock owned by various Halcyon Partnerships which are managed by Halcyon/Alan B. Slifka Management Company LLC, of which Mr. Slifka is the Managing Principal and over which Mr. Slifka disclaims beneficial ownership; 45,000 shares of Common Stock held by GTS 1995 Partners, LP; 3,000 shares of Common Stock held by Kevah Konner; and 33,000 shares of Common Stock owned by Randolf Slifka, Mr. Slifka's son and a principal of Halcyon/ Alan B. Slifka Management Company LLC, over which Mr. Slifka disclaims beneficial ownership.

(4) Shares of Common Stock held by funds managed by Emerging Markets Management.

(5) Shares of Common Stock held by funds managed by Morgan Stanley Asset Management.

(6) Includes 1,342,858 shares of Common Stock and warrants to purchase 2,222,222 shares of Common Stock held by funds managed by affiliates of Capital Research International.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     In 1996, the Company issued $40 million of notes (the "Chatterjee Notes") to the Chatterjee Group, an affiliate of George Soros. In connection with the issuance of the Chatterjee Notes, the Chatterjee Group received warrants (the "Chatterjee Warrants") to purchase 2,962,962 shares of Common Stock. The Chatterjee Warrants were initially issued with an exercise price of $15.40 per share, which exercise price was subsequently reduced to $14.00 per share in accordance with the terms of the warrant agreement. In addition, The Chatterjee Group was granted the right to appoint one member to the Board of Directors and collects a monitoring fee of $40,000 per month, which it will continue to collect until the Company completes an initial public offering of the Company's securities. The Chatterjee Group also has the right to co-invest with GTS in all of its new ventures throughout Asia, excluding countries in the former Soviet Union, and pursuant to this right has invested and holds a 25% interest in GTS China Investments LLC. See "Business -- Asia -- Operations." The Chatterjee Notes bear interest at 10% per annum and the principal is payable in 12 quarterly installments commencing April 1, 1998.

     In 1996, the Company also issued $30 million of notes (the "Capital Research Notes") to Capital Research International. In connection with the issuance of the Capital Research Notes, Capital Research International received warrants (the "Capital Research Warrants") to purchase 2,222,222 shares of Common Stock. The Capital Research Warrants were initially issued with an exercise price of $15.40 per share, which exercise price was subsequently reduced to $14.00 per share in accordance with of the warrant agreement. The Capital Research Notes bear interest at 10% per annum and the principal is payable in 12 quarterly installments commencing April 1, 1998.

     Both the Chatterjee Notes and the Capital Research Notes impose significant covenants on the Company which covenants, among other things, limit the ability of the Company and its subsidiaries to incur debt and pay dividends and require the Company to maintain certain financial ratios.

     The Company sold approximately $144.8 million bonds ("Convertible Bonds") in the Convertible Bond Offering. The Convertible Bonds have a three year maturity and are unsecured, senior subordinated obligations of the Company. The Convertible Bonds are issued pursuant to an indenture containing certain covenants for the benefit of the holders of the Convertible Bonds, including, among other things, covenants limiting the incurrence of indebtedness, restricted payments, liens, payment restrictions affecting certain subsidiaries and joint ventures, transactions with affiliates, assets sales and mergers and combinations. In the event of a change of control of the Company, holders of the Convertible Bonds have the right to require GTS to purchase such holder's Convertible Bonds at a price ranging from 106.5 per cent. of the principal amount if the date of redemption occurs on or before June 30, 1998 to 121.0 per cent. of the principal amount if the date of redemption occurs after June 30, 1999.

     Each Convertible Bond is convertible into such number of shares of Common Stock as is equal to the principal amount of such Convertible Bond divided by the applicable Conversion Price. The applicable Conversion Prices shall be determined as follows: (i) where a Complying Public Equity Offering has not been preceded since the issuance of the Convertible Bonds by a Non-Complying Equity Offering, the Conversion Price shall equal the per share price to the public in the Complying Public Equity Offering, provided, however, that a 7% or 15% discount will be given to Convertible Bond holders from the per share price to the public if the Complying Public Equity Offering occurs during the second or third year, respectively, from the date of issuance of the Bonds; (ii) where a Complying Public Equity Offering has been preceded by one or more Non-Complying Equity Offerings since the issuance of the Convertible Bonds, the Conversion Price shall equal the lower of (a) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Complying Public Equity Offering (as calculated for each such offering at the gross per share offering price for the applicable offering, provided, however, that a 7% or 15% discount will be included in the calculation if the closing dates of such offerings occur during the second or third year, respectively from the date of issuance of the Convertible Bonds) and (b) the conversion price for the Complying Public Equity Offering (as calculated in (i) above); (iii) where a Non-Complying Public Equity Offering of at least $50 million, which is not a Complying Public Equity Offering solely by reason of the offering's failure to satisfy the $100,000,000 offering size condition for a Complying Public Equity Offering, has not been preceded by a Complying Public Equity Offering since the issuance of the Bonds and has been preceded by one or more Non-Complying Equity Offerings, the Conversion Price shall equal the lower of (a) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Non-Complying Public Equity Offering (as calculated for each Non-Complying Public Equity Offering at the per share offering price for the applicable offering, provided, however, that a 7% or 15% discount will be included in the calculation if the closing dates of such offerings occur during the second or third year, respectively from the date of issuance of the Convertible Bonds) and
(b) the conversion price for the Non-Complying Public Equity Offering alone or
(iv) in the case of any other Non-Complying Equity Offering not provided for in clause (iii) above, where no Complying Public Equity Offering has occurred since the issuance of the Convertible Bonds, the Conversion Price shall equal the lowest conversion price calculated for each Non-Complying Equity Offering (as calculated for each such offering at the gross per share offering price provided, however, that a 7% or 15% discount will be included in the calculation if the closing dates of such offerings occur during the second or third year from the date of issuance of the Convertible Bonds).

     There shall be excluded from the calculation of the applicable Conversion Price any private equity offerings of Common Stock (made pursuant to an exemption from registration under the Securities Act) aggregating no more than $100 million in gross proceeds if such offering or offerings are consummated on or prior to December 31, 1997 and certain private sales of the Common Stock to a strategic purchaser so long as there has occurred a Complying Public Equity Offering or a Non-Complying Equity Offering.

     Outstanding Convertible Bonds are, subject to certain conditions, redeemable at the option of the Company on or after the second anniversary of a Complying Public Equity Offering, at the principal amount thereof plus accrued interest, if any. At maturity the Convertible Bonds will be redeemed at their principal amount plus accrued interest; however, in the event that a Complying Public Equity Offering has not occurred, outstanding Convertible Bonds will be redeemed at 121% of their principal amount, plus accrued interest, if any.

     A "Complying Public Equity Offering" means a public offering of Common Stock where, immediately following completion thereof, (a) the following conditions are met: (i) the Company has made public offerings of Common Stock with a cumulative public offering price of at least $100,000,000 to an aggregate of not less than 50 purchasers; (ii) the Common Stock has been listed or shall be listed in connection with the offering on either the New York Stock Exchange, the London Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (iii) the Company shall have registered additional shares of Common Stock from private offerings of Common Stock (made pursuant to an exemption from registration under the Securities Act) with a market value of at least $100,000,000 calculated using the offering price in the Complying Public Equity Offering and (b) the aggregate number of shares of Common Stock sold thereby, together with any Common Stock sold in any prior public offerings plus the number of shares of Common Stock into which the Convertible Bonds may be converted (calculated as if such conversion were to be effected on the date of determination) does not exceed 50 percent of the total number of shares of Common Stock outstanding on a fully diluted basis. A "Non-Complying Public Equity Offering" means a public equity offering of Common Stock which satisfies all of the conditions specified in (a) above, except that the cumulative public offering price is less than $100,000,000. A "Non-Complying Equity Offering" means

(i) a private offering of Common Stock or (ii) a public offering of Common Stock that is not a Complying Public Equity Offering.

     Hermes sold $265 million aggregate principal amount of 11 1/2% Senior Notes due 2007 ("Hermes Notes") in August, 1997. The Hermes Notes have a ten year maturity and are unsecured, senior obligations of Hermes. Hermes placed approximately $56.5 million of the net proceeds of the Offering in escrow for the first two years' interest payments on the Hermes Notes. The Hermes Notes were issued pursuant to an indenture containing certain covenants for the benefit of the holders of Hermes Notes, including, among other things, covenants limiting the incurrence of indebtedness, restricted payments, liens, payment restrictions affecting certain subsidiaries and joint ventures, transactions with affiliates, assets sales and mergers. The Hermes Notes are redeemable in whole or part, at the option of Hermes at any time on or after August 15, 2002 at a price ranging from 105.75 percent to 100.0 percent of the principal amount.

     The Hermes Notes are also redeemable at any time or from time to time prior to August 15, 2000 at a redemption price equal to 111.5% of the principal amount of the Hermes Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption with the net cash proceeds of one or more public equity offerings or strategic equity investments resulting in aggregate gross cash proceeds to Hermes of at least $75 million. In the event of a change of control of Hermes, holders of the Hermes Notes have the right to require Hermes to purchase such holder's Hermes Notes at a price equal to 101% of the aggregate principal amount.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 60,000,000 shares of Common Stock, par value $0.0001 per share, of which 23,546,438 shares were issued and outstanding as of June 30, 1997, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), none of which is outstanding. The following is a summary of the rights, privileges, restrictions and conditions of each of the classes of shares issued by the Company.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for one share held of record on all matters upon which shareholders have the right to vote. There are no cumulative voting rights. All issued and outstanding shares of Common Stock are, and the Common Stock to be sold in the Offerings, when issued and paid for, will be, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. See "Dividend Policy." Upon dissolution, holders of Common Stock are entitled to share pro rata in the assets of the Company remaining after payment in full of all of its liabilities and obligations, including payment of the liquidation preference, if any, of any Preferred Stock then outstanding.

PREFERRED STOCK

     The Board of Directors may authorize the issuance of one or more series of Preferred Stock having such rights, including voting, conversion and redemption rights, and such preferences, including dividend and liquidation preferences, as the Board may determine, without further action by the stockholders of the Company.

     The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock. For example, the issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the Common Stock with respect to dividends and in liquidation and that could, upon conversion or otherwise, enjoy all the rights appurtenant to the Common Stock.

PRIOR PURCHASE AGREEMENTS

     The Company and certain investors ("Prior Shareholders") have previously entered into stock purchase agreements on (i) April 23, 1993 (the "1993 Stock Purchase Agreement"), (ii) April 22, 1994 and June 17, 1994 (collectively, the "1994 Stock Purchase Agreements"), (iii) a series of dates in 1995 (the "1995 Stock Purchase Agreements"), (iv) a series of dates in 1996 (the "1996 Stock Purchase Agreements"), (v) a series of dates in 1997 (the "1997 Stock Purchase Agreements" and, together with the 1993 Stock Purchase Agreement, the 1994 Stock Purchase Agreements, the 1995 Stock Purchase Agreements and the 1996 Stock Purchase Agreements, the "Prior Purchase Agreements"). The Prior Purchase Agreements contain, among other things, certain registration and other rights granted by the Company with respect to such Common Stock described below.

     Registration Rights. Pursuant to the terms of the Prior Purchase Agreements, Prior Shareholders are entitled to certain demand registration rights with respect to the Common Stock held by them ("Demand Registration Rights") following the initial offering of the Company's securities to the general public. In addition to the Demand Registration Rights, Prior Shareholders are, subject to certain limitations, entitled to register shares of Common Stock in connection with a registration statement prepared by the Company to register its equity securities. Holders who purchased pursuant to the 1993 Stock Purchase Agreement may also register their shares of Common Stock in connection with a registered sale of Common Stock by a Major Shareholder (as that term is defined in the 1993 Stock Purchase Agreement). All of the registration rights of the Prior Shareholders are subject to certain conditions and limitations described in the Prior Purchase Agreements.

     Rights of First Refusal and Tag-Along Rights. Under the Prior Purchase Agreements, Prior Shareholders have certain rights of first refusal to purchase pro rata any issue of New Securities (as that term is defined in the Prior Purchase Agreements) which the Company thereafter may from time to time propose to issue and sell, other than in connection with certain types of transactions and to certain types of excluded purchasers. Termination of such rights will occur upon the earlier of the closing of an initial public offering pursuant to an effective registration statement under the Act or, as to any Prior Shareholder, when such Prior Shareholder no longer owns all the shares it originally purchased.

     The Prior Purchase Agreements further provide that, in the case of a sale by the Major Shareholders as a group of all their Major Shareholders' Shares (as those terms are defined in the Prior Purchase Agreements), holders under the Prior Purchase Agreements may elect to participate in that sale as well.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW ("DGCL")

     Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder", which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder,
(ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of the Offerings, there will be           shares of
Common Stock outstanding, assuming no exercise of the Underwriters' over-allotment option and excluding 6,597,346 shares covered by vested options and warrants outstanding at June 30, 1997. Of the outstanding shares, the shares registered in the Offerings and 9,055,176 additional shares will be freely tradable without restriction under the Securities Act, except that any shares purchased in the Offerings by "affiliates" of the Company may generally only be resold in compliance with applicable provisions of Rule 144. Beginning 90 days after the date of this Prospectus, an additional 15,574,496 shares will be eligible for sale in the public market, subject to compliance with applicable provisions of Rule 144.

     The Company and its directors, executive officers and certain stockholders have agreed, subject to certain exceptions, not to (i) grant any option to purchase or otherwise transfer or dispose of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequences of ownership of the Common Stock without the prior written consent of Merrill Lynch for a period of 180 days after the date of this Prospectus. See "Underwriting." The shares covered by the lock-up
agreements include approximately      shares of Common Stock that would
otherwise have become immediately eligible for resale in the public market upon
completion of the Offerings and approximately           shares of Common Stock
that would otherwise have become eligible for resale in the public market beginning 90 days after the date of this Prospectus, subject to the requirements of Rule 144.

     In general, under Rule 144 as currently in effect, beginning 25 days after the date of this Prospectus, a person (or persons whose shares of the Company are required to be aggregated) who has been deemed to have owned shares of an issuer for at least one year, including an "affiliate," is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding number of shares of such class or the average weekly trading volume in composite trading in all national securities exchanges during the four calendar weeks preceding the filing of the required notice of such sale. A person (or persons whose shares of the Company are required to be aggregated) who is not deemed an affiliate of an issuer at the time of the sale and for at least three months prior to the sale and who has owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Affiliates continue to be subject to such limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer.

     The Offerings will constitute a Complying Public Equity Offering under the terms of the Convertible Bonds. As a result, the Convertible Bonds will be convertible into Common Stock at any time and from time to time following the
completion of the Offerings. Assuming a public offering price of           , the
Convertible Bonds initially will be convertible into           shares of Common
Stock. See "Description of Certain Indebtedness."

     The holders of approximately 20,816,527 shares of Common Stock, warrants to purchase 5,185,184 shares of Common Stock and shares of Common Stock received by holders of Convertible Bonds upon conversion are entitled to certain demand and piggy-back registration rights in respect of their shares. If such holders, by exercising their registration rights, cause a large number of shares to be registered and sold in the public market, such sales could have an adverse effect on the market price for the Common Stock. See "Description of Capital Stock -- Prior Purchase Agreements -- Registration Rights."

     Prior to the Offerings, there has been no established market for the Common Stock and no predictions can be made about the effect, if any, that future sales of Common Stock or the availability of the Common Stock for sale would have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, may have an adverse impact on the market price for the Common Stock.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                            TO NON-U.S. STOCKHOLDERS

     The following is a summary of the principal United States federal income and estate tax considerations with respect to the ownership and disposition of shares of Common Stock by "Non-U.S. Holders." This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder and administrative and judicial interpretations thereof (all as currently in effect and all of which are subject to change, possibly with retroactive effect). This summary does not address all United States federal income and estate tax consequences that may be relevant to a non-U.S. Holder in light of its particular circumstances or to certain Non-U.S. Holders that may be subject to special treatment under United States federal income tax laws, such as banks, insurance companies, tax-exempt entities and certain United States expatriates. Furthermore, the following discussion does not discuss any aspects of foreign, state or local taxation. As used herein, the term "Non-U.S. Holder" means a holder of Common Stock that for U.S. federal income tax purposes is not (i) a citizen or individual resident of the United States; (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if both: (A) a court within the United States is able to exercise primary supervision over the administration of the trust and
(B) one or more United States persons have the authority to control all substantial decisions of the trust. EACH PROSPECTIVE NON-U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SHARES OF COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION.

DIVIDENDS

     Dividends that are paid by a U.S. corporation to a Non-U.S. Holder and that are not effectively connected with a trade or business carried on by such Non-U.S. Holder in the United States (or, if certain tax treaties apply, attributable to a permanent establishment therein maintained by the Non-U.S. Holder) generally are subject to a 30% U.S. withholding tax. Relief from such withholding exists with respect to dividends paid to Non-U.S. Holders by a U.S. corporation (an "80/20 company") if at least 80% of the gross income derived by such corporation (either directly or through certain of its subsidiaries) during the applicable testing period is "active foreign business income," as defined in section 861 of the Code. Under the provisions of the Code applicable to 80/20 companies, the proportion of an 80/20 company's dividends equal to such company's total gross income from foreign sources over its total gross income is exempt from U.S. withholding tax. At present, the Company believes that it qualifies as an 80/20 company. However, the 80% active foreign business income test is applied on a periodic basis, and operations and business plans of the Company may change in subsequent taxable years. Therefore, no assurances can be made regarding the Company's future status as an 80/20 company. If, for any period or periods, the Company fails to satisfy the requirements applicable to an 80/20 company, the withholding agent generally would be required to withhold tax from all distributions paid on the Common Stock regardless of the Company's earnings and profits. Holders could, however, apply for refunds if such Common Stock's share of the Company's earnings and profits is less than the amount of the distributions. Additionally, the rate of withholding may be reduced to the extent provided by a tax treaty between the United States and the country of which the Non-U.S. Holder is a resident for tax purposes.

     Dividends effectively connected with a trade or business carried out in the United States by such Non-U.S. Holders or attributable to a permanent establishment in the United States of such Non-U.S. Holder generally will not be subject to U.S. withholding tax and generally will be subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable treaty). A Non-U.S. Holder of Common Stock may be required to comply with certain certification and disclosure requirements in order to claim an exemption from or a reduction of withholding under the rules described herein.

GAIN ON DISPOSITION

     A Non-U.S. Holder generally will not be subject to United States federal income tax (and no tax will generally be withheld) on any gain recognized upon the disposition of Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder and, if certain tax treaties apply, attributable to a permanent establishment maintained within the United States by the Non-U.S. Holder; (ii)in the case of a Non-U.S. Holder who is a nonresident alien individual and who holds shares as capital assets, such individual is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied; or (iii) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes (which the Company does not believe that it has been, or is likely to become).

BACKUP WITHHOLDING

     Payments in respect of Common Stock may be subject to a 31% U.S. backup withholding tax. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification or who is otherwise exempt from backup withholding. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability, if any, of a Non-U.S. Holder, provided that the required information is furnished to the U.S. Internal Revenue Service.

FEDERAL ESTATE TAX

     Shares of Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a U.S. purchase agreement (the "U.S. Purchase Agreement") among the Company and each of the underwriters named below (the "U.S. Underwriters") and concurrently with the sale of shares of Common Stock to the International Managers (as defined below), the Company has agreed to sell to each of the U.S. Underwriters, and each of the U.S. Underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation, UBS Securities LLC, Lehman Brothers Inc. and Furman Selz LLC are acting as representatives (the "U.S. Representatives"), has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.

                                                               NUMBER
                     U.S. UNDERWRITERS                        OF SHARES
                     -----------------                        ---------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Donaldson, Lufkin & Jenrette Securities Corporation.........
UBS Securities LLC..........................................
Lehman Brothers Inc.........................................
Furman Selz LLC.............................................

              Total.........................................

     The Company has also entered into an international purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International, UBS Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers and ING Bank N.V. are acting as representatives (the "International Representatives"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase, an aggregate of shares of Common Stock. The initial public offering price per share and the underwriting discount per share of Common Stock are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

     In each Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all the shares of Common Stock offered hereby, if any are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated. The sale of Common Stock to the U.S. Underwriters is conditioned upon the sale of shares of Common Stock to the International Managers, and vice versa.

     The Company has appointed Merrill Lynch & Co. as Global Coordinator and UBS Securities LLC as Co-Global Coordinator of the Offerings. Merrill Lynch & Co. is the bookrunner of the Offerings.

     The U.S. Underwriters and the International Managers have entered into an Intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price set forth on the cover page of this Prospectus, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to U.S. persons or Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

     The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess
of $          per share of Common Stock. The U.S. Underwriters may allow, and
such dealers may reallow, a discount not in excess of $          per share of
Common Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Company, its directors, executive officers and certain stockholders have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for any shares of Common Stock or request the filing of any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of Common Stock, whether any such swap transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise without the prior written consent of Merrill Lynch, on behalf of the Underwriters, for a period of 180 days after the date of this Prospectus. In addition, all existing stockholders have agreed not to make any demand for or exercise any rights with respect to the registration of Common Stock and have waived all rights (including demand and "piggyback" registration rights) to register securities owned by them for such 180 day period and rights to purchase additional shares of Common Stock in connection with the Offerings. See "Shares Eligible for Future Sale."

     The Company has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of additional shares of Common Stock at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The U.S. Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Common Stock offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such U.S. Underwriter's initial amount reflected in the foregoing table. The Company has also granted an option to the International Managers, exercisable for 30 days after the date of this
Prospectus, to purchase up to an additional           shares of Common Stock to
cover over-allotments, if any, on terms similar to those granted to U.S. Underwriters.

     Prior to the Offerings, there has been no public market for the Common Stock. The initial public offering price for the Common Stock has been determined through negotiations between the Company and the U.S. Representatives. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, are the financial and operating history and condition of the Company, an assessment of the Company's business and financial prospects, the Company's management, the prospects for the industry in which the Company operates and the recent market prices of securities of companies in industries similar to that of the Company. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the offering made hereby at or above the initial public offering price.

     The Company has agreed to indemnify the several U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters do not intend to confirm sales of Common Stock offered hereby to any accounts over which they exercise discretionary authority.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the U.S. Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offerings, (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Company nor any of the Underwriters makes any representation or prediction, however, as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     Application will be made to list the Common Stock on the Nasdaq National
Market under the symbol "GTSG" and for listing on the              Stock
Exchange.

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform financial advisory and other investment banking services to the Company and its affiliates. In connection with rendering such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Shearman & Sterling, New York, New York and for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

     The consolidated financial statements of Global TeleSystems Group, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of EDN Sovintel as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young (CIS) Ltd., independent auditors as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Hermes Europe Railtel B.V. as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, included in this Prospectus appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young Reviseurs d'Entreprises S.C.C., independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                         GLOBAL TELESYSTEMS GROUP, INC.

                         YEAR END FINANCIAL STATEMENTS

Report of Ernst & Young LLP, Independent Auditors...........  F-2
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 1994, 1995, and 1996.........................  F-4
Consolidated Statements of Cash Flows for the years ended
  December 31, 1994, 1995, and 1996.........................  F-5
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1994, 1995, and 1996.............  F-6
Notes to Consolidated Financial Statements..................  F-7

               SECOND QUARTER FINANCIAL STATEMENTS

Condensed, Consolidated Balance Sheets as of December 31,
  1996 and June 30, 1997....................................  F-25
Condensed, Consolidated Statements of Operations for the six
  months ended June 30, 1996 and 1997.......................  F-26
Condensed, Consolidated Statements of Cash Flows for the six
  months ended June 30, 1996 and 1997.......................  F-27
Notes to Condensed, Consolidated Financial Statements.......  F-28

                           EDN SOVINTEL
                  YEAR END FINANCIAL STATEMENTS

Report of Ernst & Young (CIS) Limited, Independent
  Auditors..................................................  F-33
Balance Sheets as of December 31, 1996 and 1995.............  F-34
Statements of Income and Retained Earnings for the years
  ended December 31, 1996, 1995, and 1994...................  F-35
Statements of Cash Flows for the years ended December 31,
  1996, 1995, and 1994......................................  F-36
Notes to Financial Statements...............................  F-37

               SECOND QUARTER FINANCIAL STATEMENTS

Condensed Balance Sheets as of December 31, 1996 and June
  30, 1997..................................................  F-46
Condensed Statements of Operations for the six months ended
  June 30, 1996 and 1997....................................  F-47
Condensed Statements of Cash Flows for the six months ended
  June 30, 1996 and 1997....................................  F-48
Notes to Condensed Financial Statements.....................  F-49

                    HERMES EUROPE RAILTEL B.V.
                  YEAR END FINANCIAL STATEMENTS
Report of Ernst & Young Reviseurs d'Entreprises S.C.C.,
  Independent Auditors......................................  F-53
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................  F-54
Consolidated Statements of Operations for the years ended
  December 31, 1994, 1995 and 1996 and from inception (July
  6, 1993) to December 31, 1996.............................  F-55
Consolidated Statements of Cash Flows for the years ended
  December 31, 1994, 1995 and 1996 and from inception (July
  6, 1993) to December 31, 1996.............................  F-56
Consolidated Statements of Shareholders' Equity from
  inception (July 6, 1993) to December 31, 1993 and for the
  years ended December 31, 1994, 1995 and 1996..............  F-57
Notes to Consolidated Financial Statements..................  F-58

               SECOND QUARTER FINANCIAL STATEMENTS
Condensed, Consolidated Balance Sheets as of December 31,
  1996 and June 30, 1997....................................  F-67
Condensed, Consolidated Statements of Operations for the six
  months ended June 30, 1996 and 1997.......................  F-68
Condensed, Consolidated Statements of Cash Flows for the six
  months ended June 30, 1996 and 1997.......................  F-69
Notes to the Condensed Consolidated Financial Statements....  F-70

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Global TeleSystems Group, Inc.

     We have audited the accompanying consolidated balance sheets of Global TeleSystems Group, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global TeleSystems Group, Inc. at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP

Washington, D.C.
March 31, 1997

                         GLOBAL TELESYSTEMS GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1995        1996
                                                              --------    ---------
                                                                 (IN THOUSANDS,
                                                               EXCEPT SHARE DATA)
Current assets
  Cash and cash equivalents.................................  $  9,044    $  57,874
  Accounts receivable, less allowance for doubtful accounts
     of $30 and $782 at December 31, 1995 and 1996..........     2,972        8,920
  Restricted cash...........................................        --       13,627
  Prepaid expenses..........................................     1,932        2,537
  Other assets..............................................     4,189        2,187
                                                              --------    ---------
          Total current assets..............................    18,137       85,145
Notes receivable............................................        84          209
Property and equipment, net.................................    29,523       35,463
Investments in and advances to ventures.....................    56,153      104,459
Goodwill and intangible assets, net of accumulated
  amortization of $1,983 and $3,916 at December 31, 1995 and
  1996......................................................     8,681        9,548
Restricted cash.............................................     3,043        2,554
                                                              --------    ---------
          TOTAL ASSETS......................................  $115,621    $ 237,378
                                                              ========    =========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable..........................................  $  8,705    $   6,761
  Accrued compensation......................................     2,339        3,151
  Other accrued expenses....................................     6,029        5,299
  Debt maturing within one year.............................    14,580       27,437
  Other current liabilities.................................       957        2,040
                                                              --------    ---------
          Total current liabilities.........................    32,610       44,688
Long-term debt, less current portion........................    12,874       58,110
Taxes and other non-current liabilities.....................     9,542       14,664
                                                              --------    ---------
          TOTAL LIABILITIES.................................    55,026      117,462
Commitments and contingencies
Minority interest...........................................     1,936        1,915
Common stock, subject to repurchase (216,667 shares
  outstanding)..............................................     3,337        4,333
                               SHAREHOLDERS' EQUITY

Preferred stock, $0.0001 par value (10,000,000 shares
  authorized; none issued and outstanding)..................        --           --
Common stock, $0.0001 par value (40,000,000 and 60,000,000
  shares authorized; 17,469,839 and 23,059,404 shares issued and outstanding, net of 50,000 and 77,759 shares of
  treasury stock at December 31, 1995 and 1996).............         2            2
Additional paid-in capital..................................   114,762      241,725
Cumulative translation adjustment...........................    (1,535)      (2,161)
Accumulated deficit.........................................   (57,907)    (125,898)
                                                              --------    ---------
          TOTAL SHAREHOLDERS' EQUITY........................    55,322      113,668
                                                              --------    ---------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $115,621    $ 237,378
                                                              ========    =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1994        1995        1996
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
Revenues, net:
  Telecommunication and other services.....................  $  1,295    $  5,979    $ 19,210
  Equipment sales..........................................     1,173       2,433       4,907
                                                             --------    --------    --------
                                                                2,468       8,412      24,117
                                                             --------    --------    --------
Operating costs and expenses:
  Cost of revenues:
     Telecommunication and other services..................     1,474       8,150      14,741
     Equipment sales.......................................       971         246       4,200
  Selling, general and administrative......................    12,863      41,014      52,928
  Equity in losses of ventures.............................       135       7,871      10,150
                                                             --------    --------    --------
                                                               15,443      57,281      82,019
                                                             --------    --------    --------
Loss from operations.......................................   (12,975)    (48,869)    (57,902)
Other income/(expense):
  Other non-operating income...............................        --      10,270          --
  Interest income..........................................     1,189       2,177       3,569
  Interest expense.........................................      (100)       (728)    (11,122)
  Foreign currency losses..................................       (99)       (685)     (1,176)
                                                             --------    --------    --------
                                                                  990      11,034      (8,729)
                                                             --------    --------    --------
Net loss before income taxes...............................   (11,985)    (37,835)    (66,631)
Income taxes...............................................        --       2,565       1,360
                                                             --------    --------    --------
Net loss...................................................  $(11,985)   $(40,400)   $(67,991)
                                                             ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1994        1995        1996
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss...................................................  $(11,985)   $(40,400)   $(67,991)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization............................       576       3,721       7,444
  Amortization of discount on note payable.................        --          --       3,598
  Equity in losses of ventures, net of dividends
     received..............................................       135       7,871      11,123
  Other non-operating income...............................        --     (10,270)         --
  Deferred interest........................................        --          --       6,583
  Other....................................................         8       1,960         729
  Changes in assets and liabilities, excluding effects of
     acquisitions and ventures:
     Accounts receivable...................................       (15)     (1,396)     (6,698)
     Prepaid expenses......................................        --        (438)       (605)
     Accounts payable and accrued expenses.................     4,184      12,647      (1,862)
     Other changes in assets and liabilities...............    (7,615)     19,744       8,207
                                                             --------    --------    --------
Net cash used in operating activities......................   (14,712)     (6,561)    (39,472)
INVESTING ACTIVITIES
  Investments in and advances to ventures..................   (14,213)    (45,102)    (54,932)
  Purchases of property and equipment......................    (6,375)    (23,084)    (10,987)
  Restricted cash..........................................      (500)     (2,543)    (13,138)
  Acquisitions, net of cash acquired.......................        --      (1,871)         --
  Goodwill and other intangibles...........................        --      (6,960)     (3,264)
  Other investing activities...............................        --       2,069        (125)
                                                             --------    --------    --------
Net cash used in investing activities......................   (21,088)    (77,491)    (82,446)
FINANCING ACTIVITIES
  Proceeds from debt.......................................        --      23,325      63,599
  Net proceeds from issuance of common stock...............    62,108      42,175     107,775
  Other financing activities...............................      (190)       (750)         --
                                                             --------    --------    --------
Net cash provided by financing activities..................    61,918      64,750     171,374
Effect of exchange rate changes on cash and cash
  equivalents..............................................      (124)     (1,289)       (626)
                                                             --------    --------    --------
Net increase (decrease) in cash and cash equivalents.......    25,994     (20,591)     48,830
Cash and cash equivalents at beginning of year.............     3,641      29,635       9,044
                                                             --------    --------    --------
Cash and cash equivalents at end of year...................  $ 29,635    $  9,044    $ 57,874
                                                             ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                         COMMON STOCK     ADDITIONAL   CUMULATIVE                      TOTAL
                                        ---------------    PAID-IN     TRANSLATION   ACCUMULATED   SHAREHOLDERS'
                                        SHARES   AMOUNT    CAPITAL     ADJUSTMENT      DEFICIT        EQUITY
                                        ------   ------   ----------   -----------   -----------   -------------
                                                                     (IN THOUSANDS)
Balance at December 31, 1993..........   6,153    $  1     $ 10,328      $  (122)     $  (5,522)     $  4,685
  Proceeds from the sale of common
     stock, net of expense of
     $3,649...........................   7,667      --       62,082           --             --        62,082
  Other...............................      34      --           26           --             --            26
  Translation adjustment..............      --      --           --         (124)            --          (124)
  Net loss............................      --      --           --           --        (11,985)      (11,985)
                                        ------    ----     --------      -------      ---------      --------
Balance at December 31, 1994..........  13,854       1       72,436         (246)       (17,507)       54,684
  Proceeds from the sale of common
     stock, net of expenses of
     $3,680...........................   3,394       1       42,137           --             --        42,138
  Issuance of 370 warrants in
     connection with debt financing...      --      --          564           --             --           564
  Issuance of common stock, subject to
     repurchase.......................     267      --           --           --             --            --
  Accretion of common stock, subject
     to repurchase....................      --      --         (412)          --             --          (412)
  Other...............................     (45)     --           37           --             --            37
  Translation adjustment..............      --      --           --       (1,289)            --        (1,289)
  Net loss............................      --      --           --           --        (40,400)      (40,400)
                                        ------    ----     --------      -------      ---------      --------
Balance at December 31, 1995..........  17,470       2      114,762       (1,535)       (57,907)       55,322
  Proceeds from the sale of common
     stock, net of expenses of
     $3,567...........................   5,566      --      107,744           --             --       107,744
  Net issuance of 4,815 warrants in
     connection with debt financing...      --      --       20,184           --             --        20,184
  Accretion of common stock, subject
     to repurchase....................      --      --         (996)          --             --          (996)
  Other...............................      23      --           31           --             --            31
  Translation adjustment..............      --      --           --         (626)            --          (626)
  Net loss............................      --      --           --           --        (67,991)      (67,991)
                                        ------    ----     --------      -------      ---------      --------
Balance at December 31, 1996..........  23,059    $  2     $241,725      $(2,161)     $(125,898)     $113,668
                                        ======    ====     ========      =======      =========      ========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  NATURE OF BUSINESS OPERATIONS

     Global TeleSystems Group, Inc. ("GTS" or the "Company"), is a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers through its operation of voice and data networks, international gateways, local access and cellular networks and the provision of various value-added services in the Commonwealth of Independent States ("CIS"), primarily Russia, Central Europe, and India and China ("Asia"). The Company, through two of its ventures, is also building a new infrastructure for transporting international voice, data and video traffic for other carriers throughout Western Europe and for worldwide international voice, data and video traffic that either originates or terminates in, or transits through, Western Europe. See further discussion of the Company's business operations within Note 3, "Investments In and Advances to Ventures," and Note 13, "Segment Information and Certain Geographical Data."

     Certain of the Company's ventures are in the early stages of operations in the telecommunications industry. The Company's businesses are developing rapidly; some in countries with an emerging economy which by nature have an uncertain economic, political and regulatory environment. The general risks of operating businesses in the CIS and other developing countries include the possibility for rapid change in government policies, economic conditions, the tax regime and foreign currency regulations.

     The ultimate recoverability of the Company's investments in and advances to ventures is dependent on many factors including, but not limited to, the economies of the countries in which it does business; the ability of the Company to maintain the necessary telecommunications licenses; and the ability of the Company to obtain sufficient financing to continue to meet its capital and operational commitments.

     The Company had a working deficit of approximately $14.5 million and working capital of approximately $40.5 million as of December 31, 1995 and 1996, respectively. The Company has an accumulated deficit of $125.9 million as of December 31, 1996, including a net loss of approximately $68.0 million for the year then ended. During 1997, the Company expects to incur substantial expenditures to fund the working capital requirements of its ventures, to provide for capital equipment for certain of its ventures, and to engage in new development and acquisitions. The Company's working capital at December 31, 1996, plus its anticipated cash flows from operations for 1997, will not be sufficient to meet such objectives as presently planned.

     Management recognizes that the Company must generate additional capital resources in order to continue its operations and meet its new development initiatives. The Company is pursuing other equity and debt financing sources and has entered into substantive negotiations with various financial institutions in order to obtain further debt and/or equity financing. The Company has also retained independent consultants to assist it in identifying other entities interested in entering into strategic partnerships relative to its telecommunications properties and new development initiatives. If the Company is not successful in closing debt or equity financing, the Company will be required to curtail new development initiatives, sell certain assets or a combination of these actions.

     The financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will continue operations in the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. If the going concern assumptions were not appropriate for these financial statements, then adjustments would have been necessary in the carrying value of assets and liabilities and the reported revenues and expenses.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     Wholly-owned subsidiaries and majority owned ventures where the Company has unilateral operating and financial control are consolidated. Those ventures where the Company exercises significant influence, but does

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) not exercise unilateral operating and financial control are accounted for by the equity method. The Company has certain majority-owned investments that are accounted for by the equity method as a result of super majority voting conditions or other governmentally imposed uncertainties so severe that they prevent the Company from obtaining unilateral control of the venture. If the Company has little ability to exercise significant influence over a venture, the venture is accounted for by the cost method. All significant intercompany accounts and transactions are eliminated upon consolidation.

     The Company recognizes profits and losses in accordance with its underlying ownership percentage or allocation percentage as specified in the agreements with its partners; however, the Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk. When such ventures become profitable, the Company recognizes 100% of the profits until such time as the excess losses previously recognized have been recovered.

  Reclassifications

     Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform to the 1996 presentation.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company had $3.0 million and $16.2 million of restricted cash at December 31, 1995 and 1996, respectively. The restricted cash is primarily related to required collateral on debt obligations for equipment purchases (see Note 5, "Debt Obligations").

  Property and Equipment

     Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated lives ranging from five to seven years for telecommunications equipment and three to five years for furniture, fixtures and equipment and other property. Construction in process reflects amounts incurred for the configuration and build-out of telecommunications equipment and telecommunications equipment not yet placed into service. Maintenance and repairs are charged to expense as incurred.

  Goodwill and Intangible Assets

     Goodwill represents the excess of acquisition costs over the fair market value of the net assets of acquired businesses and is being amortized on a straight-line basis over their estimated useful lives ranging from three to ten years. Intangible assets, principally telecommunications service contracts, licenses and deferred financing costs, are amortized on a straight-line basis over their estimated useful lives, generally three to fifteen years. In accordance with APB 17, "Intangible Assets," the Company continues to evaluate the amortization period to determine whether events or circumstances warrant revised amortization periods. Additionally, the Company considers whether the carrying value of such assets should be reduced based on the future benefits of its intangible assets.

  Long-Lived Assets

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with SFAS No. 121, long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the years ended December 31, 1995 and 1996, the Company's analyses indicated that there was not an impairment of its long-lived assets.

  Income Taxes

     The Company uses the liability method of accounting for income taxes. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and the basis as reported in the consolidated financial statements. The Company does not provide for deferred taxes on the undistributed earnings of its foreign companies, as such earnings are intended to be permanently reinvested in those operations.

  Foreign Currency Translation

     The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation." In most instances, the local currency is considered the functional currency for the Company's subsidiaries and ventures, except for operations in the CIS where the U.S. dollar has been designated as the functional currency. Assets and liabilities of these subsidiaries and ventures are translated at the rates of exchange at the balance sheet date. Income and expense accounts are translated at average monthly rates of exchange. The resultant translation adjustments are included in the cumulative translation adjustment, a separate component of shareholders' equity. Gains and losses from foreign currency transactions of these subsidiaries and ventures are included in the operations of the subsidiary or venture.

     For those ventures operating in the CIS, the temporal method for translating assets and liabilities is used. Accordingly, monetary assets and liabilities are translated at current exchange rates while non-monetary assets and liabilities are translated at their historical rates. Income and expense accounts are translated at average monthly rates of exchange. The resultant translation adjustments are included in the operations of the subsidiaries and ventures.

  Revenue Recognition

     The Company records as revenue the amount of telecommunications services rendered, as measured primarily by the minutes of traffic processed, after deducting an estimate of the traffic which will be neither billed nor collected. Revenue from service or consulting contracts is accounted for when the services are provided. Equipment sales revenue is generally recognized upon shipment of the equipment.

  Fair Value of Financial Instruments

     The Company believes that the carrying amount of its assets and liabilities reported in the balance sheets approximates their fair value.

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Off Balance Sheet Risk and Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts and notes receivable. The Company maintains most of its cash and cash equivalents in one high-quality U.S. financial institution. The Company extends credit to various customers and establishes an allowance for doubtful accounts for specific customers that it determines to have significant credit risk. The Company provides allowances for potential credit losses when necessary.

     The Company does not now hedge against foreign currency fluctuations, although the Company may implement such practices in the future. Under current practices, the Company's results from operations could be adversely affected by fluctuations in foreign currency exchange rates.

  Stock Based Compensation

     SFAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value method of accounting for employee stock options and similar equity instruments. The fair value method requires compensation cost to be measured at the grant date based on the value of the award and is recognized over the service period. SFAS No. 123 allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of APB 25. The Company will continue accounting for its stock-based compensation in accordance with the provisions of APB 25 and will present pro forma disclosures of net loss as if the fair value method has been adopted.

  Uses Of Estimates In Preparation Of Financial Statements

     The preparation of these consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:  INVESTMENTS IN AND ADVANCES TO VENTURES

     The Company has various investments in ventures that are accounted for by the equity method (see Note 2, "Summary of Significant Accounting Policies"). The Company's ownership percentages in its equity method investments range from 49% to 80%. The Company has no investments in ventures that are accounted for by the cost method.

     The components of the Company's investments in and advances to ventures are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1995        1996
                                                              -------    --------
                                                                (IN THOUSANDS)
Equity in net assets acquired...............................  $18,664    $ 41,105
Excess of investment cost over equity in net assets
  acquired, net of amortization on $1.7 million and $4.3
  million at December 31, 1995 and 1996, respectively.......    8,577      11,288
Accumulated losses recognized...............................   (6,267)    (13,840)
Dividends...................................................       --        (973)
Cash advances and other.....................................   35,179      66,879
                                                              -------    --------
          Total investments in and advances to ventures.....  $56,153    $104,459
                                                              =======    ========

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 3:  INVESTMENTS IN AND ADVANCES TO VENTURES (CONTINUED)
     In applying the equity method of accounting, the Company's policy is to amortize the excess of investment cost over equity in net assets acquired based upon an assignment of the excess to the fair value of the venture's identifiable tangible and intangible assets, with any unassigned amounts designated as goodwill. The Company then amortizes the allocated costs in accordance with its policies defined in Note 2, "Summary of Significant Accounting Policies." The Company periodically evaluates the recoverability of their equity investments and if a circumstance arises where a loss in value is considered to be other than temporary, the Company will record a write-down of excess investment cost.

     In addition, the Company has financed the operating and investing cash flow requirements of several of its ventures, in the form of cash advances. The Company anticipates that these ventures will generate sufficient cash inflows for the repayment of the cash advances, as their businesses mature. Also, due to the long-term nature of anticipated repayment period and the potential risk associated with the repatriation of the cash advances, the Company has aggregated its investments in and cash advances to the ventures.

     Further, the Company's share of the venture's foreign currency translation adjustments is reflected in the investment accounts.

     Changes in the investments in and advances to ventures are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1995        1996
                                                              -------    --------
                                                                (IN THOUSANDS)
Balance, at beginning of year...............................  $13,841    $ 56,153
                                                              -------    --------
Equity in net assets acquired...............................   13,888      22,441
Excess of investment cost over equity in net assets
  acquired..................................................    5,646       5,288
Dividends...................................................                 (973)
Cash advances and other.....................................   30,649      31,700
                                                              -------    --------
                                                               50,183      58,456
Equity ownership in losses..................................   (4,224)     (3,122)
Excess losses recognized over amount attributable to
  ownership interest........................................   (2,709)     (4,451)
Amortization of excess of investment cost over equity in net
  assets acquired...........................................     (938)     (2,577)
                                                              -------    --------
                                                               (7,871)    (10,150)
                                                              -------    --------
Balance, at end of year.....................................  $56,153    $104,459
                                                              =======    ========

     Associated with the Company's investment in new business ventures during 1995, the Company is obligated to pay additional consideration, a maximum of $6.0 million in either cash or in the Company's common stock, if the venture achieves specific financial performance objectives subsequent to 1995. The Company will recognize any additional consideration paid under this agreement as goodwill, as the amount would represent incremental excess of investment cost over equity in net assets of the underlying investment venture. As of December 31, 1996, the maximum amount of the Company's common stock that would be issued pursuant to this agreement is 149,920 shares. This agreement was amended subsequent to year end (see Note 5, "Debt Obligations," and Note 14, "Subsequent Events").

     Additionally, one of the venture agreements that the Company entered into during 1995 provided that the Company's partner had a put right with regard to its ownership interest in the investment venture. The put right becomes effective in 1997 and stipulates a fair value amount that is determined utilizing a formula based on the financial performance of the venture.

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 3:  INVESTMENTS IN AND ADVANCES TO VENTURES (CONTINUED)
     The following tables present condensed financial information of the Company's ventures that are accounted for by the equity method of accounting as of December 31, 1995 and 1996. See further financial information of the Company's business operations within Note 13, "Segment Information and Certain Geographical Data."

                                                    YEAR ENDED DECEMBER 31, 1995
                                     ----------------------------------------------------------
                                     MAJORITY OWNED    50% OR LESS OWNED    TOTAL EQUITY METHOD
     EQUITY METHOD ENTITIES             VENTURES           VENTURES              VENTURES
     ----------------------          --------------    -----------------    -------------------
                                                           (IN THOUSANDS)
Revenue..........................       $ 4,966             $49,085               $54,051
Gross margin.....................         1,096              19,944                21,040
Net loss.........................        (5,156)             (1,224)               (6,380)
Equity in net losses.............        (5,136)             (1,797)               (6,933)
Current assets...................         5,188              27,074                32,262
Total assets.....................        17,343              79,486                96,829
Current liabilities..............         9,214              38,411                47,625
Total liabilities................        14,395              54,734                69,129
Net assets.......................         2,948              24,752                27,700
Ownership interest in equity in
  net assets.....................         2,595              12,511                15,106

                                                    YEAR ENDED DECEMBER 31, 1996
                                     ----------------------------------------------------------
                                     MAJORITY OWNED    50% OR LESS OWNED    TOTAL EQUITY METHOD
      EQUITY METHOD ENTITIES            VENTURES           VENTURES              VENTURES
      ----------------------         --------------    -----------------    -------------------
                                                           (IN THOUSANDS)
Revenue............................     $36,202            $107,270              $143,472
Gross margin.......................      17,109              45,937                63,046
Net loss...........................      (1,178)             (8,460)               (9,638)
Equity in net losses...............      (1,091)             (6,482)               (7,573)
Current assets.....................      27,293              50,689                77,982
Total assets.......................      48,174             146,483               194,657
Current liabilities................      19,416              68,474                87,890
Total liabilities..................      24,987             102,332               127,319
Net assets.........................      23,187              44,151                67,338
Ownership interest in equity in net
  assets...........................      14,912              19,513                34,425

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 4:  SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Accounts receivable consists of:
  Trade accounts receivable.................................  $ 1,026    $ 6,769
  Value added taxes receivable..............................    1,082      1,971
  Other receivables.........................................      894        962
                                                              -------    -------
                                                                3,002      9,702
  Less: allowance for doubtful accounts.....................       30        782
                                                              -------    -------
          Total accounts receivable, net....................  $ 2,972    $ 8,920
                                                              =======    =======
Property and equipment, net consists of:
  Telecommunications equipment..............................  $ 9,296    $28,302
  Furniture, fixtures and equipment.........................    4,111      5,877
  Other property............................................      658        837
  Construction in process...................................   17,555      7,009
                                                              -------    -------
                                                               31,620     42,025
  Less: accumulated depreciation............................    2,097      6,562
                                                              -------    -------
          Total property and equipment, net.................  $29,523    $35,463
                                                              =======    =======

NOTE 5:  DEBT OBLIGATIONS

     Company debt consists of:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Debt obligations, with principal payments beginning April 1,
  1998 and maturing on March 31, 2001 at 10% interest, net
  of unamortized discount for 5,185 warrants issued.........  $    --    $59,079
Promissory notes, due on demand at 10% interest.............    9,941      7,887
Interim financing, due June 6, 1996 at 10% interest, net of
  unamortized discount for 370 warrants issued..............    9,481         --
Notes payable, acquisition..................................    2,406      5,201
Other financing agreements (interest at 7% to 13.5% as of
  December 31, 1996)........................................    5,626     13,380
                                                              -------    -------
                                                               27,454     85,547
  Less: debt maturing within one year.......................   14,580     27,437
                                                              -------    -------
          Total long-term debt..............................  $12,874    $58,110
                                                              =======    =======

     In 1996, the Company entered into long-term obligations ("Debt Obligations"), totaling $70.0 million, with lenders (the "Lenders"). The Lenders are affiliated with and are considered related parties to the Company, as a result of their ownership of the Company's common stock (see Note 12, "Related Party Transactions," for further discussion). The Debt Obligations require principal payments beginning in the third year, to maturity in the fifth year. The Debt Obligations bear an interest rate of 10.0% and require interest payments beginning in the first fiscal quarter subsequent to the date of issuance. At the discretion of the Company, the interest payments can be deferred until the time the Company is obligated to begin making the principal payments. Further, in connection with the Debt Obligations, the Company issued 5,185,184

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 5: DEBT OBLIGATIONS (CONTINUED)
warrants, valued at $20.7 million, to purchase the Company's common stock. In accordance with the terms of the warrant agreement, the exercise price of the warrants was reduced from $15.40 per share to $14.00 per share, as the outstanding debt had not been repaid prior to December 31, 1996. The warrants may be exercised up to six years after the date of the relevant agreements. Upon the consummation of these Debt Obligations, the Company repaid in full the outstanding $9.5 million interim financing ("Interim Financing") balance outstanding at December 31, 1995, and the 370,370 warrants associated with the interim financing were canceled. The Company entered into the $10.0 million Interim Financing in December 1995 in order to provide the Company sufficient working capital to meet its contractual obligations, until a larger dollar amount and longer-term maturity debt could be finalized between the Company and the Lenders. The Company is subject to certain restrictive covenants pursuant to these Debt Obligations, including restrictions on the payment of dividends and indebtedness to affiliated ventures.

     In contemplation of securing more permanent financing, the Company entered into a series of short-term promissory notes, totaling $9.9 million as of December 31, 1995, with a network equipment provider. In 1996, a wholly-owned subsidiary of the Company entered into a credit agreement ("Credit Agreement") totaling $30.7 million with a bank which will provide loans to eleven cellular ventures within the CIS region for the purchase of certain equipment and services. Funding under this facility is currently awaiting the finalization of certain conditions precedent. As a result of the delays in funding under the Credit Agreement, the Company was required to pay down $2.0 million of the $9.9 million indebtedness. In addition, the Company issued a Letter of Credit for $12.2 million as collateral for the existing indebtedness and for future procurements of equipment from the network equipment provider. This letter of credit was utilized for drawdown purposes upon expiration at March 31, 1997, due to the continued delays in finalizing the conditions precedent.

     In connection with a purchase of a venture during 1995, the Company is required to pay additional consideration through 1998, either in cash or shares of the Company's common stock, based upon the actual earnings of the venture. As of December 31, 1996, the Company determined that additional purchase payments of $4.5 million would be payable in 1997 as a result of the venture's operating results for the year ended December 31, 1996. Consequently, the total amount outstanding is $5.2 million based on the venture's 1995 and 1996 operating results. The purchase agreement related to acquiring this venture was amended subsequent to year end, resulting in the note payable being replaced with shares of the Company's common stock (see Note 14, "Subsequent Events," for further discussion).

     Certain of the Company's consolidated ventures maintain credit facilities for their local operations. Borrowings under such credit facilities bear interest at prevailing negotiated market rates.

     During 1996, the Company entered into a financing agreement for $4.5 million. The outstanding amount accrues interest at a rate of 13.5% per annum and is payable upon demand. The outstanding amount may be converted into 292,207 shares of the Company's common stock upon completion of an initial public offering of the Company's common stock. The outstanding amount has been included in "Other financing agreements."

     Aggregate maturities of long-term debt, as of December 31, 1996, are as follows: 1997 -- $27.4 million, 1998 -- $19.3 million, 1999 -- $25.0 million,
2000 -- $24.6 million and $6.4 million thereafter.

     The Company paid interest of $0.1 million, $0.7 million and $0.2 million in 1994, 1995 and 1996, respectively.

     The Company is pursuing other equity and debt financing sources to refinance all or a portion of its indebtedness and expansion through sales of additional debt or equity securities of the Company.

     The Company's non-cash financing activities for the year ended December 31, 1996, included the following: $6.2 million of accrued interest rolled into a note payable with principal payments beginning April 1, 1998 and maturing on March 31, 2001 and $3.6 million of amortization on the discount of a note payable with

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 5: DEBT OBLIGATIONS (CONTINUED)
principal payments beginning April 1, 1998 and maturing on March 31, 2001. No significant non-cash financing activities were incurred for the years ended December 31, 1994 and 1995.

NOTE 6:  SHAREHOLDERS' EQUITY

  Common Stock

     The following table summarizes the Company's equity private placements:

                                                         YEAR ENDED DECEMBER 31,
                                               --------------------------------------------
                                               SHARES ISSUED    SHARE PRICE    NET PROCEEDS
                                               -------------    -----------    ------------
                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
1994.........................................    7,666,579      $7.00-10.00      $ 62,082
1995.........................................    3,393,917            13.50        42,138
1996.........................................    5,565,688            20.00       107,744

     During 1995, the Company issued 266,667 shares of common stock to an independent third party in connection with the purchase of an interest in a venture within the CIS region. At the discretion of the holder of these shares, the Company is obligated to repurchase these shares at the prevailing fair market value of the Company's common stock on the date of repurchase. During 1995, the Company repurchased 50,000 shares at $15.00 per share and the repurchased shares became treasury stock. Additionally, the Company has accreted the value of the outstanding common stock subject to repurchase (216,667 shares on December 31, 1995 and 1996), to the fair value of the Company's common stock as of December 31, 1995 and 1996 ($15.40 and $20.00 per share, respectively).

     During 1996, the Company entered into the Debt Obligations totaling $70.0 million with the Lenders. In connection with the Debt Obligations, the Company issued 5,185,184 warrants to purchase common stock at $15.40 per share. The exercise price of the warrants was automatically reduced to $14.00 per share as of December 31, 1996, because the Debt Obligations remained outstanding. The warrants expire during the first and second quarters of 2002.

     The Company does not intend to pay dividends on common stock in the foreseeable future. In addition, certain of the Company's financing agreements include covenant restrictions precluding the payment of dividends by the Company.

     The Company has reserved 9,049,632 shares of common stock for issuance upon conversion of the exercise of outstanding and future stock options, warrants and common stock put rights.

  Preferred Stock

     As of December 31, 1995 and 1996, there were 10,000,000 shares of $0.0001 par value preferred stock authorized, with rights and preferences to be determined by the Board of Directors. As of December 31, 1995 and 1996, no shares of preferred stock had been issued.

NOTE 7:  STOCK OPTION PLANS

  Employee Stock Options

     The Company applies the provisions of APB 25 in accounting for its stock option incentive plans. The effect of applying SFAS No. 123 on the net loss as reported is not representative of the effects on reported net loss for future years due to the vesting period of the stock options and the fair value of additional stock options in future years. Had compensation expense been determined in accordance with the methodology of SFAS No. 123, the Company's net loss in 1995 and 1996 would have been approximately $40.9 million and

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 7:  STOCK OPTION PLANS (CONTINUED)
$69.4 million, respectively. The fair value of options granted during 1995 and 1996 are estimated as $3.28 and $4.39 per share, respectively, on the date of grant using the minimum value option pricing model with the following assumptions: dividend yield 0%, risk free interest rate of 5.50% for 1995 and 6.13% for 1996, and an expected life of five years.

     The Company maintains the 1992 Stock Option Plan and the Non-Employee Directors Stock Option Plan ("the Option Plans"). As of December 31, 1996, the maximum number of shares of common stock available for grant under the Option Plans were 4,515,990. All options granted under the Option Plans are at exercise prices that are at least equal to the fair market value of common stock at the date of grant. Generally, all options granted under the Option Plans vest over a three year period from the date of grant and expire ten years from the date of grant.

     Additional information with respect to Stock Option activity is summarized as follows:

                                                  YEARS ENDED DECEMBER 31,
                            ---------------------------------------------------------------------
                                    1994                    1995                    1996
                            ---------------------   ---------------------   ---------------------
                                        WEIGHTED-               WEIGHTED-               WEIGHTED-
                                         AVERAGE                 AVERAGE                 AVERAGE
                                        EXERCISE                EXERCISE                EXERCISE
                             SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                            ---------   ---------   ---------   ---------   ---------   ---------
Outstanding at beginning
  of year.................    278,000     $3.37     1,621,200    $ 5.47     2,261,600    $ 6.38
Options granted...........  1,343,200      5.91       787,200     13.63     1,070,308     16.60
Options exercised.........                            (18,667)     6.69       (37,665)    10.04
Options canceled or
  expired.................                           (128,133)     5.36       (73,002)    13.09
                            ---------               ---------               ---------
Outstanding at end of
  year....................  1,621,200      5.47     2,261,600      6.38     3,221,241     10.94
                            =========               =========               =========
Options exercisable at
  year-end................    269,684     $3.60       656,962    $ 5.02     1,292,155    $ 6.77
                            =========               =========               =========

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                              OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                      ------------------------------------   ----------------------
                                                     WEIGHTED
                                                      AVERAGE
                                                     REMAINING    WEIGHTED                 WEIGHTED
                                                    CONTRACTUAL   AVERAGE                  AVERAGE
                                        NUMBER         LIFE       EXERCISE     NUMBER      EXERCISE
      RANGE OF EXERCISE PRICE         OUTSTANDING   (IN YEARS)     PRICE     EXERCISABLE    PRICE
      -----------------------         -----------   -----------   --------   -----------   --------
$2.125 to $4.125....................   1,085,667         7         $ 4.02       822,331     $ 3.99
$7.00 to $13.50.....................     892,966         8          11.77       412,431      11.14
$15.00 to $20.00....................   1,242,608         9          16.39        57,393      15.07
                                       ---------                              ---------
                                       3,221,241         8         $10.94     1,292,155     $ 6.77
                                       =========                              =========

     In addition, prior to the establishment of the Option Plans, certain options were granted in 1991 to certain key employees and former employees to purchase 781,500 shares of the Company's common stock at an exercise price of $0.80 per share. All options were granted at an exercise price equal to the fair value of the underlying common stock at the date of grant. The options vested in equal increments over a three year period. During 1993, 402,000 of the options were canceled and in 1994, 33,500 options were exercised, leaving 346,000 fully vested options outstanding at December 31, 1995 and 1996.

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 7:  STOCK OPTION PLANS (CONTINUED)
     During 1996, the Company issued 5,000 options to an individual that is neither an employee nor a director, outside of the Option Plans. The options were granted at an exercise price equal to the fair value of the underlying common stock at the date of grant, $15.40 per share. The options are fully vested, and as such, can be exercised at any time subject to a four-year expiration from the grant date.

     Certain of the Company's ventures have stock option plans, or similar agreements, in place or in the process of being implemented for key officers and employees. No significant amounts of compensation expense have been recognized or are contemplated under these plans, nor is the ownership dilution caused by such plans expected to be significant.

  Equity Compensation Plan

     In November 1994, the GTS Equity Compensation Plan ("Equity Compensation Plan") was approved by the Board of Directors to award officers, key employees and eligible independent contractors of the Company, grants of restricted stock or other equity based awards. Under the Equity Compensation Plan, up to 4.0% of the total number of shares of the Company's common stock outstanding at the beginning of the year are available for granting purposes. As of January 1, 1997, 698,794 represents the maximum number of Company common shares that are available for grant under the Equity Compensation plan. A committee selected by the Board of Directors shall establish, within the provisions of the Equity Compensation Plan, the number of shares to be awarded, the terms and conditions of the restricted stock, and the purchase price for the restricted stock. As of December 31, 1996, there were options outstanding to purchase 20,000 shares of restricted stock at $10.00 per share.

NOTE 8:  EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) retirement savings plan (the "Savings Plan") covering all U.S. citizen employees. The Savings Plan qualifies under section 401(k) of the Internal Revenue Code and as such, participants may defer pretax income in accordance with federal income tax limitations. The Company provides a 50.0% matching contribution on the first 5.0% contributed by the employee. The Company may also, at its discretion, make non-matching contributions. Both matching and non-matching contributions by the Company vest 100% after three years of service. The Company's expense under the Savings Plan was less than $0.1 million, $0.1 million, and $0.2 million for the years ended December 31, 1994, 1995 and 1996, respectively. The Company made no discretionary (non-matching) contributions in 1994, 1995 or 1996.

NOTE 9:  OTHER NON-OPERATING INCOME

     Favorably affecting the 1995 results was the non-recurring $10.3 million gain the Company recognized as a result of its settlement of certain claims with a third party.

NOTE 10:  INCOME TAXES

     The components of loss before income taxes and minority interest were as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1994        1995        1996
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Pretax loss:
  Domestic.........................................  $ (8,996)   $(22,398)   $(41,554)
  Foreign..........................................    (2,989)    (15,437)    (25,077)
                                                     --------    --------    --------
                                                     $(11,985)   $(37,835)   $(66,631)
                                                     ========    ========    ========

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 10:  INCOME TAXES (CONTINUED)
     In 1995 and 1996, the Company recorded $2.6 million and $1.4 million, respectively, in income tax expense that related exclusively to its current provision for foreign taxes. The Company did not have income tax expense for 1994.

     The reconciliation of the U.S. statutory federal tax rate of 34.0% to the Company's effective tax rate is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                ----------------------------------------
                                                       1995                  1996
                                                ------------------    ------------------
                                                 AMOUNT    PERCENT     AMOUNT    PERCENT
                                                --------   -------    --------   -------
                                                             (IN THOUSANDS)
Taxes at U.S. statutory rates.................  $(12,865)    34.0%    $(22,655)    34.0%
Foreign operating losses generating no tax
  benefit.....................................     6,550    (17.3)       8,526    (12.8)
Domestic operating losses generating no tax
  benefit.....................................     6,315    (16.7)      14,129    (21.2)
Other -- net..................................     2,565     (6.8)       1,360     (2.1)
                                                --------    -----     --------    -----
                                                $  2,565     (6.8)%   $  1,360     (2.1)%
                                                ========    =====     ========    =====

     Deferred tax assets and liabilities are recorded based on temporary differences between earnings as reported in the financial statements and earnings for income tax purposes. The following table summarizes major components of the Company's deferred tax assets and liabilities:

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1995        1996
                                                              -------    --------
                                                                (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards..........................  $10,106    $ 20,720
  Other deferred tax assets.................................      245       1,326
                                                              -------    --------
          Total deferred tax asset..........................   10,351      22,046
                                                              -------    --------
Deferred tax liabilities:
  Depreciation..............................................       34         358
  Other deferred tax liabilities............................      690         803
                                                              -------    --------
          Total deferred tax liability......................      724       1,161
                                                              -------    --------
Net deferred tax asset......................................    9,627      20,885
  Less: valuation allowance.................................   (9,627)    (20,885)
                                                              -------    --------
          Total.............................................  $    --    $     --
                                                              =======    ========

     As of December 31, 1996, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $60.9 million expiring in fiscal years 2003 through 2011. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, the utilization of the Company's net operating loss carryforwards will be subject to an annual limitation.

     The Company's investment in EDN Sovintel is treated for U.S. tax purposes as a partnership and, therefore, the Company's share of EDN Sovintel's income or loss flows through to the Company's consolidated federal income tax return on a current basis. Undistributed earnings of the Company's other foreign investments are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes, or foreign withholding taxes has been made. Upon distribution of those earnings, the Company would be subject to foreign withholding taxes and U.S. income taxes (subject to reduction for foreign tax credits).

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 10:  INCOME TAXES (CONTINUED)
     Certain ventures in the CIS and Hungary are operating under tax holidays granted by the local governments. Tax holidays are for periods ranging from up to five years to several years after achieving profitability under local tax regulations. In addition to these tax holidays, certain of the Company's foreign ventures have foreign tax loss carryforwards in excess of $25.0 million. The Company's financial statements do not reflect any provision for benefits that might be associated with such loss carryforwards.

NOTE 11:  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Operating lease commitments are primarily for office space and equipment. Rental expense aggregated $0.7 million, $2.0 million and $2.2 million for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments under these non-cancelable operating leases with terms of one year or more, as of December 31, 1996, are as follows:
1997 -- $2.0 million, 1998 -- $1.4 million, 1999 -- $1.3 million, 2000 -- $0.3 million and $1.1 million thereafter.

  Other Commitments and Contingencies

     The Company has made commitments to certain of its ventures for future contract obligations amounting to $8.8 million.

     In the ordinary course of business, the Company has issued financial guarantees on debt and equities for the benefit of certain of its non-consolidated ventures. The total amount guaranteed at December 31, 1996 was approximately $3.0 million. In addition, certain ventures are currently negotiating other financing instruments in which the Company will guarantee upon perfection of the obligations.

     See Note 5, "Debt Obligations," for additional disclosures associated with the Company's 1996 transactions with its financing activities.

  Major Customers

     The Company had one major customer in Central Europe in 1995, representing $2.7 million in revenue or 32.1% of total revenue. The Company had two major customers in Central Europe and the CIS in 1996, representing $6.4 million in revenue or 26.6% of total revenue.

  Tax Matters

     The taxation system in Russia ("Russian Taxes") is evolving as the central government transforms itself from a command to a market oriented economy. The Russian Federation has introduced and continues to introduce new tax and royalty laws and related regulations. These laws and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions between local, regional and federal tax authorities and between the Central Bank and Ministry of Finance are not unusual.

     The Company's policy is to accrue for contingencies in the accounting period in which a liability is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian Taxes, the Company's Russian Taxes may be in excess of the estimated amount expensed to date and accrued at December 31, 1995 and 1996. It is the opinion of management that the ultimate resolution of the Company's Russian Tax liability, to the extent not previously provided for, will not have a material effect on the financial condition of the Company. However, depending on the amount and

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 11: COMMITMENTS AND CONTINGENCIES (CONTINUED) timing of an unfavorable resolution of this contingency, it is possible that the Company's future results of operations or cash flows could be materially affected in a particular period.

     In various foreign jurisdictions, the Company is obligated to pay value added taxes ("VAT") on the purchase or importation of assets, and for certain other transactions. In many instances, VAT can be offset against VAT the Company collects and otherwise would remit to the tax authorities, or may be refundable. Because the law in some jurisdictions is unclear, the local tax authorities could assert that the Company is obligated to pay additional amounts of VAT. In the opinion of management, any additional VAT the Company may be obligated to pay would not be material.

  Other Matters

     In the ordinary course of business, the Company may be party to various legal and tax proceedings, and subject to claims, certain of which relate to the developing markets and evolving fiscal and regulatory environments in which the Company operates. In the opinion of management, the Company's liability, if any, in all pending litigation, other legal proceeding or other matter other than what is discussed above, will not have a material effect upon the financial condition, results of operations or liquidity of the Company.

NOTE 12:  RELATED PARTY TRANSACTIONS

     As discussed within Note 5, "Debt Obligations," the Company entered into an Interim Financing agreement and Debt Obligations during 1995 and 1996, respectively, with the Lenders. The Lenders are shareholders of the Company. As part of these transactions, the Company provided one of the Lenders with the opportunity, at its discretion, to co-invest with the Company in all of the Company's new ventures within the Asia region.

     The Company has entered into certain consulting agreements with directors of the Company and paid $0.1 million, $0.2 million and $0.2 million in 1994, 1995 and 1996, respectively, pursuant to those agreements.

     The Company had notes receivable due from employees aggregating $0.2 million and $0.1 million in 1995 and 1996, respectively, with no single amount due from any individual in excess of $0.1 million.

     The Company derived revenue from affiliates of $3.3 million in 1996. There was no significant revenue earned from affiliate sales in 1995 and 1994.

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 13:  SEGMENT INFORMATION AND CERTAIN GEOGRAPHICAL DATA

     The Company operates predominantly in a single industry segment, the telecommunications industry. The industry consists of a wide range of telecommunications services to international business customers, including long distance voice and data services and electronic messaging services.

     The following tables present combined financial information by geographic area for investments accounted for by the consolidation and equity method of accounting for 1994, 1995 and 1996. In addition, the Company has contractual agreements with its partners that provide the Company with operational and management control over virtually all of its ventures. In this regard, the Company has presented combined financial information for those entities under its operational and management control. Under this method, revenues and expenses of the Company and its subsidiaries and ventures are combined, as are the assets, liabilities and equity. Transfers between geographic areas and eliminations between the investment types for purposes of presenting the combined operational results were not considered material for disclosure purposes.

                                                       YEAR ENDED DECEMBER 31, 1994
                                    ------------------------------------------------------------------
                                                                                CORPORATE
                                    WESTERN               CENTRAL                OFFICE &
                                     EUROPE      CIS       EUROPE     ASIA     ELIMINATIONS    TOTAL
                                    --------   --------   --------   -------   ------------   --------
                                                              (IN THOUSANDS)
Consolidated Method Entities
  Total revenue...................  $     --   $     --   $  1,295   $    --     $  1,173     $  2,468
  Gross margin....................        --         --       (179)       --          202           23
  Operating loss..................      (546)    (1,802)    (1,122)       --       (9,505)     (12,975)
  Net loss........................      (423)      (939)    (1,661)       --       (8,962)     (11,985)
  Identifiable assets.............     2,173     15,423      9,297        --       35,064       61,957
  Liabilities.....................        --      3,921      6,501        --       (3,157)       7,265
  Net assets......................     2,173     11,502      2,796        --       38,221       54,692
Combined
  Total revenue...................        --     23,986      1,295        --        1,173       26,454
  Gross margin....................        --     10,007       (304)       --       (1,059)       8,644
  Operating (loss)/income.........      (186)       840     (1,722)       --      (10,141)     (11,209)
  Net loss........................      (423)      (939)    (1,661)       --       (8,962)     (11,985)
  Identifiable assets.............     2,670     37,817     10,658        --       29,480       80,625
  Liabilities.....................         8     20,636      7,748        --      (10,175)      18,217
  Net assets......................     2,662     17,181      2,910        --       39,655       62,408

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 13:  SEGMENT INFORMATION AND CERTAIN GEOGRAPHICAL DATA (CONTINUED)

                                                       YEAR ENDED DECEMBER 31, 1995
                                    ------------------------------------------------------------------
                                                                                CORPORATE
                                    WESTERN               CENTRAL                OFFICE &
                                     EUROPE      CIS       EUROPE     ASIA     ELIMINATIONS    TOTAL
                                    --------   --------   --------   -------   ------------   --------
                                                              (IN THOUSANDS)
Consolidated Method Entities
  Total revenue...................  $    179   $  3,838   $  4,361   $   140     $   (106)    $  8,412
  Gross margin....................      (318)      (949)     1,380         9         (106)          16
  Operating loss..................    (5,469)   (16,681)    (6,312)   (4,831)     (15,576)     (48,869)
  Net loss........................    (5,452)   (19,415)    (7,091)   (4,771)      (3,671)     (40,400)
  Identifiable assets.............     5,898     73,816     15,639     9,167       11,101      115,621
  Liabilities.....................    11,766     78,440     26,834    13,936      (75,950)      55,026
  Net (liabilities)/assets........    (5,868)    (4,624)   (11,195)   (4,769)      87,051       60,595
Combined
  Total revenue...................       179     55,993      4,523       140         (642)      60,193
  Gross margin....................      (318)    20,576        948         9         (214)      21,001
  Operating loss..................    (8,854)    (8,398)    (6,088)   (4,900)     (15,637)     (43,877)
  Net loss........................    (5,452)   (19,415)    (7,091)   (4,771)      (3,671)     (40,400)
  Identifiable assets.............    14,911    109,153     17,187    10,435       10,633      162,319
  Liabilities.....................    16,378     97,919     28,507    13,577      (76,413)      79,968
  Net (liabilities)/assets........    (1,467)    11,234    (11,320)   (3,142)      87,046       82,351

                                                       YEAR ENDED DECEMBER 31, 1996
                                    ------------------------------------------------------------------
                                                                                CORPORATE
                                    WESTERN               CENTRAL                OFFICE &
                                     EUROPE      CIS       EUROPE     ASIA     ELIMINATIONS    TOTAL
                                    --------   --------   --------   -------   ------------   --------
                                                              (IN THOUSANDS)
Consolidated Method Entities
  Total revenue...................  $     --   $ 12,696   $  9,355   $ 1,561     $    505     $ 24,117
  Gross margin....................        --        811      3,292       652          421        5,176
  Operating loss..................   (10,679)   (14,608)    (4,651)   (5,057)     (22,907)     (57,902)
  Net loss........................   (10,700)   (15,572)    (5,295)   (4,951)     (31,473)     (67,991)
  Identifiable assets.............    19,607     96,773     17,339    14,973       88,686      237,378
  Liabilities.....................    35,728    116,961     33,826    24,753      (93,806)     117,462
  Net (liabilities)/assets........   (16,121)   (20,188)   (16,487)   (9,780)     182,492      119,916
Combined
  Total revenue...................     3,985    130,250      9,731     8,582         (343)     152,205
  Gross margin....................      (667)    62,756      2,551     1,338          421       66,399
  Operating (loss)/income.........   (19,247)     9,481     (4,387)   (5,263)     (24,226)     (43,642)
  Net loss........................   (10,700)   (15,572)    (5,295)   (4,951)     (31,473)     (67,991)
  Identifiable assets.............    37,992    171,402     20,541    30,371       69,083      329,389
  Liabilities.....................    50,533    155,211     36,143    25,308      (98,826)     168,369
  Net (liabilities)/assets........   (12,541)    16,191    (15,602)    5,063      167,909      161,020

NOTE 14:  SUBSEQUENT EVENTS

  Equity Transactions

     As previously discussed in Note 5, "Debt Obligations," in connection with a purchase of a venture during 1995, the Company may be required to pay additional consideration through 1998, either in cash or shares of the Company's common stock, based on the actual earnings of the venture. On January 17, 1997, the purchase

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 14:  SUBSEQUENT EVENTS (CONTINUED)
agreement related to acquiring this venture was amended. As a result, the consideration associated with the 1996 performance was modified and the notes payable of $5.2 million was replaced and additional consideration was paid by the issuance of 336,400 shares of the Company's common stock valued at $20.00 per share.

     As previously discussed in Note 6, "Shareholders' Equity," the Company issued, as additional consideration, 266,667 shares of the Company's common stock to an independent third party as a result of the Company's investment in a venture within the CIS region. On March 13, 1997, the Company repurchased 21,667 shares at $20.00 per share and these repurchased shares became treasury shares. The Company will be required to repurchase the remaining shares on an equal basis over the next three years.

     As a result of a share offering of one of the Company's equity method business ventures in early 1997, the Company's investment in the business venture may increase from 50.0% to between 52.0% and 77.0%, depending on the equity subscribed for by the other investors. The share offering is expected to be completed in the second quarter of 1997. In addition, effective January 1, 1997, the Company will recognize 100% of the losses of this venture due to the Company's becoming the financing partner. The Company would have recognized additional losses of $3.3 million and $8.2 million in 1995 and 1996, respectively, had the Company been considered the financing partner. There would not have been significant additional losses in 1994.

                         GLOBAL TELESYSTEMS GROUP, INC.

                  CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE SECOND QUARTER OF 1997
                                   UNAUDITED

                         GLOBAL TELESYSTEMS GROUP, INC.

                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------    ---------
                                                                   (IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
                                        ASSETS
Current assets
  Cash and cash equivalents.................................   $  57,874      $  14,587
  Accounts receivable, less allowance for doubtful accounts
     of $782 and $1,366 at December 31, 1996 and June 30,
     1997...................................................       8,920         11,216
  Restricted cash...........................................      13,627          1,469
  Prepaid expenses..........................................       2,537          3,155
  Finished goods, net.......................................         949          1,813
  Other assets..............................................       1,238          1,475
                                                               ---------      ---------
          Total current assets..............................      85,145         33,715
Notes receivable............................................         209            376
Property and equipment, net of accumulated depreciation of
  $6,562 and $9,198 at December 31, 1996 and June 30,
  1997......................................................      35,463         35,415
Investments in and advances to ventures.....................     104,459        117,123
Goodwill and intangible assets, net of accumulated
  amortization of $3,916 and $5,975 at December 31, 1996 and
  June 30, 1997.............................................       9,548          9,506
Restricted cash.............................................       2,554          2,205
                                                               ---------      ---------
          TOTAL ASSETS......................................   $ 237,378      $ 198,340
                                                               =========      =========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................   $   6,761      $   4,067
  Accrued expenses..........................................       8,450          7,820
  Debt maturing within one year.............................      27,437         19,665
  Other current liabilities.................................       2,040          1,541
                                                               ---------      ---------
          Total current liabilities.........................      44,688         33,093
Long-term debt, less current portion........................      58,110         64,425
Taxes and other non-current liabilities.....................      14,664         18,067
                                                               ---------      ---------
          TOTAL LIABILITIES.................................     117,462        115,585
Commitments and contingencies
Minority interest...........................................       1,915          1,894
Common stock, subject to repurchase (216,667 and 195,000
  shares outstanding at December 31, 1996 and June 30,
  1997).....................................................       4,333          4,583

                                 SHAREHOLDERS' EQUITY
Preferred stock, $0.0001 par value (10,000,000 shares
  authorized; none issued and outstanding)..................          --             --
Common stock, $0.0001 par value (60,000,000 shares
  authorized; 23,059,404 and 23,546,438 issued and
  outstanding, net of 77,759 and 123,184 shares of treasury
  stock at December 31, 1996 and June 30, 1997).............           2              2
Additional paid-in capital..................................     241,725        246,720
Cumulative translation adjustment...........................      (2,161)        (4,859)
Accumulated deficit.........................................    (125,898)      (165,585)
                                                               ---------      ---------
          TOTAL SHAREHOLDERS' EQUITY........................     113,668         76,278
                                                               ---------      ---------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........   $ 237,378      $ 198,340
                                                               =========      =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Revenues, net:
  Telecommunication and other services......................  $  7,212    $ 15,856
  Equipment sales...........................................     1,503       1,439
                                                              --------    --------
                                                                 8,715      17,295
Cost of revenues:
  Telecommunication and other services......................     6,730      11,808
  Equipment sales...........................................     1,110       1,155
                                                              --------    --------
          Total cost of revenues............................     7,840      12,963
                                                              --------    --------
Gross margin................................................       875       4,332
Operating expenses:
  Selling, general and administrative.......................    19,096      23,749
  Depreciation and amortization.............................     3,478       2,326
  Non-income taxes..........................................       616       1,000
                                                              --------    --------
          Total operating expenses..........................    23,190      27,075
Equity in losses of ventures................................     5,433      10,167
                                                              --------    --------
Loss from operations........................................   (27,748)    (32,910)
Other income/(expense):
  Interest income...........................................       795       2,162
  Interest expense..........................................    (3,971)     (7,163)
  Foreign currency losses...................................      (613)       (959)
                                                              --------    --------
                                                                (3,789)     (5,960)
Net loss before taxes.......................................   (31,537)    (38,870)
Income taxes................................................       662         817
                                                              --------    --------
Net loss....................................................  $(32,199)   $(39,687)
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss....................................................  $(32,199)   $(39,687)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................     4,015       4,478
  Amortization of discount on note payable..................     1,463       2,377
  Equity in losses of ventures..............................     5,433      10,167
  Deferred interest.........................................     2,636       3,869
  Other.....................................................       537         563
  Changes in assets and liabilities:
     Accounts receivable....................................    (3,944)     (2,880)
     Prepaid expenses.......................................    (1,045)       (618)
     Finished goods.........................................      (902)       (864)
     Accounts payable and accrued expenses..................    (5,219)     (3,324)
     Other changes in assets and liabilities................     3,262       2,667
                                                              --------    --------
Net cash used in operating activities.......................   (25,963)    (23,252)
INVESTING ACTIVITIES
  Investments in and advances to ventures...................   (17,215)    (12,873)
  Purchases of property and equipment.......................    (6,630)     (3,127)
  Restricted cash...........................................      (762)        315
  Goodwill and other intangibles............................    (2,116)     (1,261)
  Other investing activities................................      (999)       (167)
                                                              --------    --------
Net cash used in investing activities.......................   (27,722)    (17,113)
FINANCING ACTIVITIES
  Proceeds from debt........................................    61,571         308
  Common stock repurchased for treasury.....................        --        (433)
  Other financing activities................................       127         (99)
                                                              --------    --------
Net cash provided by (used in) financing activities.........    61,698        (224)
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (70)     (2,698)
                                                              --------    --------
Net increase (decrease) in cash and cash equivalents........     7,943     (43,287)
Cash and cash equivalents at beginning of period............     9,044      57,874
                                                              --------    --------
Cash and cash equivalents at end of period..................  $ 16,987    $ 14,587
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

             NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. FINANCIAL PRESENTATION AND DISCLOSURES

     In the opinion of management, the accompanying unaudited condensed, consolidated financial statements of Global TeleSystems Group, Inc. (the "Company") contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's financial position as of December 31, 1996, June 30, 1997 and pro forma at June 30, 1997 (see Note 5, "Subsequent Events"), and the results of operations and cash flows for the periods indicated.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Material intercompany affiliate account transactions have been eliminated; however, other adjustments may have been required had an audit been performed. It is suggested that these financial statements be read in conjunction with the Company's 1996 audited consolidated financial statements and the notes related thereto. The results of operations for the six months ended June 30, 1997, may not be indicative of the operating results for the full year.

     The Company's operations are carried out through alliances with strategic local partners in the form of venture arrangements. Wholly-owned subsidiaries and majority-owned ventures where the Company has unilateral operating and financial control are consolidated within the Company's financial results and operations. Those ventures where the Company exercises significant influence, but does not exercise unilateral operating and financial control, are accounted for by the equity method. The Company has certain majority-owned investments that are accounted for by the equity method as a result of super-majority voting conditions or other governmentally imposed uncertainties so severe that they prevent the Company from obtaining unilateral control of the venture. If the Company has little ability to exercise significant influence over the ventures, those ventures are accounted for by the cost method.

     The Company recognizes profits and losses in accordance with its underlying ownership percentage or allocation percentage as specified in the agreements with its partners; however, the Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk. When such ventures become profitable, the Company recognizes 100% of the profits until such time as the excess losses previously recorded have been recovered. As a result of this policy, the Company recognized excess losses of $2.1 million, and $7.8 million in its results of operations for the six months ended June 30, 1996 and 1997, respectively. In addition, effective January 1, 1997, the Company recognizes 100% of the losses of one of its ventures which is accounted for by the equity method, Hermes Europe Railtel, B.V. ("Hermes"), due to the Company becoming the financing partner. As a result, the Company recognized additional losses of $5.0 million for the six months ended June 30, 1997. The Company would have recognized additional losses of $3.5 million for the six months ended June 30, 1996, had the Company been considered the financing partner. Moreover, subsequent to June 30, 1997, as a result of a recapitalization initiated by Hermes (the "Hermes Recapitalization"), the Company's ownership of Hermes increased from 50.0% to 86.2% (see Note 14, "Subsequent Events").

2. DEBT OBLIGATIONS

     During 1996, in connection with a purchase agreement involving a venture in the CIS region, the Company agreed to buy-out the other partner's interest in this venture. The initial capital infusion by both partners in 1996 was for $4.5 million each. The Company's obligation to pay the other partner was payable upon demand. In June 1997, an additional $4.1 million was contributed by each partner and the Company was obligated to pay the other partner $4.1 million by September 30, 2000. Included in the buy-out agreement, the outstanding obligation of $8.6 million may be converted into 475,540 shares of the Company's stock upon completion of an initial public offering of the Company's common stock.

                         GLOBAL TELESYSTEMS GROUP, INC.

                                  (UNAUDITED)

2. DEBT OBLIGATIONS (CONTINUED)
     In connection with a purchase of a venture during 1995, the Company is required to pay additional consideration through 1998, either in cash or shares of the Company's common stock, based upon the actual earnings of the venture. During the first quarter of 1997, the purchase agreement related to acquiring this venture was amended and the notes payable of $5.2 million were replaced and additional consideration was paid by the issuance of 336,400 shares of the Company's common stock valued at $20.00 per share.

3. EQUITY TRANSACTIONS

     At December 31, 1996, the Company had 216,667 shares of common stock subject to repurchase, valued at $20.00 per common share. These shares were originally issued in 1995 by the Company in connection with the acquisition of an interest in a venture. In March 1997, the Company repurchased 21,667 shares at $20.00 per share, and these shares became treasury stock. The Company will be required to repurchase the remaining shares on an equal basis over the next three years unless the Company has completed a complying public equity offering. At June 30, 1997, the remaining 195,000 shares of common stock subject to repurchase was valued at $23.50 per common share, reflecting the accretion in the Company's stock value since December 31, 1996.

4. COMBINED SELECTED FINANCIAL DATA

     The combined financial data included herewith was prepared to reflect the combined financial results of operations and financial condition of ventures over which the Company has significant operational and management control. Management believes that this financial data more clearly reflects the financial results of operations and financial condition of businesses within the GTS group. Under this method, revenues and expenses of the Company and its ventures are combined, as are the assets, liabilities and equity.

  Income Statement Data:

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Revenues....................................................  $ 59,901    $109,178
Operating loss..............................................   (21,423)    (14,130)
Interest expense, net.......................................    (5,335)     (7,065)
Net loss before minority interest...........................   (31,324)    (31,983)
Minority interest...........................................      (875)     (7,704)
Net loss after minority interest............................   (32,199)    (39,687)

  Balance Sheet Data:

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------    --------
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................    $ 72,870      $ 31,262
Current assets..............................................     156,709       114,890
Property and equipment, net.................................     125,672       143,028
Total assets................................................     329,389       314,071
Total debt..................................................      93,403        90,193
Total liabilities...........................................     168,369       177,801
Net assets..................................................     161,020       136,270

                         GLOBAL TELESYSTEMS GROUP, INC.

                                  (UNAUDITED)

5. SUBSEQUENT EVENTS

  Financing Transactions

     In July 1997, the Company issued $144.8 million senior subordinated convertible bonds (the "Bonds") due June 30, 2000. The Bonds constitute direct, unsecured senior subordinated obligations of the Company and rank senior in right of payment to all subordinated indebtedness after existing debt of $84.1 million. Upon completion of a complying public equity offering as defined in the Bond agreement (an "Offering") or in certain other circumstances as defined in the Bond agreement, the Bonds may be converted at the option of the holders from time to time, in whole or in part, prior to the close of business on June 30, 2000, into shares of the Company's common stock, par value $0.0001 per share, at the applicable conversion price as defined in the Bond agreement. The Bonds bear interest payable semiannually at a rate of 8.75% for the first year, 9.25% for the second year and 9.75% for the final year. In the event of an Offering, the interest rate will remain at the interest rate prevailing at the time of the Offering until maturity. In the event that an Offering has not occurred by the maturity date, the Bonds will be redeemed at 121 percent of their principal amount.

     Subsequent to June 30, 1997, Hermes initiated a debt offering that is expected to raise $265 million through a series of senior notes due August 15, 2007 ("Senior Notes"). The Senior Notes will be general unsecured obligations of Hermes, with interest payable semi-annually at a rate of 11.5%. Approximately $56.5 million of the net proceeds of the offering will be held in escrow for the first four semi-annual interest payments commencing in 1998. The offering was completed August 15, 1997.

  Hermes Recapitalization

     As of June 30, 1997, Hermes is 50% owned by a wholly-owned subsidiary of the Company and 50% owned by HIT Rail B.V. ("HIT Rail"), a consortium of eleven European railway companies. In an effort to increase its equity by means of the contribution of fiber optic cable leases and/or cash by the Company, HIT Rail, and the individual shareholders of HIT Rail, Hermes initiated the Hermes Recapitalization, which is expected to be completed by the end of August, 1997. The first phase of the Hermes Recapitalization was completed on July 7, 1997 and resulted in the Company receiving shares of Hermes' common stock in exchange for the conversion of approximately $28.4 million of loans and the contribution of ECU 46.0 million (approximately $51.1 million), which will be paid by the Company to Hermes by September 30, 1997. HIT Rail received shares of Hermes' common stock in exchange for the conversion of approximately $14.0 million of loans. As a result of the completion of the first phase of the Hermes Recapitalization, the Company owns 86.2% of Hermes and HIT Rail owns 13.8%.

     Additional phases of the Hermes Recapitalization are expected to include the conversion of loans of approximately $6.1 million advanced to Hermes by two of the individual railways of the HIT Rail consortium, as well as the contribution of fiber optic cable leases. If all parties participate in the Hermes Recapitalization as currently expected, the Company will own 79.1% of Hermes and the two exercising railways (collectively) and HIT Rail will own 8.3% and 12.6% of Hermes, respectively. In accordance with Statement of Financial Accounting Standards No. 94, "Consolidation of All Majority-Owned Subsidiaries," Hermes will be consolidated into the Company's financial statements upon finalization of the Hermes Recapitalization and execution of a new shareholders agreement.

  Equity Transactions

     The Company completed a private placement offering in September 1997 and issued approximately 1,672,000 shares of the Company's common stock at approximately $23.50 per share, for aggregate gross proceeds of $39.3 million.

                         GLOBAL TELESYSTEMS GROUP, INC.

                                  (UNAUDITED)

5. SUBSEQUENT EVENTS (CONTINUED)

  Pro Forma Financial Information

     Presented below is an unaudited balance sheet which sets forth historical information as adjusted to give effect to the financing transactions, Hermes Recapitalization, and equity transactions discussed above, including the effect of consolidating Hermes. The adjustments assume that these transactions occurred on June 30, 1997.

                        UNAUDITED                           REPORTED    ADJUSTMENTS    PRO FORMA
                        ---------                           --------    -----------    ---------
                                                                       (IN THOUSANDS)
Cash and cash equivalents.................................  $ 14,587     $369,659      $384,246
Other current assets......................................    19,128       36,137        55,265
Other assets..............................................   164,625       66,602       231,227
                                                            --------     --------      --------
          Total assets....................................  $198,340     $472,398      $670,738
                                                            ========     ========      ========
Current liabilities.......................................  $ 33,093     $ 10,008      $ 43,101
Long-term debt, less current portion......................    64,425      410,239       474,664
Other liabilities.........................................    18,067            8        18,075
                                                            --------     --------      --------
          Total liabilities...............................   115,585      420,255       535,840
Mezzanine debt............................................        --        6,142         6,142
Minority interest.........................................     1,894       10,083        11,977
Common stock, subject to repurchase.......................     4,583           --         4,583
Shareholders' equity......................................    76,278       35,918       112,196
                                                            --------     --------      --------
          Total liabilities and shareholders' equity......  $198,340     $472,398      $670,738
                                                            ========     ========      ========

                                  EDN SOVINTEL

                              FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Owners
EDN Sovintel

     We have audited the accompanying balance sheets of EDN Sovintel as of December 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EDN Sovintel at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in period ended December 31, 1996, in conformity with accounting principles generally accepted in the United States of America.

     We have also audited the financial statements of the Company at December 31, 1996, 1995 and 1994 and for each of the three years ended December 31, 1996, not presented herewith, prepared in compliance with the regulations for bookkeeping and accounting for income tax and statutory reporting purposes in the Russian Federation on which we expect to report separately for the 1996 audited financial statements and have reported separately for the 1995 and 1994 financial statements. The significant differences between the accounting principles applied for preparing the statutory financial statements and accounting principles generally accepted in the United States of America are summarized in Note 2, "Basis of Presentation."

                                            Ernst & Young (CIS) Ltd.

February 21, 1997

                                  EDN SOVINTEL

                                 BALANCE SHEETS

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1995
                                                              -------    -------
                                                               (IN THOUSANDS OF
                                                                 US DOLLARS)
Current assets:
  Cash and cash equivalents.................................  $ 3,606    $ 3,094
  Cash deposit with related party...........................      476
  Accounts receivable, net of allowances....................   15,329      7,400
  Due from affiliates.......................................    1,879      1,196
  Inventories...............................................    1,749        938
  Prepaid expenses and other assets.........................    2,328      1,540
                                                              -------    -------
          Total current assets..............................   25,367     14,168
Property and equipment, net.................................   27,709     21,349
Deferred expenses...........................................    1,080      1,215
                                                              -------    -------
          Total assets......................................  $54,156    $36,732
                                                              =======    =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Note due shareholder......................................  $ 5,700    $ 5,500
  Trade payables............................................    8,382      8,761
  Accrued liabilities and other payables....................    1,130        701
  Taxes accrued or payable..................................    1,086      1,019
  Amounts due to shareholder and affiliates.................    5,703      2,664
  Current portion of amount due to partner in commercial
     venture................................................    1,350
  Current portion of long-term debt.........................                 694
                                                              -------    -------
          Total current liabilities.........................   23,351     19,339
Amount due to partner in commercial venture.................               1,350
Commitments and contingencies
Shareholders' equity:
  Capital contributions.....................................    2,000      2,000
  Retained earnings.........................................   28,805     14,043
                                                              -------    -------
          Total shareholders' equity........................   30,805     16,043
                                                              -------    -------
          Total liabilities and shareholders' equity........  $54,156    $36,732
                                                              =======    =======

                            See accompanying notes.

                                  EDN SOVINTEL

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
                                                              (IN THOUSANDS OF US DOLLARS)
Net revenues................................................  $75,040    $44,292    $20,728
Cost of revenues............................................   43,910     26,247     12,519
                                                              -------    -------    -------
Gross profit................................................   31,130     18,045      8,209
Selling, general and administrative expenses................   10,291      7,145      4,644
Interest expense............................................      638        703        612
Interest income.............................................      (87)       (59)       (24)
Other loss (income).........................................      120        (98)      (113)
Foreign exchange loss on net monetary items.................      252        112        467
                                                              -------    -------    -------
Income before taxes.........................................   19,916     10,242      2,623
Income taxes................................................    5,154      2,594
                                                              -------    -------    -------
Net income..................................................   14,762      7,648      2,623
Retained earnings, beginning of year........................   14,043      6,395      3,772
                                                              -------    -------    -------
Retained earnings, end of year..............................  $28,805    $14,043    $ 6,395
                                                              =======    =======    =======

                            See accompanying notes.

                                  EDN SOVINTEL

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1995       1994
                                                              --------    -------    -------
                                                               (IN THOUSANDS OF US DOLLARS)
Operating activities
  Net income................................................  $ 14,762    $ 7,648    $ 2,623
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     3,638      2,448      1,929
     Provision for doubtful accounts........................       678        132        303
     Write-off of accounts receivable.......................      (147)      (492)
     Write-down of network equipment and inventories........       100        196        170
     Foreign exchange loss..................................       252        112        467
  Changes in operating assets and liabilities:
     Accounts receivable, net of allowances.................    (8,460)    (2,759)      (358)
     Due from affiliates....................................      (683)    (1,011)      (172)
     Inventories............................................      (911)      (309)        77
     Advances to related party..............................                            (376)
     Prepaid expenses and other assets......................    (1,054)      (307)      (712)
     Trade payables.........................................      (193)     2,983      2,176
     Accrued liabilities and other payables.................       429        586       (591)
     Taxes accrued or payable...............................       207        876
     Amounts due to shareholder and affiliates..............     3,039      2,165        499
     Other..................................................                            (132)
                                                              --------    -------    -------
          Net cash provided by operating activities.........    11,657     12,268      5,903
Investing activities -- Purchases of and advances for
  property and equipment....................................    (9,863)    (9,259)    (5,729)
Financing activities
  Borrowings from shareholder...............................    11,300     11,888      2,883
  Repayments to shareholder.................................   (11,100)    (9,271)
  Repayments of long-term debt..............................      (694)    (3,979)    (3,979)
  Increase in cash deposited with related party.............      (476)
                                                              --------    -------    -------
          Net cash used in financing activities.............      (970)    (1,362)    (1,096)
Effect of exchange rate changes on cash and cash
  equivalents...............................................      (312)                 (220)
                                                              --------    -------    -------
Net increase (decrease) in cash and cash equivalents........       512      1,647     (1,142)
Cash and cash equivalents at beginning of year..............     3,094      1,447      2,589
                                                              --------    -------    -------
Cash and cash equivalents at end of year....................  $  3,606    $ 3,094    $ 1,447
                                                              ========    =======    =======

                            See accompanying notes.

                                  EDN SOVINTEL

                         NOTES TO FINANCIAL STATEMENTS
              (US DOLLAR AMOUNTS IN TABLES EXPRESSED IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

     EDN Sovintel (the "Company") was created in August 1990 to design, construct, and operate a telecommunications network in Moscow. This network provides worldwide communications services, principally to major hotels, business offices and mobile communication companies. Telecommunications services are subject to local licensing. The Company's license for international, intercity and local calls was most recently renewed on November 4, 1996 and is valid until January 5, 2000. The Company received a license for leased lines on September 20, 1996 valid for 5 years. The Company began operating in December 1991, providing services under long-term contracts payable in US dollars.

     The Company initially registered as a limited liability Russian-American joint venture. The venture re-registered as a limited liability Russian company in October 1992. The Company is fifty-percent owned by Open Joint Stock Company "Rostelecom", an intercity and long-distance carrier which is 51% owned by the Russian Government, and fifty-percent owned by Sovinet, a US general partnership, owned by two wholly-owned Global TeleSystems Group, Inc. ("GTS") subsidiaries.

2. BASIS OF PRESENTATION

     The Company maintains its records and prepares its financial statements in Russian roubles in accordance with the requirements of Russian accounting and tax legislation. The accompanying financial statements differ from the financial statements used for statutory purposes in Russia in that they reflect certain adjustments, not recorded on the Company's books, which are appropriate to present the financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The principal adjustments are related to foreign currency translation, and depreciation and valuation of property and equipment.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements, in conformity with US GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Foreign Currency Translation

     The Company's functional currency is the US dollar because the majority of its revenues, costs, property and equipment purchased, and debt and trade liabilities are either priced, incurred, payable or otherwise measured in US dollars. Accordingly, transactions and balances not already measured in US dollars (primarily Russian roubles) have been remeasured into US dollars in accordance with the relevant provisions of US Financial Accounting Standard ("FAS") No. 52, "Foreign Currency Translation".

     Under FAS No. 52, revenues, costs, capital and non-monetary assets and liabilities are translated at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are translated at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from remeasurement of monetary assets and liabilities that are not denominated in US dollars are credited or charged to operations.

     The rouble is not a convertible currency outside the territory of Russia. Within Russia its official exchange rates were determined principally through trading on Moscow Interbank Currency Exchange ("MICEX") until May 17, 1996. Although MICEX rates did occasionally diverge from market rates, they were generally considered to be a reasonable approximation. Beginning May 17, 1996, official exchange rates

                                  EDN SOVINTEL

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) were determined daily by the Central Bank of Russia ("CBR") and are generally considered to be a reasonable approximation of market rates. The translation of rouble denominated assets and liabilities into US dollars for the purpose of these financial statements does not indicate that the Company could realize or settle in US dollars the reported values of the assets and liabilities. Likewise, it does not indicate that the Company could return or distribute the reported US dollar values of capital and retained earnings to its shareholders.

     The exchange rate used for translation purposes is the CBR rate as of December 31, 1996 and the MICEX rate as of December 31, 1995 and 1994. The rates at December 31, 1996, 1995 and 1994 for one US dollar were RUR 5,560, RUR 4,640 and RUR 3,550, respectively. At February 21, 1997, the CBR rate had changed to RUR 5,665. The effect of this devaluation of the rouble on monetary assets and liabilities has not been determined.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and in the bank.

  Accounts Receivable

     Accounts receivable are shown at their net realizable value which approximates their fair value. Accounts receivable are shown in the balance sheet net of an allowance for uncollectible accounts of $900,000 and $369,000 at December 31, 1996 and 1995, respectively.

  Inventories

     Inventories consist of telecommunications equipment held for resale and are stated at the lower of cost or market. Cost is computed on a weighted average basis.

  Property and Equipment

     Property and equipment are recorded at their historical cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

Network equipment.......................................     10 years
Other property and equipment............................    3-5 years

     There is no depreciation charge for construction-in-progress. Depreciation commences upon completion of the related project.

  Deferred Expenses

     Deferred expenses represent the Company's interest in the historical cost of network equipment owned by MTU Inform, a partner in a commercial venture (Note 8). These expenses are amortized over the equipment's useful life of 10 years.

  Revenue Recognition and Taxes on Revenue

     Revenues from telecommunication traffic are recognized in the period in which the traffic occurs. Revenues from product sales, connection fees, and other services are recognized in the period in which the products are sold, connections made, and services rendered. Revenues are stated net of any value-added taxes ("VAT") charged to customers. Certain other taxes on revenues were charged at rates ranging from 1.5% to 4.0% over the three year period ending December 31, 1996 and amounted to $2,792,000, $1,166,000 and $336,000 in
1996, 1995 and 1994, respectively, and are charged to selling, general and administrative expenses.

                                  EDN SOVINTEL

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses for the years ended December 31, 1996, 1995 and 1994 were $512,000, $395,000 and $270,000, respectively, and are included in selling, general and administrative expenses.

  Investment Incentive Deductions

     Russian legislation allows for certain additional tax deductions related to new asset investments. These deductions are accounted for as a reduction to current income taxes in the year in which they arise.

  Income Taxes

     The Company computes and records income taxes in accordance with FAS No. 109, "Accounting for Income Taxes".

  Government Pension Funds

     The Company contributes to the Russian Federation state pension fund, social fund, medical insurance fund, unemployment charters and transport fund on behalf of all its Russian employees. Contributions were 40.5%, 41.0% and 40.0% for 1996, 1995 and 1994, respectively.

  Fair Value of Financial Instruments

     The fair value of financial instruments included in current assets and liabilities is considered to be the carrying value.

  Comparative figures

     Certain of the 1995 comparative figures have been reclassified to conform to the presentation adopted in the current year.

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of December 31:

                                                               1996       1995
                                                              -------    -------
Network equipment...........................................  $31,251    $20,875
Other property and equipment................................    3,108      2,740
                                                              -------    -------
                                                               34,359     23,615
Accumulated depreciation and amortization...................   (9,380)    (5,877)
Construction-in-progress....................................    1,796      1,539
Network equipment and advances for network equipment not yet
  in service................................................      934      2,072
                                                              -------    -------
Net book value..............................................  $27,709    $21,349
                                                              =======    =======

     Total depreciation and amortization expense on property and equipment for 1996, 1995 and 1994 was $3,503,000, $2,253,000 and $1,720,000, respectively.

                                  EDN SOVINTEL

5. INCOME TAXES

     The Russian Federation was the only tax jurisdiction in which the Company's income was taxed. The income tax expense reported in the accompanying statements of operations for the years ended December 31, 1996, 1995 and 1994 represents the provision for taxes currently payable.

     The following is a reconciliation of the tax basis and book basis of the taxable income reported in the Russian statutory financial statements to the income before taxes reported in the accompanying financial statements presented in accordance with US GAAP for the years ended December 31:

                                           1996      1995      1994
                                          -------   -------   ------
Taxable income (loss) reported for
  Russian tax purposes..................  $14,726   $ 7,411   $
  Investment incentive deductions.......    9,030     7,220
  Tax loss carry-forwards utilized......      113
  Net permanent difference related to
     revenues and expenses incurred in
     the ordinary course of business
     which are not assessable or
     deductible for Russian tax
     purposes...........................   (1,174)   (2,595)    (948)
                                          -------   -------   ------
Russian income (loss) before taxes......   22,695    12,036     (948)
Adjustments to present financial
  statements in accordance with US GAAP:
  Reversal of excess depreciation due to
     statutory revaluations.............   (1,497)     (293)    (285)
  Depreciation rate differences.........     (424)     (236)     (98)
  Allowances for uncollectible
     accounts...........................      369      (132)    (129)
  Inventory allowance...................     (100)     (249)     (29)
  Accrual of deductible expenses........   (2,437)   (1,339)    (659)
  Accrual of revenue....................    1,093        19
  Foreign exchange differences..........      280     1,425    5,665
  Other non-deductible accruals.........      (63)     (989)    (894)
                                          -------   -------   ------
Income before taxes under US GAAP.......  $19,916   $10,242   $2,623
                                          =======   =======   ======

     The Company operated under a two-year income tax holiday in 1994 and 1993. As such, no Russian tax calculations or tax filings were made or reported.

     A reconciliation between the statutory rate and the effective income tax rate is as follows for the years ended December 31:

                                           1996      1995      1994
                                          -------   -------   -------
Income tax expense computed on financial
  income taxes at statutory tax rate of
  35% for 1996 and 1995 and 38% for
  1994..................................  $ 6,970   $ 3,585   $   997
Tax effect of permanent differences:
  Investment incentive deductions.......   (3,161)   (2,594)
  Tax loss carryforwards utilized.......      (40)
  Other permanent differences...........      411       805       360
  Adjustments made to compute income
     before taxes for US GAAP financial
     reporting..........................      813       555    (1,548)
Temporary differences not recognised as
  measured by the change in the
  valuation allowance...................      161       243       191
                                          -------   -------   -------
Income tax expense reported in the
  financial statements..................  $ 5,154   $ 2,594   $
                                          =======   =======   =======

                                  EDN SOVINTEL

5. INCOME TAXES -- (CONTINUED)
     The deferred tax balances are calculated by applying the statutory tax rates in effect at the respective balance sheet dates to the temporary differences between the tax basis of assets and liabilities and the amount reported in the accompanying financial statements, and consist of the following at December 31:

                                                              1996     1995    1994
                                                             -------   -----   -----
Deferred tax assets (liabilities):
  Depreciation.............................................  $   300   $ 151   $  74
  Inventory write-downs and allowances.....................      235     147      11
  Accrual of expenses......................................      898     469     284
  Accrual of revenue.......................................     (383)     (7)
  Allowance for uncollectible accounts.....................              129     277
                                                             -------   -----   -----
Deferred tax assets........................................    1,050     889     646
Valuation allowance for deferred tax assets................   (1,050)   (889)   (646)
                                                             -------   -----   -----
Net deferred tax assets....................................  $    --   $  --   $  --
                                                             =======   =====   =====

     For financial reporting purposes, a valuation allowance has been recognised to reflect management's estimate of the deferred tax assets that are less likely than not to be realized.

     Unexpired tax loss carryforwards at December 31, 1996 amount to $113,000 and is available in and expires in 1997.

     The Company paid Russian profits tax of $5,849,000 and $2,660,000 in 1996 and 1995, respectively, and no taxes in 1994.

6. NOTE DUE TO SHAREHOLDER AND LONG-TERM DEBT

     In October 1995, the Company entered into a $5,000,000 credit facility with Sovinet, one of the Company's shareholders. It was subsequently increased to $7,000,000. In January of 1997, this facility was repaid and on January 16, 1997, a new six-month facility was established with GTS Finance, Inc. for $7,000,000. The loan bears interest at a rate equal to the then current six month LIBOR rate (5.6% as of December 31, 1996) plus 5.0 percent per annum. As of December 31, 1996 and 1995, the outstanding borrowings under this agreement were $5,700,000 and $5,500,000, respectively.

     In April 1991, the Company entered into a $5,300,000 credit facility with Barclays Bank PLC and International Moscow Bank. This loan was fully repaid during 1996.

     The Company believes that the carrying value of the above loans approximate their fair values.

     The Company paid interest of $403,000, $576,000 and $472,000 in 1996, 1995 and 1994, respectively.

                                  EDN SOVINTEL

7. SHAREHOLDERS' EQUITY

     The Company's capital structure as specified in its charter capital document as of December 31 is as follows:

                                             1996          1995
                                          ----------    ----------
Registered capital in Russian roubles:
  Rostelecom............................     600,000       600,000
  Sovinet...............................     600,000       600,000
                                          ----------    ----------
                                           1,200,000     1,200,000
                                          ==========    ==========
Historical value of the Company's
  capital in US dollars.................  $    2,000    $    2,000
                                          ==========    ==========

     As a Russian limited liability company, the Company has no capital stock; rather, it has only contributed and locally registered capital in accordance with its charter. As such, no earnings per share data are presented in these financial statements.

     Retained earnings available for distribution at December 31, 1996 amounted to 84 billion roubles or approximately $15,108,000 at applicable year-end exchange rates.

8. RELATED PARTY TRANSACTIONS

     Transactions and balances with Rostelecom (one of the Company's shareholders) and its affiliates were, as of and for the years ending December 31, as follows:

                                           1996      1995     1994
                                          ------    ------    ----
Sales...................................  $1,525    $   62
Telecommunication lease and traffic
  costs.................................   4,586     1,506    $410
Amounts due to shareholder and
  affiliates............................     656       460
Cash deposit with related party.........     476

     At the request of Rostelecom, a shareholder, the Company placed a deposit of 2.65 billion roubles in August 1996 with a Russian bank related to this shareholder. The bank deposit agreement states a deposit term of one year. The deposit earns interest quarterly at a rate of 15% per annum plus any devaluation losses against the US dollar up to a maximum of 4.8% per quarter. Management is aware that the deposited amount collateralizes certain obligations of the shareholder.

     Transactions and balances with Sovinet (one of the Company's shareholders), GTS and affiliates were, as of and for the years ending December 31, as follows:

                                           1996      1995      1994
                                          ------    ------    ------
Sales...................................  $3,115    $1,041    $  172
Management service fees and
  reimbursements of expenses of
  expatriate staff......................     927     2,062       499
Balances due under credit facility......   5,700     5,500     2,883
Interest expense........................     626       461        65
Amounts due from affiliates.............   1,879     1,196       185
Amounts due to shareholder and
  affiliates............................   5,047     2,204       499

                                  EDN SOVINTEL

8. RELATED PARTY TRANSACTIONS -- (CONTINUED)
     Transactions and balances with MTU Inform, an entity with which the Company entered into a commercial agreement to co-develop and operate a "258" phone exchange were, as of and for the years ending December 31, as follows:

                                           1996       1995      1994
                                          -------    -------    ----
Telecommunication settlement and rent
  expense...............................  $15,889    $10,491
Balances in trade payables..............    1,237      2,184
Balance of amount due to partner in
  commercial venture....................    1,350      1,350
Balances in prepaid expenses and other
  assets................................                        $376

     The Company also has an interest in the cost of the related network equipment owned by MTU Inform, which is reflected in the balance sheet as deferred expenses.

9. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash deposits and trade accounts receivables. The Company deposits its available cash with several Russian financial institutions. The Company's sales and accounts receivable are made to and due from a variety of international and Russian business customers. As of December 31, 1996, two customers accounted for 17% and 16% of revenues and 25% and 10% of accounts receivable, respectively. As of December 31, 1995, these same two customers accounted for 1% and 14% of revenues and 10% and 11% of accounts receivable, respectively. The Company did not have significant activities with these customers during 1994. However, during 1994, a different customer accounted for 14% of revenues. The Company has no other significant concentrations of credit risk.

10. COMMITMENTS

     The Company has several cancelable operating leases for office and warehouse space and telecommunications lines with terms ranging from one to five years.

     Total rent expense for 1996, 1995 and 1994 was $2,123,000, $1,068,000 and
$1,058,000, respectively.

11. CONTINGENCIES

     The tax and legal systems in Russia are evolving as Russia and its central government transform from a command to a market oriented economy. The Russian Federation has and continues to introduce laws, decrees and related regulations. These laws, decrees and regulations are not always clearly written and are, at times, conflicting. In addition, their interpretation is subject to the opinions of a variety of local, regional and federal tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions among and between these authorities are not unusual.

     The Company's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian tax and legal systems, the ultimate taxes as well as penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at December 31, 1996. It is the opinion of management, that the ultimate resolution of the Company's Russian tax liability and potential loss contingencies, to the extent not previously provided for, will not have a material effect on the financial condition of the Company. However, depending on the amount and timing of an unfavorable resolution of this contingency, it is possible that the Company's future results of operations or cash flows could be materially affected in a particular period.

                                  EDN SOVINTEL

11. CONTINGENCIES -- (CONTINUED)
     The Company's operations and financial position will continue to be affected by Russian political developments including the application of existing and future legislation, tax regulations, cancellations or non-renewal of license rights, and expropriation of property. The Company does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

                                  EDN SOVINTEL

                         CONDENSED FINANCIAL STATEMENTS
                         FOR THE SECOND QUARTER OF 1997
                                   UNAUDITED

                                  EDN SOVINTEL

                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------    --------
                                                                   (IN THOUSANDS)
Current assets
  Cash and cash equivalents.................................    $ 3,606        $ 3,160
  Accounts receivable, less allowance for doubtful accounts
     of $900 and $1,252 at December 31, 1996 and June 30,
     1997...................................................     15,329         22,400
  Restricted cash...........................................        476            498
  Due from affiliated companies.............................      1,879          2,256
  Inventory.................................................      1,749          1,871
  Prepaid expenses and other assets.........................      2,328          3,857
                                                                -------        -------
          Total current assets..............................     25,367         34,042
Property and equipment, net of accumulated depreciation of
  $9,380 and $11,718 at December 31, 1996 and June 30,
  1997......................................................     27,709         34,105
Deferred expenses...........................................      1,080          1,013
                                                                -------        -------
          TOTAL ASSETS......................................    $54,156        $69,160
                                                                =======        =======

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable............................................    $ 8,382        $11,291
Accrued expenses............................................      2,216          3,430
Due to affiliated companies.................................      5,703          7,583
Note payable to shareholder.................................      5,700          4,972
Taxes and other liabilities.................................      1,350          1,350
                                                                -------        -------
          TOTAL LIABILITIES.................................     23,351         28,626
Commitments and contingencies

                                 SHAREHOLDERS' EQUITY
Contributed capital.........................................      2,000          2,000
Retained earnings...........................................     28,805         38,534
                                                                -------        -------
          TOTAL SHAREHOLDERS' EQUITY........................     30,805         40,534
                                                                -------        -------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........    $54,156        $69,160
                                                                =======        =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Revenues, net:
  Telecommunication and other services......................  $31,211    $52,311
  Equipment sales...........................................      782      1,828
                                                              -------    -------
                                                               31,993     54,139
Cost of revenues:
  Telecommunication and other services......................   18,362     31,543
  Equipment sales...........................................      647      1,293
                                                              -------    -------
  Total cost of revenues....................................   19,009     32,836
                                                              -------    -------
Gross margin................................................   12,984     21,303
Operating Expenses:
  Selling, general and administrative.......................    3,029      5,435
  Depreciation and amortization.............................      204        213
  Non-income taxes..........................................    1,368      2,467
                                                              -------    -------
  Total operating expenses..................................    4,601      8,115
Income from operations......................................    8,383     13,188
Other income/(expense):
  Other non-operating income, net...........................      213         45
  Interest income...........................................       18        104
  Interest expense..........................................     (177)      (319)
  Foreign currency gains (losses)...........................     (243)       (69)
                                                              -------    -------
                                                                 (189)      (239)
Net income before taxes.....................................    8,194     12,949
Income taxes................................................    2,143      3,220
                                                              -------    -------
Net income..................................................  $ 6,051    $ 9,729
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
OPERATING ACTIVITIES
Net income..................................................  $ 6,051    $ 9,729
Adjustments to reconcile net income to net cash provided by
  operating activities:
Depreciation and amortization...............................    1,586      2,227
Provision for doubtful accounts.............................     (400)      (352)
Changes in assets and liabilities:
Accounts receivable.........................................   (3,046)    (6,719)
Inventory...................................................     (166)      (122)
Prepaid expenses and other
  assets....................................................     (200)    (1,529)
Accounts payable and accrued expenses.......................      682      4,123
                                                              -------    -------
Net cash provided by operating activities...................    4,507      7,357
INVESTING ACTIVITIES
Purchases of property and equipment.........................   (4,236)    (8,556)
Restricted cash.............................................      (40)       (22)
                                                              -------    -------
Net cash used in investing activities.......................   (4,276)    (8,578)
FINANCING ACTIVITIES
Borrowing on (repayment of)
  shareholder note, net.....................................      100       (728)
Repayment of debt...........................................     (694)        --
Due to affiliated companies, net............................      526      1,503
                                                              -------    -------
Net cash (used in) provided by financing activities.........      (68)       775
                                                              -------    -------
Net increase(decrease) in cash and cash equivalents.........      163       (446)
Cash and cash equivalents at beginning of period............    3,094      3,606
                                                              -------    -------
Cash and cash equivalents at end of period..................  $ 3,257    $ 3,160
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. FINANCIAL PRESENTATION AND DISCLOSURES

     In the opinion of management, the accompanying unaudited condensed financial statements of EDN Sovintel (the "Company") contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's financial position as of December 31, 1996 and June 30, 1997, and the results of operations and cash flows for the periods indicated.

     The Company was established in August 1990 to design, construct and operate a telecommunications network in Moscow. This network provides worldwide communications services, principally to major hotels, business offices and mobile communication companies. Telecommunications services are subject to local licensing. The Company's license for international, intercity and local calls was most recently renewed on November 4, 1996 and is valid until January 5, 2000. The Company began operating in December 1991, providing services under long-term contracts payable in U.S. dollars.

     The Company initially registered as a limited liability Russian-American joint venture. The venture re-registered as a limited liability Russian company in October 1992. The Company is 50.0% owned by Sovinet, a U.S. general partnership that is owned by two wholly-owned subsidiaries of Global TeleSystems Group, Inc. ("GTS"); and the Company is 50.0% owned by Open Joint Stock Company "Rostelecom," an intercity and long-distance carrier that is 51.0% owned by the Russian Government.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Material accruals have been recorded; however, other adjustments may have been required had an audit been performed. It is suggested that these financial statements be read in conjunction with the Company's 1996 audited financial statements and the notes related thereto. The results of operations for the three months and six months ended June 30, 1997 may not be indicative of the operating results for the full year.

     The Company maintains its records and prepares its financial statements in Russian roubles in accordance with the requirements of Russian accounting and tax legislation. The accompanying financial statements differ from the financial statements used for statutory purposes in Russia in that they reflect certain adjustments, not recorded on the Company's books, which are appropriate to present the financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The principal adjustments are related to foreign currency translation, and depreciation and valuation of property and equipment.

2. DEBT OBLIGATIONS

     In October 1995, the Company entered into a $5.0 million credit facility with Sovinet, one of the Company's shareholders. It was subsequently increased to $7.0 million. In January 1997, this facility was repaid, and on January 16, 1997 a new six-month facility was established with GTS Finance, Inc., a wholly-owned subsidiary of GTS, for $5.8 million. The loan bears interest at a rate equal to the then current six-month LIBOR rate, approximately 5.6%, plus 5.0% per annum.

3. CONTINGENCIES

     The tax and legal system in Russia are evolving as Russia and its central government transform from a command to a market-oriented economy. The Russian Federation has and continues to introduce laws, decrees and related regulations. These laws, decrees and regulations are not always clearly written and are, at times, conflicting. In addition, their interpretation is subject to the opinions of a variety of local, regional and federal tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions among and between these authorities are not unusual.

                                  EDN SOVINTEL

     The Company's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian tax and legal systems, the ultimate taxes as well as penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at June 30, 1997. It is the opinion of management that the ultimate resolution of the Company's Russian tax liability and potential loss contingencies, to the extent not previously provided for, will not have a material effect on the financial condition of the Company. However, depending on the amount and timing of an unfavorable resolution of this contingency, it is possible that the Company's future results of operations or cash flows could be materially affected in a particular period.

     The Company's operations and financial position will continue to be affected by Russian political developments, including the application of existing and future legislation, tax regulations, cancellations or non-renewal of license rights, and expropriation of property. The Company does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

                           HERMES EUROPE RAILTEL B.V.

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS

To the Board of Directors and
the Shareholders of
Hermes Europe Railtel B.V.

     We have audited the accompanying consolidated balance sheets of Hermes Europe Railtel B.V. (a development stage company) as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows, and shareholders' equity for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hermes Europe Railtel B.V. at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

June 11, 1997 except for Note 9, which
is as of July 15, 1997

Ernst & Young Reviseurs d'Entreprises S.C.C.

Represented by

L. SWOLFS
Partner

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS

                                                                                          PRO FORMA AT
                                                                                          DECEMBER 31,
                                                            DECEMBER 31,   DECEMBER 31,       1996
                                                                1995           1996       (UNAUDITED)
                                                            ------------   ------------   ------------
                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
                          ASSETS
Current assets
  Cash and cash equivalents...............................    $ 5,784        $  2,013       $  1,125
  Restricted cash.........................................         --           3,840          3,840
  Accounts receivable.....................................         --              84             84
  Due from affiliated companies...........................         67             491            491
  Other assets............................................        579           1,100          1,100
                                                              -------        --------       --------
          Total current assets............................      6,430           7,528          6,640
Property and equipment, net...............................      4,671          20,303         20,303
                                                              -------        --------       --------
          Total Assets....................................    $11,101        $ 27,831       $ 26,943
                                                              =======        ========       ========

           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses...................    $ 4,659        $  8,476       $  8,476
  Due to affiliated companies.............................      2,117           3,344          3,344
  Debt maturing within one year...........................          9              63             63
  Other current liabilities...............................         --              24             24
                                                              -------        --------       --------
          Total current liabilities.......................      6,785          11,907         11,907
Long-term debt, less current portion......................         10             499            499
Pension obligation........................................         --               8              8
                                                              -------        --------       --------
          Total Liabilities...............................      6,795          12,414         12,414
Commitments and contingencies
Shareholders' loans.......................................      8,353          34,863             --
SHAREHOLDERS' EQUITY
  Common stock, 1,000 Dutch guilders par value (305 shares
     authorized and 80 shares issued and outstanding at
     December 31, 1995 and 1996; 297,000 shares authorized
     and 174,679 shares issued and outstanding on a pro
     forma basis at December 31, 1996)....................         45              45         88,829
  Additional paid-in capital..............................      2,884           2,884          6,612
  Shareholder receivable..................................         --              --        (58,537)
  Cumulative translation adjustment.......................       (254)            316            316
  Deficit accumulated during the development stage........     (6,722)        (22,691)       (22,691)
                                                              -------        --------       --------
          Total Shareholders' Equity......................     (4,047)        (19,446)        14,529
                                                              -------        --------       --------
          Total Liabilities and Shareholders' Equity......    $11,101        $ 27,831       $ 26,943
                                                              =======        ========       ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             ACTIVITY FROM
                                                                YEAR ENDED                     INCEPTION
                                                ------------------------------------------     (JULY 6,
                                                DECEMBER 31,                                   1993) TO
                                                    1994       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                (UNAUDITED)        1995           1996           1996
                                                ------------   ------------   ------------   -------------
                                                                      (IN THOUSANDS)
Revenues......................................     $  --         $     --       $     48        $     48
Operating costs and expenses:
  Cost of revenues............................        --               --          4,694           4,694
  Selling, general and administrative.........       183            6,637         10,552          17,372
                                                   -----         --------       --------        --------
                                                     183            6,637         15,246          22,066
                                                   -----         --------       --------        --------
Loss from operations..........................      (183)          (6,637)       (15,198)        (22,018)
Other income/(expense):
  Interest income.............................        18              125            508             651
  Interest expense............................        --               (9)          (153)           (162)
  Foreign currency (losses) gains.............       (55)              19         (1,126)         (1,162)
                                                   -----         --------       --------        --------
                                                     (37)             135           (771)           (673)
                                                   -----         --------       --------        --------
Loss before income taxes......................      (220)        $ (6,502)      $(15,969)       $(22,691)
Income taxes..................................        --               --             --              --
                                                   -----         --------       --------        --------
Net Loss......................................     $(220)        $ (6,502)      $(15,969)       $(22,691)
                                                   =====         ========       ========        ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED                     ACTIVITY FROM
                                             ------------------------------------------       INCEPTION
                                             DECEMBER 31,                                 (JULY 6, 1993) TO
                                                 1994       DECEMBER 31,   DECEMBER 31,     DECEMBER 31,
                                             (UNAUDITED)        1995           1996             1996
                                             ------------   ------------   ------------   -----------------
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES
  Net loss.................................    $  (220)       $ (6,502)      $(15,969)        $(22,691)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization.........          5              11            658              674
     Deferred interest.....................         --              --            125              125
     Changes in assets and liabilities:
       Accounts receivable.................         --              --            (84)             (84)
       Deposits............................         --             (17)          (589)            (606)
       Accounts payable and accrued
          expenses.........................         89           4,570          3,817            8,476
       Other changes in assets and
          liabilities......................        (41)           (521)           100             (462)
                                               -------        --------       --------         --------
          Net cash used in operating
            activities.....................       (167)         (2,459)       (11,942)         (14,568)
INVESTING ACTIVITIES
  Purchases of property and equipment......        (52)         (4,635)       (16,290)         (20,977)
  Restricted cash..........................         --              --         (3,840)          (3,840)
                                               -------        --------       --------         --------
          Net cash used in investing
            activities.....................        (52)         (4,635)       (20,130)         (24,817)
FINANCING ACTIVITIES
  Proceeds from debt.......................         --              19            543              562
  Net proceeds from issuance of common
     stock.................................      1,028           1,901             --            2,929
  Proceeds from shareholders' loans........         --           8,353         26,385           34,738
  Due to affiliated companies, net.........         --           2,050            803            2,853
                                               -------        --------       --------         --------
          Net cash provided by financing
            activities.....................      1,028          12,323         27,731           41,082
Effect of exchange rate changes on cash and
  cash equivalents.........................         58            (312)           570              316
                                               -------        --------       --------         --------
Net increase (decrease) in cash and cash
  equivalents..............................        867           4,917         (3,771)           2,013
Cash and cash equivalents at beginning of
  period...................................         --             867          5,784               --
                                               -------        --------       --------         --------
Cash and cash equivalents at end of
  period...................................    $   867        $  5,784       $  2,013         $  2,013
                                               =======        ========       ========         ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

     For the period from July 6, 1993 (date of inception) to December 31, 1993 and the years ended December 31, 1994, 1995 and 1996:

                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                                  COMMON STOCK     ADDITIONAL   CUMULATIVE     DURING THE        TOTAL
                                                 ---------------    PAID-IN     TRANSLATION   DEVELOPMENT    SHAREHOLDERS'
                                                 SHARES   AMOUNT    CAPITAL     ADJUSTMENT       STAGE          EQUITY
                                                 ------   ------   ----------   -----------   ------------   -------------
                                                                     (IN THOUSANDS EXCEPT SHARE DATA)
Issuance of shares on July 6, 1993 (date of
  inception)...................................    40      $21       $   --       $   --        $     --       $     21
                                                   --      ---       ------       ------        --------       --------
BALANCE AT DECEMBER 31, 1993...................    40       21           --           --              --             21
Proceeds from the sale of common stock.........    21       11          996           --              --          1,007
Translation adjustment.........................    --       --           --           58              --             58
Net loss.......................................    --       --           --           --            (220)          (220)
                                                   --      ---       ------       ------        --------       --------
BALANCE AT DECEMBER 31, 1994...................    61       32          996           58            (220)           866
Proceeds from the sale of common stock.........    19       13        1,888           --              --          1,901
Translation adjustment.........................    --       --           --         (312)             --           (312)
Net loss.......................................    --       --           --           --          (6,502)        (6,502)
                                                   --      ---       ------       ------        --------       --------
BALANCE AT DECEMBER 31, 1995...................    80       45        2,884         (254)         (6,722)        (4,047)
Translation adjustment.........................    --       --           --          570              --            570
Net loss.......................................    --       --           --           --         (15,969)       (15,969)
                                                   --      ---       ------       ------        --------       --------
BALANCE AT DECEMBER 31, 1996...................    80      $45       $2,884       $  316        $(22,691)      $(19,446)
                                                   ==      ===       ======       ======        ========       ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  NATURE OF BUSINESS OPERATIONS

     Hermes Europe Railtel B.V. (the "Company") intends to become the leading pan-European carriers' carrier by constructing and operating a managed, seamless, fiber optic, pan-European network, and providing high-quality trans-border transmission services to telecommunications carriers across Europe.

     The Company is 50% owned by HIT Rail B.V.("HIT Rail"), a consortium of eleven European railway companies and 50% owned by GTS-Hermes, Inc.("GTS-Hermes"), a U.S. holding company that is a wholly-owned subsidiary of Global TeleSystems Group, Inc., a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers through its operations of voice and data networks, international gateways, local access and cellular networks and the provision of various value added services in markets outside of the United States.

     The Company is still a development stage enterprise, as currently the telecommunications network is being configured. The buildout of the network started in 1996; full commercial services are anticipated to commence in the first half of 1998.

     The Company had working deficits of approximately $4.4 million and $0.4 million as of December 31, 1996 and 1995, respectively. The Company had an accumulated deficit of $22.7 million as of December 31, 1996, including a net loss of approximately $16.0 million for the year then ended. During 1997, the Company expects to incur substantial expenditures for working capital and capital expenditure requirements. The Company's working capital at December 31, 1996, plus its anticipated cash flows from operations for 1997, will not be sufficient to meet such objectives as presently planned.

     Management recognizes that the Company must generate additional capital resources in order to continue its buildout of the network. The Company is pursuing other equity and debt financing sources and has entered into substantive negotiations with various financial institutions in order to obtain further debt financing and is expecting to complete a recapitalization (the "Recapitalization") by the end of August, 1997 (see Note 9, "Subsequent Events and Pro Forma Adjustments").

     The financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. If the going concern assumptions were not appropriate for these financial statements, then adjustments would have been necessary in the carrying value of assets and liabilities and the reported revenues and expenses.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The financial statements include the accounts of Hermes Europe Railtel B.V., its Belgian branch and of Hermes Europe Railtel N.V. All significant intercompany accounts and transactions are eliminated upon consolidation.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1995 consolidated financial statements in order to conform to the 1996 presentation.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company had $3.8 million of restricted cash at December 31, 1996.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The restricted cash is primarily related to cash held in escrow in compliance with an agreement with a major vendor.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated lives ranging from five to seven years for telecommunications equipment and three to ten years for furniture, fixtures and equipment and other property. A substantial part of the costs includes construction in process, which is currently related to the configuration and build-out of the network, and these costs primarily consist of labor. These costs are transferred to telecommunications equipment in service as construction is completed and/or equipment is placed into service. Depreciation is recorded commencing with the first full month that the assets are in service. Maintenance and repairs are charged to expense as incurred.

     The Company intends to capitalize material interest costs associated with the construction of telecommunications equipment; however, no interest costs have been capitalized as of December 31, 1996.

LONG-LIVED ASSETS

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with SFAS No. 121, long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the years ended December 31, 1995 and 1996, the Company's analyses indicated that there was not an impairment of its long-lived assets.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and the basis as reported in the consolidated financial statements.

FOREIGN CURRENCY TRANSLATION

     The accounting records of the Dutch B.V. company are maintained in Dutch guilders. The accounting records of the Belgian branch and the Belgian N.V. company are maintained in Belgian francs. The functional currency for the Company has been determined to be the Belgian franc. Therefore, the Dutch guilder statements have been remeasured into Belgian franc equivalents, consolidated with the Belgian branch and Belgian N.V. statements and then translated into U.S. dollar equivalents for the purpose of preparing the accompanying financial statements, in accordance with accounting principles generally accepted in the United States.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date. Income and expense accounts are translated at average monthly rates of exchange. The resultant translation adjustments are included in the cumulative translation adjustment, a separate component of shareholders' equity. Gains and losses from foreign currency transactions are included in the operations.

REVENUE RECOGNITION

     The Company's revenue is associated with its customers right to use the network and is recognized on a straight-line basis over the terms of the customer contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company believes that the carrying amount of its assets and liabilities reported in the balance sheets approximates their fair value.

OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains most of its cash and cash equivalents in high quality European financial institutions.

     The Company does not now hedge against foreign currency fluctuations, although the Company may implement such practices in the future. Under current practices, the Company's results from operations could be adversely affected by fluctuations in foreign currency exchange rates.

USES OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of these consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:  SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1995           1996
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Other assets consist of:
  Deposits..................................................     $   17        $   606
  VAT receivable............................................        272            402
  Other assets..............................................        290             92
                                                                 ------        -------
          Total other assets................................     $  579        $ 1,100
                                                                 ======        =======

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3:  SUPPLEMENTAL BALANCE SHEET INFORMATION (CONTINUED)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1995           1996
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Property and equipment, net consists of:
  Construction in process...................................     $3,879        $12,981
  Telecommunications equipment in service...................         --          4,947
  Furniture, fixtures and equipment.........................        807          2,507
  Leasehold improvements....................................          2            543
                                                                 ------        -------
                                                                  4,688         20,978
     Less: accumulated depreciation.........................         17            675
                                                                 ------        -------
          Total property and equipment, net.................     $4,671        $20,303
                                                                 ======        =======
Accounts payable and accrued expenses consist of:
  Trade accounts payable....................................      2,225          5,445
  Accrued salaries and bonuses..............................        668          1,924
  Accrued vacation expense..................................        110            774
  Accrued legal expenses....................................        522            147
  Accrued expense...........................................      1,134            186
                                                                 ------        -------
                                                                 $4,659        $ 8,476
                                                                 ======        =======

NOTE 4:  DEBT OBLIGATIONS

     Company debt consists of:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1995           1996
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Debt obligation, vendor financing agreement with quarterly
  principal payments and maturing on October 1, 2004 at 6.8%
  interest..................................................      $--            $562
Other financing agreements with interest at 10.2%...........       19              --
                                                                  ---            ----
Less: debt maturing within one year.........................        9              63
                                                                  ---            ----
Total long-term debt........................................      $10            $499
                                                                  ===            ====

     Aggregate maturities of long-term debt, as of December 31, 1996, are as follows: 1997 -- $0.06 million, 1998 -- $0.06 million, 1999 -- $0.06 million,
2000 -- $0.07 million, 2001 -- $0.07 million and $0.2 million thereafter.

     The Company paid interest of $0.02 million and $0.01 million in 1996 and 1995, respectively. The Company did not pay interest in 1994.

NOTE 5:  DEFINED BENEFIT PLAN

     The Company established a defined benefit pension plan in 1995 that covers substantially all of its employees upon twenty-five years of age and at least one year of service. The benefits are based on years of service and the employee's compensation. The Company has entered into an arrangement with an insurance company for the provision of a group insurance policy (the "Policy"). Under the Policy, the insurance provider has undertaken a legal obligation to provide specified benefits to participants in return for a fixed premium; accordingly, the Company no longer bears significant financial risk. Premium payments for the

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5:  DEFINED BENEFIT PLAN (CONTINUED)
Policy are partly paid by the employee; based on specified terms that consider the employees annual salary, with the remaining premium paid by the employer. Premiums are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

\ The following table sets forth the plan's funded status and amounts recognized at December 31, 1996:

                                                              (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation............................      $(136)
                                                                  -----
  Projected benefit obligation for service rendered to
     date...................................................      $(388)
  Plan assets at fair value, primarily Belgian bonds........        338
                                                                  -----
  Projected benefit obligations in excess of plan assets....        (50)
  Unrecognized net obligation...............................         42
                                                                  -----
  Pension obligation........................................      $   8
                                                                  =====
Net pension cost for 1996 included the following components:
  Service cost -- benefits earned during the period.........      $ 365
  Interest cost on projected benefit obligation.............          3
  Actual return on plan assets..............................         (9)
  Net amortization..........................................          2
                                                                  -----
          Net periodic pension cost.........................      $ 361
                                                                  =====

     The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 4.5%. The expected long-term rate of return on assets was 7.0%

NOTE 6:  INCOME TAXES

     The components of loss before income taxes were as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                         1994      1995        1996
                                                         -----    -------    --------
Pretax loss:
  Domestic (the Netherlands)...........................  $ (95)   $  (422)   $   (608)
  Foreign..............................................   (125)    (6,080)    (15,361)
                                                         -----    -------    --------
                                                         $(220)   $(6,502)   $(15,969)
                                                         =====    =======    ========

     No current income taxes are due as the Company incurred losses due to the start-up activities in the Belgian branch and the Company.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6:  INCOME TAXES (CONTINUED)
     A deferred tax asset is recorded based on temporary differences between earnings as reported in the financial statements and earnings for income tax purposes. The following table summarizes major components of the Company's deferred tax asset:

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1995            1996
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards..........................     $ 3,919        $ 11,729
                                                                 -------        --------
Net deferred tax assets.....................................       3,919          11,729
Less: valuation allowance...................................      (3,919)        (11,729)
                                                                 -------        --------
          Total.............................................     $    --        $     --
                                                                 =======        ========

     As of December 31, 1996, the Company had net operating loss carryforwards for Belgian and Dutch income tax purposes of approximately $29.3 million, which are recoverable from profits for an unlimited period of time.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     Operating lease commitments are primarily for office space and car rental. The office lease has a term of nine years, expiring on June 30, 2005, with an option to cancel January 1, 2002 with a penalty of six months, rental payment as well as the remaining principal due on the debt obligation (see Note 4, "Debt Obligations"). In addition, the Company received a reduction in annual expense during the first three years of the lease. This reduction is being amortized over the first six years of the lease, using a straight-line method.

     Rental expense aggregated approximately $0.5 million and $0.7 million, net of sublease income of $0.01 million and $0.08 million for the years ended December 31, 1996 and 1995, respectively. The Company did not have rent expense in 1994.

     Future minimum lease payments under these non-cancelable operating leases with terms of one year or more, as of December 31, 1996, are as follows:
1997 -- $1.1 million, 1998 -- $1.1 million, 1999 -- $1.2 million, 2000 -- $1.2 million, 2001 -- $1.2 million and $0.6 million thereafter.

OTHER MATTERS

     In the ordinary course of business, the Company may be party to various legal and tax proceedings, and subject to claims, certain of which relate to the regulatory environments in which the Company currently or intends to operate. In the opinion of management, the Company's liability, if any, in all pending litigation, or other legal proceeding or other matter other than what is discussed above, will not have a material effect upon the financial condition, results of operations or liquidity of the Company.

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8:  RELATED PARTY TRANSACTIONS

     The Company received financing through shareholders' loan transactions provided by HIT Rail and GTS-Hermes. The components of the Company's shareholder loans are as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1995           1996
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
HIT Rail....................................................     $6,425        $13,999
GTS-Hermes..................................................      1,928         20,864
                                                                 ------        -------
          Total shareholders' loans.........................     $8,353        $34,863
                                                                 ======        =======

     The amount due from GTS-Hermes includes $0.1 million of accrued interest at December 31, 1996. The loans will be converted into shares of the Company's common stock as part of the Recapitalization which is expected to be completed by the end of August, 1997 (see Note 9, "Subsequent Events and Pro Forma Adjustments").

NOTE 9:  SUBSEQUENT EVENTS AND PRO FORMA ADJUSTMENTS

     Subsequent to December 31, 1996, Hermes Europe Railtel N.V. began negotiating a new lease on a second office building, which is currently being constructed. The terms of the lease are expected to be finalized by the fourth quarter of 1997, the expected completion date of the construction. The lease period will be for eight years and will have an annual expense of $0.4 million to be paid in quarterly installments.

     In January and February 1997, additional loans of ECU 6.4 million (approximately $7.5 million) were advanced to the Company by GTS-Hermes. These loans were converted into shares of the Company's common stock ("Common Stock") as part of the Recapitalization. In addition, loans of ECU 5.4 million (approximately $6.1 million) were advanced to the Company in February and April 1997 by individual members of HIT Rail. These loans are expected to be converted into Common Stock as part of the Recapitalization discussed below.

     To increase the equity of the Company by means of the contribution of fiber optic cable leases and/or cash by its current partners and individual shareholders of HIT Rail, the Company expects to complete the Recapitalization by the end of August, 1997.

     Pursuant to the Recapitalization, the Company extended rights to subscribe to additional Common Stock to GTS-Hermes, HIT Rail and the eleven individual members of the HIT Rail consortium. HIT Rail and eight of the members of HIT Rail have declined to exercise their rights, while GTS-Hermes and three of the members of HIT Rail have indicated that they intend to exercise their rights.

     The first phase of the Recapitalization was completed on July 7, 1997. As a result, all shareholders' loans from GTS-Hermes and HIT Rail were converted into Common Stock. In addition, GTS-Hermes exercised its right to subscribe to additional Common Stock, resulting in a contribution of ECU 46.0 million (approximately $51.1 million), which will be paid to the Company by September 30, 1997. The first phase of the Recapitalization resulted in the following ownership of the Company:

                                       SHARES            CONVERSION OF      EXERCISE       SHARES
                                  DECEMBER 31, 1996   SHAREHOLDERS' LOANS   OF RIGHTS   JULY 7, 1997
                                  -----------------   -------------------   ---------   ------------
GTS-Hermes......................         40                 50,197           100,395      150,632
HITRail.........................         40                 24,007                --       24,047
                                         --                -------           -------      -------
                                         80                 74,204           100,395      174,679
                                         ==                =======           =======      =======

                           HERMES EUROPE RAILTEL B.V.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9:  SUBSEQUENT EVENTS AND PRO FORMA ADJUSTMENTS (CONTINUED)
     Under Dutch law, the Company is required to pay a 1% capital duty tax on all issuances of common stock, which will result in the Company paying a capital duty tax of approximately $0.9 million. The pro forma balance sheet at December 31, 1996 gives effect to the first phase of the Recapitalization as discussed above.

     Additional phases of the Recapitalization are expected to include the conversion of loans of ECU 5.4 million (approximately $6.1 million) advanced to the Company by two of the individual members of HIT Rail, as well as the contribution of fiber optic cable leases. If all three individual members of HIT Rail participate in the Recapitalization as anticipated, it will result in the following ownership of the Company:

                                                  SHARES      ADDITIONAL   SHARES AT COMPLETION
                                               JULY 7, 1997     SHARES     OF RECAPITALIZATION
                                               ------------   ----------   --------------------
GTS-Hermes...................................    150,632                         150,632
HIT Rail.....................................     24,047                          24,047
Individual members of the HIT Rail
  consortium.................................         --        21,385            21,385
                                                 -------        ------           -------
                                                 174,679        21,385           196,064
                                                 =======        ======           =======

                           HERMES EUROPE RAILTEL B.V.

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE SECOND QUARTER OF 1997
                                   UNAUDITED

                           HERMES EUROPE RAILTEL B.V.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                       PRO FORMA AT
                                                             DECEMBER 31,   JUNE 30,   JUNE 30, 1997
                                                                 1996         1997     (SEE NOTE 3)
                                                             ------------   --------   -------------
                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
                          ASSETS
Current assets
  Cash and cash equivalents................................    $  2,013     $  1,050     $240,542
  Restricted cash..........................................       3,840        1,142       29,392
  Accounts receivable......................................          84          749          749
  Due from affiliated companies............................         491          624           --
  Other assets.............................................       1,100        5,995        5,995
                                                               --------     --------     --------
          Total current assets.............................       7,528        9,560      276,678
Property and equipment, net................................      20,303       23,950       23,950
Deferred financing costs...................................          --           --       13,500
Restricted cash............................................          --           --       28,250
                                                               --------     --------     --------
          Total assets.....................................    $ 27,831     $ 33,510     $342,378
                                                               ========     ========     ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses....................       8,476        9,654        9,654
  Due to affiliated companies..............................       3,344        6,295           --
  Debt maturing within one year............................          63           29           29
  Other current liabilities................................          24          326          326
                                                               --------     --------     --------
          Total current liabilities........................      11,907       16,304       10,009
Long-term debt, less current portion.......................         499          444      265,444
Pension obligation.........................................           8            8            8
                                                               --------     --------     --------
          Total liabilities................................      12,414       16,756      275,461
Commitments and contingencies
Shareholders' loans........................................      34,863       48,491        6,142
Shareholders' equity
  Common stock, 1,000 Dutch guilders par value (305 shares
     authorized and 80 shares issued and outstanding at
     December 31, 1996 and June 30, 1997; 297,000 shares
     authorized and 174,679 shares issued and outstanding
     on a pro forma basis at June 30, 1997)................          45           45       88,829
  Additional paid-in capital...............................       2,884        2,884        6,612
  Cumulative translation adjustment........................         316       (1,945)      (1,945)
  Accumulated deficit......................................     (22,691)     (32,721)     (32,721)
                                                               --------     --------     --------
          Total shareholders' equity.......................     (19,446)     (31,737)      60,775
                                                               --------     --------     --------
          Total liabilities and shareholders' equity.......    $ 27,831     $ 33,510     $342,378
                                                               ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                               1996         1997
                                                              -------     --------
                                                                 (IN THOUSANDS)
Revenues....................................................  $    --     $    593
                                                              -------     --------
Operating costs and expenses:
  Cost of revenues..........................................    2,251        3,304
  Selling, general and administrative.......................    4,652        6,345
                                                              -------     --------
                                                                6,903        9,649
                                                              -------     --------
Loss from operations........................................   (6,903)      (9,056)
Other income/(expense):
  Interest income/(expense), net............................      300         (569)
  Foreign currency losses...................................     (514)        (405)
                                                              -------     --------
                                                                 (214)        (974)
                                                              -------     --------
Loss before income taxes....................................   (7,117)     (10,030)
Income taxes................................................       --           --
                                                              -------     --------
Net loss....................................................  $(7,117)    $(10,030)
                                                              =======     ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                1996         1997
                                                              --------     --------
                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
  Net loss..................................................  $ (7,117)    $(10,030)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       179          832
     Changes in assets and liabilities:
       Accounts receivable..................................        --         (665)
       Accounts payable and accrued expenses................     4,826        1,178
       Other changes in assets and liabilities..............    (1,040)      (4,595)
                                                              --------     --------
          Net cash used in operating activities.............    (3,152)     (13,280)
INVESTING ACTIVITIES
  Purchases of property and equipment.......................    (5,530)      (4,477)
  Restricted cash...........................................    (6,579)       2,698
                                                              --------     --------
          Net cash used in investing activities.............   (12,109)      (1,779)
FINANCING ACTIVITIES
  Repayment of debt.........................................        (2)         (89)
  Proceeds from shareholders' loans.........................    19,543       13,628
  Due to affiliated companies, net..........................       (23)       2,818
                                                              --------     --------
          Net cash provided by financing activities.........    19,518       16,357
Effect of exchange rate changes on cash and cash
  equivalents...............................................       128       (2,261)
                                                              --------     --------
Net increase (decrease) in cash and cash equivalents........     4,385         (963)
Cash and cash equivalents at beginning of period............     5,784        2,013
                                                              --------     --------
Cash and cash equivalents at end of period..................  $ 10,169     $  1,050
                                                              ========     ========

   The accompanying notes are an integral part of these financial statements.

                           HERMES EUROPE RAILTEL B.V.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

NOTE 1:  FINANCIAL PRESENTATION AND DISCLOSURES

     In the opinion of management, the accompanying unaudited condensed, consolidated financial statements of Hermes Europe Railtel B.V. (the "Company") contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's financial position as of December 31, 1996, June 30, 1997 and pro forma at June 30, 1997 (see Note 3, "Subsequent Events and Pro Forma Adjustments to Balance Sheet"), and the results of operations and cash flows for the periods indicated.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Material intercompany affiliate account transactions have been eliminated; however, other adjustments may have been required had an audit been performed. It is suggested that these financial statements be read in conjunction with the Company's 1996 audited consolidated financial statements and the notes related thereto. The results of operations for six months ended June 30, 1997 may not be indicative of the operating results for the full year.

     The Company intends to become the leading pan-European carriers' carrier by developing and operating a managed, seamless, fiber optic, pan-European network, and providing high quality trans-border transmission services to telecommunications carriers across Europe.

     As of June 30, 1997, the Company was 50% owned by HIT Rail B.V. ("HIT Rail"), a consortium of eleven European railway companies and 50% owned by GTS-Hermes, Inc. ("GTS-Hermes"), a U.S. holding company that is a wholly-owned subsidiary of Global TeleSystems Group, Inc. ("GTS"), a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers through its operation of voice and data networks, international gateways, local access and cellular networks and the provision of various value-added services in markets outside of the United States. In an effort to increase the equity of the Company by means of the contribution of fiber optic cable leases and/or cash by its current owners and individual shareholders of HIT Rail, the Company undertook a recapitalization (the "Recapitalization") during the first quarter of 1997 which is expected to be completed by the end of August 1997 (see Note 3, "Subsequent Events and Pro Forma Adjustments to Balance Sheet").

NOTE 2:  RELATED PARTY TRANSACTIONS

     The Company received financing through shareholders' loans transactions provided by HIT Rail and GTS-Hermes and individual members of HIT Rail. The components of the Company's shareholders' loans are as follows:

                                                             DECEMBER 31,        JUNE 30,
                                                                 1996              1997
                                                             ------------        --------
                                                                    (IN THOUSANDS)
HIT Rail.................................................       $13,999           $13,999
GTS-Hermes...............................................        20,864            28,350
Individual members of HIT Rail...........................            --             6,142
                                                                -------           -------
          Total shareholders' loans......................       $34,863           $48,491
                                                                =======           =======

     The shareholder loans from GTS-Hermes and HIT Rail were converted into shares of the Company's common stock ("Common Stock") on July 7, 1997 as part of the Recapitalization discussed below. The loans from the individual members of HIT Rail are expected to be converted into Common Stock by the end of August 1997 as part of the Recapitalization.

                           HERMES EUROPE RAILTEL B.V.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

NOTE 3:  SUBSEQUENT EVENTS AND PRO FORMA ADJUSTMENTS TO BALANCE SHEET

FINANCING TRANSACTION

     Subsequent to June 30, 1997, the Company initiated a debt offering that is expected to raise $265 million through a series of senior notes due August 15, 2007 ("Senior Notes"). The Senior Notes will be general unsecured obligations of the Company, with interest payable semiannually at a rate of 11.5%. Approximately $56.5 million of the net proceeds of the offering will be held in escrow for the first four semi-annual interest payments commencing in 1998. The offering includes an optional redemption clause that allows the Company to redeem the Senior Notes, in whole or in part, any time on or after August 15, 2002 at specific redemption prices. The Company may also redeem the Senior Notes at a price equal to 111.5% of the principal amount prior to August 15, 2000 with cash proceeds of a public offering that results in gross proceeds of at least $75 million or in certain other circumstances specified in the indenture for the Senior Notes, provided, however, that at least two-thirds of the principal amount of the Senior Notes originally issued remains outstanding after each such redemption. Pursuant to the covenants in the offering, the Company will be required to file a registration statement with the Securities Exchange Commission within 90 days of the closing of the offering.

RECAPITALIZATION

     To increase the equity of the Company by means of the contribution of fiber optic cable leases and/or cash by its current partners and individual shareholders of HIT Rail, the Company expects to complete the Recapitalization by the end of August 1997.

     Pursuant to the Recapitalization, the Company extended rights to subscribe to additional Common Stock to GTS-Hermes, HIT Rail and the eleven individual members of the HIT Rail consortium. HIT Rail and nine of the members of HIT Rail have declined to exercise their rights, while GTS-Hermes and two of the members of HIT Rail have indicated that they intend to exercise their rights.

     The first phase of the Recapitalization was completed on July 7, 1997. As a result, all shareholders' loans from GTS-Hermes and HIT Rail were converted into Common Stock. In addition, GTS-Hermes exercised its right to subscribe to additional Common Stock, resulting in a contribution of ECU 46.0 million (approximately $51.1 million), which will be paid to the Company in cash, net of the Company's outstanding payables to GTS and GTS-Hermes (approximately $5.7 million at June 30, 1997, as reflected in Due to/from affiliated companies on the balance sheet) by September 30, 1997. The ECU 46.0 million obligation has been reflected as paid in the pro forma balance sheet. The first phase of the Recapitalization resulted in the following ownership of the Company.

                                                            CONVERSION OF
                                               SHARES       SHAREHOLDERS'   EXERCISE       SHARES
                                            JUNE 30, 1997       LOANS       OF RIGHTS   JULY 7, 1997
                                            -------------   -------------   ---------   ------------
GTS-Hermes................................       40            50,197        100,395      150,632
HIT Rail..................................       40            24,007             --       24,047
                                                 --            ------        -------      -------
                                                 80            74,204        100,395      174,679
                                                 ==            ======        =======      =======

     In addition, under Dutch law, the Company is required to pay a 1% capital duty tax on all issuances of common stock, which will result in the Company paying a capital duty tax of approximately $0.9 million. The pro forma balance sheet at June 30, 1997 gives effect to the financing transaction and the first phase of the Recapitalization as discussed above.

     The Recapitalization is expected to be completed by the end of August 1997. Additional phases of the Recapitalization are expected to include the conversion of loans of ECU 5.4 million (approximately $6.1 million) advanced to the Company by two of the individual members of HIT Rail, as well as the

                           HERMES EUROPE RAILTEL B.V.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

NOTE 3:  SUBSEQUENT EVENT AND PRO FORMA ADJUSTMENTS
         TO BALANCE SHEET (CONTINUED)
contribution of fiber optic cable leases. If all members of HIT Rail participate in the Recapitalization as anticipated, it will result in the following ownership of the Company:

                                                                                  SHARES AT
                                                    SHARES       ADDITIONAL     COMPLETION OF
                                                 JULY 7, 1997      SHARES      RECAPITALIZATION
                                                 ------------    ----------    ----------------
GTS-Hermes.....................................    150,632             --          150,632
HIT Rail.......................................     24,047             --           24,047
Individual members of HIT Rail.................         --         15,789           15,789
                                                   -------         ------          -------
                                                   174,679         15,789          190,468
                                                   =======         ======          =======

                                                                       EXHIBIT A

                 GLOSSARY OF TELECOMMUNICATIONS INDUSTRY TERMS

     Accounting Rate Mechanism (ARM) -- The current system of bilateral settlement agreements between PTOs under which tariffs for cross-border pan-European-switched voice traffic are determined.

     Add-drop multiplexer (ADM) -- A multiplexer which controls cross connect between individual circuits by software, permitting dynamic cross connect of individual 64 kbps circuits within an E-1 line.

     AMPS -- Advanced Mobile Phone System; the cellular mobile telephone system based on analog technology that is now used in U.S. systems. Each AMPS cell can handle 832 simultaneous conversations.

     Asynchronous Transfer Mode (ATM) -- A switching and transmission technology that is one of general class of packet technologies that relay traffic by way of an address contained within the first five bits of a switching and transmission of mixed voice, data, and video at varying rates. The ATM format can be used by many different information systems, including LANs.

     Bps -- Bits per second; the basic measuring unit of speed in a digital transmission system; the number of bits that a transmission facility can convey between a sending location and a receiving location in one second.

     Backbone -- The through-portions of a transmission network, as opposed to spurs which branch off the through-portions.

     Bandwidth -- The information-carrying capability of a transmission medium is measured by its bandwidth, which is the relative range of frequencies that can be passed without distortion by such medium. Bandwidth is measured in Hertz, but may also be expressed as the number of bits that can be transmitted per second.

     Capacity -- Refers to transmission.

     Carrier -- A provider of communications transmission services by fiber, wire, or radio.

     CCIT -- International Telegraph and Telephone Consultative Committee.

     Closed User Group -- A group of customers with some affiliation with one another and which are treated for regulatory purposes as not being the public.

     Competitive Local Telecommunications Provider -- A company that provides its customers with an alternative to the local telephone company for local transport of private line, special access and transport of switched access telecommunications services. Competitive Local Telecommunications Providers are also referred to in the industry as alternative local telecommunications service providers (ALTS), Competitive Access Providers (CAPs) and Competitive Local Exchange Carriers (CLECs).

     Dark Fiber -- Fiber that lacks the requisite electronic and optronic equipment necessary to use the fiber for transmission.

     Dedicated -- Refers to telecommunications lines dedicated to or reserved for use by particular customers along predetermined routs (in contract to telecommunications lines within the local telephone company's public switched network).

     Digital -- Describes a method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission/switching technologies employ a sequence of discrete, distinct pulses to represent information, as opposed to the continuously variable analog signal.

     E1 -- Data transmission rate of approximately 2 Mbps.

     E3 -- Data transmission rate of approximately 34 Mbps.

     Electrosviaz -- regional telephone company.

     Enhanced Network Services -- Telecommunications services providing digital connectivity, primarily for data applications, via frame relay, ATM, or digital interexchange private line facilities. Enhanced network services also include applications on such networks, including Internet access and other Internet services.

     ERMES -- A standard for a pan-European radio message system sponsored by the EC.

     Eutelsat -- European Telecommunications Satellite Organization; an international satellite organization in which members of the European Union hold an 88% combined investment.

     Frame Relay -- A wide area transport technology that organizes data into units called frames instead of providing fixed bandwidth as with private lines. A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This service is well-suited for connecting local area networks, but is not presently well-suited for voice and video applications due to the variable delays which can occur. Frame Relay was designed to operate at high speeds on modern fiber optic networks.

     Gbps -- Gigabits per second, which is a measurement of speed for digital signal transmission expressed in billions of bits per second.

     Gateway -- A network element interconnecting two otherwise incompatible networks, network nodes, subnetworks or devices; performs a protocol conversion operation across a wide spectrum of communications functions.

     GSM -- Global System for Mobile Communications, formerly known as Groupe Speciale Mobile. GSM began as a pan-European standard for digital cellular systems. The name was changed to reflect the fact that the standard has been adopted by several countries in Asia.

     Hertz -- The unit for measuring the frequency with which an electromagnetic signal cycles through the zero-value state between lowest and highest states. One Hz (Hertz) equals one cycle per second. kHz (kilohertz) stands for thousands of Hertz; MHz (megahertz) stands for millions of Hertz.

     Inmarsat -- The International Maritime Satellite service, which provides mobile communications to ships at sea, aircraft in flight and vehicles on the road.

     Intelsat -- International Telecommunications Satellite Organization; a worldwide consortium of national satellite communications organizations.

     Interconnect -- Connection of a telecommunications device of service to the PSTN.

     Interconnection -- Connection of a piece of telephone equipment to the telephone network, or a data terminal to a data communications network. Also refers to the connection of one communications network to another so that users of one network can communicate with users of another network.

     International Simple Resale -- Refers to the wholesale purchase of IPLCs from facilities-based carriers and the reselling of such capacity to customers for switched telephone service.

     IPLC -- International Private Leased Circuits.

     ISDN (Integrated Services Digital Network) -- ISDN is an internationally agreed standard which, through special equipment, allows two-way, simultaneous voice and data transmission in digital formats over the same transmission line. ISDN permits video conferencing over a single line, for example, and also supports a multitude of value-added switched service applications. ISDN's combined voice and data networking capabilities reduce costs for end users and result in more efficient use of available facilities. ISDN combines standards for highly flexible customer to network signaling with both voice and data within a common facility.

     ITU -- International Telecommunications Union; a United Nations treaty organization whose purpose is to accredit international telecommunications standards. ITU signatories can turn ITU-approved standards into law through international treaties such as the treaties governing use of the radio spectrum for international satellite telecommunications and broadcasting.

     Kbps -- Kilobits per second, which is a measurement of speed for digital signal transmission expressed in thousands of bits per second.

     Local Area Network (LAN) -- The interconnection of computers for the purpose of sharing files, programs and peripheral devices such as printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs. LANs are generally confined to a single customer's premises and may be extended or interconnected to other locations through the use of bridges and routes.

     Local Loop -- The local loop is that portion of the local telephone network that connects the customer's premises to the local exchange provider's central office or switching center. This includes all the facilities starting from the customer premise interface which connects to the inside wiring and equipment at the customer premise to a terminating point within the switching wire center.

     Mbps -- Megabits per second, which is a measurement of speed for digital signal transmission expressed in millions of bits per second.

     Multiplexing -- The use of some means to inter-leave narrow-band or slow-speed data from multiple sources in order to make use of a wide-band or high-speed channel.

     NMT -- Acronym for Nordic Mobile Telephone System, a cellular standard widely used in Northern Europe.

     Nodes -- Locations within the network housing electronic equipment and/or switches which serve as intermediate connection points to send and receive transmission signals.

     PBX/PABX (private branch exchange/private automatic branch exchange) -- A customer operated switch on customer premises, typically used by large businesses with multiple telephone lines.

     Plesiochronous Digital Hierarchy (PDH) -- A method of controlling the timing between transmission and switching systems that is not synchronized but rather relies on highly accurate clocks to minimize the slip rates between switching nodes.

     POCSAG (Postal Office Code Standard Advisory Group) -- A lower-cost paging technology which can be transmitted on ERMES frequency.

     Points of Presence (POPs) -- Locations where a carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that carrier.

     PSTN -- Public switched telecommunications network.

     PTT/PTO -- Postal, Telegraph and Telephone agency/Public Telephony Operators; a government authority or agency that operates the public telecommunications network, and sets standards and policies. PTTs/PTOs are agencies in charge of telecommunications services in many countries, under direct supervision of the national government.

     Public Telecommunications Operator (PTO) -- A licensed telecommunications common carrier.

     Redundant Electronics -- Describes a telecommunications facility using two separate electronic devices to transmit the telecommunications signal so that if one device malfunctions, the signal may continue without interruption.

     Regeneration/amplifier -- Devices which automatically re-transmit or boost signals on an out-bound circuit.

     Route Kilometers -- The number of kilometers along which fiber optic cables are installed.

     Route Mile -- The number of miles along which fiber optic cables are installed.

     SDH -- Synchronous Digital Hierarchy; the international standard for ultra-high-speed broadband fiber-optic, digital transmission networks that use equipment from many different manufacturers and carry a variety of services. The basic communications channel of SDH is a 155.52 Mbps transmission channel that is multiplexed upward.

     STM-1 -- Data transmission rate of approximately 155 Mbps.

     STM-4 -- Data transmission rate of approximately 622 Mbps.

     STM-16 -- Data transmission of approximately 2,488 Mbps.

     STM-64 -- Data transmission rate of approximately 9,952 Mbps.

     Switch -- A mechanical or electronic device that opens or closes circuits or selects the paths or circuits to be used for the transmission of information. Switching is a process of linking different circuits to create a temporary transmission path between users.

     Synchronous Digital Hierarchy (SDH) -- SDH is a set of standards for optical communications transmission systems that define optical rates and formats, signal characteristics, performance, management and maintenance information to be embedded within the signals and the multiplexing techniques to be employed in optical communications transmission systems. SDH facilitates the interoperability of dissimilar vendors' equipment and benefits customers by minimizing the equipment necessary for telecommunications applications. SDH also improves the reliability of the local loop connecting customers' premises to the local exchange provider, historically one of the weakest links in the service delivery.

     TCP/IP -- Transmission Control Protocol/Internet Protocol; an "open" standard operating and interface protocol for federal government local area networks that use devices from multiple vendors. TCP/IP, first developed by the U.S. Defense Department, has been adopted by some academic and business institutions who deal regularly with the federal government.

     Trunk -- A telephone circuit with a switch at both ends. A trunk may connect two central office switches, or two PBXs, or a PBX and a central office switch.

     VSAT -- Very Small Aperture Terminal; a satellite communications technology that employs frequencies in the Ku band or C band and very small receiving dishes. VSAT systems employ satellite transponders; the receiving dishes may be leased or owned by the VSAT user.

     Wavelength Division Multiplexing (WDM) -- A multiplexing technique allowing multiple different signals to be carried simultaneously on a fiber by allocating resources according to frequency on non-overlapping frequency bands.

     X.25 -- A CCITT standard governing the interface between data terminals and data circuit termination equipment for terminals on packet-switched data networks.

             ======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDER-WRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                             ---------------------
                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary.....................    1
Risk Factors...........................   10
Use of Proceeds........................   24
Dividend Policy........................   24
Dilution...............................   25
Capitalization.........................   26
Selected Historical Consolidated
  Financial Data.......................   27
Unaudited Selected Historical Financial
  Data -- Combined Operations..........   28
Unaudited Selected Historical Financial
  Data -- Combining Operations: Detail
  Review...............................   29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   35
Business...............................   49
Management.............................   96
Executive Compensation and Other
  Information..........................  101
Certain Related Party Transactions.....  107
Principal Stockholders.................  108
Description of Certain Indebtedness....  109
Description of Capital Stock...........  112
Shares Eligible for Future Sale........  114
Certain United States Federal Tax
  Consequences to Non-U.S.
  Stockholders.........................  115
Underwriting...........................  117
Legal Matters..........................  119
Experts................................  120
Index to Financial Statements..........  F-1
Exhibit A -- Glossary of
  Telecommunications Industry Terms....  A-1

                             ---------------------
  UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================

             ======================================================
                                                 SHARES
                     [GLOBAL TELESYSTEMS GROUP, INC. LOGO]
                         GLOBAL TELESYSTEMS GROUP, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                              MERRILL LYNCH & CO.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                 UBS SECURITIES

                                LEHMAN BROTHERS

                                  FURMAN SELZ
                                           , 1997

             ======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   INTERNATIONAL PROSPECTUS -- ALTERNATE PAGE
                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED             , 1997
PROSPECTUS
                                             SHARES
                         GLOBAL TELESYSTEMS GROUP, INC.

                                  COMMON STOCK
[GLOBAL TELESYSTEMS GROUP, INC. LOGO]
                             ---------------------

     All of the shares of Common Stock, par value $.0001 per share (the "Common Stock"), offered hereby (the "Offering") are being offered by Global TeleSystems
Group, Inc. (the "Company"). Of the           shares of Common Stock offered
hereby,        shares are being offered outside the United States and Canada
(the "International Offering") and        shares are being offered in the United
States and Canada (the "U.S. Offering" and, together with the International Offering, the "Offerings"). The initial offering price and the aggregate underwriting discount per share are identical for both offerings. See "Underwriting."

     Prior to the Offerings, there has been no public market for the Common Stock. Application will be made for quotation of the Common Stock on the Nasdaq
National Market under the symbol "GTSG" and for listing on the        Stock
Exchange.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=============================================================================================================
                                           PRICE TO               UNDERWRITING             PROCEEDS TO
                                            PUBLIC                DISCOUNT(1)               COMPANY(2)
-------------------------------------------------------------------------------------------------------------
Per Share.........................            $                        $                        $
-------------------------------------------------------------------------------------------------------------
Total(3)..........................            $                        $                        $
=============================================================================================================

(1) The Company has agreed to indemnify the several Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated to be
    $          .

(3) The Company has granted to the International Managers and the U.S. Underwriters options, exercisable within 30 days of the date hereof, to
    purchase up to an additional        and        additional shares of Common
    Stock, respectively solely to cover over-allotments, if any. See "Underwriting." If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to the Company will be
    $          , $          and $          , respectively.
                             ---------------------

            MERRILL LYNCH & CO. IS THE BOOKRUNNER OF THE OFFERINGS.
                             ---------------------

            GLOBAL COORDINATOR                       CO-GLOBAL COORDINATOR
           MERRILL LYNCH & CO.                           UBS SECURITIES

                             ---------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or
about             , 1997.
                             ---------------------

MERRILL LYNCH INTERNATIONAL                                          UBS LIMITED

DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION

                                LEHMAN BROTHERS
                                                                     ING BARINGS
                             ---------------------

               The date of this Prospectus is             , 1997.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an international purchase agreement (the "International Purchase Agreement") among the Company and each of the underwriters named below (the "International Managers") and concurrently
with the sale of           shares of Common Stock to the U.S. Underwriters (as
defined below), the Company has agreed to sell to each of the International Managers, and each of the International Managers for whom Merrill Lynch International ("Merrill Lynch"), UBS Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and ING Bank N.V. are acting as representatives (the "International Representatives"), has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.

                                                               NUMBER
                                                              OF SHARES
                   INTERNATIONAL MANAGERS                     ---------
Merrill Lynch International.................................
UBS Limited.................................................
Donaldson, Lufkin & Jenrette Securities Corporation.........
Lehman Brothers Inc. .......................................
ING Bank N.V................................................

             Total..........................................

     The Company has also entered into a U.S. purchase agreement (the "U.S. purchase agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, UBS Securities LLC, Lehman Brothers Inc. and Furman Selz LLC are acting as representatives (the "U.S. Representatives"). Subject to the terms and conditions set forth in the U.S.
Purchase Agreement, and concurrently with the sale of        shares of Common
Stock to the International Managers pursuant to the International Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S.
Underwriters severally have agreed to purchase, an aggregate of        shares of
Common Stock. The initial public offering price per share and the underwriting discount per share of Common Stock are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

     In each Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all the shares of Common Stock offered hereby, if any are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated. The sale of Common Stock to the U.S. Underwriters is conditioned upon the sale of shares of Common Stock to the International Managers, and vice versa.

     The Company has appointed Merrill Lynch & Co. as Global Coordinator and UBS Securities LLC as Co-Global Coordinator of the Offerings. Merrill Lynch & Co. is the bookrunner of the Offerings.

     The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price set forth on the cover page of this Prospectus, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to U.S. persons or Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

     The International Representatives have advised the Company that the International Managers propose initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in
excess of $          per share of Common Stock. The International Managers may
allow, and such dealers may allow, a discount not in excess of $          per
share of Common Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Company, its directors, executive officers and certain stockholders have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for any shares of Common Stock, or request the filing of any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise without the prior written consent of Merrill Lynch, on behalf of the Underwriters, for a period of 180 days after the date of this Prospectus. In addition, all existing stockholders have agreed not to make any demand for or exercise any rights with respect to the registration of Common Stock and have waived all rights (including demand and "piggyback" registration rights) to register securities owned by them for such 180 day period and rights to purchase additional shares of Common Stock in connection with the Offerings. See "Shares Eligible for Future Sale."

     The Company has granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase up to an
aggregate of           additional shares of Common Stock at the initial public
offering price set forth on the cover page of this Prospectus, less the underwriting discount. The International Managers may exercise this option only to cover over-allotments, if any, made on the sale of the Common Stock offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such International Manager's initial amount reflected in the foregoing table. The Company has also granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an additional shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to International Managers.

     Prior to the Offerings, there has been no public market for the Common Stock. The initial public offering price for the Common Stock has been determined through negotiations between the Company and the U.S. Representatives. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, are the financial and operating history and condition of the Company, an assessment of the Company's business and financial prospects, the Company's management, the prospects for the industry in which the Company operates and the recent market prices of securities of companies in industries similar to that of the Company. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the offering made hereby at or above the initial public offering price.

     The Company has agreed to indemnify the International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters do not intend to confirm sales of Common Stock offered hereby to any accounts over which they exercise discretionary authority.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the U.S. Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offerings, (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the

U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the

Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Company nor any of the U.S. Underwriters makes any representation or prediction, however, as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     Application will be made to list the Common Stock on the Nasdaq National
Market under the symbol "GTSG" and for listing on the              Stock
Exchange.

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform financial advisory and other investment banking services to the Company and its affiliates. In connection with rendering such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Shearman & Sterling, New York, New York and for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

     The financial statements of Global TeleSystems Group, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report appearing elsewhere herein.

     The financial statements of EDN Sovintel as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Ernst & Young (CIS) Ltd., independent auditors as set forth in their report appearing elsewhere herein.

     The financial statements of Hermes Europe Railtel B.V. as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, included in this Prospectus have been audited by Ernst & Young Reviseurs d'Entreprises S.C.C., independent auditors as set forth in their report appearing elsewhere herein.

                        EXECUTIVE OFFICE OF THE COMPANY

                         GLOBAL TELESYSTEMS GROUP, INC.
                              1751 Pinnacle Drive
                             McLean, Virginia 22102

                              INDEPENDENT AUDITORS
                               ERNST & YOUNG, LLP
                           1225 Connecticut Ave., NW
                             Washington, D.C. 20036

                                 LEGAL ADVISERS

                                 to the Company

                              SHEARMAN & STERLING
                              599 Lexington Avenue
                         New York, New York 10022-6069

                                 as to CIS law
                                COUDERT BROTHERS
                              1627 I Street, N.W.
                             Washington, D.C. 20006

                              to the Underwriters

                            CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005

               REGISTRAR AND PRINCIPAL PAYING AND TRANSFER AGENT
                              THE BANK OF NEW YORK
                                One Wall Street
                            New York, New York 10286

                   INTERNATIONAL PROSPECTUS -- ALTERNATE PAGE

             ------------------------------------------------------

             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                             ---------------------
                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary.....................    1
Risk Factors...........................   10
Use of Proceeds........................   24
Dividend Policy........................   24
Dilution...............................   25
Capitalization.........................   26
Selected Historical Consolidated
  Financial Data.......................   27
Unaudited Selected Historical Financial
  Data -- Combined Operations..........   28
Unaudited Selected Historical Financial
  Data -- Combining Operations: Detail
  Review...............................   29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   35
Business...............................   49
Management.............................   96
Executive Compensation and Other
  Information..........................  101
Certain Related Party Transactions.....  107
Principal Stockholders.................  108
Description of Certain Indebtedness....  109
Description of Capital Stock...........  112
Shares Eligible for Future Sale........  114
Certain United States Federal Tax
  Consequences to Non-U.S.
  Stockholders.........................  115
Underwriting...........................  117
Legal Matters..........................  119
Experts................................  119
Index to Financial Statements..........  F-1
Exhibit A -- Glossary of
  Telecommunications Industry Terms....  A-1

                             ---------------------
  UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================

             ======================================================
                                                 SHARES
                     [GLOBAL TELESYSTEMS GROUP, INC. LOGO]
                         GLOBAL TELESYSTEMS GROUP, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                          MERRILL LYNCH INTERNATIONAL

                                  UBS LIMITED

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                LEHMAN BROTHERS

                                  ING BARINGS
                                           , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the offering of the securities being hereby registered.

                            ITEM
                            ----
SEC Registration Fee........................................  $69,697
NASD Filing Fee.............................................   23,500
Nasdaq National Market Listing Fee..........................     *
Blue Sky Fees and Expenses..................................     *
Transfer Agent and Registrar Fees...........................     *
Accounting Fees and Expenses................................     *
Legal Fees and Expenses.....................................     *
Printing and Mailing Expenses...............................     *
Miscellaneous...............................................     *
                                                              -------
          TOTAL.............................................  $
                                                              =======

---------------

* To be provided by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation (the "Certificate") provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The Certificate and the Company's By-Laws further provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years the Company issued securities which were not registered under the Securities Act of 1933, as amended (the "Securities Act") as follows:

     On March 13, 1995, the Company issued 266,667 shares of common stock, par value $0.0001 per share, pursuant to a stock purchase agreement. The shares were issued to CIBV Liquidating B.V., a closed company with limited liability organized under the laws of the Netherlands. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On June 21, 1995, the Company issued 3,393,917 shares of common stock, par value $0.0001 per share, at a purchase price of $13.50 per share, for an aggregate offering price of $45.8 million, pursuant to a stock purchase agreement. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On January 19, 1996, and June 6, 1996, the Company granted affiliates of George Soros an aggregate of 2,962,962 warrants, each warrant to purchase one share of common stock, par value $0.0001 per share, at an exercise price of $15.40 per share. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On February 2, 1996, the Company granted affiliates of Capital Research International an aggregate of 2,222,222 warrants, each warrant to purchase one share of common stock, par value $0.0001 per share, at an exercise price of $15.40 per share. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On July 23, 1996, July 31, 1996, August 8, 1996, August 22, 1996 and
September 12, 1996 the Company issued an aggregate of 5,565,688 shares of common stock, par value $0.0001 per share, at a purchase price of $20.00 per share, for an aggregate offering price of $111 million, pursuant to a stock purchase agreement. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On July 14, 1997 and July 31, 1997, the Company issued an aggregate $141,295,000 of its Senior Subordinated Convertible Bonds due 2000, convertible into the common stock, par value $0.0001 per share, at a purchase price of 100%, pursuant to a subscription agreement. UBS Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co. acted as managers in the offering and the aggregate discount was $5,651,800. The securities were sold to a limited number of qualified institutional buyers as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States. Exemption from registration was claimed under Rule 144A and Regulation S of the Securities Act.

     On August 15, 1997, August 29, 1997 and September 5, 1997, the Company issued an aggregate 1,668,457 shares of common stock, par value $0.0001 per share, at a purchase price of $23.50 per share, for an aggregate offering price of $39.3 million, pursuant to a stock purchase agreement. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On August 29, 1997, the Company issued $2.9 million of its Senior Subordinated Convertible Bonds due 2000, convertible into the common stock, par value $0.0001 per share, at a purchase price of 100%. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS

     (a) Exhibits:

     The following is a list of exhibits filed as a part of this registration statement.

   1.1***    --   Form of U.S. Purchase Agreement
   1.2***    --   Form of International Purchase Agreement
   3.1*      --   Certificate of Incorporation of SFMT, Inc.
   3.2*      --   Certificate of Correction to the Certificate of
                  Incorporation of SFMT, Inc., filed with the Delaware
                  Secretary of State on October 8, 1993
   3.3*      --   Certificate of Ownership and Merger Merging San
                  Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed with the Delaware Secretary of State on November 3, 1993
   3.4*      --   Certificate of Amendment to the Certificate of Incorporation
                  of SFMT, Inc., filed with the Delaware Secretary of State on
                  January 12, 1995
   3.5*      --   Certificate of Amendment to the Certificate of Incorporation
                  of SFMT, Inc., filed with the Delaware Secretary of State on
                  February 22, 1995
   3.6*      --   Certificate of Amendment to the Certificate of Incorporation
                  of Global TeleSystems Group, Inc., filed with the Delaware
                  Secretary of State on October 16, 1996
   3.7*      --   By-laws of SFMT, Inc.
   4.1***    --   Specimen Stock Certificate for Common Stock of the
                  Registrant
   4.2***    --   Indenture dated as of July 14, 1997 between the Company and
                  The Bank of New York (including the form of Senior
                  Subordinated Convertible Bond due 2000 as an exhibit
                  thereto)
   4.3***    --   Registration Rights Agreement, dated as of July 14, 1997,
                  between Global TeleSystems Group, Inc. and UBS Securities
                  LLC.
   4.4*      --   Indenture dated as of August 19, 1997 between Hermes Europe
                  Railtel B.V. and The Bank of New York (including the form of
                  11 1/2% Senior Note due 2007 as an exhibit thereto)
   4.5***    --   Registration Rights Agreement dated as of August 19, 1997
                  between Hermes Europe Railtel B.V. and Donaldson, Lufkin &
                  Jenrette Securities Corporation, UBS Securities LLC, and
                  Lehman Brothers, Inc.
   5.1***    --   Form of Opinion of Shearman & Sterling respecting the Common
                  Stock registered hereby
  10.1***    --   Senior Note Purchase Agreement, dated as of January 19,
                  1996, among Global TeleSystems Group, Inc., The Open Society
                  Institute and Chatterjee Fund Management, L.P.
  10.2*      --   Registration Rights Letter Agreement, dated as of January
                  19, 1996, among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.
  10.3*      --   Warrant Agreement, dated as of January 19, 1996, among
                  Global TeleSystems Group, Inc., The Open Society Institute
                  and Chatterjee Fund Management, L.P.
  10.4*      --   Joint Venture Letter Agreement, dated January 19, 1996,
                  among Global TeleSystems Group, Inc., The Open Society
                  Institute and Chatterjee Fund Management, L.P.
  10.5***    --   Senior Note Purchase Agreement, dated as of June 6, 1996,
                  among the Company, The Open Society Institute, Winston
                  Partners II LDC and Winston Partners II LLC
  10.6*      --   Registration Rights Letter Agreement, dated June 6, 1996,
                  among the Company, The Open Society Institute, Winston
                  Partners II LDC and Winston Partners II LLC
  10.7*      --   Warrant Agreement, dated as of June 6, 1996, between Global
                  TeleSystems Group, Inc., The Open Society Institute, Winston
                  Partners II LDC and Winston Partners II LLC

  10.8***    --   Senior Note Purchase Agreement, dated as of February 2,
                  1996, between Global TeleSystems Group, Inc. and Emerging
                  Markets Growth Fund, Inc.
  10.9*      --   Registration Rights Letter Agreement, dated as February 2,
                  1996, between Global TeleSystems Group, Inc. and Emerging
                  Markets Growth Fund, Inc.
  10.10*     --   Warrant Agreement, dated as of February 2, 1996, between
                  Global TeleSystems Group, Inc. and Emerging Markets Growth
                  Fund, Inc.
  10.11***   --   Senior Note Purchase Agreement, dated as of February 2,
                  1996, between the Company and Capital International Emerging
                  Markets Funds
  10.12*     --   Registration Rights Letter Agreement, dated as February 2,
                  1996, between Global TeleSystems Group, Inc. and Capital
                  International Emerging Markets Funds
  10.13*     --   Warrant Agreement, dated as of February 2, 1996, between
                  Global TeleSystems Group, Inc. and Capital International
                  Emerging Markets Funds
  10.14*     --   Global TeleSystems Group, Inc. Non-Employee Directors' Stock
                  Option Plan
  10.15*     --   GTS-Hermes, Inc. 1994 Stock Option Plan
  10.16*     --   Restricted Stock Grant letter, dated as of January 1, 1995
  10.17*     --   Employment Agreement dated as of January 1995 between SFMT,
                  Inc. and Jan Loeber
  10.18*     --   Employment Agreement dated as of April 1996 between GTS
                  Group, Inc. and Louis Toth
  10.19*     --   Employment Agreement dated as of April 1996 between GTS
                  Group, Inc. and Gerald W. Thames
  10.20*     --   Employment Agreement dated as of April 1996 between GTS
                  Group, Inc. and Raymond J. Marks
  10.21*     --   Employment Agreement dated as of April 1996 between GTS
                  Group, Inc. and Henry Radzikowski
  10.22*     --   SFMT, Inc. Equity Compensation Plan
  10.23*     --   Form of Non-Statutory Stock Option Agreement
  10.24*     --   Amended and Restated 1992 Stock Option Plan of Global
                  TeleSystems Group Inc. dated as of January 16, 1997
  10.25*     --   GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                  Option Grant
  11.1***    --   Statement regarding computation of per share earnings
  21.1*      --   List of Subsidiaries of the Registrant
  23.1***    --   Consent of Shearman & Sterling (included in its opinion
                  delivered under Exhibit No. 5.1)
  23.2*      --   Consent of Ernst & Young LLP, Ernst & Young (CIS) Ltd., and
                  Ernst & Young Reviseurs d'Entreprises S.C.C.
  24.1*      --   Powers of Attorney (included on signature page to this
                  registration statement)
  27.1*      --   Financial Data Schedule extracted from 12/31/96 audited
                  financial statements
  27.2*      --   Financial Data Schedule extracted from 6/30/97 unaudited
                  financial statements

---------------

* Filed herewith.

** Previously filed.

*** To be filed by amendment.

     (b) Financial Statements and Schedules:

     (1) Financial Statements

     The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

     (2) Schedules

     The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under

"Item 14 -- Indemnification of Directors and Officers" hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in forms of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 26th day of September, 1997.

                                            GLOBAL TELESYSTEMS GROUP, INC.

                                            By:   /s/ WILLIAM H. SEIPPEL
                                              ----------------------------------
                                              Name: William H. Seippel
                                              Title: Executive Vice President
                                                     and
                                                 Chief Financial Officer

     We, the undersigned officers and directors of Global TeleSystems Group, Inc. hereby severally constitute and appoint Gerald W. Thames, William H. Seippel, and Alan Krenek, and each of them, with full power of substitution, our true and lawful attorney with full power to him singly to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Global TeleSystems Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of September, 1997.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ GERALD W. THAMES                   President, Chief Executive    September 26, 1997
-----------------------------------------------------    Officer and Director
                  Gerald W. Thames                       (principal executive
                                                         officer)


               /s/ WILLIAM H. SEIPPEL                  Executive Vice President of   September 26, 1997
-----------------------------------------------------    Finance and Chief
                 William H. Seippel                      Financial Officer
                                                         (principal financial and
                                                         accounting officer)

                 /s/ ALAN B. SLIFKA                    Chairman of the Board of      September 26, 1997
-----------------------------------------------------    Directors
                   Alan B. Slifka

                 /s/ GARY GLADSTEIN                    Director                      September 26, 1997
-----------------------------------------------------
                   Gary Gladstein

                 /s/ MICHAEL GREELEY                   Director                      September 26, 1997
-----------------------------------------------------
                   Michael Greeley

                /s/ BERNARD MCFADDEN                   Director                      September 26, 1997
-----------------------------------------------------
                  Bernard McFadden

               /s/ STEWART J. PAPERIN                  Director                      September 26, 1997
-----------------------------------------------------
                 Stewart J. Paperin

                  /s/ W. JAMES PEET                    Director                      September 26, 1997
-----------------------------------------------------
                    W. James Peet

                  /s/ JEAN SALMONA                     Director                      September 26, 1997
-----------------------------------------------------
                    Jean Salmona

                /s/ MORRIS A. SANDLER                  Director                      September 26, 1997
-----------------------------------------------------
                  Morris A. Sandler

                   /s/ JOEL SCHATZ                     Director                      September 26, 1997
-----------------------------------------------------
                     Joel Schatz

                  /s/ ADAM SOLOMON                     Director                      September 26, 1997
-----------------------------------------------------
                    Adam Solomon

                                 EXHIBIT INDEX

                                                                              SEQUENTIALLY
EXHIBIT                                                                         NUMBERED
 NUMBER                                 DESCRIPTION                               PAGE
-------                                 -----------                           ------------
 1.1***    --   Form of U.S. Purchase Agreement.............................
 1.2***    --   Form of International Purchase Agreement....................

 3.1*      --   Certificate of Incorporation of SFMT, Inc...................
 3.2*      --   Certificate of Correction to the Certificate of
                Incorporation of SFMT, Inc., filed with the Delaware
                Secretary of State on October 8, 1993.......................
 3.3*      --   Certificate of Ownership and Merger Merging San
                Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed with the Delaware Secretary of State on November 3, 1993.........
 3.4*      --   Certificate of Amendment to the Certificate of Incorporation
                of SFMT, Inc., filed with the Delaware Secretary of State on
                January 12, 1995............................................
 3.5*      --   Certificate of Amendment to the Certificate of Incorporation
                of SFMT, Inc., filed with the Delaware Secretary of State on
                February 22, 1995...........................................
 3.6*      --   Certificate of Amendment to the Certificate of Incorporation
                of Global TeleSystems Group, Inc., filed with the Delaware
                Secretary of State on October 16, 1996......................
 3.7*      --   By-laws of SFMT, Inc........................................
 4.1***    --   Specimen Stock Certificate for Common Stock of the
                Registrant..................................................
 4.2***    --   Indenture dated as of July 14, 1997 between the Company and
                The Bank of New York (including the form of Senior
                Subordinated Convertible Bond due 2000 as an exhibit
                thereto)....................................................
 4.3***    --   Registration Rights Agreement, dated as of July 14, 1997,
                between Global TeleSystems Group, Inc. and UBS Securities
                LLC.........................................................
 4.4*      --   Indenture dated as of August 19, 1997 between Hermes Europe
                Railtel B.V. and The Bank of New York (including the form of
                11 1/2% Senior Note due 2007 as an exhibit thereto).........
 4.5***    --   Registration Rights Agreement dated as of August 19, 1997
                between Hermes Europe Railtel B.V. and Donaldson, Lufkin &
                Jenrette Securities Corporation, UBS Securities LLC, and
                Lehman Brothers, Inc........................................
 5.1***    --   Form of Opinion of Shearman & Sterling respecting the Common
                Stock registered hereby.....................................
10.1***    --   Senior Note Purchase Agreement, dated as of January 19,
                1996, among Global TeleSystems Group, Inc., The Open Society
                Institute and Chatterjee Fund Management, L.P...............
10.2*      --   Registration Rights Letter Agreement, dated as of January
                19, 1996, among Global TeleSystems Group, Inc., The Open
                Society Institute and Chatterjee Fund Management, L.P.......
10.3*      --   Warrant Agreement, dated as of January 19, 1996, among
                Global TeleSystems Group, Inc., The Open Society Institute
                and Chatterjee Fund Management, L.P.........................
10.4*      --   Joint Venture Letter Agreement, dated January 19, 1996,
                among Global TeleSystems Group, Inc., The Open Society
                Institute and Chatterjee Fund Management, L.P...............
10.5***    --   Senior Note Purchase Agreement, dated as of June 6, 1996,
                among the Company, The Open Society Institute, Winston
                Partners II LDC and Winston Partners II LLC.................
10.6*      --   Registration Rights Letter Agreement, dated June 6, 1996,
                among the Company, The Open Society Institute, Winston
                Partners II LDC and Winston Partners II LLC.................

                                                                              SEQUENTIALLY
EXHIBIT                                                                         NUMBERED
 NUMBER                                 DESCRIPTION                               PAGE
-------                                 -----------                           ------------
10.7*      --   Warrant Agreement, dated as of June 6, 1996, between Global
                TeleSystems Group, Inc., The Open Society Institute, Winston
                Partners II LDC and Winston Partners II LLC.................
10.8***    --   Senior Note Purchase Agreement, dated as of February 2,
                1996, between Global TeleSystems Group, Inc. and Emerging
                Markets Growth Fund, Inc....................................
10.9*      --   Registration Rights Letter Agreement, dated as February 2,
                1996, between Global TeleSystems Group, Inc. and Emerging
                Markets Growth Fund, Inc....................................
10.10*     --   Warrant Agreement, dated as of February 2, 1996, between
                Global TeleSystems Group, Inc. and Emerging Markets Growth
                Fund, Inc...................................................
10.11***   --   Senior Note Purchase Agreement, dated as of February 2,
                1996, between the Company and Capital International Emerging
                Markets Funds...............................................
10.12*     --   Registration Rights Letter Agreement, dated as February 2,
                1996, between Global TeleSystems Group, Inc. and Capital
                International Emerging Markets Funds........................
10.13*     --   Warrant Agreement, dated as of February 2, 1996, between
                Global TeleSystems Group, Inc. and Capital International
                Emerging Markets Funds......................................
10.14*     --   Global TeleSystems Group, Inc. Non-Employee Directors' Stock
                Option Plan.................................................
10.15*     --   GTS-Hermes, Inc. 1994 Stock Option Plan.....................
10.16*     --   Restricted Stock Grant letter, dated as of January 1,
                1995........................................................
10.17*     --   Employment Agreement dated as of January 1995 between SFMT,
                Inc. and Jan Loeber.........................................
10.18*     --   Employment Agreement dated as of April 1996 between GTS
                Group, Inc. and Louis Toth..................................
10.19*     --   Employment Agreement dated as of April 1996 between GTS
                Group, Inc. and Gerald W. Thames............................
10.20*     --   Employment Agreement dated as of April 1996 between GTS
                Group, Inc. and Raymond J. Marks............................
10.21*     --   Employment Agreement dated as of April 1996 between GTS
                Group, Inc. and Henry Radzikowski...........................
10.22*     --   SFMT, Inc. Equity Compensation Plan.........................
10.23*     --   Form of Non-Statutory Stock Option Agreement................
10.24*     --   Amended and Restated 1992 Stock Option Plan of Global
                TeleSystems Group Inc. dated as of January 16, 1997.........
10.25*     --   GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                Option Grant................................................
11.1***    --   Statement regarding computation of per share earnings.......
21.1*      --   List of Subsidiaries of the Registrant......................
23.1***    --   Consent of Shearman & Sterling (included in its opinion
                delivered under Exhibit No. 5.1)............................
23.2*      --   Consent of Ernst & Young LLP, Ernst & Young (CIS) Ltd., and
                Ernst & Young Reviseurs d'Entreprises S.C.C.................
24.1*      --   Powers of Attorney (included on signature page to this
                registration statement).....................................
27.1*      --   Financial Data Schedule extracted from 12/31/96 audited
                financial statements........................................
27.2*      --   Financial Data Schedule extracted from 6/30/97 unaudited
                financial statements........................................

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* Filed herewith.

** Previously filed.

*** To be filed by amendment.